PROSPECTUS SUPPLEMENT

(to Prospectus dated April 3, 2007)

$790,826,000

(Approximate)

NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-B

Nationstar Home Equity Loan Trust 2007-B

(Issuing Entity)

Nationstar Mortgage LLC
(Sponsor, Originator and Servicer)

Nationstar Funding LLC
(Depositor)

We are offering pursuant to this prospectus supplement and the accompanying prospectus:

Offered Certificates	Principal Balance(1)	Certificate Rate(2)	Price to Public (% of Principal Balance)	Underwriting Fee (% of Principal Balance)	Proceeds to Depositor(3) (% of Principal Balance)
Class 1-AV-1	$235,626,000	One-month LIBOR plus 0.220%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class 2-AV-1	$177,376,000	One-month LIBOR plus 0.120%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class 2-AV-2	$110,305,000	One-month LIBOR plus 0.180%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class 2-AV-3	$43,897,000	One-month LIBOR plus 0.250%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class 2-AV-4	$60,176,000	One-month LIBOR plus 0.320%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class M-1	$39,395,000	One-month LIBOR plus 0.410%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class M-2	$38,556,000	One-month LIBOR plus 0.470%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class M-3	$14,668,000	One-month LIBOR plus 0.570%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class M-4	$18,859,000	One-month LIBOR plus 0.950%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class M-5	$10,058,000	One-month LIBOR plus 1.250%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class M-6	$10,478,000	One-month LIBOR plus 1.600%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class M-7	$9,639,000	One-month LIBOR plus 2.500%, subject to an interest rate cap.	100.00000%	0.240%	99.76000%
Class M-8	$9,639,000	One-month LIBOR plus 2.500%, subject to an interest rate cap.	90.53125%	0.000%	90.53125%
Class M-9	$12,154,000	One-month LIBOR plus 2.500%, subject to an interest rate cap.	80.68750%	0.000%	80.68750%
(1) Principal balances subject to variance of plus or minus 5%.

(2)

The certificate rate on each class of certificates will increase for each interest period after the servicer first fails to exercise its clean-up call option.  Additional information regarding the amount of the increase for each class and the interest rate cap for each class is included under “SUMMARY” in this prospectus supplement.

(3) Does not reflect accrued interest or issuance expenses.

The Certificates

•

Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, on the next business day.  The first scheduled distribution date is May 25, 2007.

•

The certificates currently have no trading market.

•

The trust will also issue the Class X-IO, Class P and Class R certificates, which are not offered hereby.

•

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates will be senior certificates.

•

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates will be subordinate to, and provide credit enhancement for, the senior certificates.  Each class of Class M certificates having a higher numerical designation will be subordinate to, and provide credit enhancement for, each class of Class M certificates having a lower numerical designation.

•

Credit enhancement for the certificates also includes overcollateralization to be maintained over time from the application of excess interest collections, if any, on the home equity loans as accelerated distributions of principal on the certificates.

•

The certificates (other than the Class M-8 and Class M-9 certificates) will also have the benefit of an interest rate swap agreement pursuant to which The Royal Bank of Scotland plc will agree to pay to the issuing entity a monthly floating rate payment (in exchange for the issuing entity’s agreement to pay The Royal Bank of Scotland plc a monthly fixed rate payment) as described in this prospectus supplement.

Consider carefully the risk factors beginning on page S-23 in this prospectus supplement.  The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The underwriters listed below will purchase the underwritten certificates (which will exclude the Class M-8 and Class M-9 certificates) from the depositor on a firm commitment basis and offer them to you, subject to certain conditions.  Total proceeds to the depositor with respect to such underwritten certificates are expected to be approximately $767,256,155 excluding accrued interest, and before deducting issuance expenses payable by the depositor, estimated to be $600,000.  The Class M-8 and Class M-9 certificates will not be purchased by the underwriters and will be transferred to Nationstar Mortgage LLC on or about April 19, 2007 as partial consideration for the sale of the home equity loans to the depositor.  See “Underwriting” in this prospectus supplement. We expect that delivery of the offered certificates will be made in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about April 19, 2007.

RBS GREENWICH CAPITAL

MERRILL LYNCH & CO.

CITI

April 4, 2007

Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•

the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

•

this prospectus supplement, which describes the specific terms of your certificates.

You should rely primarily on the description of your certificates in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.  Each below annex and schedule is incorporated by reference into this prospectus supplement.

For your convenience, we include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find related information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of the prospectus supplement.

TABLE OF CONTENTS

Caption

Page

Summary

S-3

Risk Factors

S-23

Description of the Home Equity Loans

S-45

Prepayment and Yield Considerations

S-55

Formation of The Issuing Entity and Issuing Entity Property

S-61

Legal Proceedings

S-62

Description of the Certificates

S-63

Use of Proceeds

S-98

Certain Federal Income Tax Considerations

S-98

Certain State Tax Considerations

S-102

ERISA Considerations

S-102

Legal Investment Considerations

S-104

Underwriting

S-105

Legal Matters

S-107

Ratings

S-107

Annex A - Global Clearance, Settlement and Tax Documentation Procedures

A-1

Annex B - Home Equity Loan Statistics

B-1

Annex C - Assumed Home Equity Loan Characteristics

C-1

Annex D - Decrement Tables

D-1

Schedule I

I-1

Prospectus Supplement

1

Reports to Holders

1

Introduction

2

The Depositor

2

The Sponsor, the Seller and the Servicer

2

Description of the Securities

12

The Issuing Entities

20

Accounts

23

Enhancement

26

The Agreements

28

Certain Legal Aspects of the Home Equity Loans

45

Use of Proceeds

52

Federal Income Tax Consequences

52

State Tax Consequences

74

ERISA Considerations

74

Legal Investment

80

Plan Of Distribution

80

Legal Matters

81

Where You Can Find More Information

81

Incorporation Of Certain Documents By Reference

82

SUMMARY OF PARTIES TO THE TRANSACTION*

NATIONSTAR HOME EQUITY LOAN TRUST 2007-B
PAYMENT FLOWS AND DELIVERIES

SUMMARY

•

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the offered certificates, you should read carefully this entire prospectus supplement and the accompanying prospectus.

•

This summary provides an overview to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the accompanying prospectus.

•

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “INDEX OF DEFINED TERMS” beginning on page S-109 in this prospectus supplement.

Issuing Entity

•

Nationstar Home Equity Loan Trust 2007-B, a New York common law trust.

Sponsor

•

Nationstar Mortgage LLC, a Delaware limited liability company.  Nationstar Mortgage LLC is sometimes referred to in this prospectus supplement as “Nationstar Mortgage.”

Depositor

•

Nationstar Funding LLC, a Delaware limited liability company and wholly owned subsidiary of Nationstar Mortgage.

Originator

•

All of the home equity loans have been originated by Nationstar Mortgage, by an affiliate of Nationstar Mortgage or by a broker for simultaneous assignment to Nationstar Mortgage or were acquired by Nationstar Mortgage from correspondent lenders and reunderwritten to comply with Nationstar Mortgage’s underwriting standards.

Sellers

•

Nationstar Mortgage.

•

Auburn Funding, LLC, a limited purpose entity and an affiliate of Nationstar Mortgage.

Servicer

•

Nationstar Mortgage.

Trustee

•

The Bank of New York.

Custodian

•

The Bank of New York Trust Company, National Association.

Swap Provider

•

The Royal Bank of Scotland plc will be the swap provider under the interest rate swap agreement.  We refer you to “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this prospectus supplement for more information.

Statistical Calculation Date

•

The opening of business on March 1, 2007.

•

All statistical information relating to the home equity loans presented in this prospectus supplement is given as of the statistical calculation date.

Cut-Off Date

•

The opening of business on April 1, 2007, or, with respect to any home equity loans originated after that date but prior to the closing date, the date of origination of that home equity loan.

•

The cut-off date is the date on and after which the issuing entity will be entitled to receive principal collections on and proceeds of the home equity loans and the date after which the issuing entity will be entitled to receive interest due on the home equity loans.

Closing Date

•

April 19, 2007.

Distribution Date

•

The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be May 25, 2007.

Record Date

•

With respect to any distribution date and each class of senior certificates and subordinate certificates, the last business day immediately preceding that distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which that distribution date occurs.

The Certificates

•

On the closing date, the issuing entity will issue the offered certificates, Class X-IO, Class P and Class R certificates.

Offered Certificates

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates.

Senior Certificates

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates.

Subordinate Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates.

Non-Offered Certificates

The Class X-IO, Class P and Class R certificates are not being offered to the public.  The Class P certificates will have an initial certificate principal balance of approximately $100. We have included information with respect to the Class X-IO, Class P and Class R certificates in this prospectus supplement solely to provide you a better understanding of the offered certificates.

Group 1 Certificates

The Class 1-AV-1 certificates.

Group 2 Certificates

The Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates.

Denominations

The offered certificates will be offered for purchase in denominations of $25,000 and multiples of $1,000 above $25,000.

Book-Entry Registration

We will issue the offered certificates in book-entry form.  You will hold your interests either through a depository in the United States or through one of two depositories in Europe.  While the offered certificates are in book-entry form they will be registered in the name of the nominee of the depository in the United States.

Final Distribution Dates

The final scheduled distribution date with respect to each class of senior and subordinate certificates is the distribution date in April 2037, which with respect to each such class is one month after the scheduled maturity date of the latest maturing home equity loan.

The expected final distribution dates for each class of offered certificates are set forth below:

Expected Final Distribution Date
Class	To Optional Termination(1)	To Maturity(2)
1-AV-1	July 2014	April 2024
2-AV-1	November 2008	November 2008
2-AV-2	October 2009	October 2009
2-AV-3	November 2011	November 2011
2-AV-4	July 2014	December 2023
M-1	July 2014	February 2022
M-2	July 2014	April 2021
M-3	July 2014	June 2020
M-4	July 2014	February 2020
M-5	July 2014	July 2019
M-6	July 2014	March 2019
M-7	July 2014	October 2018
M-8	July 2014	May 2018
M-9	July 2014	November 2017

____________________

(1)

The expected final distribution date for each class of offered certificates is based upon (i) the prepayment model for the home equity loans as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives”, (ii) the modeling assumptions used in this prospectus supplement, as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives” and (iii) assuming the clean-up call option to purchase the home equity loans is exercised at the earliest possible distribution date, as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Optional Termination by the Servicer.”

(2)

The expected final distribution date for each class of offered certificates is based upon (i) the prepayment model for the home equity loans as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives”, (ii) the modeling assumptions used in this prospectus supplement, as described under “PREPAYMENT AND YIELD CONSIDERATIONS—Weighted Average Lives.”

Distributions to Offered Certificateholders

Interest

You will be entitled to receive distributions of interest on each distribution date to the extent set forth in this prospectus supplement.

The “interest rate” on any distribution date with respect to the offered certificates will be the applicable certificate rate set forth on the cover page of this prospectus supplement.

The “interest period” with respect to each distribution date and the senior and subordinate certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date.  Interest on the senior and subordinate certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days.  Therefore, if you are a holder of a senior or subordinate certificate, you would use the following formula to calculate your interest payment, which we refer to as the “class monthly interest amount,” on any distribution date:

   N   x IR x PB

=

your interest payment.
360

N

=

number of days in the interest period.

IR

=

the applicable per annum variable interest rate for the interest period, subject to (1) the applicable net wac cap and (2) in the case of the senior certificates, a doubling of the applicable margin after the servicer first fails to exercise its clean-up call option and, in the case of the subordinate certificates, an increase to 1.5 times the applicable margin after the servicer first fails to exercise its clean-up call option.

PB

=

the certificate principal balance of your senior or subordinate certificate immediately prior to any distributions on the distribution date.

If you are a holder of a senior or subordinate certificate, we will increase the interest payment we owe to you for a distribution date by an amount, which we refer to as the “class interest carryover shortfall,” equal to any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The “Group 1 net wac cap” for any distribution date and the Class 1-AV-1 certificates is equal to the product of (a) the excess, if any, of (x) the weighted average of the net coupon rates of the Group 1 home equity loans as of the beginning of the related remittance period over (y) the swap expense fee rate for that distribution date, and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

The “Group 2 net wac cap” for any distribution date and the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates is equal to the product of (a) the excess, if any, of (x) the weighted average of the net coupon rates of the Group 2 home equity loans as of the beginning of the related remittance period over (y) the swap expense fee rate for that distribution date, and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

The “subordinate net wac cap” for any distribution date and for each class of subordinate certificates is equal to the weighted average of (a) the Group 1 net wac cap and (b) the Group 2 net wac cap, in each case weighted on the basis of the related group subordinate amount.

The “group subordinate amount” for any group and distribution date is the excess of the aggregate loan balance of the home equity loans of the related group as of the first day of the related remittance period over the aggregate certificate principal balance of the senior certificates of such group immediately prior to such distribution date.

The “swap expense fee rate” with respect to each distribution date is a per annum rate, equal to the product of (x) the sum of (i) any net swap payment owed to the swap provider for that distribution date and (ii) any swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) payable by the supplemental interest trust, and (y) 12 divided by the outstanding principal balance of the home equity loans as of the first day of the related remittance period.

If you are a holder of a senior or subordinate certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the applicable net wac cap, including any interest accrued on such amount at the related certificate rate without regard to the applicable net wac cap.  Payment of these amounts, which we refer to as the “Group 1 net wac cap carryover,” “Group 2 net wac cap carryover” or “subordinate net wac cap carryover,” as applicable, will be made on a subordinated basis, only to the extent that money is available to make these payments.  However, if the clean-up call option is exercised as described in this prospectus supplement, you will not be entitled to receive these amounts upon termination of the issuing entity, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under  “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

Principal

On each distribution date, the amount available for distributions of principal to the senior and subordinate certificates will include (1) principal collections on the home equity loans, plus (2) any excess interest collections on the home equity loans required to be distributed to satisfy the required level of overcollateralization, less (3) any decrease in the required level of overcollateralization.

Group 1 Certificates. On each distribution date we will distribute principal in a specified amount, which we refer to as the “Group 1 principal distribution amount,” to the Group 1 certificates, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal”, to the Class 1-AV-1 certificates, until the principal balance of the Class 1-AV-1 certificates has been reduced to zero.

Group 2 Certificates. On each distribution date we will distribute principal in a specified amount, which we refer to as the “Group 2 principal distribution amount,” to the Group 2 certificates, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal,” sequentially, to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, so that each class does not receive any principal payments until the certificate principal balance of the prior class has been reduced to zero (except in the case where the aggregate certificate principal balance of the subordinate certificates has been reduced to zero in which case, we will distribute principal to the Group 2 certificates pro rata, based on their respective certificate principal balances).

Subordinate Certificates. On each distribution date we will distribute principal to the subordinate certificates on a subordinated basis.  Prior to the stepdown date or while any trigger event is in effect, principal in respect of the home equity loans will generally be distributed to the senior certificates.  On or after the stepdown date, if there is no trigger event in effect, principal distributions will generally be allocated first to the senior certificates, based on a formula amount, and then any excess will be distributed to the subordinate classes in the amounts and the order of priority described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal” in this prospectus supplement.  We refer to these principal distributions for the subordinate certificates as the “Class M-1 principal distribution amount,” the “Class M-2 principal distribution amount” and similarly for the other subordinate certificates.

Stepdown Date and Trigger Events.  The stepdown date will be the earlier to occur of (1) the distribution date immediately following the distribution date on which the aggregate certificate principal balances of the senior certificates are reduced to zero, and (2) the later to occur of (a) the distribution date in May 2010, and (b) the first distribution date on which the senior enhancement percentage, after giving effect to the distribution of the basic principal amount on that distribution date, is at least equal to 50.30%.  Generally, the subordinate certificates will not receive distributions of principal prior to the stepdown date.  In addition, the amount and priority of principal distributions may be altered if a delinquency event or cumulative loss trigger event is in effect.  See “DESCRIPTION OF THE CERTIFICATES—Glossary” in this prospectus supplement.

A delinquency event will have occurred and be continuing if at any time the 60+ delinquency percentage (rolling three month) exceeds 31.81% of the senior enhancement percentage.  A cumulative loss trigger event will have occurred with respect to any distribution date and the home equity loans if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the home equity loans from the cut-off date through the last day of the related remittance period (less the aggregate amount of recoveries during such period) by (y) the aggregate loan balance of the home equity loans as of the cut-off date, exceeds the applicable percentages described in the definition of “cumulative loss trigger event” in this prospectus supplement.  See “DESCRIPTION OF THE CERTIFICATES—Glossary” in this prospectus supplement.

Distribution Priorities

On each distribution date, after withdrawal of any amounts required to be deposited into the swap account for payment to the swap provider of any net swap payments and swap termination payments (other than any swap termination payments that are the result of a swap provider trigger event), collections and other funds received with respect to the home equity loans and on deposit in the certificate account with respect to the Group 1 home equity loans and the Group 2 home equity loans (other than any prepayment premiums, penalties or charges), as described under “DESCRIPTION OF THE CERTIFICATES – Distributions” in this prospectus supplement, will be applied, first, to pay the fees and certain expenses of the trustee, and then to make the following disbursements, in the following order of priority and, in each case, to the extent of funds remaining in the certificate account with respect to the Group 1 home equity loans and the Group 2 home equity loans (other than any prepayment premiums, penalties or charges):

A.

With respect to funds in the certificate account received with respect to the Group 1 home equity loans:

•

First, to the Group 1 certificates, the related class monthly interest amount and any related class interest carryover shortfall for the distribution date.

•

Second, the remaining amount pursuant to clause C. below.

B.

With respect to funds in the certificate account received with respect to the Group 2 home equity loans:

•

First, concurrently, to each class of Group 2 certificates, the related class monthly interest amount and any related class interest carryover shortfall for the distribution date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 certificate’s class monthly interest amount and class interest carryover shortfall without priority among such Group 2 certificates.

•

Second, the remaining amount pursuant to clause C. below.

C.

With respect to any remaining amounts in the certificate account received with respect to Group 1 home equity loans and Group 2 home equity loans:

•

First, concurrently, to the senior certificates in both certificate groups, the related class monthly interest amount and any related class interest carryover shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable distribution date, allocated among each such class of senior certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

•

Second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates, in that order, the related class monthly interest amount for the distribution date.

•

Third, to the senior and subordinate certificates, principal distributions in a specified amount, in the order of priority and, in the case of the subordinate certificates, on a subordinated basis, as described above under “Principal” and summarized below:

•

first, to the senior certificates, the senior principal distribution amount for the distribution date, excluding any subordination increase amount included in that amount, concurrently as follows:

•

to the Group 1 certificates, the Group 1 principal distribution, until the certificate principal balance thereof has been reduced to zero; and

•

to the Group 2 certificates, the Group 2 principal distribution amount, sequentially, to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 certificates, in that order, until the respective certificate principal balances of such certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any distribution date, the aggregate certificate principal balance of the subordinate certificates is equal to zero and the overcollateralization amount is equal to zero, then the Group 2 principal distribution amount will be distributed to the Group 2 certificates, pro rata, based on their respective certificate principal balances;

•

second, to the subordinate certificates, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates, in that order, their respective class principal distribution amounts, which generally will be distributed on or after the stepdown date, provided that no trigger event is in effect; and

•

third, to the senior and subordinate certificates, the subordination increase amount, allocated in the order of priority described above for principal distribution amounts.

•

Fourth, to the subordinate certificates, (a) any related class interest carryover shortfall and (b) any related class principal carryover shortfall described below under “Credit Enhancement – Allocation of Losses.”  Payment of these shortfall amounts will be made, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates, in that order.

•

Fifth, to the senior and subordinate certificates, any related net wac cap carryover.  Payment of these net wac cap carryover amounts will be made in the following order of priority:

•

first, to the senior certificates, pro rata, the related net wac cap carryover, and

•

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 certificates, in that order, the related net wac cap carryover;

•

Sixth, for deposit into the swap account, for payment to the swap provider of any swap termination payments resulting from a swap provider trigger event, in the order of priority described below in “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this prospectus supplement; and

•

Seventh, to the trustee, as reimbursement for certain reimbursable expenses.

Issuing Entity Property

The issuing entity property is held by the trustee for the benefit of the certificateholders.  The issuing entity property includes:

•

a pool of closed-end, fixed rate and primarily hybrid adjustable rate home equity loans in the aggregate principal amount, as of the statistical calculation date, of $314,796,583, which conform to certain agency guidelines, secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the issuing entity on the closing date;

•

a pool of closed-end, fixed rate and primarily hybrid adjustable rate home equity loans in the aggregate principal amount, as of the statistical calculation date, of $523,386,382, some of which conform and some of which do not conform to certain agency guidelines, secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the issuing entity on the closing date;

•

principal payments collected on and after the cut-off date and interest payments due on the home equity loans after the cut-off date;

•

property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

•

amounts on deposit in the accounts specified in this prospectus supplement;

•

rights under an interest rate swap agreement described in this prospectus supplement;

•

rights under any hazard insurance policies, if any, covering the mortgaged properties; and

•

proceeds of the foregoing.

The Home Equity Loans

We will divide the home equity loans into two groups, designated as “Group 1 home equity loans” and “Group 2 home equity loans”.  The Group 1 home equity loans will contain home equity loans that conform to certain agency guidelines.  The Group 2 home equity loans will contain home equity loans some of which conform and some of which do not conform to certain agency guidelines.  The Group 1 certificates generally represent interests in the Group 1 home equity loans.  The Group 2 certificates generally represent interests in the Group 2 home equity loans.  The subordinate certificates represent interests in all the home equity loans.

Certain of the home equity loans in each home equity loan group bear interest at fixed rates and certain of the home equity loans in each home equity loan group bear interest at rates that, generally following an initial fixed rate period, adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR, as applicable, and the applicable gross margin, subject to the limitations described in this prospectus supplement and the accompanying prospectus.  The initial rate adjustment date for the adjustable rate home equity loans is either six months, two years, three years or five years after the date of origination of the related adjustable rate home equity loan.

All of the home equity loans in the issuing entity have been originated by Nationstar Mortgage, an affiliate of Nationstar Mortgage or a broker for simultaneous assignment to Nationstar Mortgage or were acquired by Nationstar Mortgage from correspondent lenders and reunderwritten to comply with Nationstar Mortgage’s underwriting standards.

The home equity loans are not and will not be guaranteed by the sponsor, the depositor, the sellers, the servicer, the trustee, the underwriters or any of their affiliates.  None of the home equity loans is insured by a primary mortgage insurance policy.

The statistical information presented in this prospectus supplement with respect to all of the home equity loans is with respect to 5,156 home equity loans, of which approximately 39.95% are fixed rate home equity loans and approximately 60.05% are adjustable rate home equity loans, in each case, as of the statistical calculation date.  The statistical information presented in this prospectus supplement with respect to the Group 1 home equity loans is with respect to 2,079 home equity loans, of which approximately 43.45% are fixed rate home equity loans and approximately 56.55% are adjustable rate home equity loans, in each case, as of the statistical calculation date.   The statistical information presented in this prospectus supplement with respect to the Group 2 home equity loans is with respect to 3,077 home equity loans, of which approximately 37.85% are fixed rate home equity loans and approximately 62.15% are adjustable rate home equity loans, in each case, as of the statistical calculation date.  Prior to the closing date, additional home equity loans may be added to each home equity loan group and some home equity loans may be removed from each home equity loan group.

As a result of this potential variation in home equity loans to be transferred to the issuing entity and the amortization of home equity loans between the statistical calculation date and the cut-off date, the characteristics of the home equity loans in each home equity loan group as of the closing date may differ from the characteristics presented in this prospectus supplement as of the statistical calculation date.  The depositor does not expect a material change in the weighted average characteristics of any home equity loan group.

Aggregate Home Equity Loans. The following summary information with respect to all of the home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance	$162,565	$194 to $1,110,883
Avg. original loan amount	$163,389	$5,000 to $1,111,370
Wtd. avg. coupon rate (approximate)	8.671%	5.850% to 17.875%
Wtd. avg. original combined loan-to-value ratio (approximate)	83.26%	5.27% to 100.00%
Wtd. avg. original term to maturity (approximate)	354 months	60 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	349 months	2 months to 360 months
Non-Zero Wtd. avg. credit score (approximate)(1)	601	383 to 819
Wtd. avg. seasoning	5 months	0 to 105 months
Percent of second liens	2.50%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties	0.80%
All other properties	99.20%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties	2.78%
All other properties	97.22%

(1)

Excludes eight home equity loans for which a credit score is not available.

Group 1 Home Equity Loans. The following summary information with respect to the Group 1 home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance	$151,417	$1,025 to $450,500
Avg. original loan amount	$151,975	$10,000 to $450,500
Wtd. avg. coupon rate (approximate)	8.738%	6.000% to 17.875%
Wtd. avg. original combined loan-to-value ratio (approximate)	81.19%	13.00% to 100.00%
Wtd. avg. original term to maturity (approximate)	354 months	96 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	350 months	39 months to 360 months
Non-Zero Wtd. avg. credit score (approximate)(1)	595	401 to 814
Wtd. avg. seasoning	4 months	0 to 105 months
Percent of second liens	1.49%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties	0.89%
All other properties	99.11%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties	0.00%
All other properties	100.00%

(1)

Excludes three home equity loans for which a credit score is not available.

Group 2 Home Equity Loans. The following summary information with respect to the Group 2 home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance	$170,096	$194 to $1,110,883
Avg. original loan amount	$171,100	$5,000 to $1,111,370
Wtd. avg. coupon rate (approximate)	8.631%	5.850% to 17.125%
Wtd. avg. original combined loan-to-value ratio (approximate)	84.50%	5.27% to 100.00%
Wtd. avg. original term to maturity (approximate)	354 months	60 months to 360 months
Wtd. avg. remaining term to maturity (approximate)	348 months	2 months to 360 months
Non-Zero Wtd. avg. credit score (approximate)(1)	604	383 to 819
Wtd. avg. seasoning	6 months	0 to 105 months
Percent of second liens	3.11%
Percent of loans by outstanding principal balance secured by first liens:
Two- to four-family properties	0.75%
All other properties	99.25%
Percent of loans by outstanding principal balance secured by second liens:
Two- to four-family properties	3.58%
All other properties	96.42%

(1)

Excludes five home equity loans for which a credit score is not available.

Delinquency Advances

Each month the servicer will determine the amount of any unpaid interest due on the home equity loans.  If the servicer believes that unpaid interest can be recovered, then the servicer will either:

•

advance the unpaid interest to the issuing entity out of its own funds; or

•

advance the unpaid interest to the issuing entity out of collections on the home equity loans that are not required to be distributed on the related distribution date.

The servicer will reimburse the issuing entity for amounts advanced from issuing entity collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

The servicer is entitled to be reimbursed by the issuing entity for any delinquency advances from the related home equity loan and, if the delinquency advance is a non-recoverable advance, from collections on all the home equity loans prior to any distributions to you.

Servicing Advances

Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

The servicer is entitled to be reimbursed by the issuing entity for any servicing advances from the borrower of the related home equity loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related home equity loan and, if the servicing advance is a non-recoverable advance, from collections on all the home equity loans, in each case prior to any distributions to you.

Arrearages

Approximately 3.96%, 2.49% and 4.84% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case, as of the statistical calculation date, have arrearages as a result of delinquency advances and/or servicing advances made prior to the statistical calculation date.  Additional arrearages may accrue with respect to those home equity loans between the statistical calculation date and the cut-off date.  The servicer is entitled to be reimbursed by the issuing entity for any such arrearages in the same manner and subject to the same restrictions that apply to delinquency advances and/or servicing advances made on or after the cut-off date, including if such advances become non-recoverable advances, from collection on all the home equity loans.

Compensating Interest

The servicer will provide to the issuing entity the amount of any shortfall of interest on a home equity loan that is caused by a full prepayment of a home equity loan up to the amount of the aggregate servicing fee for the related period.

Credit Enhancement

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates that are designated as senior certificates will have a payment priority over the certificates that are designated as subordinate certificates.  Among the classes of subordinate certificates:

•

the Class M-1 certificates will have payment priority over the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates and the Class M-9 certificates;

•

the Class M-2 certificates will have payment priority over the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates and the Class M-9 certificates;

•

the Class M-3 certificates will have payment priority over the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates and the Class M-9 certificates;

•

the Class M-4 certificates will have payment priority over the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates and the Class M-9 certificates;

•

the Class M-5 certificates will have payment priority over the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates and the Class M-9 certificates;

•

the Class M-6 certificates will have payment priority over the Class M-7 certificates, the Class M-8 certificates and the Class M-9 certificates;

•

the Class M-7 certificates will have payment priority over the Class M-8 certificates and the Class M-9 certificates; and

•

the Class M-8 certificates will have payment priority over the Class M-9 certificates.

Allocation of Losses

If, on any distribution date, there is insufficient excess interest or overcollateralization, or available net swap payments received under the interest rate swap agreement, to absorb realized losses on the home equity loans, then realized losses on the home equity loans will be allocated to the subordinate certificates as follows: first, to the Class M-9 certificates, second, to the Class M-8 certificates, third, to the Class M-7 certificates, fourth, to the Class M-6 certificates, fifth, to the Class M-5 certificates; sixth, to the Class M-4 certificates; seventh, to the Class M-3 certificates; eighth, to the Class M-2 certificates and ninth, to the Class M-1 certificates through a reduction in the certificate principal balance of the applicable class equal to the realized losses in excess of the amount of excess interest, overcollateralization and except for the Class M-8 and Class M-9 certificates, net swap payments received under the interest rate swap agreement on such distribution date.  The pooling and servicing agreement does not permit the allocation of realized losses on the home equity loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios there will not be sufficient interest and principal collections on the home equity loans to pay the senior certificates all the interest and principal amounts to which such certificates are then entitled.  In addition, if the aggregate certificate principal balance of the subordinate certificates has been reduced to zero, principal distributions will be made to the senior certificates on a pro rata basis based on their respective certificate principal balances as described under “DESCRIPTION OF THE CERTIFICATES— Distributions—Distributions of Principal.”

Once realized losses are allocated to the subordinate certificates, the certificate principal balance reduced as a result of such realized losses will not be reinstated thereafter, except to the extent the certificate principal balance is increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Allocation of Realized Losses” in this prospectus supplement.  However, the amount of any realized losses allocated to the subordinate certificates, which we refer to as “class principal carryover shortfalls,” may be paid to the holders of these certificates, together with any class interest carryover shortfall on the subordinate certificates, according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES—Distributions” and “—The Swap Account” in this prospectus supplement.

Overcollateralization

Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans exceeds the aggregate certificate principal balance of the senior, subordinate and Class P certificates. On the closing date, there is expected to be an initial overcollateralization amount of approximately 5.65% of the aggregate loan balance of the home equity loans as of the cut-off date.  Beginning on the first distribution date, excess interest collections, if any, will be applied as accelerated payments of principal to the class or classes of senior and subordinate certificates then entitled to receive distributions of principal in order to maintain this initial overcollateralization level at the required overcollateralization level as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting from Cash Flow Structure.”

If there is not sufficient excess interest and available net swap payments received under the interest rate swap agreement, the required overcollateralization level will not be maintained. In addition, realized losses on the home equity loans in excess of excess interest collections or available net swap payments received under the interest rate swap agreement will reduce the amount of overcollateralization.  If realized losses on the home equity loans result in the overcollateralization amount becoming negative, the certificate principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by such negative amount.

Crosscollateralization

Each home equity loan group provides for limited crosscollateralization of the senior certificates.

The Interest Rate Swap Agreement

The trustee, on behalf of a trust separate from the issuing entity, referred to in this prospectus supplement as the “supplemental interest trust,” is expected to enter into an interest rate swap agreement with The Royal Bank of Scotland plc as swap provider.  Under the interest rate swap agreement, on each distribution date the supplemental interest trust will be obligated to make fixed payments as specified in the interest rate swap agreement.  Under the interest rate swap agreement, on each distribution date the swap provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the lesser of (i) the notional amount for that distribution date (as set forth on Schedule I hereto) and (ii) the aggregate certificate principal balance of the senior and subordinate certificates, other than the Class M-8 and Class M-9 certificates and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment for deposit into a segregated trust account established on the closing date (referred to in this prospectus supplement as the swap account) pursuant to the pooling and servicing agreement.

The notional amounts set forth on Schedule I are calculated based on the characteristics of the home equity loans as of the statistical calculation date.  The notional amounts set forth on Schedule I may change based on the aggregate principal balance of fixed rate home equity loans and adjustable rate home equity loans that are in their fixed rate period as of the cut-off date, and, in the case of such adjustable rate home equity loans, their adjustment dates.  The depositor does not expect any material change in the characteristics of the home equity loans between the statistical calculation date and the cut-off date.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.  We refer you to “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this prospectus supplement for further information.

Net swap payments and swap termination payments payable by the supplemental interest trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from the certificate account prior to distributions to certificateholders pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” below and will first be deposited into the swap account before payment to the swap provider.

On each distribution date, to the extent required, following the distribution of any excess interest and withdrawals from the net wac cap carryover reserve account, the trustee will withdraw amounts in the swap account to distribute in the order of priority described in “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this prospectus supplement.

The Class M-8 and Class M-9 certificates will not be entitled to any payments received under the interest rate swap agreement.

Optional Termination of the Issuing Entity by the Servicer

The servicer may, at its option, terminate the issuing entity by purchasing, at the termination price described in this prospectus supplement, all of the home equity loans on any distribution date on or after the date on which the aggregate outstanding loan balance of the home equity loans in both groups is less than or equal to 10% of the aggregate outstanding loan balance of the home equity loans in both groups on the cut-off date.  We refer to this optional termination as the “clean-up call option.”  The certificate rate on each class of senior and subordinate certificates will increase for each interest period after the servicer first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” in this prospectus supplement.

Purchase and Substitution of Home Equity Loans

The servicer has the option, but is not obligated, to purchase from the issuing entity any home equity loan that becomes delinquent for two consecutive monthly installments, or as to which enforcement proceedings have been brought by the servicer, subject to the limitations described in the pooling and servicing agreement.

Under the pooling and servicing agreement, Nationstar Mortgage will make certain representations and warranties about the home equity loans transferred to the issuing entity.  If any of these representations and warranties are untrue in any material respect, with the result that the interests of the holders of the offered certificates are materially and adversely affected, Nationstar Mortgage will be required to either cure the breach of the representation or warranty or repurchase or substitute for the home equity loan in question.

In addition, with respect to up to 10% of the aggregate loan balance of the home equity loans as of the cut-off date, the depositor may deliver the related mortgage file to the trustee within 20 days after the closing date.  If Nationstar Mortgage fails to deliver the mortgage file within that period, Nationstar Mortgage will be required to either repurchase or substitute for the home equity loan in question.

Generally, and as more fully described in the related pooling and servicing agreement, a home equity loan substituted for another will be required to meet the following criteria: (i) have a coupon rate at least equal to the coupon rate of the home equity loan being replaced, (ii) be secured by property that is of the same or better property type as, or is a single family dwelling and the same or better occupancy status as, the property securing the home equity loan being replaced or is a primary residence, (iii) will mature no later than the latest final scheduled distribution date with respect to the any home equity loan, (iv) have a loan-to-value ratio as of the replacement cut-off date no higher than the loan-to-value ratio of the replaced home equity loan at such time, and (v) will be of the same or higher credit quality classification (determined in accordance with the originator’s credit underwriting guidelines set forth in the originator’s underwriting manual) as the home equity loan being replaced.

Trustee Fees

Before distributions are made to you, the trustee will be paid a monthly fee of $1,000.  The trustee is also entitled to be reimbursed for any transition expenses and trustee reimbursable expenses.  Any transition expenses are payable to the trustee on each distribution date prior to any distributions to you.  Any trustee reimbursable expenses are payable to the trustee on each distribution date following any deposits to the swap account for payment to the swap provider of any swap termination payments that are the result of a swap provider trigger event.

Servicing Fees

For each home equity loan, the servicer will retain a servicing fee equal to 0.50% per annum, payable monthly at 1/12th of the annual rate of the outstanding principal balance of the home equity loan as of the first day of the related remittance period.  The servicer will also be able to retain late fees, assumption fees, release fees, bad check charges and any other servicing related charges.  The servicer is entitled to retain these amounts from collections on all the home equity loans prior to any distributions to you.

Custodian Fees

The servicer will pay the custodian reasonable compensation as agreed upon for all services rendered by the custodian in the exercise and performance of its powers and duties, and the servicer will pay or reimburse the custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the custodian in accordance with the provisions of the custodial agreement.

Certain Federal Tax Considerations

Subject to the considerations discussed under “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” in this prospectus supplement, in the opinion of McKee Nelson LLP, counsel to the sellers and the issuing entity, for federal income tax purposes, the issuing entity will include one or more real estate mortgage investment conduits or “REMICs” and the offered certificates will represent ownership of “regular interests” in a REMIC.

ERISA Considerations

The offered certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such offered certificates, other than the Class M-8 and Class M-9 certificates, are eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this prospectus supplement under “ERISA CONSIDERATIONS.”

Legal Investment Considerations

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates.  You should consult your own counsel as to whether and to what extent the offered certificates constitute legal investments for you.

Certificate Ratings

It is a condition to the issuance of the offered certificates that they receive ratings not lower than the respective ratings set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Class	S & P	Moody’s
1-AV-1	AAA	Aaa
2-AV-1	AAA	Aaa
2-AV-2	AAA	Aaa
2-AV-3	AAA	Aaa
2-AV-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A2
M-7	BBB+	A3
M-8	BBB	Baa1
M-9	BBB-	Baa2

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.  The ratings do not address the frequency of prepayments on the home equity loans, the receipt of any amounts with respect to net wac cap carryover or the corresponding effect on yield to investors.  See “RATINGS” in this prospectus supplement for additional information.

RISK FACTORS

You should consider the following risk factors together with all the information contained in this prospectus supplement and the accompanying prospectus in deciding whether to purchase any of the offered certificates.

Recent developments in the subprime mortgage market may adversely affect the yields of the offered certificates

The home equity loans in the trust fund are subprime mortgage loans.  Recently, the subprime mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates.  Delinquencies and losses with respect to subprime mortgage loans generally have increased in recent months, and may continue to increase.  See “DESCRIPTION OF THE HOME EQUITY LOANS—Static Pool Information” in this prospectus supplement.  In addition, in recent months housing prices and appraisal values in many states have declined or flattened, after extended periods of significant appreciation.  A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans.  A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing.  Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans.  These events, alone or in combination, may contribute to higher delinquency rates.

See “RISK FACTORS—A decrease in the value of mortgaged property may increase the risk of loss” in this prospectus supplement.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold to third parties under agreements that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.  The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

If Nationstar Mortgage is unable to repurchase home equity loans in the event of breaches of representations and warranties, the performance of the offered certificates may be affected.

You should consider that the general market conditions discussed above may affect the performance of the home equity loans and may adversely affect the yield on your certificates.

See “RISK FACTORS—The borrowers have less than perfect credit” in this prospectus supplement.  See also “DESCRIPTION OF THE HOME EQUITY LOANS” in this prospectus supplement for a description of the characteristics of the home equity loans and “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” and “—Nationstar Mortgage’s Underwriting Criteria” in the accompanying prospectus for a general description of the underwriting guidelines applied in originating the home equity loans.

You may have difficulty selling your certificates

The offered certificates will not be listed on any securities exchange.  As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates.  The underwriters intend to make a secondary market for the underwritten certificates.  The underwriters may do so by offering to buy the underwritten certificates from investors that wish to sell.  However, the underwriters will not be obligated to make offers to buy the underwritten certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

The borrowers have less than perfect credit

Nationstar Mortgage underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history, collateral and in other respects. The home equity loans originated or acquired by Nationstar Mortgage or its affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Newly originated home equity loans may default

Approximately 94.62%, 96.66% and 93.40% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of the statistical calculation date were originated within twelve months prior to this date. The weighted average remaining term to stated maturity of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, in each case as of the statistical calculation date is approximately 349 months, 350 months and 348 months, respectively.  Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans expected to be included in the issuing entity, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

The rate of return of principal is uncertain due to prepayments

Overview.  The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.  The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the home equity loans.

In general, if you purchase an offered certificate at a premium to the outstanding principal amount of the certificate the yield on your certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, if you purchase an offered certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

Generally, if prevailing interest rates fall significantly below the coupon rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the home equity loans, the rate of prepayments is likely to decrease.

Certain of the home equity loans have no prepayment penalties.  Approximately 34.98%, 39.77% and 32.10% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of origination, and approximately 38.29%, 40.31% and 37.07% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case, as of the statistical calculation date, may be prepaid in whole or in part at any time without penalty.  Home equity loans may not be viewed by borrowers as permanent financing.  Accordingly, the home equity loans in the issuing entity may experience a higher rate of prepayment than traditional mortgage loans.

Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.

Due-on-sale clauses.  All of the home equity loans contain due-on-sale provisions and the servicer is required by the pooling and servicing agreement to enforce these provisions unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

2/28, 3/27 and 5/25 adjustable rate home equity loans.  Approximately 94.40%, 94.44% and 94.37% of the aggregate outstanding loan balance of the adjustable rate home equity loans, the Group 1 adjustable rate home equity loans and the Group 2 adjustable rate home equity loans, respectively, in each case as of the statistical calculation date, have a two year fixed rate term followed by a 28 year adjustable rate term.  Approximately 4.62%, 4.54% and 4.67% of the aggregate outstanding loan balance of the adjustable rate home equity loans, the Group 1 adjustable rate home equity loans and the Group 2 adjustable rate home equity loans, respectively, in each case as of the statistical calculation date, have a three year fixed rate term followed by a 27 year adjustable rate term.  Approximately 0.21%, 0.34% and 0.13% of the aggregate outstanding loan balance of the adjustable rate home equity loans, the Group 1 adjustable rate home equity loans and the Group 2 adjustable rate home equity loans, respectively, in each case as of the statistical calculation date, have a five year fixed rate term followed by a 25 year adjustable rate term.  We refer to these loans in this prospectus supplement as the 2/28, 3/27 and 5/25 adjustable rate loans, respectively. Approximately 1.55%, 1.13% and 1.78% of the aggregate outstanding balance of the 2/28 adjustable rate loans, the 2/28 adjustable rate loans in Group 1 and the 2/28 adjustable rate loans in Group 2, respectively, in each case as of the statistical calculation date, are no longer in the initial fixed rate period.  Approximately 2.21%, 3.55% and 1.50% of the aggregate outstanding balance of the 3/27 adjustable rate loans, the 3/27 adjustable rate loans in Group 1 and the 3/27 adjustable rate loans in Group 2, respectively, in each case as of the statistical calculation date, are no longer in the initial fixed rate period.  All of the 5/25 adjustable rate loans, as of the statistical calculation date, are in the initial fixed rate period. As with home equity loans generally, the rate of prepayments on these 2/28, 3/27 and 5/25 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other adjustable rate home equity loans although the other adjustable rate home equity loans also have adjustable interest rates.  As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

You may be unable to reinvest distributions in comparable investments

Asset-backed securities like the offered certificates usually produce more returns of principal to investors when market interest rates fall below the interest rates on the home equity loans and produce less returns of principal when market interest rates rise above the interest rates on the home equity loans.  If borrowers refinance their home equity loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates.  You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

Effect of home equity loan yield on certificate rate of the variable rate certificates; basis risk

Approximately 0.46%, 0.38% and 0.51% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, in each case as of the statistical calculation date, have interest rates which adjust semi-annually based upon the London interbank offered rate, commonly referred to as LIBOR, for six-month United States dollar deposits. We refer to these loans in this prospectus supplement as the six-month adjustable rate loans.  Following their initial fixed interest rate period, the 2/28 and 3/27 loans provide for interest rate and payment adjustments in a manner similar to the six-month adjustable rate loans and the 5/25 adjustable rate loans provide for interest rate and payment adjustments annually based upon LIBOR for one-year United States dollar deposits (except for one 5/25 adjustable rate loan which provide for interest rate and payment adjustments based upon LIBOR for 6-month United States dollar deposits).

The interest rates for the senior and subordinate certificates are determined in accordance with and adjust monthly based upon one-month LIBOR, and are subject to the applicable net wac cap.  One-month LIBOR, six-month LIBOR and one-year LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which either six-month LIBOR or one-year LIBOR is stable or is falling or that, even if each of one-month LIBOR, six-month LIBOR and one-year LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR or one-year LIBOR. Furthermore, even if one-month LIBOR, six-month LIBOR and one-year LIBOR were at the same level, the applicable net wac cap may still limit the amount of interest that would otherwise be distributable on the senior and subordinate certificates.  The operation of the applicable net wac cap may cause the certificate rate of the related senior and subordinate certificates to be reduced for extended periods in a rising interest rate environment.  Although we intend to pay you on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the applicable net wac cap together with any interest thereon, to the extent of amounts available under the interest rate swap agreement described herein or to the extent of amounts in the net wac cap carryover reserve account available for such purpose, we cannot assure you that excess funds will be available to make these payments.  Moreover, if the clean-up call option is exercised as described in this prospectus supplement, you will not be entitled to receive these amounts upon termination of the issuing entity, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this prospectus supplement.

In addition, the fixed rate home equity loans have fixed rates of interest, and the adjustable rate home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average coupon rate is subject to change based upon prepayment experience, which also may result in the applicable net wac cap limiting increases in the certificate rate for the related senior and subordinate certificates. Finally, the adjustable rate home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the senior and subordinate certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days.  This may result in the applicable net wac cap limiting the certificate rate for the related senior and subordinate certificates to less than one-month LIBOR plus the applicable margin in interest periods that have more than 30 days.

If you are a holder of an offered certificate and the certificate rate is limited in any period by the applicable net wac cap you may suffer a temporary or permanent decline in the market value of your certificates.

The interest rate swap agreement and the swap provider

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this prospectus supplement to cover losses, maintain overcollateralization, pay interest shortfalls and basis risk shortfalls.  However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 4.92% (subject to a variance of plus or minus 5.00% of that rate).  No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the loans.  Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the certificate rates of the certificates.  In certain cases, if the rate of prepayments on the loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the home equity loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the senior and subordinate certificates.  In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of such payment.

To the extent that distributions on the offered certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.  The Class M-8 and Class M-9 certificates will not be entitled to any payments received by the supplemental interest trust under the interest rate swap agreement.  The credit ratings of the swap provider as of the date of this prospectus supplement are lower than the ratings assigned to the senior certificates.  See “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this prospectus supplement.

The subordinate certificates will absorb cash shortfalls before the senior certificates

The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions.  If the collections of principal and interest on the home equity loans are insufficient to make all of the required distributions on the senior and subordinate certificates, one or more classes of subordinate certificates will not receive all of their distributions.  In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest at that time, or net swap payments received under the interest rate swap agreement available to cover such losses, will be allocated to the subordinate certificates in the reverse order of payment priority.  Any allocation of a loss to a class of subordinate certificates will reduce its certificate principal balance, which will not be recovered unless reimbursed from future excess interest collections on a subordinated basis, except to the extent that the certificate principal balance of such class is increased by any subsequent recoveries.  Distributions to the subordinate certificates are made in the following order of priority: to the Class M-1 certificates, then to the Class M-2 certificates, then to the Class M-3 certificates, then to the Class M-4 certificates, then to the Class M-5 certificates, then to the Class M-6 certificates, then to the Class M-7 certificates, then to the Class M-8 certificates and then to the Class M-9 certificates.  Losses are allocated to the subordinate certificates in the reverse order, commencing with the Class M-9 certificates, then to the Class M-8 certificates, then to the Class M-7 certificates, then to the Class M-6 certificates, then to the Class M-5 certificates, then to the Class M-4 certificates, then to the Class M-3 certificates, then to the Class M-2 certificates and then to the Class M-1 certificates.  As a result, the more subordinate certificates, and particularly the Class M-9 certificates, will be affected to a larger degree by any losses on the home equity loans.

Additional risks associated with the subordinate certificates

The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates and the Class M-9 certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the home equity loans.  If the actual rate and severity of losses on the home equity loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by that holder based on that assumption.  The timing of losses on the home equity loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the home equity loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the home equity loans, to the extent they exceed the amount of overcollateralization and excess interest at that time following distributions of principal on the related distribution date and any net swap payment received under the interest rate swap agreement available to cover such losses, will reduce the certificate principal balance of the Class M-9 certificates, the Class M-8 certificates, the Class M-7 certificates, the Class M-6 certificates, the Class M-5 certificates, the Class M-4 certificates, the Class M-3 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order.  As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case.  Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the certificate principal balance is thereafter increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement —Allocation of Realized Losses” in this prospectus supplement.  However, the amount of any realized losses allocated to the subordinate certificates, which we refer to as class principal carryover shortfalls, may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES—Distributions” and “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this prospectus supplement.

The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  The response of the United States to the terrorist attacks on September 11, 2001 and other recent geopolitical developments has included military operations that have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time.  The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates.  Interest shortfalls on the home equity loans due to the application of the Relief Act or similar legislation or regulations reduce the amount of interest available for distribution on the offered certificates.

The Relief Act also limits the ability of the servicer to foreclose on a home equity loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter.  As a result, there may be delays in payment and increased losses on the home equity loans.  Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

We do not know how many home equity loans have been or may be affected by the application of the Relief Act.
We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Servicemembers Civil Relief Act” in the accompanying prospectus.
The yield on the subordinate certificates will be particularly sensitive to prepayments

The multiple class structure of the senior and subordinate certificates causes the yield of the subordinate certificates to be particularly sensitive to changes in the rates of prepayments of the home equity loans.  Because distributions of principal will be made to the classes of senior and subordinate certificates according to the priorities described in this prospectus supplement, the yield to maturity on the subordinate certificates will be sensitive to the rates of prepayment on the home equity loans experienced both before and after the commencement of principal distributions on subordinate certificates.  In particular, the subordinate certificates do not receive (unless the certificate principal balances of the senior certificates have been reduced to zero) any portion of the amount of principal payable to the senior and subordinate certificates prior to the distribution date in May 2010.  Thereafter, subject to the delinquency and realized loss performance of the home equity loan pool, the subordinate certificates (unless the certificate principal balances of the senior certificates have been reduced to zero) may not receive any portion of the amount of principal then payable to the senior and subordinate certificates.  The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

Yield considerations relating to excess cash

If the senior and subordinate certificates are overcollateralized below the required amount, excess interest, if any, will be distributable on the senior and subordinate certificates then entitled to receive principal distributions as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distributions is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of excess interest distributions is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield.

The amount of excess interest available for distribution on any distribution date will be affected by:

• the actual amount of interest received, advanced, collected or recovered in respect of the home equity loans during the calendar month prior to the related distribution date;

• changes in the weighted average of the coupon rates of the home equity loans resulting from prepayments and liquidations of such home equity loans;

• adjustments in the interest rates on the adjustable rate home equity loans;

• adjustments in the certificate rates on the senior and subordinate certificates;

•

an increase in the certificate rate of the certificates if the servicer should not exercise the clean-up call option on the first distribution date on which such clean-up call option could have been exercised;

• whether the servicer exercises the clean-up call option on the first date upon which such clean-up call option could have been exercised; and

•

the amount of certain fees and expenses payable by the issuing entity from interest distributions, including any net swap payments owed to the swap provider and any swap termination payments, other than any swap termination payment resulting from a swap provider trigger event.

The amount of excess interest distributed as principal on the senior and subordinate certificates will also be based on the required amount of overcollateralization and the amount of realized losses on the home equity loans during the related remittance period. We cannot assure you that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.

Liquidation of home equity loans could cause payment delays and/or losses

Overview.  Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the issuing entity in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates could occur.  Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable from the liquidation of defaulted home equity loans and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, holders of offered certificates, and the subordinate certificates in particular, could experience a loss.

We refer you to “RISK FACTORS—The subordinate certificates will absorb cash shortfalls before the senior certificates” in this prospectus supplement for more detail.

Second Liens.  As of the statistical calculation date, approximately 97.50%, 98.51% and 96.89% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are secured by first liens on the related properties, and approximately 2.50%, 1.49% and 3.11% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are secured by second liens on the related properties.  With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power, in some cases, to consent to a new mortgage lien on the mortgaged property having priority over the home equity loan in connection with the refinancing of the first lien.  Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate, the issuing entity and, accordingly, you (1) bear the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) may suffer a loss if the deficiency judgment cannot be obtained or is not realized upon.

In addition, borrowers often have financing needs in excess of the amount Nationstar Mortgage may finance under its first lien home equity loan underwriting guidelines described under “THE SPONSOR, THE SELLER AND THE SERVICER” in the accompanying prospectus.  In such circumstances, Nationstar Mortgage may offer a “piggyback” second lien mortgage in addition to Nationstar Mortgage’s first lien mortgage to finance such excess amount up to a maximum original combined loan-to-value-ratio of 100%.  As of the statistical calculation date, approximately 6.45%, 4.23% and 7.78% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are subject to piggyback second lien mortgages which may or may not be included in the issuing entity.  The loan-to-value ratios for first lien home equity loans listed under the table entitled “Original Combined Loan-to-Value Ratios of All Home Equity Loans” in this prospectus supplement (and for purposes of the calculation of the weighted average loan-to-value ratios of the home equity loans) do not reflect the principal balances of the related piggyback second lien mortgages. Borrowers with piggyback second lien mortgages may have little or no equity in their homes.  These borrowers may have a higher incidence of default than borrowers of home equity loans with substantial equity in their homes.  In the event of a default on any of these home equity loans, holders of the offered certificates, and the subordinate certificates, in particular, may suffer a loss.

Home equity loans transferred to the issuing entity may have characteristics that differ from those of the home equity loans presented in this prospectus supplement, which may reduce your yield to maturity

Following the transfer of the home equity loans to the issuing entity on the closing date, the characteristics of the home equity loans in either home equity loan group, or in both home equity loan groups, may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the home equity loans and of the borrowers, the credit quality of the home equity loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. You should consider potential variances when making your investment decision.  In addition, as a result of the changes in the home equity loans included in the issuing entity, the certificate principal balance of each class of certificates is subject to a variance of plus or minus 5%.

There could be delays in distributions on your certificates if the transfer of home equity loans to the issuing entity is not considered a sale in the event of bankruptcy

The sale of the home equity loans from the sellers to the depositor and from the depositor to the issuing entity will be treated by the sellers, the depositor and the issuing entity, for bankruptcy law purposes, as a sale of the home equity loans. In the event of an insolvency of a seller or the depositor, it is possible that a receiver or conservator for, or a creditor of, such seller or the depositor may argue that the transaction between such seller, the depositor and the issuing entity was a pledge of the home equity loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the offered certificates.

Prepayment interest shortfalls may result in loss of interest

When a full principal prepayment is made on a home equity loan, the borrower is charged interest only up to the date of the prepayment instead of for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee for the related remittance period.

Geographic concentration may affect performance

As of the statistical calculation date, approximately 18.91%, 11.40%, 11.39%, 7.21%, and 6.74% of the aggregate outstanding loan balance of all of the home equity loans are located in California, Texas, Florida, Arizona and Virginia, respectively, approximately 12.84%, 11.64%, 10.90%, 7.05%, and 6.44% of the aggregate outstanding loan balance of the Group 1 home equity loans are located in Texas, Florida, California, Arizona and Virginia, respectively, and approximately 23.73%, 11.23%, 10.54%, 7.30%, and 6.92% of the aggregate outstanding loan balance of the Group 2 home equity loans are located in California, Florida, Texas, Arizona and Virginia, respectively.  To the extent that those regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the home equity loans in those regions may be expected to increase the foregoing risks to you. The sellers and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long declines may continue.

In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Foreclosure” in the accompanying prospectus for more detail.
A decrease in the value of mortgaged property may increase the risk of loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related home equity loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Among the factors that could adversely affect the value of a mortgaged property are:

•

an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

•

a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; and

•

natural disasters that are not necessarily covered by insurance, including earthquakes, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the home equity loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Balloon loans may have higher rates of default which may cause losses

Based on the principal balances of the home equity loans on the statistical calculation date, approximately 37.87%, 32.25% and 41.24% of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower’s payment or credit history. The issuing entity will not have any funds to refinance a balloon loan, and the sellers are not obligated to do so.  If the borrower is unable to refinance the balloon loan, holders of the senior and subordinate certificates, and the subordinate certificates in particular, may suffer a loss.

Violations of consumer protection laws may result in losses

Applicable state laws generally regulate interest rates and other charges on home equity loans and require specific disclosures to borrowers and the licensing of originators of home equity loans.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of home equity loans.

Home equity loans are also subject to federal laws, including:

•

the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•

the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

•

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles with respect to the home equity loans included in the issuing entity may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement.  In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

In addition to the foregoing, a number of federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, requires that borrowers of mortgage loans that have interest rates or origination costs in excess of prescribed levels be given certain disclosures prior to the consummation of such mortgage loans and limits or prohibits the inclusion in such mortgage loans of certain loan provisions.  Some states and localities have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the home equity loans, could subject the issuing entity, as an assignee of the home equity loans, to monetary penalties and could result in the borrowers rescinding such home equity loans against the issuing entity.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The sellers will represent in the pooling and servicing agreement that none of the home equity loans will be subject to HOEPA.

In addition, the sellers will represent in the pooling and servicing agreement that the home equity loans at origination complied in all material respects with applicable federal, state and local laws, including, but not limited to, all applicable predatory and abusive lending laws, and that none of the home equity loans is a “high cost” loan as defined by the applicable predatory and abusive lending laws.  If the issuing entity should include loans subject to HOEPA or in material violation of any applicable federal, state or local law or loans that are “high cost” loans, this would constitute a breach of the related seller’s representations and warranties, and Nationstar Mortgage would be obligated to either cure the breach or repurchase or substitute for the home equity loan in question.

Some of the home equity loans included in the issuing entity were underwritten with, and finance the cost of, credit insurance.  From time to time, originators of home equity loans that finance the cost of credit insurance have been named in legal actions brought by federal and state regulatory authorities alleging that certain practices employed relating to the sale of credit insurance constitute violations of law.  Although Nationstar Mortgage has procedures in place to ensure compliance with applicable law, if such an action was brought against Nationstar Mortgage with respect to home equity loans included in the issuing entity and was successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that the issuing entity could be subject to damages and administrative enforcement.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the home equity loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.

Reduction in certificate rating could have an adverse effect on the value of your certificates

The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address either the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders, on a subordinated basis, due to the application of any interest rate cap described under the section “DESCRIPTION OF THE CERTIFICATES—Certificate Rate,” or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

None of the sponsor, the sellers, the servicer or the depositor is required to maintain the ratings of the offered certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

Potential liability for environmental conditions

Real property pledged as security to a lender may be subject to environmental risks.  Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up.  In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  A lender also risks liability on foreclosure of the mortgaged property.

Interest only home equity loans have a greater risk of default

As of the statistical calculation date, approximately 0.23%, 0.17% and 0.27% of the aggregate outstanding loan balance of all of the home equity loans, the Group 1 home equity loans and the Group 2 home equity loans, respectively, do not provide for any payments of principal for five years after origination. These home equity loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding loan balance of that home equity loan will be higher than for a home equity loan that commences amortizing on its first payment date.

Insolvency of a seller may cause losses

The sellers intend that their transfer of the home equity loans to the depositor and the depositor intends that its subsequent transfer of the home equity loans to the issuing entity will each constitute a sale, and the depositor, the sellers and the issuing entity will agree to treat each such transfer as a sale. In the event of the insolvency of a seller, the trustee in bankruptcy or the related seller (as applicable), as debtor-in-possession, may attempt to recharacterize such a sale as a loan by the issuing entity to the depositor or the sellers, as applicable, secured by a pledge of the related home equity loans. If such an attempt were to be successful, holders of certificates could receive a prepayment of all or part of their certificates. Any such prepayment would adversely affect the yield on such certificates and could result in a loss. Even if such an attempt were to be unsuccessful, holders of certificates could experience delays in distributions which would adversely affect the yield on the related certificates.

DESCRIPTION OF THE HOME EQUITY LOANS

Overview

The statistical information presented in this prospectus supplement concerning the home equity loans (the “Home Equity Loans”) in the home equity loan pool (the “Home Equity Loan Pool”) is based on the pool of Home Equity Loans Nationstar Funding LLC (the “Depositor”) expects to transfer to Nationstar Home Equity Loan Trust 2007-B on the date of issuance of the Offered Certificates (the “Closing Date”).  Nationstar Home Equity Loan Trust 2007-B is referred to in this prospectus supplement as the “issuing entity.”  The statistical information concerning the Home Equity Loans is as of the opening of business on March 1, 2007 (the “Statistical Calculation Date”).

This subsection describes characteristics of the Home Equity Loans.  Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate outstanding loan balance of the related Home Equity Loans as of the Statistical Calculation Date (the “Statistical Calculation Date Loan Balance”).  Prior to the Closing Date, additional Home Equity Loans may be added to each Home Equity Loan Group and other Home Equity Loans may be removed from a Home Equity Loan Group.  As a result, the characteristics of the Home Equity Loans in each Home Equity Loan Pool as of the Closing Date may differ from the characteristics presented in this prospectus supplement as of the Statistical Calculation Date.  The Depositor does not expect any material change in the weighted average characteristics of the Home Equity Loan Pool.

Each Home Equity Loan in the issuing entity will be assigned to one of two home equity loan groups (“Group 1” and “Group 2”, respectively, and each a “Home Equity Loan Group” or “Group”).  Each Home Equity Loan Group will constitute a separate sub-trust 2,824, 1,117 and 1,707 of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, representing approximately 39.95%, 43.45% and 37.85% of the Statistical Calculation Date Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively (the “Fixed Rate Home Equity Loans”) will bear interest at fixed interest rates. 2,332, 962 and 1,370 of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, representing approximately 60.05%, 56.55% and 62.15% of the Statistical Calculation Date Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively (the “Adjustable Rate Home Equity Loans”) will bear interest at adjustable interest rates.

The Home Equity Loans to be transferred by Nationstar Mortgage LLC (“Nationstar Mortgage”) and Auburn Funding, LLC (“Auburn Funding” and together with Nationstar Mortgage, the “Sellers”) to the Depositor and from the Depositor to the issuing entity on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes secured by first and second lien deeds of trust, security deeds or mortgages on properties (the “Mortgaged Properties”).  The Mortgaged Properties securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law.  The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes).  None of the Home Equity Loans is insured by pool mortgage insurance policies or primary mortgage insurance policies. All of the Home Equity Loans in the issuing entity have been or will be originated by Nationstar Mortgage, by an affiliate of Nationstar Mortgage or by a broker for simultaneous assignment to Nationstar Mortgage or were or will be acquired by Nationstar Mortgage from correspondent lenders and reunderwritten to comply with Nationstar Mortgage’s underwriting standards.  All of the Home Equity Loans will be serviced by Nationstar Mortgage in its capacity as servicer.  As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

•

5,156 total Home Equity Loans

•

2,824 Fixed Rate Home Equity Loans

•

2,332 Adjustable Rate Home Equity Loans

•

$838,182,964 aggregate outstanding loan balance

•

all of the Home Equity Loans were originated no earlier than May 1998

•

located in 47 states

•

Group 1 Home Equity Loans:

•

$314,796,583 aggregate outstanding loan balance

•

37.56% of aggregate outstanding loan balance of all Home Equity Loans

•

Group 2 Home Equity Loans:

•

$523,386,382 aggregate outstanding loan balance

•

62.44% of aggregate outstanding loan balance of all Home Equity Loans.

The Home Equity Loans to be transferred to the issuing entity are selected by Nationstar Mortgage based on their ability to meet the eligibility criteria for securitization, including satisfaction of the loan level representations and warranties contained in the Pooling Agreement.  Selection of the Home Equity Loans is also based on the effect of aggregate pool criteria, including pool size, and financial considerations relevant to Nationstar Mortgage, such as liquidity and pricing of the Offered Certificates.

Additional criteria used for selection of the Home Equity Loans includes: (i) type of lien on the Home Equity Loans, (ii) interest rate on the Home Equity Loans, (iii) credit scores of the borrowers, (iv) weighted average coupon, (v) Loan-to-Value Ratio, (vi) geographical concentration of mortgaged properties, (vii) seasoning of the Home Equity Loans, (viii) payment status of the Home Equity Loans, and (ix) default history of the Home Equity Loans.

All of the Home Equity Loans as of the Statistical Calculation Date have a monthly payment due in April 2007.

$33,162,177, $7,836,973 and $25,325,204 of all of the Home Equity loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, representing approximately 3.96%, 2.49% and 4.84% of the Statistical Calculation Date Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, have arrearages as a result of delinquency advances and/or servicer advances made poor to the Statistical Calculation Date (“Arrearages”).  The aggregate Arrearage on all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, is approximately $2,151,499, $463,981 and $1,687,518 which is approximately 0.26%, 0.15% and 0.32% of the Statistical Calculation Date Loan Balance of all the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively.

The Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the lesser of the (a) appraised value of the related Mortgaged Property at the time of origination with respect to all of the Home Equity Loans or (b) purchase price of the related Mortgaged Property if the Home Equity Loan was made to finance the acquisition of the Mortgaged Property (the “Appraised Value”). Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

In a limited number of circumstances, and within Nationstar Mortgage underwriting guidelines, Nationstar Mortgage may discount the Appraised Values of Mortgaged Properties (when calculating maximum Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios) where the Mortgaged Properties are unique or have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisals were accepted as written.

The “Original Combined Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property and the “Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property.

We refer you to “RISK FACTORS—The borrowers have less than perfect credit” and “—Liquidation of home equity loans could cause payment delays and/or losses” in this prospectus supplement for more detail.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

All Home Equity Loans

The following summary information with respect to all of the Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$162,565	$194 to $1,110,883
Avg. Original Loan Amount	$163,389	$5,000 to $1,111,370
Wtd. Avg. Coupon Rate (approximate)	8.671%	5.850% to 17.875%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	83.26%	5.27% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	354 months	60 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	349 months	2 months to 360 months
Non-Zero Wtd. Avg. Credit Score (approximate)(1)	601	383 to 819
Wtd. Avg. Seasoning	5 months	0 to 105 months
Percent of Second Liens	2.50%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties	0.80%
All Other Properties	99.20%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties	2.78%
All Other Properties	97.22%
Latest Maturity Date	March 15, 2037
Balloon Loans (as a percent of the aggregate outstanding loan balance)	37.87%
Interest Only Loans (2)	0.23%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(3)	1.00%

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

(2)

“Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 71.24% of the aggregate outstanding loan balance of all Home Equity Loans had first monthly payments due on or after February 1, 2007, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth in Annex B contain approximate statistical information as of the Statistical Calculation Date regarding all of the Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Group 1 Home Equity Loans

The following summary information with respect to the Group 1 Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$151,417	$1,025 to $450,500
Avg. Original Loan Amount	$151,975	$10,000 to $450,500
Wtd. Avg. Coupon Rate (approximate)	8.738%	6.000% to 17.875%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	81.19%	13.00% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	354 months	96 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	350 months	39 months to 360 months
Non-Zero Wtd. Avg. Credit Score (approximate)(1)	595	401 to 814
Wtd. Avg. Seasoning	4 months	0 to 105 months
Percent of Second Liens	1.49%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties	0.89%
All Other Properties	99.11%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties	0.00%
All Other Properties	100.00%
Latest Maturity Date	March 15, 2037
Balloon Loans (as a percent of the aggregate outstanding loan balance)	32.25%
Interest Only Loans (2)	0.17%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(3)	0.00%

(1)

Excludes three Home Equity Loans for which a credit score is not available.

(2)

“Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 72.12% of the aggregate outstanding loan balance of all Home Equity Loans had first monthly payments due on or after February 1, 2007, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth in Annex B contain approximate statistical information as of the Statistical Calculation Date regarding the Group 1 Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Group 2 Home Equity Loans

The following summary information with respect to the Group 2 Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$170,096	$194 to $1,110,883
Avg. Original Loan Amount	$171,100	$5,000 to $1,111,370
Wtd. Avg. Coupon Rate (approximate)	8.631%	5.850% to 17.125%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	84.50%	5.27% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	354 months	60 months to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	348 months	2 months to 360 months
Non-Zero Wtd. Avg. Credit Score (approximate)(1)	604	383 to 819
Wtd. Avg. Seasoning	6 months	0 to 105 months
Percent of Second Liens	3.11%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties	0.75%
All Other Properties	99.25%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties	3.58%
All Other Properties	96.42%
Latest Maturity Date	March 15, 2037
Balloon Loans (as a percent of the aggregate outstanding loan balance)	41.24%
Interest Only Loans (2)	0.27%
31 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(3)	1.60%

(1)

Excludes five Home Equity Loans for which a credit score is not available.

(2)

“Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 70.71% of the aggregate outstanding loan balance of all Home Equity Loans had first monthly payments due on or after February 1, 2007, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth in Annex B contain approximate statistical information as of the Statistical Calculation Date regarding the Group 2 Home Equity Loans.  The sum of the percentage columns in the tables in Annex B may not equal 100% due to rounding.

Pool Delinquency Experience

None of the Home Equity Loans to be transferred to the issuing entity will be in loss, foreclosure or REO status, and none of such Home Equity Loans will be 60 or more days delinquent as of the Statistical Calculation Date.

The following tables set forth certain information regarding delinquency with respect to the Home Equity Loans as of the Statistical Calculation Date.

Total Home Equity Loans

	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Statistical Calculation Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date (%)
Total Home Equity Loans	5,156	100.00	838,182,964.48	100.00
Delinquency
0-29 days	5,109	99.09	829,812,231.24	99.00
30-59 days	47	0.91	8,370,733.24	1.00

The following tables set forth certain historical information regarding delinquency with respect to the Home Equity Loans as of the Statistical Calculation Date.

30-59 Days Delinquent

Times 30-59 days	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Statistical Calculation Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date (%)
0	4,738	91.89	808,865,398.75	96.50
1	146	2.83	12,305,379.78	1.47
2	103	2.00	7,125,082.64	0.85
3	65	1.26	4,531,531.98	0.54
4	53	1.03	2,614,646.61	0.31
5	29	0.56	1,784,381.31	0.21
6	12	0.23	535,519.69	0.06
7	6	0.12	192,020.95	0.02
8	4	0.08	229,002.77	0.03

60-89 Days Delinquent

Times 60-89 days	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Statistical Calculation Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date (%)
0	5,046	97.87	832,506,950.50	99.32
1	90	1.75	4,790,169.38	0.57
2	13	0.25	624,008.49	0.07
3	4	0.08	176,190.74	0.02
4	1	0.02	26,858.31	0.00
5	1	0.02	27,450.56	0.00
6	1	0.02	31,336.50	0.00

90 Days or More Delinquent

Times 90 days or more	Number of Home Equity Loans	Percentage of Home Equity Loans (%)	Principal Balance Outstanding as of the Statistical Calculation Date ($)	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date (%)
0	5,115	99.20	836,095,564.64	99.75
1	22	0.43	1,028,966.66	0.12
2	7	0.14	376,933.79	0.04
3	4	0.08	201,642.80	0.02
4	5	0.10	274,343.71	0.03
5	2	0.04	95,487.14	0.01
6	1	0.02	110,025.74	0.01

Delinquent

A home equity loan is considered “delinquent” by Nationstar Mortgage if any payment due thereon is not made by the borrower by the close of business on the related due date.  A home equity loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days delinquent,” “90 days delinquent” and so on.

With respect to a home equity loan that is subject to arrearage, so long as the borrower makes principal and interest payments on the related home equity loan, such home equity loan is treated as current notwithstanding any related arrearage.

Charge-offs and Uncollectible Accounts

From time to time, the servicer will make determinations, in good faith, regarding the ultimate recoverability with respect to any delinquent home equity loan.  A charge-off will only be taken in the event that the servicer determines that all efforts to satisfy the debt obligation have been exhausted and that it has received all cash payments and recoveries that are reasonably deemed recoverable and no reasonable recourse remains for the servicer.  The servicer’s strategy with regard to charge-offs is to minimize the loss on a delinquent home equity loan.

Grace Period

Nationstar Mortgage considers a borrower as current on the home equity loan if the payment is received within an applicable grace period of the loan, which typically ranges between five and 15 calendar days of the relevant due date.  In general, collection efforts begin when a borrower becomes five calendar days past due.  Nationstar Mortgage uses behavior scoring to guide its pre-30-day collection efforts.

Deferment

Nationstar Mortgage may offer a deferment of payments to a borrower who becomes delinquent and is experiencing short-term financial difficulties if the borrower demonstrates the desire to remain in the home and the ability to make payments under the terms of the loan.  Only one deferment may be granted in a 12-month period and not more than three deferments may be granted during the life of a loan.

The deferred loans are brought current for delinquency reporting purposes and the deferred portion of the payments will be recovered at loan maturity, payoff or, if sufficient liquidation proceeds are collected, default of the home equity loan.  The maturity date of the loan is not modified in connection with the deferment.

Modification

Nationstar Mortgage may agree to any modification, waiver or amendment of any provision of any home equity loan if, in its good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the loan, and then only in the event a payment default with respect to the loan is reasonably foreseeable by Nationstar Mortgage.  However, with respect to loans held in Nationstar Mortgage-sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of offered securities of the related trust fund that remain outstanding.  Modifications are analyzed and considered based on documented hardship or other financial circumstances of the borrower precipitating an adjustment in payment.  Modifications may include a limited periodic reduction in the monthly payment required from the borrower.  In addition, Nationstar Mortgage may modify, waive or amend any provision of a home equity loan if required to do so by statute or a court of competent jurisdiction.

Partial Payments

Nationstar Mortgage considers a borrower as current under the terms of the home equity loan if the payment received equals at least 95% of the payment due.  The payment shortage (up to 5%) will be advanced by Nationstar Mortgage and tracked as a servicer advance.  If the payment shortage is not repaid by the borrower in a subsequent month, it will be recovered at payoff, loan maturity or, if sufficient liquidation proceeds are collected, default of the home equity loan.  If the payment received equals less than 95% of the payment due, the received payment will be recorded as a partial payment and the borrower will be reported as delinquent.

Servicing Portfolio Data

The following table sets forth information regarding the size, composition and growth of Nationstar Mortgage’s servicing portfolio:

	As of March 31,					As of December 31,
Nationstar Mortgage Servicing Portfolio	2002	2003	2004	2005	2006	2006
	($ in millions)
Non Prime Mortgage Loans(1) (2)	$3,276.7	$4,642.8	$6,498.0	$7,914.4	$6,870.1	$6,639.7
Growth Rate	86%	42%	40%	22%	(13)%	(3)%
Non Prime Mortgage Loans— Serviced for Others(1) (3)	$1,093.3	$838.7	$645.0	$1,397.3	$3,678.8	$2,656.2
Growth Rate	(27)%	(23)%	(23)%	117%	163%	(28)%
Total Serviced Portfolio	$4,370.0	$5,481.5	$7,143.0	$9,311.7	$10,548.9	$9,295.8
Growth Rate	34%	25%	30%	30%	13%	(12)%

__________

(1)

A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

(2)

Includes loans originated or acquired, and serviced, by Nationstar Mortgage that are held (a) in Nationstar Mortgage-sponsored term securitizations, (b) in Auburn Funding home equity loan warehouse or (c) in Nationstar Mortgage’s inventory.

(3)

Includes loans originated or acquired by Nationstar Mortgage, which Nationstar Mortgage has sold in whole-loan sale transactions to unaffiliated parties on a servicing-retained basis.

Origination Portfolio Data

The following table sets forth information regarding the size, composition and growth of Nationstar Mortgage’s origination portfolio:

	As of March 31,					As of December 31,
Nationstar Mortgage Origination Portfolio	2002	2003	2004	2005	2006	2006
	($ in millions)
Total Originations(1)	$2,092.40	$2,506.20	$3,920.70	$5,276.30	$5,975.60	$3,433.63
Growth Rate	22%	20%	56%	35%	13%	(43)%

__________

(1)

Nationstar Mortgage’s origination portfolio consists entirely of non prime mortgage loans.  A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

Static Pool Information

Information concerning static pool performance data of previous term securitizations of the sponsor is available on the sponsor’s website at www.nationstarmtg.com/staticpool.  At this website, static pool performance data of the sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the issuing entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this prospectus supplement, the accompanying prospectus or a part of the registration statement filed with the SEC to which this prospectus supplement relates:

•

with respect to information regarding the sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

•

with respect to information regarding the Home Equity Loans to be transferred to the issuing entity, information about the Home Equity Loans for periods prior to January 1, 2006.

PREPAYMENT AND YIELD CONSIDERATIONS

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments on the Home Equity Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by Nationstar Mortgage or purchases by the servicer of delinquent Home Equity Loans) and by realized losses on the Home Equity Loans.  Certain of the Home Equity Loans may be prepaid by the borrowers at any time without penalty.  Certain of the Home Equity Loans are subject to penalties for prepayments.  Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.

Prepayments

Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the Servicer of a delinquent Home Equity Loan and the optional purchase of all the Home Equity Loans by the Servicer in connection with the Servicer’s clean-up call option) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which an Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the Offered Certificate is sensitive to prepayments, liquidations and purchases of the Home Equity Loans.

The rate of prepayment on the Home Equity Loans cannot be predicted.  As of the Statistical Calculation Date, approximately 38.29%, 40.31% and 37.07% of the aggregate outstanding Loan Balance of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, may be prepaid in whole or in part at any time without penalty.  Prepayment premiums, penalties and charges collected from borrowers will be paid to the holders of the Class P certificates.  Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the issuing entity with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans will contain “due-on-sale” provisions, and the servicer is required by the Pooling Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law or the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Due-on-Sale Clauses in Home Equity Loans” in the accompanying prospectus for more detail.

As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Fixed Rate Home Equity Loans, is affected by prevailing market rates for home equity loans of a comparable term and risk level.  When the market interest rate is below the mortgage coupon, borrowers may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.  The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other Home Equity Loans.  As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment.  The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed rate home equity loans, adjustable rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate home equity loans at competitive rates may encourage borrowers to refinance their adjustable rate home equity loans to “lock in” a lower fixed interest rate.  However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

Furthermore, with respect to up to 10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, the Depositor may deliver all or a portion of each related mortgage file to the trustee or the custodian on behalf of the trustee no later than 20 days after the Closing Date.  Should a Seller fail to deliver all or a portion of any mortgage file to the Depositor or other designee of the Depositor or, at the Depositor’s direction, to the trustee or the custodian on behalf of the trustee, within that period, such Seller will be required (i) to use its best efforts to deliver a replacement Home Equity Loan satisfying the criteria specified in the Pooling Agreement for the related delayed delivery Home Equity Loan or (ii) if no such replacement Home Equity Loan has been delivered within the time period specified in the Pooling Agreement, to repurchase the related delayed delivery Home Equity Loan.  Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Home Equity Loans.

In addition, the time at which the clean-up call option may first be exercised will be affected by prepayments in both Home Equity Loan Groups.

Projected Yields

On each Distribution Date, the Principal Distribution Amount will reflect the total amount in respect of principal received with respect to both Home Equity Loan Groups in the related Remittance Period, as adjusted by the overcollateralization provisions described in this prospectus supplement.  Depending on the rate of payments of principal and/or the rate of Realized Losses on the Home Equity Loans in a Home Equity Loan Group relative to the rates experienced with respect to the Home Equity Loans in the other Home Equity Loan Group, the Senior Certificates in a Certificate Group may receive principal distributions faster or slower than would have been the case were distributions based solely on the principal collections for the related Home Equity Loan Group. The relative rates of principal payments may change over time and may be affected by different factors. For example, the Home Equity Loans with fixed interest rates may prepay at faster rates than the Home Equity Loans with adjustable interest rates in response to a given decline in market interest rates because adjustable interest rates would readjust based on current rates. As a result of this method of allocating the Principal Distribution Amount, it may be more difficult to analyze the potential weighted average lives of the Senior Certificates and the related yields to maturity.

Excess Interest (as defined in “DESCRIPTION OF THE CERTIFICATES—Glossary” below) for the Home Equity Loans will be distributed in reduction of the Certificate Principal Balance of the Senior and Subordinate Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount exceeds the actual overcollateralization amount.  If purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the rate at which the Excess Interest for the Home Equity Loans is distributed in reduction of the applicable Certificate Principal Balance of the Offered Certificates.  If the actual rate of the Excess Interest distribution is slower than the rate anticipated by an investor who purchases an Offered Certificate, and particularly a Subordinate Certificate, at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of the Excess Interest distribution is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of Excess Interest available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related remittance period and the amount will be influenced by changes in the weighted average of the coupon rates of the Home Equity Loans resulting from prepayments and liquidations.  The amount of Excess Interest distributions applied in reduction of the Certificate Principal Balance of the Offered Certificates on each Distribution Date will be based on the then required overcollateralization amount. Once the required level of overcollateralization is reached, the application of Excess Interest to accelerate overcollateralization will cease, unless necessary to maintain the required overcollateralization amount.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting from Cash Flow Structure” in this prospectus supplement for more detail.

Subordinate Certificates

The Subordinate Certificates provide credit enhancement for the Senior Certificates in both Home Equity Loan Groups and may absorb losses on the Home Equity Loans in either Home Equity Loan Group.  The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in order of their relative payment priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Home Equity Loans.  If the actual rate and severity of losses on the Home Equity Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity on the holder’s certificate may be lower than the yield expected by the holder based on that assumption.  Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with lowest relative payment priority if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the aggregate principal balance of the Home Equity Loans.  As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case, except to the extent that the Certificate Principal Balance of such class of Subordinate Certificates is subsequently increased by any Recoveries.

In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event, unless the Certificate Principal Balances of all of the Certificates with a higher relative payment priority have been paid in full.  Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of Realized Losses, defaults and delinquencies on the Home Equity Loans, the weighted average lives of the Subordinate Certificates may be longer than would otherwise be the case.

Weighted Average Lives

Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Home Equity Loans, the greater the effect on the yields of the Offered Certificates.  The effect on an investor’s yield due to principal prepayments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments.  The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties.

The “weighted average life” of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans (“Balloon Loans”).

Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The prepayment model used with respect to the Fixed Rate Home Equity Loans is 115% Fixed Rate Mortgage PPC (“Fixed Rate Mortgage PPC”).  100% Fixed Rate Mortgage PPC assumes a constant prepayment rate (“CPR”) of 4% per annum of the then outstanding principal balance of the Fixed Rate Home Equity Loans in the first month of the life of the Fixed Rate Home Equity Loans and an additional 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Fixed Rate Home Equity Loans, 100% Fixed Rate Mortgage PPC assumes a CPR of 20% per annum of the outstanding principal balance of the Fixed Rate Home Equity Loans each month.

The prepayment model used with respect to the Adjustable Rate Home Equity Loans is 100% Adjustable Rate Mortgage PPC (“Adjustable Rate Mortgage PPC” and, together with Fixed Rate Mortgage PPC, the “Prepayment Assumption”).  100% Adjustable Rate Mortgage PPC assumes a CPR of 2% per annum of the outstanding principal balance of the Adjustable Rate Home Equity Loans in the first month of the life of the Adjustable Rate Home Equity Loans and an additional 2.545% (precisely 28/11%) in each month thereafter until the twelfth month, thereafter the CPR remains constant at 30% per annum until the twenty-second month and 50% per annum in the twenty-third month until the twenty-eighth month.  Beginning in the twenty-ninth month and in each month thereafter, 100% Adjustable Rate Mortgage PPC assumes a CPR of 30% per annum of the outstanding principal balance of the Adjustable Rate Home Equity Loans each month.  However, CPR will not exceed 90% per annum in any period.

Neither prepayment model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the issuing entity.

Since the tables set forth in Annex D were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables set forth in Annex D.  Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables in Annex D. In addition, since the actual Home Equity Loans in the issuing entity will have characteristics which differ from those assumed in preparing the tables set forth in Annex D, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables set forth in Annex D.

The information in the decrement tables set forth in Annex D has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the “Structuring Assumptions”):

•

the Home Equity Loans consist of pools of loans with the amortization characteristics as of the Cut-Off Date set forth in Annex C,

•

the Closing Date for the Offered Certificates is April 19, 2007,

•

distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing on May 25, 2007 and are made in accordance with the priorities described in this prospectus supplement,

•

the scheduled monthly payments of principal and/or interest on the Home Equity Loans will be timely delivered on the first day of each month commencing on May 1, 2007 (with no defaults, delinquencies, modifications, waivers or amendments),

•

the Home Equity Loans prepay at the specified percentages of the related Prepayment Assumption, as set forth below,

•

all prepayments are prepayments in full received on the last day of each month and include 30 days’ interest thereon beginning in April 2007,

•

the clean-up call option is not exercised (except as noted in footnote 2 in each of the tables set forth in Annex D),

•

the Offered Certificates of each class have the respective Certificate Rates and initial Certificate Principal Balances as set forth in this prospectus supplement,

•

the overcollateralization level is set as specified in this prospectus supplement,

•

the coupon rate for each Adjustable Rate Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur at six-month or one-year intervals, as applicable, following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR or one-year LIBOR, as applicable (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors),

•

all Adjustable Rate Home Equity Loans adjust based on six-month LIBOR or one-year LIBOR,

•

one-year LIBOR remains constant at 5.155% per annum, six-month LIBOR remains constant at 5.293% per annum and one-month LIBOR remains constant at 5.336% per annum,

•

the aggregate servicing fee and trustee fee is payable monthly at the rate of 0.51% per annum of the outstanding principal balance of the Home Equity Loans as of the first day of each remittance period, and

•

the certificate principal balance of the Class P certificates is $0.

Decrement Tables

The tables set forth in Annex D indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the related Prepayment Assumption, and the weighted average lives of such Offered Certificates. It is not likely that:

•

the Home Equity Loans will have the characteristics assumed,

•

the Home Equity Loans will prepay at the specified percentages of the related Prepayment Assumption or at any other constant percentage, or

•

the level of one-month LIBOR, six-month LIBOR and one-year LIBOR will remain constant at the level assumed or at any other level.

Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the related Prepayment Assumption even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

Prepayment Scenarios

	I	II	III	IV	V
Fixed Rate Home Equity Loans – Fixed Rate Mortgage PPC	50%	75%	115%	150%	200%
Adjustable Rate Home Equity Loans – Adjustable Rate Mortgage PPC	50%	75%	100%	150%	200%

FORMATION OF THE ISSUING ENTITY AND ISSUING ENTITY PROPERTY

The issuing entity will be created and established as a New York common law trust pursuant to the Pooling and Servicing Agreement (the “Pooling Agreement”) dated as of April 1, 2007 among the Depositor, Nationstar Mortgage as a seller (in this capacity, a “Seller”) and as servicer (in this capacity, the “Servicer”), Auburn Funding, LLC as a seller (a “Seller” and together with Nationstar Mortgage, the “Sellers”) and The Bank of New York, as trustee (the “Trustee”).  On the Closing Date, the Sellers will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the issuing entity and the issuing entity will issue the Offered Certificates, the Class X-IO Certificates, the Class P Certificates and the Class R Certificates at the direction of the Depositor.

The property of the issuing entity will include all:

(a)

the Home Equity Loans together with the related Home Equity Loan documents, each Seller’s interest in any Mortgaged Property which secures a Home Equity Loan, all principal payments collected on each Home Equity Loan on or after the opening of business on April 1, 2007 (the “Cut-Off Date”) and interest payments due on each Home Equity Loan after the Cut-Off Date or, with respect to any Home Equity Loan originated after that date, but prior to the Closing Date, the date of origination of that Home Equity Loan, and proceeds of the conversion, voluntary or involuntary, of the foregoing,

(b)

the amounts as may be held by the Trustee in the Certificate Account and the Net WAC Cap Carryover Reserve Account, together with investment earnings on those amounts, and the amounts as may be held by the Servicer in the Principal and Interest Account (as defined in the accompanying prospectus), if any, inclusive of investment earnings on those amounts, whether in the form of cash, instruments, securities or other properties,

(c)

the issuing entity’s right to receive payments under the Interest Rate Swap Agreement, and the amounts representing those payments as may be held by the Trustee in the Swap Account, and

(d)

proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling Agreement.

As described in the Pooling Agreement, the Trustee and the Servicer shall each receive specified investment earnings on amounts on deposit in the Certificate Account as additional compensation, and the Servicer shall receive any investment earnings on amounts on deposit in the Principal and Interest Account.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the sponsor, the Depositor, the Sellers, the Servicer, the Trustee, the underwriters or any of their affiliates.

Prior to the Closing Date, the issuing entity will have had no assets or obligations. Upon formation, the issuing entity will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, the activities relating to the Interest Rate Swap Agreement, issuing the Certificates, distributing payments on the Certificates and activities necessary or convenient to accomplish the foregoing or incidental thereto, including the investment of monies in accordance with the Pooling Agreement.  The issuing entity will not acquire any receivables or assets other than the Home Equity Loans and their proceeds and rights appurtenant to them and rights under the Interest Rate Swap Agreement.  To the extent that borrowers make scheduled payments under the Home Equity Loans, the issuing entity will have sufficient liquidity to make distributions on the Certificates. As the issuing entity does not have any operating history and will not engage in any business activity other than as described above, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the issuing entity.  The issuing entity’s fiscal year will be the calendar year.

The Pooling Agreement and certain other transaction agreements will contain “non-petition” covenants designed to prevent the commencement of any bankruptcy or insolvency proceedings against the Depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the certificateholders.

We have structured the transactions described in this prospectus supplement to assure that the transfer of the Home Equity Loans by the Sellers to the Depositor constitutes a “true sale” of the Home Equity Loans.  If the transfer constitutes a “true sale,” the Home Equity Loans and related proceeds would not be property of the applicable Seller should it become subject to any insolvency law.  Although each Seller and the Depositor will express its intent to treat the conveyance of the related Home Equity Loans as a sale, each Seller and the Depositor will also grant to the Trustee, on behalf of the issuing entity, a security interest in the related Home Equity Loans.  This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize a Seller’s or the Depositor’s transfer of the loans as a borrowing by such Seller or the Depositor secured by a pledge of the Home Equity Loans.  If a bankruptcy court did characterize the transaction as a borrowing by a Seller or the Depositor, that borrowing would be secured by the Home Equity Loans in which such Seller or the Depositor granted a security interest to the Trustee, as applicable.  Each Seller and the Depositor has agreed to take those actions that are necessary to maintain the security interest granted to the Trustee as a first priority, perfected security interest in the Home Equity Loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon issuance of the Certificates, the Depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the Home Equity Loans by the applicable Seller to the Depositor would be characterized as a “true sale” and the Home Equity Loans and related proceeds would not be property of the applicable Seller under the insolvency laws.

The Depositor will also represent and warrant that each sale of Home Equity Loans by the Depositor to the issuing entity is a valid sale of those loans.  In addition, the Depositor, the Sellers and the issuing entity will treat the conveyance of the Home Equity Loans as a sale.  The Depositor and each Seller will take all actions that are required so the Trustee will be treated as the legal owner of the Home Equity Loans.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against any of the sponsor, Depositor, Trustee, issuing entity or Servicer that are material to the Certificateholders.

DESCRIPTION OF THE CERTIFICATES

Pursuant to the Pooling Agreement, the issuing entity will issue on the Closing Date the Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-B, Class 1-AV-1 Certificates, Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates, Class 2-AV-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates (collectively referred to as the “Offered Certificates”).  The issuing entity will also issue on the Closing Date the Class X-IO Certificates (the “Class X-IO Certificates”), the Class P Certificates (the “Class P Certificates”) and one or more classes of residual certificates (together, the “Class R Certificates,” and together with the Class X-IO Certificates and Class P Certificates, the “Non-Offered Certificates” and together with the Offered Certificates, the “Certificates”).  Only the Offered Certificates are being offered pursuant to this prospectus supplement.  The Class X-IO Certificates, Class P Certificates and Class R Certificates will be issued to Nationstar Residual LLC, a wholly-owned subsidiary of Nationstar Mortgage.

The Class 1-AV-1 Certificates, Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates and Class 2-AV-4 Certificates are sometimes referred to as the “Senior Certificates” and the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates are sometimes referred to as the “Subordinate Certificates.”  The Class 1-AV-1 Certificates are sometimes referred to as the “Group 1 Certificates” and the Class 2-AV-1 Certificates, Class 2-AV-2 Certificates, Class 2-AV-3 Certificates and Class 2-AV-4 Certificates are sometimes referred to as the “Group 2 Certificates”.  Each of the Group 1 Certificates and the Group 2 Certificates is sometimes referred to as a “Certificate Group”.

The form of the Pooling Agreement has been filed as an exhibit to the registration statement to which this prospectus supplement relates.  The following summaries describe important provisions of the Pooling Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement.  Wherever particular sections or defined terms of the Pooling Agreement are referred to, the sections or defined terms are incorporated in this prospectus supplement by reference.

The Offered Certificates will be issued in denominations of $25,000 and multiples of $1,000 in excess of $25,000 and will evidence specified undivided interests in the issuing entity.  Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

We refer you to “—Book-Entry Certificates” below for more detail.

No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The Group 1 Certificates will receive distributions primarily based upon collections on the Group 1 Home Equity Loans.  The Group 2 Certificates will receive distributions primarily based upon collections on the Group 2 Home Equity Loans.  The Subordinate Certificates will receive distributions on a subordinated basis primarily based upon collections on the Home Equity Loans in Group 1 and Group 2.

The principal amount of a class of Senior or Subordinate Certificates (each, a “Certificate Principal Balance”) on any Distribution Date is equal to the aggregate outstanding principal balance of such class of Senior or Subordinate Certificates on the Closing Date, reduced by the sum of (a) the aggregate of amounts actually distributed as principal to the holders of the class of Senior or Subordinate Certificates and (b) in the case of the Subordinate Certificates, any reductions in the Certificate Principal Balance of such Subordinate Certificates due to Realized Losses, and increased, in the case of any such Subordinate Certificates to which Realized Losses have been allocated, by the amount of any allocated Recoveries, in each case as described in this prospectus supplement.

Each class of Senior or Subordinate Certificates represents the right to receive payments of interest at the Certificate Rate for that class and payments of principal as described below.

The person in whose name a Certificate is registered in the Certificate Register is referred to in this prospectus supplement as a “Certificateholder.”

Book-Entry Certificates

The Offered Certificates initially will be book-entry certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Offered Certificates (“Certificateowners”) will hold the certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems.  The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate certificate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. (“Cede”), the nominee of DTC.  Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream, Luxembourg’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank N.A., will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.  Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing certificate principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000.  Except as described in the accompanying prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede, as nominee of DTC.  Certificateowners will not be Certificateholders as that term is used in the Pooling Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

We refer you to “DESCRIPTION OF THE SECURITIES—Book-Entry Securities” in the accompanying prospectus for more detail.

Distribution Dates

On the 25th day of each month, commencing May 2007, or if the 25th day is not a Business Day, then the next succeeding Business Day (each, a “Distribution Date”), the Trustee will distribute in accordance with the Pooling Agreement (a) amounts then on deposit in the certificate account established and maintained by the Trustee under the Pooling Agreement (the “Certificate Account”), (b) amounts then on deposit in the Net WAC Cap Carryover Reserve Account and (c) amounts then on deposit in the Swap Account.  Distributions will be made in immediately available funds to Certificateholders of Senior and Subordinate Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the “Certificate Register”) maintained by the Trustee as registrar (the “Certificate Registrar”). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

We refer you to “—Book-Entry Certificates” above for more detail.

The Pooling Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Pooling Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Pooling Agreement.

Reports to Certificateholders

Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee to make available to each Certificateholder a statement setting forth among other items with respect to each Distribution Date and each class of Certificates:

(1)

the aggregate amount of the distribution to the Certificateholders on the related Distribution Date;

(2)

the amount of distribution set forth in paragraph (1) above in respect of interest and the amount thereof in respect of any related Class Interest Carryover Shortfall, and the amount of any related Class Interest Carryover Shortfall remaining;

(3)

the aggregate amount of any related Class Interest Carryover Shortfall, and the aggregate amount of any related Class Interest Carryover Shortfall remaining;

(4)

the amount of the distribution set forth in paragraph (1) above in respect of principal and the amount thereof in respect of the Class Principal Carryover Shortfall, and any remaining Class Principal Carryover Shortfall;

(5)

the amount of Excess Interest distributed on the Certificates and the amount of Excess Interest remaining, if any;

(6)

the Servicing Fee;

(7)

the aggregate Loan Balance of the Fixed Rate Home Equity Loans, the aggregate Loan Balance of the Adjustable Rate Home Equity Loans and the aggregate Loan Balance of all of the Home Equity Loans, in each case, as of the close of business on the last day of the preceding Remittance Period;

(8)

the Certificate Principal Balance for each class of Certificates after giving effect payments allocated to principal above;

(9)

the Required Overcollateralization Amount and the Overcollateralization Amount as of the close of business on the Distribution Date, after giving effect to distributions of principal on the Distribution Date;

(10)

the number and aggregate Loan Balance of the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans as to which the minimum monthly payment is delinquent for 30 to 59 days, 60 to 89 days and 90 or more days (calculated in accordance with the method described under “DESCRIPTION OF THE HOME EQUITY LOANS—Pool Delinquency Experience” above, in this prospectus supplement), respectively, as of the end of the preceding Remittance Period;

(11)

the book value of any real estate which is acquired by the issuing entity through foreclosure or grant of deed in lieu of foreclosure;

(12)

the aggregate amount of prepayments received on the Home Equity Loans during the previous Remittance Period and specifying the amount for with respect to the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans;

(13)

the weighted average loan rate on the Home Equity Loans as of the first day of the month prior to the Distribution Date and specifying this rate for the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans; and

(14)

the Certificate Rate for each class of Certificates for the Distribution Date.

In the case of information furnished pursuant to clauses (2), (3) and (4) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

Within sixty days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (2), (3) and (4) above aggregated for the applicable calendar year.  See “THE AGREEMENTS—Reporting Requirements” in the accompanying prospectus.

Glossary

“Additional Termination Events” are more specifically defined in the Interest Rate Swap Agreement and include, among others, the termination of the Supplemental Interest Trust or the issuing entity, the amendment or modification of the Pooling Agreement or other transaction documents without the prior written consent of the Swap Provider where written consent is required and an optional termination pursuant to the terms of the Pooling Agreement.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

“Aggregate Principal Amount” means, as to any Distribution Date, the sum of the Basic Principal Amounts for each Home Equity Loan Group.

The “Basic Principal Amount” with respect to each Distribution Date shall be the sum of (without duplication):

(A)

the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(B)

the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by Nationstar Mortgage or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(C)

any Substitution Amounts (as defined in the accompanying prospectus) relating to principal, delivered by Nationstar Mortgage on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan in the related Home Equity Loan Group, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(D)

all Net Liquidation Proceeds (as defined in the accompanying prospectus) and Recoveries actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the Net Liquidation Proceeds and Recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and

(E)

the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the issuing entity.

“Business Day” means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New York, Dallas, Texas or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Class Interest Carryover Shortfall” means, with respect to any class of Senior or Subordinate Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Certificateholders of that class on the preceding Distribution Date plus (2) one month’s interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

“Class M-1 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and

(B)

the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 59.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-2 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and

(C)

the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 68.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-3 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and

(D)

the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 71.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-4 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, and

(E)

the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 76.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-5 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and

(F)

the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 78.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-6 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and

(G)

the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 81.20% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-7 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and

(H)

the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 83.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-8 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 85.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-9 Principal Distribution Amount” means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the remaining Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and

(J)

the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

approximately 88.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class Monthly Interest Amount” with respect to each class of Senior and Subordinate Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the related Senior and Subordinate Certificates.  On any Distribution Date, the Group 1 Certificates are each subject to the Group 1 Net WAC Cap, the Group 2 Certificates are each subject to the Group 2 Net WAC Cap and the Subordinate Certificates are each subject to the Subordinate Net WAC Cap.  For a description of the respective Certificate Rates, the Group 1 Net WAC Cap, the Group 2 Net WAC Cap and the Subordinate Net WAC Cap, see “—Certificate Rate” below.

“Class Principal Carryover Shortfall” means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of Realized Losses as provided under “—Allocation of Realized Losses” below for such Distribution Date and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the Certificate Principal Balance of that class of Subordinate Certificates on that Distribution Date and any prior Distribution Dates attributable to the allocation of Recoveries to such class as provided under “—Allocation of Realized Losses” below.

“Cumulative Loss Trigger Event” shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of Recoveries during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
May 2009 to April 2010	1.75% for the first month, plus an additional 1/12th of 2.15% for each month thereafter.
May 2010 to April 2011	3.90% for the first month, plus an additional 1/12th of 2.30% for each month thereafter.
May 2011 to April 2012	6.20% for the first month, plus an additional 1/12th of 1.90% for each month thereafter.
May 2012 to April 2013	8.10% for the first month, plus an additional 1/12th of 1.10% for each month thereafter.
May 2013 to April 2014	9.20% for the first month, plus an additional 1/12th of 0.15% for each month thereafter.
May 2014 and thereafter	9.35%

“Delinquency Amount” means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

A “Delinquency Event” shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds 31.81% of the Senior Enhancement Percentage from the prior period.

“Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

“Early Termination Date” shall have the meaning assigned to such term in the ISDA Master Agreement.

“Event of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•

“Failure to Pay or Deliver,”

•

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•

“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Excess Interest” means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to clauses A. and B. and subclauses 1 through 12 of clause C. under “—Distributions” below.

“Excess Overcollateralization Amount” means, with respect to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the Senior and Subordinate Certificates, over (y) the Required Overcollateralization Amount.

“Group 1 Allocation Percentage” means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 1 Home Equity Loans, and the denominator of which is the Aggregate Principal Amount.

“Group 1 Principal Distribution Amount” means, with respect to (A) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the product of (i) the Principal Distribution Amount for that Distribution Date and (ii) the Group 1 Allocation Percentage, and (B) any other Distribution Date, the excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 1 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) approximately 49.70% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the Cut-Off Date.

“Group 2 Allocation Percentage” means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 2 Home Equity Loans, and the denominator of which is the Aggregate Principal Amount.

“Group 2 Principal Distribution Amount” means, with respect to (A) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the product of (i) the Principal Distribution Amount for that Distribution Date and (ii) the Group 2 Allocation Percentage, and (B) any other Distribution Date, the excess, if any, of (1) the aggregate Certificate Principal Balances of the Group 2 Certificates immediately prior to that Distribution Date over (i) the lesser of (a) approximately 49.70% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last day of the related Remittance Period and (b) the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last date of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the Cut-Off Date.

The “Interest Rate Swap Agreement” is the interest rate swap agreement to be entered into with the Swap Provider on or before the Closing Date by the Trustee, on behalf of the Supplemental Interest Trust, at the direction of the Depositor.

“Loan Balance” means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.  The Pooling Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

“Monthly Remittance Date” means the 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

“Net Subordination Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.

“Net Swap Payment” means each any net payment made (i) by the Swap Provider for deposit into the Swap Account to the extent that the floating payment exceeds the fixed payment on any Distribution Date  pursuant to the Interest Rate Swap Agreement, or (ii) to the Swap Provider, to the extent that the fixed payment exceeds the floating payment on any Distribution Date pursuant to the Interest Rate Swap Agreement.

“OC Floor” means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.

“Overcollateralization Amount” means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the related Remittance Period over (2) the aggregate Certificate Principal Balance of the Senior, Subordinate and Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

“Principal Distribution Amount” means, with respect to any Distribution Date, the lesser of (1) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

“Record Date” means, with respect to any Distribution Date and the Senior and Subordinate Certificates, the Business Day immediately preceding that Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

“Recoveries” means, with respect to any Liquidated Loan, an amount received in respect of principal on that Liquidated Loan, which has previously been allocated as a Realized Loss to a class or classes of Subordinate Certificates, net of reimbursable expenses due and owing to the Servicer.

“Remittance Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which the Distribution Date occurs.

“Required Overcollateralization Amount” means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 5.65% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 5.65% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 11.30% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

“Senior Enhancement Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

“Senior Principal Distribution Amount” means, the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount.

“60+ Delinquency Percentage (Rolling Three Month)” means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

“Stepdown Date” means the earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the Distribution Date in May 2010 and (B) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date, is at least equal to 50.30%.

“Subordination Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

“Subordination Increase Amount” means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency and (2) the Excess Interest.

“Supplemental Interest Trust” means, the trust separate from the issuing entity on whose behalf the Trustee is expected to enter into the Interest Rate Swap Agreement with the Swap Provider.

The “Swap Account” is the segregated trust account into which the Trustee will be required to deposit any amounts received by the Trustee from the Swap Provider and any amounts payable to the Swap Provider by the Trustee.

“Swap Early Termination” means, any occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

The “Swap Provider” is The Royal Bank of Scotland plc, as swap provider, under the Interest Rate Swap Agreement.

“Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment” means the amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

“Transition Expenses” means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 for both Groups in the aggregate in any one calendar year (and no more than $100,000 for both Groups in the aggregate during the term of the issuing entity).

“Trigger Event” means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

“Trustee Reimbursable Expenses” means (1) any unpaid Trustee Fees and Transition Expenses, (2) all other reimbursable expenses incurred by the Trustee in connection with its duties and obligations under the Pooling Agreement, including indemnity for all losses, liabilities, damages and expenses arising out of or in connection with (a) the performance of its duties under the Pooling Agreement, other than by reason of the negligence or bad faith of the Trustee, (b) the failure of the Sellers to perform their duties in compliance with the Pooling Agreement, or (c) any claim or legal action, pending or threatened, relating to the Trustee’s acceptance or administration of the issuing entity or the Certificates, other than by reason of the willful misfeasance, bad faith, negligence or reckless disregard of the Trustee and (3) if the Trustee is acting as custodian for the Home Equity Loans, any related custodial fees.

Distributions

The Trustee will be required to deposit into the Certificate Account:

•

the proceeds of any liquidation of the assets of the issuing entity,

•

all collections on the Home Equity Loans received during the related Remittance Period and remitted by the Servicer to the Trustee, and

•

all other remittances made to the Trustee by or on behalf of the Sellers or the Servicer.

The Pooling Agreement establishes a certificate rate on each class of Senior and Subordinate Certificates (each, a “Certificate Rate”) as set forth in this prospectus supplement under “—Certificate Rate.”  The Pooling Agreement also establishes a Servicing Fee and a Trustee Fee for each Distribution Date.

On each Distribution Date, after withdrawal of any amounts required to be deposited into the Swap Account for payment to the Swap Provider of any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payments that are the result of a Swap Provider Trigger Event), the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the Home Equity Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining in the Certificate Account with respect to the Group 1 Home Equity Loans and Group 2 Home Equity Loans (other than any prepayment premiums, penalties or charges):

A.

With respect to funds in the Certificate Account received with respect to Group 1 Home Equity Loans:

1.   To the Trustee, the Trustee Fee and any Transition Expenses for Group 1 Home Equity Loans.

2.   Concurrently, to the Group 1 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date.

3.   The remaining amount pursuant to clause C. below.

B.

With respect to funds in the Certificate Account received with respect to the Group 2 Home Equity Loans:

1.   To the Trustee, the Trustee Fee and any Transition Expenses for Group 2 Home Equity Loans.

2.   Concurrently, to each class of Group 2 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group 2 Certificates.

3.   The remaining amount pursuant to clause C. below.

C.   With respect to any remaining amounts in the Certificate Account received with respect to Group 1 Home Equity Loans and Group 2 Home Equity Loans:

1.   First, concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

2.   Second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

3.  Third, to the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

i.

Sequentially:

a.

To the Group 1 Certificates, the Group 1 Principal Distribution Amount until the Certificate Principal Balance of such Certificates has been reduced to zero.

b.  To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount after distributions pursuant to clause C.3.ii.a. below until the Certificate Principal Balance of such Certificates has been reduced to zero.

ii.

Sequentially:

a.  To the Group 2 Certificates, the Group 2 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

b.  To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.i.a. above, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount after distributions pursuant to clause C.3.i.a. above shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

4.   Fourth, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

5.   Fifth, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

6.   Sixth, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

7.   Seventh, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

8.   Eighth, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

9.   Ninth, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

10.  Tenth, to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

11.  Eleventh, to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

12.   Twelfth, to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

13.   Thirteenth, to the Senior and Subordinate Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12 above of this clause C.

14.  Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

15.   To the Net WAC Cap Carryover Reserve Account, the amounts required under the Pooling Agreement for distribution in accordance with subclauses 16 and 17 below of this clause C.

16.   Concurrently, (i) to the Group 1 Certificates, the Group 1 Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account with respect to Group 1 and (ii) to the Group 2 Certificates, the related Group 2 Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account with respect to Group 2 on a pro rata basis based on each Group 2 Certificate’s Net WAC Cap Carryover.

17.   Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Subordinate Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

18.  For deposit into the Swap Account, for payment pursuant to clause (viii) under “—The Swap Account” below.

19.   To the Trustee as reimbursement for all Trustee Reimbursable Expenses.

20.   To the Class X-IO and Class R Certificates, the remainder as provided in the Pooling Agreement.

Class P Certificates

On each Distribution Date, the Trustee will withdraw (subject to the terms of the Pooling and Servicing Agreement, based solely on information provided to it electronically or in writing by the Servicer) an amount equal to any prepayment premiums, penalties or charges then on deposit in the Certificate Account and will distribute such amounts to the Class P Certificates.

Certificate Rate

With respect to any Distribution Date and the Class 1-AV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.220% per annum (or 0.440% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 1 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.120% per annum (or 0.240% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.180% per annum (or 0.360% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.250% per annum (or 0.500% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class 2-AV-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.320% per annum (or 0.640% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Group 2 Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.410% per annum (or 0.615% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.470% per annum (or 0.705% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.570% per annum (or 0.855% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.950% per annum (or 1.425% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-5 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.250% per annum (or 1.875% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-6 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 1.600% per annum (or 2.400% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-7 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 2.500% per annum (or 3.750% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-8 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 2.500% per annum (or 3.750% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-9 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) 2.500% per annum (or 3.750% per annum for each Interest Period occurring after the date on which the Servicer first fails to exercise its clean-up call option) and (B) the Subordinate Net WAC Cap for the Distribution Date.

The “Group 1 Net WAC Cap” with respect to any Distribution Date and the Group 1 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 1 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

The “Group 2 Net WAC Cap” with respect to any Distribution Date and class of Group 2 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 2 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

The “Subordinate Net WAC Cap” with respect to any Distribution Date and class of Subordinate Certificates will be a per annum rate equal to the weighted average of (i) the Group 1 Net WAC Cap and (ii) the Group 2 Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

The “Group Subordinate Amount” for each Home Equity Loan Group and any Distribution Date is the excess, if any, of the aggregate Loan Balance of the related Home Equity Loan Group as of the first day of the related Remittance Period, over the aggregate Certificate Principal Balances of the Senior Certificates of such Home Equity Loan Group immediately prior to such Distribution Date.

The “Swap Expense Fee Rate” with respect to each Distribution Date, is a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

The “Net Coupon Rate” of any Group 1 Home Equity Loan or Group 2 Home Equity Loan will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the Servicing Fee accrues and (2) the rate at which the Trustee Fee accrues (expressed as a per annum percentage of the aggregate principal balance of the Group 1 or Group 2 Home Equity Loans, as applicable).

If on any Distribution Date the Certificate Rate for the Group 1 Certificates is based on the Group 1 Net WAC Cap, the Group 1 Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the Group 1 Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

If on any Distribution Date the Certificate Rate for any class of Group 2 Certificates is based on the Group 2 Net WAC Cap, the applicable Group 2 Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the related Group 2 Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

If on any Distribution Date the Certificate Rate for any of the Subordinate Certificates is based on the Subordinate Net WAC Cap, the applicable Subordinate Certificateholders will be entitled to receive on that Distribution Date and each subsequent Distribution Dates the related Subordinate Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account.”

On the Closing Date, the Trustee will establish the “Net WAC Cap Carryover Reserve Account” from which distributions in respect of Net WAC Cap Carryover on the Senior or Subordinate Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the issuing entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause 15 under “—Distributions” above.

The “Group 1 Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 1 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 1 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the Group 1 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap).

The “Group 2 Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group 2 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 2 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 2 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group 2 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 2 Net WAC Cap).

The “Subordinate Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Subordinate Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Subordinate Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Subordinate Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Subordinate Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Subordinate Net WAC Cap).

The ratings on the Offered Certificates by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”  and together with S&P, the “Rating Agencies”) will not address the likelihood of receipt by such Certificateholders of any amounts in respect of the Group 1 Net WAC Cap Carryover, the Group 2 Net WAC Cap Carryover or the Subordinate Net WAC Cap Carryover, as applicable.  Payment of the Group 1 Net WAC Cap Carryover, the Group 2 Net WAC Cap Carryover or the Subordinate Net WAC Cap Carryover, as applicable, will be subject to availability of funds therefor in accordance with the priority of payments set forth under “—Distributions” above.

“Interest Period”  means, with respect to each Distribution Date, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date.

Interest on the Senior and Subordinate Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period for the Senior and Subordinate Certificates.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m., London time, on this date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

“LIBOR Determination Date” means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period. For purposes of determining One-Month LIBOR, a “London Business Day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and “Reference Banks” means leading banks selected by Nationstar Mortgage and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

Overcollateralization Resulting from Cash Flow Structure.  The Pooling Agreement provides that Excess Interest will be used in the following order of priority:

(1)

to pay the Senior and Subordinate Certificates any Subordination Increase Amount,

(2)

to pay any related Class Interest Carryover Shortfall and any related Class Principal Carryover Shortfall on the Subordinate Certificates,

(3)

to pay the applicable Certificateholders any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, in accordance with subclauses 16 and 17 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above,

(4)

to pay the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

(5)

to reimburse the Trustee with respect to any amounts owing to it, and

(6)

to pay the Class X-IO and the Class R Certificateholders, as specified in the Pooling Agreement.

Pursuant to the Pooling Agreement, Excess Interest will be applied on each Distribution Date as an accelerated payment of principal on the Senior and Subordinate Certificates until the Overcollateralization Amount has increased to the Required Overcollateralization Amount.  The application of Excess Interest for the payment of principal has the effect of accelerating the amortization of the Senior and Subordinate Certificates relative to the amortization of the Home Equity Loans.

If, on any Distribution Date, the Overcollateralization Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the Required Overcollateralization Amount, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the Senior and Subordinate Certificates on the Distribution Date shall instead be distributed as Excess Interest as provided in the Pooling Agreement in an amount equal to the Excess Overcollateralization Amount.

Allocation of Realized Losses.  The Pooling Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount attributed to the Excess Overcollateralization Amount) during the prior Remittance Period will be distributed to the Certificateholders of the Senior and Subordinate Certificates.  If any Home Equity Loan became a Liquidated Loan during the prior Remittance Period, the Net Liquidation Proceeds related to that Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan.  The amount of any insufficiency is referred to as a “Realized Loss.”  The Pooling Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

A “Liquidated Loan” is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been made or that the Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the aggregate Loan Balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates.  If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest or except for the Class M-8 and Class M-9 Certificates, Net Swap Payments received under the Interest Rate Swap Agreement, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear the loss.

If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates exceeds the aggregate Loan Balance of the Home Equity Loans, that is, the Senior and Subordinate Certificates are undercollateralized, the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess.  Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class.  Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under “—Distributions” or as provided under “—The Swap Account” below.

To the extent that the Certificate Principal Balance of a class of Subordinate Certificates is reduced on account of Realized Losses that have been allocated to such class (including any class for which the related Certificate Principal Balance has been reduced to zero), then the Certificate Principal Balance of such class will be increased up to the amount of any Recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (1) the prior reduction in the Certificate Principal Balance of such class and (2) the outstanding Class Principal Carryover Shortfall of such class.  The outstanding Class Principal Carryover Shortfall of such class will be reduced by the corresponding amount of the increase in the Certificate Principal Balance of such class.

The Pooling Agreement does not permit the allocation of Realized Losses to the Senior Certificates.  Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest paid on the Home Equity Loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled.  In addition, if the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount is equal to zero, principal distributions will be made to the Group 2 Certificates on a pro rata basis based on their respective Certificate Principal Balances.

For all purposes of this prospectus supplement, the Class M-9 Certificates will have the lowest payment priority of any class of Certificates other than the Class X-IO and Class R Certificates.

The Interest Rate Swap Agreement

On or before the Closing Date, the Trustee on behalf of the Supplemental Interest Trust, as directed by the Depositor, will enter into the Interest Rate Swap Agreement with the Swap Provider.  On each Distribution Date, the Trustee, will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of any Net Subordination Deficiency, Class Interest Carryover Shortfalls, Class Principal Carryover Shortfalls, Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover will be made.  The Swap Account will be an asset of the Supplemental Interest Trust but not of any REMIC.

The Significance Percentage of the Interest Rate Swap Agreement will be less than 10% as of the Closing Date.  The Significance Percentage is calculated by reference to the “Significance Estimate” of the Interest Rate Swap Agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Interest Rate Swap Agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments.  The “Significance Percentage” is the percentage that the amount of the significance estimate represents of the aggregate Loan Balance of the Home Equity Loans.

Under the Interest Rate Swap Agreement, on each Distribution Date, the Supplemental Interest Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a Fixed Swap Payment based on the lesser of a notional amount for such Distribution Date (as set forth on Schedule I hereto) and the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates, other than the Class M-8 and Class M-9 Certificates, and the Swap Provider will be obligated to pay to the Trustee a “Floating Swap Payment” equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the lesser of the (i) notional amount for that Distribution Date (as set forth on Schedule I hereto) and (ii) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates, other than the Class M-8 and Class M-9 Certificates and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360.  The “Fixed Swap Payment” for any Distribution Date shall be equal to the product of (x) 4.92% (subject to a variance of plus or minus 5.00% of that rate), (y) the lesser of the (i) notional amount for that Distribution Date (as set forth on Schedule I hereto) and (ii) the aggregate Certificate Principal Balance of the Senior and Subordinate Certificates, other than the Class M-8 and Class M-9 Certificates, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  A Net Swap Payment will be required to be made on each Distribution Date (a) by the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Supplemental Interest Trust to the extent that the Floating Swap Payment exceeds the corresponding Fixed Swap Payment.

The notional amounts set forth on Schedule I are calculated based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date.  The notional amounts set forth on Schedule I may change based on the aggregate Loan Balance of Fixed Rate Home Equity Loans and Adjustable Rate Home Equity Loans that are in their fixed rate period as of the Cut-off Date, and, in the case of such Adjustable Rate Home Equity Loans, their adjustment dates.  The Depositor does not expect any material change in the characteristics of the Home Equity Loans between the Statistical Calculation Date and the Cut-off Date.

The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in February 2013, unless terminated earlier upon the occurrence of a Swap Default, a “Termination Event” (as defined in the ISDA Master Agreement) or an Additional Termination Event.

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  A “Termination Event” shall be defined in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the issuing entity receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Downgrade Provisions of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the ISDA Master Agreement.  Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies, that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (3) establish any other arrangement specified in the Interest Rate Swap Agreement.

The Swap Provider

The Royal Bank of Scotland plc will be the Swap Provider.

The Royal Bank of Scotland plc, is a company limited by shares incorporated under the law of Scotland and the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally.  The short-term unsecured and unguaranteed debt obligations of the Swap Provider are currently rated “A-1+” by S&P and “P-1” by Moody’s.  The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Swap Provider are currently rated “AA” by S&P and “Aa1” by Moody’s.  Except for the information provided in this paragraph, neither the Swap Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.  The Swap Provider is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

The information under this heading “—The Swap Provider” has been provided by The Royal Bank of Scotland plc for use in this prospectus supplement.

The Swap Account

Net Swap Payments and Swap Termination Payments payable by the Supplemental Interest Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) will be deducted from the Certificate Account prior to distributions to the Trustee and certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.  Swap Termination Payments resulting from a Swap Provider Trigger Event payable by the Supplemental Interest Trust will be deducted from the Certificate Account pursuant to subclause 18 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

On each Distribution Date, to the extent required, following the distribution of the Excess Interest as described in “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DESCRIPTION OF THE CERTIFICATES—Distributions” above, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

(i)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and any Net Swap Payments owed to the Swap Provider remaining unpaid from prior Distribution Dates;

(ii)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)

third, to the Senior Certificates and Subordinate Certificates (other than the Class M-8 and Class M-9 Certificates), the Net Subordination Deficiency for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 10. of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(iv)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(v)

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed based on such amounts after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(vi)

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(vii)

seventh, to pay the applicable Certificateholders (other than the any holders of the Class M-8 and Class M-9 Certificates), Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above, allocated in the order of priority set forth in subclauses 16 and 17 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(viii)

eighth, to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(ix)

ninth, to the Class X-IO Certificates, any remainder;

provided, that the cumulative amount of distributions pursuant to clauses (iii) and (iv) above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of Realized Losses with respect to that Distribution Date and all prior Distribution Dates.

The Class M-8 and Class M-9 Certificates will not be entitled to any distributions from the Swap Account.

Final Scheduled Distribution Date

The final scheduled Distribution Date (the “Final Scheduled Distribution Date”) for each class of Offered Certificates is the April 2037 Distribution Date, which is the Distribution Date occurring one month after the latest scheduled payment of the Home Equity Loans. The failure to pay any class of Offered Certificates on its Final Scheduled Distribution Date does not result in any ability of the holders of the Offered Certificates to exercise any remedies.

It is expected that the actual last Distribution Date for each class of Offered Certificates will occur earlier and in some cases, significantly earlier, than the Final Scheduled Distribution Date.

Optional Termination by the Servicer

The Servicer may, at its option, terminate the issuing entity by purchasing, at the Termination Price, all of the Home Equity Loans on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is equal to or less than 10% of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.  We refer to this optional termination as the “clean-up call option.”  The certificate rate on each class of Senior and Subordinate Certificates will increase for each interest period after the Servicer first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” in this prospectus supplement.

On any date of determination, the “Termination Price” shall be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, as of such date, and (y) in the case of any REO property and Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent as of any date of determination, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid Certificate Principal Balance of the Senior and Subordinate Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover and Subordinate Net WAC Cap Carryover), any unreimbursed Delinquency Advances and unreimbursed Servicing Advances, any Delinquency Advances the Servicer has failed to remit and any Net Swap Payment or Swap Termination Payments payable to any swap provider remaining unpaid or which is due to the exercise of such option.

Servicing of Home Equity Loans with Prepayment Penalties

In the event of a prepayment in full or in part of a Home Equity Loan, the Servicer will not be allowed to waive any prepayment premium, penalty or charge or portion thereof required by the terms of the related note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Home Equity Loan, taking into account the value of such prepayment premium, penalty or charge, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.  If the Servicer waives or does not collect all or a portion of a prepayment premium, penalty or charge relating to a prepayment in full due to any action or omission of the Servicer, other than as described above, the Servicer will deposit the amount of that prepayment premium, penalty or charge (or such portion thereof as had been waived for deposit) into the Certificate Account for distribution as described in this prospectus supplement under “DESCRIPTION OF THE CERTIFICATES—Class P Certificates” above.

Fees and Expenses of the Issuing Entity

In consideration of their duties on behalf of the issuing entity, the Servicer, the custodian and the Trustee will receive from the assets of the issuing entity certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicer	monthly

As to each Home Equity Loan, the Servicer will retain a fee (the “Servicing Fee”) equal to 0.50% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Remittance Period.  If a successor Servicer is appointed in accordance with the Pooling Agreement, the Servicing Fee shall be an amount agreed upon by the Trustee and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer.  The Servicer will also be able to retain, as additional servicing compensation, late fees, assumption fees, release fees, bad check charges and any other servicing related charges.  The Servicer will be entitled to retain the Servicing Fee and the additional servicing compensation from collections on the Home Equity Loans prior to any distributions to the Offered Certificates.

Deducted by the Servicer from the Principal and Interest Account (to the extent remitted to the Principal and Interest Account) in respect of each Home Equity Loan serviced by that Servicer, before payment of any amounts to Certificateholders.

Trustee	monthly

Under the Pooling Agreement, the Trustee is entitled to receive a monthly fee (the “Trustee Fee”) in an amount equal to $1,000.  The Trustee is also entitled to be reimbursed for any Transition Expenses.  The Trustee Fee and any Transition Expenses are payable to the Trustee on each Distribution Date prior to any distributions to the Offered Certificates.  The Trustee is also entitled to be reimbursed for all Trustee Reimbursable Expenses.  The Trustee Reimbursable Expenses will be reimbursed to the Trustee on each Distribution Date, to the extent of funds available, following deposits to the Swap Account of any payments pursuant to subclause 19 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Trustee Fee and Transition Expenses deducted by the Trustee before payment of any amounts to Certificateholders.  Trustee Reimbursable Expenses deducted by the Trustee following deposits to the Swap Account of any payments pursuant to subclause 19 of clause C. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Custodian	monthly

The Servicer will pay the custodian reasonable compensation as agreed upon for all services rendered by the custodian in the exercise and performance of its powers and duties, and the Servicer will pay or reimburse the custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the custodian in accordance with the provisions of the custodial agreement.

Paid by the Servicer before payment of any amounts to Certificateholders.
Swap Provider	monthly	Any Net Swap Payments or Swap Termination Payments.

Paid by the Supplemental Interest Trust before payment of any amounts to Certificateholders, except that Swap Termination Payments caused by Swap Provider Trigger Event, which are paid by the Supplemental Interest Trust after all distributions to holders of Offered Certificates.

The Pooling Agreement may be amended to change the fees and expenses described above without the consent of Certificateholders, provided the amendment does not cause the Rating Agencies to reduce their then current ratings of the Certificates.

Voting Rights

Each Certificateholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the Certificateholder’s percentage interest in such class.  One percent (1%) of all voting interests will be allocated to each of the Class P, Class X-IO and Class R Certificates.  The remaining voting interests will be allocated to the classes of Senior and Subordinate Certificates in proportion to their respective Certificate Principal Balances on any determination date.

The Trustee

The Trustee is The Bank of New York, a banking corporation organized under the laws of the State of New York.  The Bank of New York’s operations include a full range of securities services, treasury management, investment management and private banking services.

Asset classes for which The Bank of New York serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases, franchise loans, and student loans.

The Depositor, the Servicer, and the Sellers may maintain other banking relationships in the ordinary course of business with The Bank of New York.  The Certificates may be surrendered at the Corporate Trust Office of the Trustee located at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention:  Structured Finance Transfer Department, Nationstar Home Equity Loan Series 2007-B or at any other addresses that the Trustee may designate from time to time.

The Pooling Agreement requires that the Trustee at all times:

•

be a corporation or association organized and doing business under United States federal or state law authorized to exercise corporate trust powers;

•

have a combined capital and surplus of at least $50 million;

•

be subject to supervision or examination by the United States or any state thereof; and

•

have a deposit rating of at least “A-” by S&P, “A2” by Moody’s and, if rated by Fitch Ratings, “A” by Fitch Ratings.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer.  The Depositor and the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer (which approval shall not be unreasonably withheld).  In addition, the holders of a majority of the voting rights represented by the Offered Certificates may at any time remove the Trustee and appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

No holder of a Certificate will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless (1) Certificateholders holding Certificates evidencing at least 51% of the percentage interests in the issuing entity have made written requests upon the Trustee to institute a proceeding in its own name as Trustee under the Pooling Agreement and have offered to the Trustee reasonable indemnity and (2) the Trustee for 60 days has neglected or refused to institute any proceeding.  In addition, the holders of a majority of the voting rights represented by outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Certificates or the issuing entity.  However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to the Pooling Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction.

The Pooling Agreement provides that the Trustee will not be liable to the Depositor, the Sellers, the Servicer or any Certificateholders for any action taken or for refraining from taking action in good faith pursuant to the Pooling Agreement or for errors in judgment, but the Pooling Agreement does not protect the Trustee against any liability resulting from its negligence, willful misconduct or reckless disregard of its obligations thereunder.

The Trustee will receive indemnity, as part of the “Trustee Reimbursable Expenses” (as such term is defined in the Pooling Agreement), for all losses, liabilities, damages and expenses arising out of or in connection with (i) the performance of its duties under the Pooling Agreement, other than by reason of the negligence or bad faith of the Trustee, (ii) the failure of the Sellers to perform their duties in compliance with the Pooling Agreement, or (iii) any claim or legal action, pending or threatened, relating to the Trustee’s acceptance or administration of the issuing entity or the Certificates, other than by reason of the willful misfeasance, bad faith, negligence or reckless disregard of the Trustee.  All Trustee Reimbursable Expenses will be reimbursed to the Trustee on each Distribution Date, to the extent of funds available, following deposits to the Swap Account of any payments pursuant to clause T. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Under the Pooling Agreement, the Trustee is required to take the following actions upon a breach of the following covenants and agreements:

•

upon discovery by the Trustee of a breach by Nationstar Mortgage of any of its representations and warranties in the Pooling Agreement, which breach materially and adversely affects the interests of the Certificateholders, the Trustee must give prompt notice of the breach to the other parties to the Pooling Agreement; and

•

upon becoming aware of a Servicer Termination Event (as defined in the accompanying prospectus) under the Pooling Agreement, the Trustee must give notice of the event to the Depositor, Nationstar Mortgage, the Certificateholders and the Rating Agencies.

The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to the Pooling Agreement via the Trustee’s internet website at https://sfr.bankofny.com or by calling the Trustee’s customer service desk at 1-800-332-4550.  Parties are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk.  The Trustee shall have the right to change the way monthly statements are distributed in order to make distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any changes.

The Custodian

The Bank of New York Trust Company, National Association will be the custodian for the Home Equity Loans on behalf of the Trustee (the “Custodian”).

The Custodian will have custodial responsibility for certain assets of the issuing entity pursuant to the Custodial Agreement dated as of April 1, 2007 among the Custodian, the Trustee and the Servicer (the “Custodial Agreement”).  Pursuant to the Custodial Agreement, the Custodian will act as agent for the Trustee for the purpose of receiving and holding certain documents and other instruments delivered by the Servicer under the Pooling Agreement.  The Servicer does not have custodial liability for these documents and instruments.

Business Relationships

Apart from the transaction related to this prospectus supplement, there is no business relationship, agreement, arrangement, transaction or understanding that has been entered into outside of the ordinary course of business or that is on terms other than would be obtained in an arm’s length transaction with an unrelated third party as between the sponsor, the Depositor, the issuing entity, the Servicer, the Trustee, any originator, any obligor, any credit enhancement provider, any credit support provider or any other material party.

USE OF PROCEEDS

The net proceeds to be received from the sale of the underwritten certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Sellers.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following section in conjunction with the section in the accompanying prospectus captioned “FEDERAL INCOME TAX CONSEQUENCES” discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  This section must be considered only in connection with “FEDERAL INCOME TAX CONSEQUENCES” in the accompanying prospectus.  The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  No portion of the “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” or “FEDERAL INCOME TAX CONSEQUENCES” sections of this prospectus supplement or accompanying prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of “—General” below and in “FEDERAL INCOME TAX CONSEQUENCES—Opinions” in the accompanying prospectus.

General

The Pooling Agreement provides that the issuing entity, exclusive of the assets held in the Net WAC Cap Carryover Reserve Account and the Swap Account, will comprise a tiered REMIC structure.  The Pooling Agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC.  The Class R Certificates will represent ownership of the residual interest in each of the REMICs.

Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling Agreement, each of the REMICs created by and designated in the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  In addition, Tax Counsel will deliver its opinion to the effect that the Net WAC Cap Carryover Reserve Account and the Swap Account each is an “outside reserve fund” for purposes of the Treasury regulations promulgated under the REMIC provisions of the Internal Revenue Code.

To the extent that the Net WAC Cap applicable to a Certificate is reduced by a Swap Termination Payment payable to the Swap Provider and such reduction causes a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover to arise with respect to such Certificate, the holders of such Certificates will be deemed to receive a payment equal to that reduction and then pay that amount to the Class X-IO Certificateholder pursuant to an obligation that will be treated as separate from their REMIC regular interest.  The following discussion assumes that the rights and obligations of the applicable Certificateholders to receive payments of a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover and make deemed payments under the Interest Rate Swap Agreement will be treated as rights and obligations under one or more notional principal contracts rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to all certificateholders and withholding tax consequences to certificateholders who are non-U.S. Persons.  Prospective investors in the certificates should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments of a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover.

Tax Treatment of the Offered Certificates

Offered Certificates entitled to a Group 1 Net WAC Cap Carryover, a Group 2 Net WAC Cap Carryover or a Subordinate Net WAC Cap Carryover as described in this prospectus supplement will be referred to hereinafter as the “Carryover Certificates.”  For federal income tax information reporting purposes, the Trustee will treat a beneficial owner of a Carryover Certificate (i) as holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (ii) as having entered into a limited recourse interest rate contract or contracts (the “Interest Rate Contract Component”).  The REMIC regular interest corresponding to a Carryover Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Carryover Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Net WAC Cap Carryover Reserve Account or the Swap Account (the rights from each fund could be treated as separate contracts).  In addition to an Offered Certificate’s respective Net WAC Cap Carryover, any payment on a Carryover Certificate in excess of the weighted average of the Net Coupon Rates of all Home Equity Loans (adjusted to account for expenses and differences in monthly day count conventions) will be treated as made from the Net WAC Cap Carryover Reserve Account or the Swap Account and will be deemed to have been paid pursuant to an Interest Rate Contract Component.  Consequently, each beneficial owner of a Carryover Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities)” in the accompanying prospectus.  In addition, each beneficial owner of a Carryover Certificate will be required to report net income with respect to the Interest Rate Contract Component and will be permitted to recognize a net deduction with respect to the Interest Rate Contract Component, subjects to the discussion under “—The Interest Rate Contract Components” below.  Investors in the Certificates will also be treated as having issued an Interest Rate Contract Component (in exchange for a premium used to purchase their Certificate), under which they are treated as receiving certain payments and then paying them to the Class X-IO Certificates to the extent the applicable Net WAC Cap (adjusted to account for expenses and differences in monthly day count conventions) is reduced by a Swap Termination Payment payable to the Swap Provider and their LIBOR rate exceeds such Net WAC Cap (adjusted to account for expenses and differences in monthly day count conventions).  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Carryover Certificate.

Allocations

A beneficial owner of a Carryover Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and each Interest Rate Contract Component.  The right to receive payments of Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover and the deemed obligation to make Swap Termination Payments to the Swap Provider could be treated as two separate contracts, but the Trustee will, unless otherwise required or advised, account for them as one contract.  For information reporting purposes the Trustee will treat the Interest Rate Contract Components as having insignificant value.  The Interest Rate Contract Component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Interest Rate Contract Component as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Interest Rate Contract Components.

Upon the sale, exchange, or other disposition of a Carryover Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC Regular Interest Component and the Interest Rate Contract Component.  Assuming that the Carryover Certificate is held as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code, gain or loss on the disposition of an interest in The Interest Rate Contract Component should be capital gain or loss.  For a discussion of the material federal income tax consequences to a Beneficial Owner upon disposition of a REMIC Regular Interest, see “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities)” in the accompanying prospectus.

Original Issue Discount

Depending on their issue price, Offered Certificates may be issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount, and bond premium, if any, will be at a rate equal to 115% Fixed Rate Mortgage PPC for the Fixed Rate Certificates and 100% Adjustable Rate Mortgage PPC for the Variable Rate Certificates.  No representation is made that the Home Equity Loans will actually prepay at these rates or at any other rates.

If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

In certain circumstances, the original issue discount regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity provided that such holder discloses such position to the IRS. Accordingly, it is possible that the beneficial owner of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the Pooling Agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of Offered Certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price (or in the case of a Carryover Certificate, the portion of the purchase price allocated to the regular interest component) and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.  See “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities),” “—Market Discount” and “—Premium” in the accompanying prospectus.

The Interest Rate Contract Components

The portion of the overall purchase price of a Carryover Certificate attributable to the Interest Rate Contract Component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate contract.  Under one method—the level yield constant interest method—the price paid for an interest rate contract is amortized over the life of the contract as though it were the principal amount of a loan bearing interest at a reasonable rate.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Contract Component of an Offered Certificate.

Any payments made to a beneficial owner of a Carryover Certificate from a Net WAC Cap Carryover Reserve Account or the Swap Account will be treated as periodic payments on an interest rate  contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Interest Rate Contract Component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments (or in the case of the Subordinate Certificates, any payment deemed made as a result of the functioning of the contract as described in “—Tax Treatment of the Offered Certificates” above), such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Interest Rate Contract Component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Contract Component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Offered Certificates

The REMIC regular interest components of the Carryover Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code, and as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code, generally, in the same proportion that the assets of the issuing entity, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of a Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Internal Revenue Code, subject to the same limitation in the preceding sentence.  The Interest Rate Contract Components of the Carryover Certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or as real estate assets under Section 856(c)(5)(B) of the Internal Revenue Code, or as qualified mortgages within the meaning of section 860G(a)(3) of the Internal Revenue Code if held by another REMIC and could prevent a transferee REMIC from qualifying as a REMIC, particularly the deemed obligations of the Certificates.  See “CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Treatment of the Offered Certificates” in this prospectus supplement.

CERTAIN STATE TAX CONSIDERATIONS

Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA CONSIDERATIONS” in the accompanying prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Exemption described below, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to Citigroup Global Markets Inc. (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including Offered Certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Home Equity Loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust such as the issuing entity consisting of mortgage loans like the Home Equity Loans.

For a general description of the Exemption as amended by PTE 2007-5, 72 Fed. Reg. 13130, (2007), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA CONSIDERATIONS” in the accompanying prospectus.  The issuer expects that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Home Equity Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a security may change.  If a class of Offered Certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Offered Certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any Offered Certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the Trustee receives the following:

•

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

•

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95-60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

•

an opinion of counsel satisfactory to the Trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Servicer or either of the Sellers to any obligation in addition to those undertaken in the Pooling Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, other than a Class M-8 or Class M-9 Certificate, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate, other than a Class M-8 or Class M-9 Certificate, or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Offered Certificate are eligible for the exemptive relief available under the statutory exemption or one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any such Offered Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any Offered Certificate, other than a Class M-8 or Class M-9 Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of such Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Depositor, the Servicer and the Sellers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the issuing entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such Certificates.  You should consult your own counsel as to whether and to what extent the Offered Certificates constitute legal investments for you.

We refer you to “LEGAL INVESTMENT” in the accompanying prospectus for more detail.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated April 4, 2007 (the “Underwriting Agreement”), between the Depositor and Greenwich Capital Markets, Inc. as representative of the underwriters named below (the “Underwriters”), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor the principal amount of the underwritten certificates set forth opposite their respective names.  The underwritten certificates will be offered by the Underwriters when, as and if issued and sold by the Depositor to the Underwriters, subject to the Underwriters’ right to reject any subscription, in whole or in part.

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	Class 1-AV-1	Class 2-AV-1	Class 2-AV-2	Class 2-AV-3	Class 2-AV-4
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates

Greenwich Capital Markets, Inc.	$188,500,800	$141,900,800	$88,244,000	$35,117,600	$48,140,800
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$23,562,600	$17,737,600	$11,030,500	$4,389,700	$6,017,600
Citigroup Global Markets Inc.	$23,562,600	$17,737,600	$11,030,500	$4,389,700	$6,017,600

	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of	Principal Amount of
	Class M-1	Class M-2	Class M-3	Class M-4	Class M-5
Underwriter	Certificates	Certificates	Certificates	Certificates	Certificates

Greenwich Capital Markets, Inc.	$31,516,000	$30,844,800	$11,734,400	$15,087,200	$8,046,400
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$3,939,500	$3,855,600	$1,466,800	$1,885,900	$1,005,800
Citigroup Global Markets Inc.	$3,939,500	$3,855,600	$1,466,800	$1,885,900	$1,005,800

	Principal Amount of	Principal Amount of
	Class M-6	Class M-7
Underwriter	Certificates	Certificates

Greenwich Capital Markets, Inc.	$8,382,400	$7,711,200
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$1,047,800	$963,900
Citigroup Global Markets Inc.	$1,047,800	$963,900

The Underwriters have informed the Depositor that they propose to offer the underwritten certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect the transactions by selling the underwritten certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.  In connection with the sale of the underwritten certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  The Underwriters and any dealers that participate with the Underwriters in the distribution of the underwritten certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the underwritten certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

The Class M-8 and Class M-9 Certificates may be offered by Nationstar Mortgage LLC from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale.  Any underwriters or agents that participate in the distribution of the Class M-8 and Class M-9 Certificates may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter severally has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter severally has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of any Offered Certificates in circumstances in which section 21(1) of the Financial Services and Markets Act does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

No Offered Certificate will have an established trading market when issued. The Underwriters may, from time to time, act as brokers or purchase and sell underwritten certificates in the secondary market, but the Underwriters are under no obligation to do so and there can be no assurance that there will be a secondary market for the underwritten certificates or liquidity in the secondary market if one does develop.

From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.

The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against described civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor, the Sellers and the Servicer by McKee Nelson LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings not lower than the ratings set forth below by S&P and Moody’s:

Class	S & P	Moody’s
1-AV-1	AAA	Aaa
2-AV-1	AAA	Aaa
2-AV-2	AAA	Aaa
2-AV-3	AAA	Aaa
2-AV-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A2
M-7	BBB+	A3
M-8	BBB	Baa1
M-9	BBB-	Baa2

A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

INDEX OF DEFINED TERMS

Terms

Page

30 days delinquent

S-52

60 days delinquent

S-52

60+ Delinquency Percentage (Rolling Three Month)

S-78

90 days delinquent

S-52

Additional Termination Events

S-66

Adjustable Rate Mortgage PPC

S-58

Aggregate Principal Amount

S-66

Appraised Value

S-47

Arrearages

S-46

Auburn Funding

S-45

Balloon Loans

S-58

Basic Principal Amount

S-66

Book-Entry Certificates

S-64

Business Day

S-67

Carryover Certificates

S-99

Cede

S-64

Certificate Account

S-64

Certificate Group

S-63

Certificate Principal Balance

S-63

Certificate Rate

S-80

Certificate Register

S-64

Certificate Registrar

S-65

Certificateholder

S-64

Certificateowners

S-64

Certificates

S-63

Class Interest Carryover Shortfall

S-67

Class M-1 Principal Distribution Amount

S-67

Class M-2 Principal Distribution Amount

S-68

Class M-3 Principal Distribution Amount

S-68

Class M-4 Principal Distribution Amount

S-69

Class M-5 Principal Distribution Amount

S-70

Class M-6 Principal Distribution Amount

S-71

Class M-7 Principal Distribution Amount

S-71

Class M-8 Principal Distribution Amount

S-72

Class M-9 Principal Distribution Amount

S-74

Class Monthly Interest Amount

S-75

Class P Certificates

S-63

Class R Certificates

S-63

Class X-IO Certificates

S-63

clean-up call option

S-93

Clearstream, Luxembourg

S-64

Closing Date

S-45

CPR

S-58

Cumulative Loss Trigger Event

S-76

Custodial Agreement

S-98

Custodian

S-98

Cut-Off Date

S-61

Definitive Certificate

S-64

Delinquency Amount

S-76

Delinquency Event

S-76

delinquent

S-52

Depositor

S-45

Distribution Date

S-64

Downgrade Provisions

S-76

DTC

S-64

Early Termination Date

S-76

ERISA Restricted Offered Certificates

S-103

Euroclear

S-64

Event of Default

S-76

Excess Interest

S-76

Excess Overcollateralization Amount

S-77

Exemption

S-103

Final Scheduled Distribution Date

S-92

Fixed Rate Home Equity Loans

S-45

Fixed Rate Mortgage PPC

S-58

Fixed Swap Payment

S-89

Floating Swap Payment

S-89

Group 1 Allocation Percentage

S-77

Group 1 Certificates

S-63

Group 1 Net WAC Cap

S-84

Group 1 Net WAC Cap Carryover

S-86

Group 2 Allocation Percentage

S-77

Group 2 Certificates

S-63

Group 2 Net WAC Cap

S-85

Group 2 Net WAC Cap Carryover

S-86

Group I Principal Distribution Amount

S-77

Group Subordinate Amount

S-85

Home Equity Loan Pool

S-45

Home Equity Loans

S-45

Interest Period

S-86

Interest Rate Contract Component

S-99

Interest Rate Swap Agreement

S-77

Internal Revenue Code

S-99

IRS

S-100

issuing entity

S-45

LIBOR Determination Date

S-87

Liquidated Loan

S-88

Loan Balance

S-77

Loan-to-Value Ratio

S-47

London Business Day

S-87

Monthly Remittance Date

S-77

Moody’s

S-86

mortgage related securities

S-104

Mortgaged Properties

S-45

Nationstar Mortgage

S-45

Net Coupon Rate

S-85

Net Subordination Deficiency

S-77

Net Swap Payment

S-77

Net WAC Cap Carryover Reserve Account

S-86

Non-Offered Certificates

S-63

OC Floor

S-78

Offered Certificates

S-63

One-Month LIBOR

S-87

Original Combined Loan-to-Value Ratio

S-47

Overcollateralization Amount

S-78

Pooling Agreement

S-61

Prepayment Assumption

S-58

Principal Distribution Amount

S-78

Prospectus Directive

S-106

Rating Agencies

S-86

Realized Loss

S-88

Record Date

S-78

Recoveries

S-78

Reference Banks

S-87

REMICs

S-21

Remittance Period

S-78

Required Overcollateralization Amount

S-78

S&P

S-86

Securities Act

S-105

Seller

S-45

Sellers

S-61

Senior Certificates

S-63

Senior Enhancement Percentage

S-78

Senior Principal Distribution Amount

S-78

Servicer

S-61

Servicing Fee

S-94

Significance Estimate

S-89

Significance Percentage

S-89

Statistical Calculation Date

S-45

Statistical Calculation Date Loan Balance

S-45

Stepdown Date

S-79

Structuring Assumptions

S-59

Subordinate Certificates

S-63

Subordinate Net WAC Cap Carryover

S-86

Subordination Deficiency

S-79

Subordination Increase Amount

S-79

Supplemental Interest Trust

S-79

Swap Account

S-79

Swap Default

S-76

Swap Early Termination

S-79

Swap Expense Fee Rate

S-85

Swap Provider

S-79

Swap Provider Trigger Event

S-79

Swap Termination Payment

S-79

Tax Counsel

S-99

Telerate Page 3750

S-87

Termination Event

S-90

Termination Price

S-93

Transition Expenses

S-79

Trigger Event

S-79

Trustee

S-61

Trustee Fee

S-94

Trustee Reimbursable Expenses

S-79

Underwriters

S-105

Underwriting Agreement

S-105

weighted average life

S-58

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-B (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers’ accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Euroclear or Clearstream, Luxembourg  Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream, Luxembourg participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream, Luxembourg participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The sellers will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Euroclear or Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC participant  no later than one day prior to settlement, which would give the Global  Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade  so that the value date for the purchase from the DTC participant is at  least one day prior to the value date for the sale to the Euroclear participant  or Clearstream, Luxembourg participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons and are individuals or entities treated as corporations for United States federal income tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. Partnerships that are not U.S. persons and similar non-U.S. entities have additional reporting requirements. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States and are individuals or entities treated as corporations for United States federal income tax purposes can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.  Partnerships that are not U.S. persons and similar non-U.S. entities may have additional reporting requirements.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure.  The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Forms W8 BEN and W-8ECI are generally effective until the end of the third succeeding calendar year after the form is signed unless a change in circumstances makes any information of the form inaccurate.  In such case a new form must be filed within 30 days of the change.

U.S. Person.  As used in this prospectus supplement the term “U.S. person” means a beneficial owner of an Offered Certificate that is for United States federal income tax purposes

•

a citizen or resident of the United States,

•

an entity treated as a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•

an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and certain eligible trusts that elect to be treated as a United States person.

As used in this prospectus supplement, the term “non-U.S. person” means a beneficial owner of an Offered Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that have detailed rules regarding the determination of beneficial ownership.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX B

HOME EQUITY LOAN STATISTICS

All Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$838,182,964	$194	$1,110,883
Average Scheduled Principal Balance	$162,565
Number of Mortgage Loans	5,156

Weighted Average Gross Coupon	8.671%	5.850%	17.875%
Non-Zero Weighted Average FICO Score	601	383	819
Weighted Average Original Combined LTV	83.26%	5.27%	100.00%

Weighted Average Original Term	354 months	60 months	360 months
Weighted Average Stated Remaining Term	349 months	2 months	360 months
Weighted Average Seasoning	5 months	0 months	105 months

Non-Zero Weighted Average Gross Margin	6.081%	2.141%	12.300%
Non-Zero Weighted Average Minimum Interest Rate	8.379%	5.950%	14.400%
Non-Zero Weighted Average Maximum Interest Rate	15.363%	11.890%	21.400%
Non-Zero Weighted Average Initial Rate Cap	2.970%	1.000%	6.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.485%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	60 months

Maturity Date		May 1 2007	Mar 15 2037
Maximum Zip Code Concentration	0.55%

ARM	60.05%	First Lien	97.50%
Fixed Rate	39.95%	Second Lien	2.50%

2/28 6 MO LIBOR	26.98%	Full Documentation	70.66%
2/28 6 MO LIBOR 40/30 Balloon	20.85%	Limited Documentation	6.66%
2/28 6 MO LIBOR 50/30 Balloon	8.70%	No Income Verification	22.68%
2/28 6 MO LIBOR IO	0.16%
3/27 6 MO LIBOR	1.10%	Cash Out Refinance	58.66%
3/27 6 MO LIBOR 40/30 Balloon	0.92%	Purchase	22.18%
3/27 6 MO LIBOR 50/30 Balloon	0.70%	Rate/Term Refinance	19.16%
3/27 6 MO LIBOR IO	0.07%
5/25 1 YR LIBOR	0.09%	2 Units	0.78%
5/25 6 MO LIBOR	0.03%	3 Units	0.08%
6 MO LIBOR	0.46%	Condominium	3.78%
Fixed Rate	33.24%	Manufactured Housing	0.45%
Fixed Rate 30/15 Balloon	0.46%	PUD	16.33%
Fixed Rate 40/30 Balloon	4.64%	Single Family	75.78%
Fixed Rate 50/30 Balloon	1.60%	Townhouse	2.80%

Interest Only	0.23%	Investor	0.91%
Not Interest Only	99.77%	Primary	98.55%
		Second Home	0.54%
Prepay Penalty: 0 months	34.98%
Prepay Penalty: 12 months	6.27%	Top 5 States:
Prepay Penalty: 24 months	13.65%	California	18.91%
Prepay Penalty: 30 months	0.02%	Texas	11.40%
Prepay Penalty: 36 months	42.35%	Florida	11.39%
Prepay Penalty: 48 months	0.01%	Arizona	7.21%
Prepay Penalty: 60 months	2.73%	Virginia	6.74%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Alabama	10	$ 1,029,717.71	0.12%	10.493%	358	80.26%	582
Arizona	306	60,396,052.12	7.21	8.407	357	87.80	608
Arkansas	33	2,305,490.47	0.28	9.553	306	83.48	580
California	528	158,507,534.29	18.91	7.968	357	85.32	621
Colorado	77	12,982,444.50	1.55	8.674	355	87.26	612
Connecticut	63	13,535,529.45	1.61	8.465	352	81.48	599
Delaware	23	3,372,860.44	0.40	8.458	344	79.53	600
Florida	550	95,434,633.96	11.39	8.525	355	83.91	608
Georgia	155	20,088,530.71	2.40	9.681	344	83.53	594
Idaho	18	2,459,355.02	0.29	8.965	358	81.42	585
Illinois	40	4,472,984.12	0.53	9.315	329	87.30	589
Indiana	80	7,640,779.53	0.91	9.176	340	86.77	593
Iowa	19	1,032,267.47	0.12	10.606	272	85.84	551
Kansas	32	3,082,125.94	0.37	10.221	328	85.25	582
Kentucky	42	4,926,540.67	0.59	9.010	349	87.82	581
Louisiana	89	7,766,310.78	0.93	9.399	310	81.37	571
Maine	27	3,361,718.68	0.40	9.788	346	79.34	582
Maryland	134	29,997,605.62	3.58	8.276	356	81.94	592
Massachusetts	66	13,217,474.82	1.58	9.080	351	78.05	599
Michigan	84	7,975,919.18	0.95	9.898	338	87.09	572
Minnesota	20	3,149,486.54	0.38	8.901	343	87.84	595
Mississippi	41	1,725,503.06	0.21	11.865	228	80.08	555
Missouri	61	6,501,614.32	0.78	9.523	330	89.78	593
Montana	9	1,514,908.99	0.18	8.561	356	81.63	595
Nebraska	19	1,755,172.61	0.21	9.465	322	86.04	579
Nevada	83	21,605,425.19	2.58	8.085	358	89.78	610
New Hampshire	33	6,573,533.07	0.78	8.681	357	85.64	594
New Jersey	155	32,297,420.44	3.85	8.678	352	75.70	604
New Mexico	46	5,576,999.18	0.67	9.434	343	81.88	570
New York	163	27,785,653.01	3.31	8.652	342	73.16	594
North Carolina	160	18,623,581.10	2.22	9.664	338	84.85	586
Ohio	146	15,570,664.34	1.86	9.396	334	82.09	575
Oklahoma	55	4,462,096.62	0.53	9.835	333	82.53	568
Oregon	53	9,846,054.72	1.17	8.645	357	82.38	604
Pennsylvania	199	22,993,581.29	2.74	8.959	337	79.65	591
Rhode Island	14	2,928,476.94	0.35	9.119	358	80.17	586
South Carolina	78	8,758,059.43	1.04	9.427	336	81.96	594
South Dakota	8	704,410.28	0.08	10.801	324	83.68	567
Tennessee	74	6,727,559.44	0.80	9.892	327	84.97	585
Texas	909	95,581,737.77	11.40	9.104	336	80.01	593
Utah	16	2,344,933.54	0.28	8.831	350	89.09	594
Vermont	25	3,766,935.47	0.45	9.354	359	73.44	581
Virginia	257	56,500,035.84	6.74	8.279	357	85.35	593
Washington	115	22,002,198.22	2.62	8.725	354	82.41	607
West Virginia	13	1,547,848.27	0.18	10.189	337	85.30	589
Wisconsin	23	3,052,774.60	0.36	9.764	349	82.42	563
Wyoming	5	700,424.72	0.08	8.101	360	85.18	579
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes eight  Home Equity Loans for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF ALL HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	289	$ 27,718,789.29	3.31%	8.938%	337	37.96%	585
50.00- 54.99	100	11,085,118.08	1.32	8.803	338	52.19	592
55.00- 59.99	103	13,827,383.64	1.65	8.787	340	57.17	592
60.00- 64.99	178	24,486,804.29	2.92	8.437	339	62.55	587
65.00- 69.99	252	34,653,228.73	4.13	8.705	340	67.14	584
70.00- 74.99	316	49,089,171.10	5.86	8.625	344	71.97	586
75.00- 79.99	461	68,555,488.69	8.18	8.799	345	76.64	585
80.00	614	94,406,294.65	11.26	8.542	346	80.00	618
80.01- 84.99	391	70,355,578.68	8.39	8.609	350	82.00	589
85.00- 89.99	527	91,548,700.25	10.92	8.694	351	86.25	591
90.00- 94.99	936	176,474,569.10	21.05	8.719	351	90.84	583
95.00- 99.99	198	40,624,823.36	4.85	8.296	355	96.87	630
100.00	791	135,357,014.62	16.15	8.737	356	100.00	641
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of all of the Home Equity Loans is approximately 83.26%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

CURRENT COUPON RATES OF ALL HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
5.500 - 5.999	8	$ 3,195,142.44	0.38%	5.940%	350	87.09%	699
6.000 - 6.499	73	21,117,372.99	2.52	6.311	352	85.67	650
6.500 - 6.999	344	84,823,185.48	10.12	6.810	352	80.56	634
7.000 - 7.499	342	79,985,941.03	9.54	7.277	353	82.95	622
7.500 - 7.999	587	130,351,788.71	15.55	7.774	353	84.78	614
8.000 - 8.499	532	110,623,357.04	13.20	8.259	354	85.52	609
8.500 - 8.999	671	125,575,580.51	14.98	8.743	354	84.06	598
9.000 - 9.499	447	75,956,677.15	9.06	9.246	353	83.68	584
9.500 - 9.999	477	66,657,510.51	7.95	9.757	346	82.24	580
10.000 -10.499	381	48,274,845.01	5.76	10.236	353	79.02	560
10.500 -10.999	290	31,554,011.97	3.76	10.703	333	80.03	556
11.000 -11.499	132	10,510,448.71	1.25	11.239	317	81.85	562
11.500 -11.999	205	13,780,119.26	1.64	11.757	314	78.83	557
12.000 -12.499	166	11,343,746.71	1.35	12.191	328	82.97	581
12.500 -12.999	166	9,293,766.70	1.11	12.709	303	87.43	586
13.000 -13.499	127	5,918,619.50	0.71	13.218	300	87.55	581
13.500 -13.999	98	4,282,077.71	0.51	13.766	288	82.98	568
14.000 -14.499	50	2,065,797.06	0.25	14.189	288	86.40	564
14.500 -14.999	30	1,535,323.34	0.18	14.709	284	80.85	528
15.000 -15.499	13	517,464.11	0.06	15.182	266	79.98	521
15.500 -15.999	8	442,783.08	0.05	15.679	301	83.73	551
16.000 -16.499	3	196,272.23	0.02	16.108	300	83.72	537
16.500 -16.999	3	84,084.98	0.01	16.500	303	81.23	608
17.000 -17.499	1	63,712.86	0.01	17.125	300	77.00	574
17.500 -17.999	2	33,335.39	0.00	17.863	300	70.32	517
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The weighted average Coupon Rate of all of the Home Equity Loans is approximately 8.671%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

LOAN BALANCES OF ALL HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	682	$ 21,489,782.40	2.56%	11.851%	251	79.31%	570
50,000.01 - 100,000.00	1,245	95,785,284.77	11.43	10.034	325	76.42	584
100,000.01 - 150,000.00	1,040	128,748,654.03	15.36	9.156	349	80.24	589
150,000.01 - 200,000.00	695	121,809,359.79	14.53	8.807	354	81.95	593
200,000.01 - 250,000.00	544	121,573,066.00	14.50	8.368	356	84.90	605
250,000.01 - 300,000.00	338	92,901,489.26	11.08	8.253	355	86.00	612
300,000.01 - 350,000.00	210	68,015,676.84	8.11	8.115	358	86.03	608
350,000.01 - 400,000.00	122	45,616,137.41	5.44	7.924	358	86.74	617
400,000.01 - 450,000.00	92	39,061,460.80	4.66	7.786	357	86.06	615
450,000.01 - 500,000.00	81	38,505,517.91	4.59	7.910	357	85.41	616
500,000.01 - 550,000.00	38	19,973,564.63	2.38	7.602	358	89.47	616
550,000.01 - 600,000.00	28	16,107,195.01	1.92	7.596	359	88.13	622
600,000.01 - 650,000.00	19	11,919,760.85	1.42	7.596	358	89.53	611
650,000.01 - 700,000.00	13	8,840,991.09	1.05	8.023	359	81.78	613
700,000.01 - 750,000.00	2	1,479,627.65	0.18	7.712	355	90.42	567
750,000.01 - 800,000.00	2	1,567,813.44	0.19	7.600	357	92.71	542
800,000.01 - 850,000.00	2	1,619,155.00	0.19	8.135	360	92.72	664
900,000.01 - 950,000.00	1	947,344.28	0.11	7.850	359	84.27	533
1,000,000.01+	2	2,221,083.32	0.26	6.745	359	78.56	711
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The average outstanding Loan Balance of all of the Home Equity Loans is approximately $162,565.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2 Units	38	$ 6,507,339.98	0.78%	9.145%	340	81.59%	627
3 Units	5	646,046.99	0.08	10.078	350	62.66	638
Condominium	178	31,710,166.45	3.78	8.377	358	86.86	615
Manufactured Housing	37	3,751,203.56	0.45	9.845	313	75.83	628
PUD	689	136,886,887.44	16.33	8.336	354	88.74	617
Single Family	4,090	635,182,670.52	75.78	8.748	347	81.96	597
Townhouse	119	23,498,649.54	2.80	8.579	356	83.68	590
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
60	1	$ 16,300.00	0.00%	7.500%	60	46.57%	669
84	1	194.49	0.00	13.500	2	95.00	542
96	2	37,897.00	0.00	6.868	96	48.34	668
120	40	1,789,539.68	0.21	9.545	105	64.27	603
144	5	296,079.41	0.04	7.633	129	51.39	679
156	1	71,200.00	0.01	9.390	155	80.00	630
180	285	16,178,294.87	1.93	9.850	146	74.91	588
200	1	170,600.00	0.02	6.790	200	52.33	609
240	156	12,163,432.14	1.45	8.998	222	73.15	600
276	7	402,917.99	0.05	8.838	276	77.27	594
300	14	1,247,804.59	0.15	9.184	289	78.92	577
348	1	52,622.57	0.01	11.800	265	89.94	560
360	4,642	805,756,081.74	96.13	8.640	356	83.65	601
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The weighted average Original Term to Maturity of all of the Home Equity Loans is approximately 354 months.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1- 60	23	$ 358,162.42	0.04%	10.810%	53	61.39%	615
61-120	223	9,011,125.00	1.08	10.430	111	72.74	571
121-180	165	11,970,563.76	1.43	9.623	175	75.79	596
181-240	85	9,574,347.26	1.14	8.284	238	71.06	614
241-300	534	35,374,970.28	4.22	10.984	287	80.09	552
301-360	4,126	771,893,795.76	92.09	8.534	359	83.80	603
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The weighted average Remaining Term to Maturity of all of the Home Equity Loans is approximately 349 months.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

SEASONING OF ALL HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	1,494	$266,228,240.91	31.76%	8.526%	356	81.58%	609
1-6	2,833	526,703,839.24	62.84	8.543	354	84.47	601
7-12	4	184,569.71	0.02	12.676	289	84.73	639
55-60	157	7,852,427.09	0.94	10.697	250	74.41	595
61-66	118	7,103,204.90	0.85	10.306	260	76.96	569
67-72	194	11,036,189.59	1.32	10.598	243	77.61	576
73-78	103	5,340,055.87	0.64	11.451	233	82.01	526
79-84	89	5,107,167.32	0.61	11.779	258	84.62	511
85-90	119	6,644,731.45	0.79	11.796	246	81.79	514
97-102	40	1,805,074.87	0.22	11.357	226	82.41	511
103-108	5	177,463.53	0.02	11.150	216	68.59	530
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The weighted average Seasoning of all of the Home Equity Loans is approximately 5 months.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF ALL HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	5,109	$829,812,231.24	99.00%	8.666%	349	83.23%	601
Delinquent 30 Days	47	8,370,733.24	1.00	9.153	355	85.68	567
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	4,738	$808,865,398.75	96.50%	8.590%	351	83.27%	604
1	146	12,305,379.78	1.47	10.370	299	83.87	552
2	103	7,125,082.64	0.85	10.786	298	82.45	531
3	65	4,531,531.98	0.54	11.517	278	82.17	500
4	53	2,614,646.61	0.31	11.889	265	80.36	506
5	29	1,784,381.31	0.21	11.650	256	85.08	492
6	12	535,519.69	0.06	12.170	217	84.65	506
7	6	192,020.95	0.02	11.589	177	80.08	502
8	4	229,002.77	0.03	11.511	205	78.68	504
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	5,046	$832,506,950.50	99.32%	8.652%	350	83.28%	602
1	90	4,790,169.38	0.57	11.355	257	80.50	519
2	13	624,008.49	0.07	12.163	183	81.06	496
3	4	176,190.74	0.02	10.459	219	79.05	511
4	1	26,858.31	0.00	13.300	48	83.63	434
5	1	27,450.56	0.00	12.450	100	70.00	476
6	1	31,336.50	0.00	13.050	154	80.00	506
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	5,115	$836,095,564.64	99.75%	8.666%	349	83.26%	601
1	22	1,028,966.66	0.12	12.027	225	79.03	488
2	7	376,933.79	0.04	10.521	245	86.27	497
3	4	201,642.80	0.02	8.985	240	78.16	485
4	5	274,343.71	0.03	10.346	239	86.43	478
5	2	95,487.14	0.01	9.421	270	85.66	460
6	1	110,025.74	0.01	6.000	284	90.00	553
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Investor	102	$ 7,630,378.80	0.91%	10.395%	336	72.31%	615
Primary	5,027	826,037,480.69	98.55	8.655	349	83.39	601
Second Home	27	4,515,104.99	0.54	8.664	358	77.67	630
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	4,756	$817,223,380.01	97.50%	8.572%	349	82.96%	600
Second Lien	400	20,959,584.47	2.50	12.553	337	94.81	641
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	3,831	$592,266,928.73	70.66%	8.603%	347	83.87%	593
Limited Documentation	281	55,853,649.24	6.66	8.812	353	80.79	603
No Income Verification	1,044	190,062,386.51	22.68	8.843	354	82.07	626
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

CREDIT GRADES OF ALL HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	1,394	$263,918,106.07	31.49%	8.056%	353	89.00%	642
A1	1,732	313,631,192.18	37.42	8.342	350	84.06	607
A2	1,133	164,167,221.90	19.59	9.196	346	78.84	560
B	521	59,559,359.15	7.11	10.150	342	73.31	538
C1	225	21,254,475.55	2.54	10.915	333	72.94	542
C2	118	11,888,059.46	1.42	11.320	341	69.21	533
D	33	3,764,550.17	0.45	11.860	343	66.21	540
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

CREDIT SCORES OF ALL HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	8	$ 1,371,311.08	0.16%	7.774%	327	69.97%	N/A
375-399	2	84,855.40	0.01	10.159	273	90.90	390
400-499	296	19,233,795.25	2.29	11.132	273	82.27	467
500-524	350	42,669,439.67	5.09	10.080	340	76.63	513
525-549	720	106,203,357.08	12.67	9.428	349	76.42	537
550-574	683	111,545,673.44	13.31	8.923	352	80.60	564
575-599	728	122,820,168.91	14.65	8.644	350	82.84	587
600-624	756	136,073,049.32	16.23	8.268	353	85.40	612
625-649	720	137,646,874.87	16.42	8.185	354	88.18	637
650-674	494	96,538,585.89	11.52	8.119	352	87.84	660
675-699	206	33,552,357.41	4.00	8.134	349	83.38	685
700+	193	30,443,496.16	3.63	8.071	336	82.55	736
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The non-zero weighted average Credit Score of all of the Home Equity Loans is approximately 601.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes eight Home Equity Loans for which a credit score is not available.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	1,290	$226,110,784.43	26.98%	8.853%	356	82.23%	581
2/28 6 MO LIBOR 40/30 Balloon	652	174,725,489.18	20.85	8.061	358	87.70	612
2/28 6 MO LIBOR 50/30 Balloon	245	72,935,194.55	8.70	7.920	359	92.58	646
2/28 6 MO LIBOR IO	5	1,346,126.85	0.16	7.227	357	90.62	642
3/27 6 MO LIBOR	55	9,182,985.80	1.10	9.116	355	82.88	588
3/27 6 MO LIBOR 40/30 Balloon	28	7,674,208.74	0.92	7.812	358	89.51	609
3/27 6 MO LIBOR 50/30 Balloon	19	5,832,184.51	0.70	7.149	359	96.01	656
3/27 6 MO LIBOR IO	2	582,631.00	0.07	6.863	359	92.50	617
5/25 1 YR LIBOR	4	782,871.53	0.09	9.050	309	71.47	550
5/25 6 MO LIBOR	1	262,500.00	0.03	10.750	360	70.00	510
6 MO LIBOR	31	3,883,868.47	0.46	10.951	309	79.97	545
Fixed Rate	2,539	278,644,084.40	33.24	9.214	335	78.28	596
Fixed Rate 30/15 Balloon	76	3,893,695.94	0.46	11.158	124	82.49	571
Fixed Rate 40/30 Balloon	157	38,924,764.63	4.64	8.108	359	83.24	614
Fixed Rate 50/30 Balloon	52	13,401,574.45	1.60	7.604	359	87.68	635
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF ALL HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	2,099	$293,201,895.92	34.98%	9.085%	346	80.96%	594
Prepay Penalty: 12 months	288	52,536,320.70	6.27	8.245	347	76.61	609
Prepay Penalty: 24 months	557	114,402,822.44	13.65	8.186	358	91.11	624
Prepay Penalty: 30 months	3	136,413.98	0.02	12.308	103	88.90	547
Prepay Penalty: 36 months	1,830	354,934,130.82	42.35	8.426	355	83.84	601
Prepay Penalty: 48 months	1	77,821.29	0.01	12.000	292	90.00	632
Prepay Penalty: 60 months	378	22,893,559.33	2.73	10.545	246	79.61	564
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)  The non-zero weighted average Prepayment Penalty of all of the Home Equity Loans is approximately 32 months.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	3,208	$491,698,837.49	58.66%	8.710%	346	78.65%	590
Purchase	1,126	185,867,476.79	22.18	8.616	355	93.27	632
Rate/Term Refinance	822	160,616,650.20	19.16	8.617	351	85.79	599
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

DEBT TO INCOME RATIO OF ALL HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
None	1	$ 86,513.77	0.01%	7.000%	260	90.00%	438
0.01 -20.00	201	22,558,000.53	2.69	8.677	339	72.20	604
20.01 -25.00	224	23,386,271.93	2.79	9.171	329	76.69	585
25.01 -30.00	391	49,348,794.00	5.89	8.784	341	78.32	603
30.01 -35.00	523	71,627,346.09	8.55	8.723	344	79.71	595
35.01 -40.00	703	103,180,419.24	12.31	8.693	346	82.04	600
40.01 -45.00	1,056	167,526,170.87	19.99	8.772	348	82.73	601
45.01 -50.00	1,311	245,864,670.69	29.33	8.618	353	85.83	604
50.01 -55.00	670	134,332,615.45	16.03	8.617	355	86.01	599
55.01 -60.00	70	18,998,400.55	2.27	7.711	355	89.27	612
60.01+	6	1,273,761.36	0.15	7.592	354	81.61	643
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

The non-zero weighted average Debt to Income Ratio of all of the Home Equity Loans is approximately 42.18%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

FIXED RATE/ARM STATUS OF ALL HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	2,332	$503,318,845.06	60.05%	8.423%	357	85.91%	602
Fixed Rate	2,824	334,864,119.42	39.95	9.044	337	79.28	599
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

INTEREST ONLY STATUS OF ALL HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	7	$ 1,928,757.85	0.23%	7.117%	357	91.19%	635
Not Interest Only	5,149	836,254,206.63	99.77	8.675	349	83.24	601
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

GROSS MARGIN OF ALL HOME EQUITY LOANS(1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$334,864,119.42	39.95%	9.044%	337	79.28%	599
2.000 - 2.499	1	497,200.00	0.06	6.990	360	84.99	659
2.500 - 2.999	5	1,157,296.28	0.14	6.745	359	84.25	636
3.000 - 3.499	3	575,385.42	0.07	7.672	358	63.25	557
3.500 - 3.999	15	5,688,729.90	0.68	6.362	359	82.99	651
4.000 - 4.499	92	31,383,254.32	3.74	6.606	358	85.72	628
4.500 - 4.999	164	45,165,532.21	5.39	7.097	358	87.18	616
5.000 - 5.499	250	64,171,936.60	7.66	7.580	357	85.42	604
5.500 - 5.999	337	81,869,791.47	9.77	7.993	358	86.64	605
6.000 - 6.499	414	91,445,593.52	10.91	8.476	358	87.02	602
6.500 - 6.999	383	74,890,300.95	8.93	8.988	357	86.30	601
7.000 - 7.499	373	62,809,373.11	7.49	9.731	357	82.93	583
7.500 - 7.999	200	33,805,653.05	4.03	10.150	357	85.81	588
8.000 - 8.499	50	6,618,593.05	0.79	10.755	345	88.98	585
8.500 - 8.999	13	1,190,944.20	0.14	12.344	320	83.26	562
9.000 - 9.499	8	718,143.22	0.09	14.179	303	82.47	488
9.500 - 9.999	7	383,193.82	0.05	15.166	293	77.66	489
10.000 -10.499	9	525,858.79	0.06	14.678	310	83.53	582
10.500 -10.999	3	214,252.05	0.03	15.994	300	87.35	487
11.000 -11.499	2	110,764.85	0.01	16.436	299	80.03	607
11.500 -11.999	1	63,712.86	0.01	17.125	300	77.00	574
12.000+	2	33,335.39	0.00	17.863	300	70.32	517
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

The non-zero weighted average Gross Margin of all of the Home Equity Loans is approximately 6.081%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

MINIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$334,864,119.42	39.95%	9.044%	337	79.28%	599
5.500 - 5.999	6	2,779,042.40	0.33	5.950	359	91.82	694
6.000 - 6.499	58	18,362,253.73	2.19	6.305	359	86.49	643
6.500 - 6.999	145	44,624,494.89	5.32	6.815	359	86.89	629
7.000 - 7.499	187	51,460,308.07	6.14	7.297	358	86.50	618
7.500 - 7.999	328	86,609,444.35	10.33	7.801	358	88.34	608
8.000 - 8.499	348	80,633,262.07	9.62	8.274	358	87.46	610
8.500 - 8.999	382	81,524,422.58	9.73	8.775	358	86.19	601
9.000 - 9.499	240	47,342,261.69	5.65	9.273	358	84.80	586
9.500 - 9.999	233	37,648,089.36	4.49	9.862	354	84.49	584
10.000 -10.499	248	34,979,776.37	4.17	10.281	357	78.81	556
10.500 -10.999	93	12,646,408.65	1.51	10.889	351	78.14	556
11.000 -11.499	11	967,134.68	0.12	12.228	312	85.91	555
11.500 -11.999	22	1,840,584.77	0.22	13.281	287	85.50	526
12.000 -12.499	10	751,988.51	0.09	12.847	289	85.51	516
12.500 -12.999	14	758,526.23	0.09	13.564	277	79.17	514
13.000 -13.499	3	136,666.76	0.02	14.503	284	74.32	552
13.500 -13.999	3	218,081.46	0.03	13.990	279	79.59	531
14.000 -14.499	1	36,098.49	0.00	15.000	255	75.00	401
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)   The non-zero weighted average Minimum Interest Rate of all of the Home Equity Loans is approximately 8.379%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

MAXIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$334,864,119.42	39.95%	9.044%	337	79.28%	599
11.500 -11.999	1	411,817.47	0.05	8.890	357	77.74	574
12.000 -12.499	1	195,000.00	0.02	6.375	359	72.22	631
12.500 -12.999	13	4,713,129.25	0.56	6.339	359	88.23	675
13.000 -13.499	57	18,167,253.73	2.17	6.304	359	86.64	644
13.500 -13.999	141	43,248,288.46	5.16	6.824	359	86.65	627
14.000 -14.499	192	52,206,005.24	6.23	7.312	358	86.27	617
14.500 -14.999	331	87,348,957.47	10.42	7.815	358	88.48	608
15.000 -15.499	344	80,186,764.90	9.57	8.277	358	87.65	610
15.500 -15.999	378	80,300,605.51	9.58	8.782	358	86.23	601
16.000 -16.499	240	47,372,319.80	5.65	9.280	358	84.41	585
16.500 -16.999	231	37,425,195.42	4.47	9.868	355	84.47	584
17.000 -17.499	248	34,704,121.79	4.14	10.289	356	79.20	556
17.500 -17.999	93	12,458,285.51	1.49	10.909	350	78.38	556
18.000 -18.499	10	913,531.15	0.11	12.102	313	85.97	552
18.500 -18.999	21	1,766,207.91	0.21	13.261	287	85.31	527
19.000 -19.499	10	751,988.51	0.09	12.847	289	85.51	516
19.500 -19.999	14	758,526.23	0.09	13.564	277	79.17	514
20.000 -20.499	3	136,666.76	0.02	14.503	284	74.32	552
20.500 -20.999	3	218,081.46	0.03	13.990	279	79.59	531
21.000+	1	36,098.49	0.00	15.000	255	75.00	401
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)   The non-zero weighted average Maximum Interest Rate of all of the Home Equity Loans is approximately 15.363%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$334,864,119.42	39.95%	9.044%	337	79.28%	599
1.000	26	2,396,507.95	0.29	12.771	278	81.80	517
1.500	9	2,569,260.52	0.31	7.864	359	82.37	609
2.000	94	7,020,052.14	0.84	12.696	286	84.87	532
3.000	2,202	491,180,095.83	58.60	8.344	358	85.96	604
6.000	1	152,928.62	0.02	9.750	359	90.00	571
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of all of the Home Equity Loans is approximately 2.970%

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$334,864,119.42	39.95%	9.044%	337	79.28%	599
1.000	162	16,189,511.55	1.93	11.155	309	80.16	550
1.500	2,168	486,924,513.96	58.09	8.332	359	86.11	604
3.000	2	204,819.55	0.02	8.920	358	60.57	590
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of all of the Home Equity Loans is approximately 1.485%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF ALL HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	2,824	$334,864,119.42	39.95%	9.044%	337	79.28%	599
03/14/07	1	50,423.92	0.01	14.125	289	75.88	613
03/15/07	2	192,443.90	0.02	11.215	277	94.48	487
04/01/07	8	676,418.38	0.08	12.120	279	80.30	475
04/15/07	1	34,076.67	0.00	13.125	272	85.00	481
05/01/07	6	536,657.17	0.06	11.661	273	85.65	499
05/15/07	1	223,512.39	0.03	10.000	285	86.79	535
05/30/07	2	127,980.39	0.02	14.012	291	87.91	539
06/01/07	17	1,541,505.07	0.18	11.421	294	84.67	513
06/15/07	9	704,242.69	0.08	11.989	281	82.77	561
07/01/07	15	1,717,124.45	0.20	11.439	303	83.19	558
07/10/07	1	64,184.57	0.01	14.125	287	90.00	465
07/15/07	4	366,974.54	0.04	13.208	273	82.62	495
07/16/07	1	57,580.72	0.01	12.000	293	80.00	587
08/01/07	23	1,724,030.93	0.21	12.194	291	83.25	537
08/06/07	1	152,482.31	0.02	13.125	288	90.00	654
08/15/07	12	869,578.36	0.10	13.776	296	85.19	585
09/01/07	33	2,708,494.43	0.32	12.678	304	79.48	546
08/15/08	2	444,909.41	0.05	8.402	354	86.90	584
09/01/08	39	10,094,895.20	1.20	8.397	354	89.23	558
09/15/08	25	6,464,056.17	0.77	8.656	355	90.03	569
10/01/08	41	9,341,923.93	1.11	8.427	355	89.58	581
10/15/08	17	3,439,042.69	0.41	8.354	356	90.94	582
11/01/08	50	10,938,139.99	1.30	8.260	356	90.30	616
11/15/08	81	17,958,476.74	2.14	8.501	357	86.93	595
12/01/08	193	44,717,945.05	5.34	8.205	357	89.81	613
12/15/08	115	24,227,732.66	2.89	8.589	358	86.37	595
01/01/09	259	56,832,557.20	6.78	8.307	358	87.48	602
01/03/09	1	254,790.57	0.03	6.990	359	59.30	N/A
01/04/09	2	492,368.77	0.06	9.749	359	50.49	560
01/10/09	1	49,954.79	0.01	6.500	359	40.00	790
01/12/09	1	152,928.62	0.02	9.750	359	90.00	571
01/15/09	144	30,792,769.22	3.67	8.521	359	83.48	597
01/16/09	1	436,141.49	0.05	6.990	359	90.00	649
01/26/09	1	249,831.91	0.03	7.990	359	40.32	510
02/01/09	479	106,672,579.71	12.73	8.322	359	85.45	605
02/06/09	1	200,000.00	0.02	6.625	360	93.46	640
02/07/09	1	114,000.00	0.01	8.750	360	67.06	521
02/13/09	3	858,900.00	0.10	7.088	360	85.49	625
02/15/09	175	34,402,747.21	4.10	8.559	360	83.84	598
03/01/09	458	108,044,404.83	12.89	8.243	360	83.77	613
03/15/09	3	587,501.00	0.07	8.706	360	74.07	615
09/01/09	1	597,156.98	0.07	6.450	354	92.08	674
10/01/09	1	194,362.78	0.02	9.680	355	90.47	654
11/01/09	2	142,620.31	0.02	9.816	356	91.57	570
11/15/09	1	124,787.53	0.01	8.860	357	100.00	647
12/01/09	15	3,448,831.42	0.41	8.520	357	81.42	599
12/15/09	3	563,531.91	0.07	9.032	358	84.57	542
01/01/10	8	1,774,257.76	0.21	8.466	358	88.72	587
01/15/10	5	1,199,199.23	0.14	8.059	359	87.99	601
02/01/10	20	4,822,882.31	0.58	7.860	359	87.65	610
02/15/10	8	1,994,562.00	0.24	8.088	360	93.94	614
03/01/10	32	7,624,248.25	0.91	7.720	360	90.91	627
03/15/10	1	270,725.00	0.03	7.150	360	98.45	645
01/10/12	1	297,137.27	0.04	8.990	359	89.55	580
01/23/12	1	217,368.21	0.03	9.875	179	64.09	521
02/01/12	1	215,366.05	0.03	8.375	359	55.26	540
02/05/12	1	262,500.00	0.03	10.750	360	70.00	510
02/08/12	1	53,000.00	0.01	8.750	360	66.25	538
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

Group 1 Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$314,796,583	$1,025	$450,500
Average Scheduled Principal Balance	$151,417
Number of Mortgage Loans	2,079

Weighted Average Gross Coupon	8.738%	6.000%	17.875%
Non-Zero Weighted Average FICO Score	595	401	814
Weighted Average Original Combined LTV	81.19%	13.00%	100.00%

Weighted Average Original Term	354 months	96 months	360 months
Weighted Average Stated Remaining Term	350 months	39 months	360 months
Weighted Average Seasoning	4 months	0 months	105 months

Non-Zero Weighted Average Gross Margin	6.171%	2.779%	12.300%
Non-Zero Weighted Average Minimum Interest Rate	8.521%	6.200%	14.400%
Non-Zero Weighted Average Maximum Interest Rate	15.499%	11.890%	21.400%
Non-Zero Weighted Average Initial Rate Cap	2.979%	1.000%	6.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.488%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	60 months

Maturity Date		Jun 1 2010	Mar 15 2037
Maximum Zip Code Concentration	0.37%

ARM	56.55%	First Lien	98.51%
Fixed Rate	43.45%	Second Lien	1.49%

2/28 6 MO LIBOR	29.13%	Full Documentation	70.94%
2/28 6 MO LIBOR 40/30 Balloon	19.61%	Limited Documentation	8.79%
2/28 6 MO LIBOR 50/30 Balloon	4.57%	No Income Verification	20.28%
2/28 6 MO LIBOR IO	0.10%
3/27 6 MO LIBOR	1.16%	Cash Out Refinance	69.74%
3/27 6 MO LIBOR 40/30 Balloon	0.90%	Purchase	6.80%
3/27 6 MO LIBOR 50/30 Balloon	0.44%	Rate/Term Refinance	23.46%
3/27 6 MO LIBOR IO	0.07%
5/25 1 YR LIBOR	0.11%	2 Units	0.81%
5/25 6 MO LIBOR	0.08%	3 Units	0.07%
6 MO LIBOR	0.38%	Condominium	3.70%
Fixed Rate	36.71%	PUD	9.65%
Fixed Rate 30/15 Balloon	0.12%	Single Family	83.01%
Fixed Rate 40/30 Balloon	5.38%	Townhouse	2.75%
Fixed Rate 50/30 Balloon	1.24%
		Investor	1.30%
Interest Only	0.17%	Primary	97.99%
Not Interest Only	99.83%	Second Home	0.71%

Prepay Penalty: 0 months	39.77%	Top 5 States:
Prepay Penalty: 12 months	6.10%	Texas	12.84%
Prepay Penalty: 24 months	9.34%	Florida	11.64%
Prepay Penalty: 30 months	0.02%	California	10.90%
Prepay Penalty: 36 months	44.77%	Arizona	7.05%
		Virginia	6.44%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 1 HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Alabama	5	$ 557,050.18	0.18%	10.844%	357	74.85%	569
Arizona	119	22,189,129.04	7.05	8.350	358	87.59	603
Arkansas	9	816,544.94	0.26	9.003	338	81.63	593
California	133	34,299,827.28	10.90	7.954	357	79.07	608
Colorado	40	7,026,574.58	2.23	8.664	357	90.13	600
Connecticut	29	5,638,635.88	1.79	8.645	359	80.62	587
Delaware	9	1,319,783.52	0.42	8.649	348	86.75	587
Florida	208	36,648,686.52	11.64	8.325	356	79.54	593
Georgia	57	7,035,381.69	2.23	9.570	355	82.89	586
Idaho	9	1,288,264.10	0.41	9.009	359	82.16	579
Illinois	10	819,855.57	0.26	10.417	324	84.57	565
Indiana	28	2,935,032.24	0.93	8.879	356	89.68	609
Iowa	7	484,209.94	0.15	10.213	302	84.98	560
Kansas	15	1,961,938.54	0.62	9.814	343	84.90	589
Kentucky	22	2,479,368.47	0.79	9.335	345	87.88	582
Louisiana	28	3,470,642.32	1.10	8.650	333	79.71	569
Maine	16	1,860,759.58	0.59	10.172	347	79.28	573
Maryland	61	11,795,476.29	3.75	8.556	359	81.42	590
Massachusetts	38	7,697,931.36	2.45	8.948	353	79.08	602
Michigan	36	4,150,322.32	1.32	9.575	345	87.36	588
Minnesota	7	838,657.53	0.27	9.746	352	87.41	588
Mississippi	6	352,656.11	0.11	10.276	250	83.32	576
Missouri	14	1,300,938.31	0.41	8.895	353	88.97	577
Montana	4	569,623.93	0.18	8.898	359	79.48	600
Nebraska	8	677,131.74	0.22	9.078	302	89.69	576
Nevada	30	7,975,722.28	2.53	7.964	358	90.86	607
New Hampshire	27	5,190,174.54	1.65	8.661	359	88.83	602
New Jersey	79	14,625,306.62	4.65	8.958	352	73.94	600
New Mexico	20	2,932,356.21	0.93	9.463	358	83.24	568
New York	70	10,127,443.79	3.22	8.767	336	69.57	601
North Carolina	71	6,733,929.23	2.14	10.002	329	82.13	589
Ohio	68	7,753,264.79	2.46	9.232	356	83.78	591
Oklahoma	20	1,709,234.67	0.54	9.273	343	80.95	574
Oregon	29	5,584,408.48	1.77	8.226	358	83.99	608
Pennsylvania	81	9,977,404.77	3.17	8.883	348	81.37	595
Rhode Island	13	2,832,582.43	0.90	9.124	358	81.34	586
South Carolina	36	3,969,812.64	1.26	9.505	339	82.82	590
South Dakota	5	405,679.04	0.13	11.984	313	80.84	577
Tennessee	19	1,801,942.99	0.57	9.882	349	82.30	580
Texas	404	40,432,578.27	12.84	9.160	330	77.14	589
Utah	10	1,682,570.17	0.53	8.720	351	88.58	597
Vermont	12	1,849,153.60	0.59	9.310	359	73.10	592
Virginia	107	20,259,082.79	6.44	8.416	357	83.05	598
Washington	42	8,462,904.69	2.69	8.695	357	83.13	600
West Virginia	5	532,852.37	0.17	9.426	340	82.41	573
Wisconsin	10	1,356,810.37	0.43	9.500	350	78.77	573
Wyoming	3	386,946.02	0.12	8.121	360	83.99	592
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes three  Home Equity Loans for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 1 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	131	$ 13,104,850.01	4.16%	9.046%	348	38.08%	578
50.00- 54.99	46	5,891,561.88	1.87	8.704	344	51.99	598
55.00- 59.99	48	7,338,233.31	2.33	8.517	338	57.26	596
60.00- 64.99	80	9,930,956.02	3.15	8.589	342	62.62	581
65.00- 69.99	123	16,742,714.05	5.32	8.472	346	67.16	592
70.00- 74.99	150	22,154,960.66	7.04	8.606	345	72.03	580
75.00- 79.99	203	30,206,076.74	9.60	8.865	342	76.47	583
80.00	263	34,764,604.81	11.04	8.746	345	80.00	609
80.01- 84.99	151	25,356,330.68	8.05	8.800	355	81.78	587
85.00- 89.99	201	31,976,345.47	10.16	8.751	352	86.23	587
90.00- 94.99	391	68,461,027.35	21.75	8.854	355	90.80	584
95.00- 99.99	60	10,068,553.05	3.20	8.479	358	96.69	627
100.00	232	38,800,368.71	12.33	8.612	357	100.00	636
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of Group 1 Home Equity Loans is approximately 81.19%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

CURRENT COUPON RATES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
6.000 - 6.499	22	$ 5,146,420.87	1.63%	6.316%	358	82.57%	625
6.500 - 6.999	129	25,278,904.52	8.03	6.814	350	74.53	636
7.000 - 7.499	148	29,617,470.97	9.41	7.278	354	81.47	622
7.500 - 7.999	252	48,585,436.83	15.43	7.783	351	83.43	611
8.000 - 8.499	222	40,683,224.47	12.92	8.254	353	83.61	604
8.500 - 8.999	303	52,887,301.80	16.80	8.743	353	82.89	593
9.000 - 9.499	198	31,010,306.74	9.85	9.251	356	82.08	576
9.500 - 9.999	218	29,226,224.51	9.28	9.755	352	80.71	575
10.000 -10.499	163	20,492,755.02	6.51	10.245	357	78.73	561
10.500 -10.999	115	12,944,213.56	4.11	10.691	341	77.60	569
11.000 -11.499	41	3,373,953.58	1.07	11.215	324	76.10	553
11.500 -11.999	75	5,912,968.44	1.88	11.749	329	73.76	548
12.000 -12.499	43	2,982,246.35	0.95	12.154	337	75.40	566
12.500 -12.999	38	1,795,768.97	0.57	12.677	276	82.20	586
13.000 -13.499	43	1,848,908.84	0.59	13.230	292	85.36	579
13.500 -13.999	30	1,298,839.67	0.41	13.756	297	87.36	567
14.000 -14.499	22	910,248.13	0.29	14.223	287	84.14	528
14.500 -14.999	10	525,254.67	0.17	14.729	283	77.25	510
15.000 -15.499	3	113,404.53	0.04	15.054	286	78.04	463
15.500 -15.999	2	129,394.88	0.04	15.836	307	91.59	503
17.500 -17.999	2	33,335.39	0.01	17.863	300	70.32	517
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The weighted average Coupon Rate of Group 1 Home Equity Loans is approximately 8.738%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

LOAN BALANCES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	220	$ 7,084,677.17	2.25%	11.778%	262	76.72%	572
50,000.01 - 100,000.00	499	39,462,616.25	12.54	9.738	331	73.64	586
100,000.01 - 150,000.00	482	59,670,548.96	18.96	9.032	352	79.78	590
150,000.01 - 200,000.00	318	56,082,110.06	17.82	8.804	356	80.42	589
200,000.01 - 250,000.00	257	57,387,408.24	18.23	8.338	356	83.77	598
250,000.01 - 300,000.00	153	42,130,378.36	13.38	8.215	354	84.06	603
300,000.01 - 350,000.00	81	26,267,344.13	8.34	8.171	358	85.00	603
350,000.01 - 400,000.00	51	19,294,225.89	6.13	7.978	359	85.36	613
400,000.01 - 450,000.00	17	6,966,773.68	2.21	7.529	359	82.03	623
450,000.01 - 500,000.00	1	450,500.00	0.14	10.180	360	85.00	581
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The average outstanding Loan Balance of Group 1 Home Equity Loans is approximately $151,417.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF GROUP 1 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2 Units	15	$ 2,558,630.59	0.81%	9.207%	344	82.45%	621
3 Units	1	211,733.35	0.07	10.420	357	67.30	568
Condominium	70	11,656,526.49	3.70	8.570	358	84.55	602
PUD	173	30,389,162.05	9.65	8.309	353	83.61	608
Single Family	1,773	261,317,503.89	83.01	8.796	349	80.70	593
Townhouse	47	8,663,026.37	2.75	8.531	358	83.06	587
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
96	1	$ 25,200.00	0.01%	6.550%	96	63.00%	620
120	14	855,523.79	0.27	9.285	114	70.95	592
144	1	30,537.58	0.01	9.500	75	73.44	444
180	87	5,323,901.70	1.69	9.353	156	71.78	592
200	1	170,600.00	0.05	6.790	200	52.33	609
240	71	5,648,466.23	1.79	8.788	229	73.26	606
276	5	307,017.99	0.10	9.531	275	83.85	580
300	8	671,902.35	0.21	9.817	293	76.83	585
348	1	52,622.57	0.02	11.800	265	89.94	560
360	1,890	301,710,810.53	95.84	8.722	357	81.56	595
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The weighted average Original Term to Maturity of Group 1 Home Equity Loans is approximately 354 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

REMAINING TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1- 60	4	$ 65,089.73	0.02%	10.663%	52	63.35%	523
61-120	65	2,580,292.15	0.82	10.290	111	71.98	563
121-180	60	4,379,824.92	1.39	9.291	176	71.96	599
181-240	48	5,089,153.81	1.62	8.224	238	72.54	616
241-300	137	8,726,227.41	2.77	11.459	289	79.43	542
301-360	1,765	293,955,994.72	93.38	8.643	359	81.62	597
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The weighted average Remaining Term to Maturity of Group 1 Home Equity Loans is approximately 350 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

SEASONING OF GROUP 1 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	644	$102,307,288.71	32.50%	8.596%	354	79.45%	600
1-6	1,222	201,963,338.92	64.16	8.661	353	82.26	596
55-60	44	2,360,919.15	0.75	11.460	266	75.97	601
61-66	25	1,461,077.11	0.46	11.181	276	75.28	522
67-72	49	2,363,103.62	0.75	11.612	227	77.57	528
73-78	41	1,982,894.49	0.63	11.439	249	80.67	527
79-84	15	761,875.18	0.24	12.017	259	80.52	515
85-90	25	1,033,473.42	0.33	12.214	216	76.84	503
97-102	11	470,570.83	0.15	11.855	213	81.20	500
103-108	3	92,041.31	0.03	12.704	220	71.74	489
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The weighted average Seasoning of Group 1 Home Equity Loans is approximately 4 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF GROUP 1 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	1,978	$309,172,138.31	98.21%	8.682%	352	81.22%	596
1	33	2,168,206.54	0.69	11.057	299	79.82	556
2	28	1,319,079.78	0.42	12.302	254	81.11	526
3	16	1,089,720.11	0.35	12.809	269	77.37	484
4	13	646,537.13	0.21	11.747	263	80.77	494
5	4	131,644.04	0.04	11.831	197	75.27	488
6	2	47,377.73	0.02	12.906	153	88.29	497
7	3	77,491.29	0.02	10.850	106	72.67	557
8	2	144,387.81	0.05	10.999	259	77.81	516
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,054	$313,511,998.49	99.59%	8.727%	350	81.20%	595
1	21	1,098,787.40	0.35	11.548	283	80.47	550
2	3	106,441.88	0.03	10.876	104	75.95	544
3	1	79,354.97	0.03	7.900	261	80.00	466
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,072	$314,416,509.67	99.88%	8.737%	350	81.19%	595
1	3	108,734.81	0.03	12.944	264	75.17	495
3	2	115,656.77	0.04	8.795	208	78.43	471
5	1	45,655.75	0.01	9.990	283	80.92	545
6	1	110,025.74	0.03	6.000	284	90.00	553
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

OCCUPANCY STATUS OF GROUP 1 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Investor	50	$ 4,092,263.73	1.30%	10.063%	342	72.50%	636
Primary	2,014	308,468,392.68	97.99	8.721	350	81.35	594
Second Home	15	2,235,926.33	0.71	8.655	356	76.03	619
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

LIEN POSITIONS OF GROUP 1 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	1,968	$310,118,378.91	98.51%	8.678%	351	81.08%	595
Second Lien	111	4,678,203.83	1.49	12.720	319	88.68	629
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

DOCUMENTATION TYPES OF GROUP 1 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	1,524	$223,309,719.78	70.94%	8.663%	349	83.24%	593
Limited Documentation	166	27,656,667.14	8.79	8.818	352	77.81	595
No Income Verification	389	63,830,195.82	20.28	8.963	355	75.50	604
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

CREDIT GRADES OF GROUP 1 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	428	$ 72,273,555.76	22.96%	7.941%	351	86.34%	635
A1	808	132,129,873.58	41.97	8.402	350	82.77	607
A2	501	70,855,576.43	22.51	9.249	350	78.20	565
B	206	24,916,956.11	7.92	10.008	349	72.39	540
C1	87	9,212,691.57	2.93	10.794	345	71.41	541
C2	39	3,833,173.49	1.22	11.471	343	70.99	534
D	10	1,574,755.80	0.50	11.649	358	68.57	538
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	3	$ 414,525.55	0.13%	7.129%	348	49.96%	N/A
400-499	89	5,324,518.41	1.69	11.547	275	79.54	469
500-524	130	15,002,048.76	4.77	10.207	345	74.33	512
525-549	302	44,088,620.74	14.01	9.458	353	76.37	536
550-574	318	49,880,828.00	15.85	8.926	351	78.53	564
575-599	354	56,974,236.86	18.10	8.679	352	81.58	586
600-624	322	53,266,812.58	16.92	8.307	354	83.67	612
625-649	256	42,577,298.41	13.53	8.287	354	86.80	638
650-674	171	28,946,089.29	9.20	8.099	347	85.46	660
675-699	80	10,463,771.82	3.32	7.927	346	78.47	685
700+	54	7,857,832.32	2.50	8.100	344	78.94	737
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The non-zero weighted average Credit Score of Group 1 Home Equity Loans is approximately 595.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes three Home Equity Loans for which a credit score is not available.

PRODUCT TYPES OF GROUP 1 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	579	$ 91,685,327.38	29.13%	8.902%	357	81.93%	582
2/28 6 MO LIBOR 40/30 Balloon	268	61,743,249.12	19.61	8.197	358	85.99	604
2/28 6 MO LIBOR 50/30 Balloon	60	14,386,056.84	4.57	7.833	359	90.57	635
2/28 6 MO LIBOR IO	1	313,023.85	0.10	7.370	357	97.85	608
3/27 6 MO LIBOR	24	3,667,112.04	1.16	8.961	354	82.95	597
3/27 6 MO LIBOR 40/30 Balloon	13	2,821,917.89	0.90	8.429	359	86.67	607
3/27 6 MO LIBOR 50/30 Balloon	6	1,371,816.78	0.44	8.174	359	97.46	644
3/27 6 MO LIBOR IO	1	218,400.00	0.07	6.450	359	80.00	635
5/25 1 YR LIBOR	2	350,137.27	0.11	8.954	359	86.02	574
5/25 6 MO LIBOR	1	262,500.00	0.08	10.750	360	70.00	510
6 MO LIBOR	7	1,200,350.23	0.38	10.630	328	80.11	519
Fixed Rate	1,020	115,575,485.82	36.71	9.112	338	76.14	593
Fixed Rate 30/15 Balloon	9	364,767.31	0.12	12.039	120	76.98	550
Fixed Rate 40/30 Balloon	72	16,947,044.16	5.38	8.071	359	81.98	610
Fixed Rate 50/30 Balloon	16	3,889,394.05	1.24	7.976	359	88.10	642
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

 (1)

Excludes three Home Equity Loans for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 1 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	979	$125,191,657.43	39.77%	9.207%	344	78.88%	591
Prepay Penalty: 12 months	122	19,193,856.30	6.10	8.383	342	72.68	596
Prepay Penalty: 24 months	160	29,412,341.84	9.34	8.135	358	89.04	609
Prepay Penalty: 30 months	2	57,669.80	0.02	12.059	103	87.41	507
Prepay Penalty: 36 months	816	140,941,057.37	44.77	8.493	355	82.76	596
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)  The non-zero weighted average Prepayment Penalty of Group 1 Home Equity Loans is approximately 32 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

PURPOSE OF GROUP 1 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	1,489	$219,535,626.32	69.74%	8.766%	348	78.27%	590
Purchase	190	21,395,237.41	6.80	8.820	354	92.63	622
Rate/Term Refinance	400	73,865,719.01	23.46	8.630	354	86.57	604
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

DEBT TO INCOME RATIO OF GROUP 1 HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 -20.00	104	$ 11,134,603.69	3.54%	8.988%	339	70.53%	586
20.01 -25.00	80	8,215,796.62	2.61	9.295	335	74.72	582
25.01 -30.00	172	21,775,052.34	6.92	8.812	345	77.54	602
30.01 -35.00	220	28,742,886.50	9.13	8.715	348	78.53	590
35.01 -40.00	280	39,523,380.27	12.56	8.730	350	80.21	594
40.01 -45.00	423	65,720,818.25	20.88	8.815	350	80.51	595
45.01 -50.00	517	87,941,335.34	27.94	8.700	352	83.55	597
50.01 -55.00	261	46,879,913.35	14.89	8.626	355	84.87	596
55.01 -60.00	20	4,633,250.93	1.47	7.793	353	88.40	617
60.01+	2	229,545.45	0.07	8.158	335	74.11	656
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The non-zero weighted average Debt to Income Ratio of Group 1 Home Equity Loans is approximately 41.43%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

FIXED RATE/ARM STATUS OF GROUP 1 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	962	$178,019,891.40	56.55%	8.568%	358	84.26%	595
Fixed Rate	1,117	136,776,691.34	43.45	8.959	341	77.20	596
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

INTEREST ONLY STATUS OF GROUP 1 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	2	$ 531,423.85	0.17%	6.992%	358	90.51%	619
Not Interest Only	2,077	314,265,158.89	99.83	8.741	350	81.18	595
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

GROSS MARGIN OF GROUP 1 HOME EQUITY LOANS (1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$136,776,691.34	43.45%	8.959%	341	77.20%	596
2.500 - 2.999	2	476,200.00	0.15	6.698	360	88.54	610
3.000 - 3.499	2	344,790.57	0.11	7.319	359	50.44	543
3.500 - 3.999	3	694,091.29	0.22	6.311	360	76.58	650
4.000 - 4.499	36	9,076,566.59	2.88	6.683	358	81.45	622
4.500 - 4.999	57	12,185,312.53	3.87	7.103	359	86.04	624
5.000 - 5.499	105	23,435,907.93	7.44	7.567	358	85.01	607
5.500 - 5.999	146	30,523,431.68	9.70	8.017	358	85.82	600
6.000 - 6.499	169	32,373,610.50	10.28	8.593	358	85.25	591
6.500 - 6.999	169	29,417,112.08	9.34	9.073	358	84.26	584
7.000 - 7.499	143	22,098,384.86	7.02	9.817	358	81.16	576
7.500 - 7.999	95	13,826,426.46	4.39	10.214	358	83.35	584
8.000 - 8.499	19	2,305,520.44	0.73	10.988	341	85.84	580
8.500 - 8.999	5	517,599.15	0.16	13.044	314	82.31	500
9.000 - 9.499	4	387,927.97	0.12	13.666	310	81.40	496
9.500 - 9.999	3	113,404.53	0.04	15.054	286	78.04	463
10.000 -10.499	1	95,874.55	0.03	12.340	358	94.07	612
10.500 -10.999	1	114,394.88	0.04	15.880	300	90.49	491
12.000+	2	33,335.39	0.01	17.863	300	70.32	517
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

The non-zero weighted average Gross Margin of Group 1 Home Equity Loans is approximately 6.171%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

MINIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$136,776,691.34	43.45%	8.959%	341	77.20%	596
6.000 - 6.499	21	5,036,395.13	1.60	6.323	359	82.41	627
6.500 - 6.999	49	11,507,127.17	3.66	6.841	359	81.48	633
7.000 - 7.499	77	17,825,796.05	5.66	7.308	358	86.34	616
7.500 - 7.999	132	29,134,980.70	9.26	7.806	358	87.87	607
8.000 - 8.499	139	27,969,887.79	8.89	8.256	358	85.64	603
8.500 - 8.999	157	29,619,272.75	9.41	8.803	357	85.40	592
9.000 - 9.499	103	17,854,319.05	5.67	9.303	358	82.49	571
9.500 - 9.999	116	16,962,240.08	5.39	9.778	357	83.31	577
10.000 -10.499	116	15,612,432.79	4.96	10.289	358	79.08	556
10.500 -10.999	35	5,258,798.81	1.67	10.640	357	75.25	582
11.000 -11.499	3	248,690.67	0.08	13.975	317	87.53	527
11.500 -11.999	6	550,113.54	0.17	13.273	298	86.09	492
12.000 -12.499	3	249,096.33	0.08	12.617	305	88.49	541
12.500 -12.999	4	154,642.05	0.05	14.977	290	82.06	490
14.000 -14.499	1	36,098.49	0.01	15.000	255	75.00	401
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The non-zero weighted average Minimum Interest Rate of Group 1 Home Equity Loans is approximately 8.521%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

MAXIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$136,776,691.34	43.45%	8.959%	341	77.20%	596
11.500 -11.999	1	411,817.47	0.13	8.890	357	77.74	574
12.500 -12.999	3	730,990.57	0.23	6.799	360	78.35	610
13.000 -13.499	21	5,036,395.13	1.60	6.323	359	82.41	627
13.500 -13.999	47	10,975,385.11	3.49	6.855	359	81.24	635
14.000 -14.499	80	18,142,827.17	5.76	7.326	358	86.00	615
14.500 -14.999	134	29,448,980.12	9.35	7.828	358	87.98	606
15.000 -15.499	136	27,652,856.67	8.78	8.255	358	85.85	603
15.500 -15.999	154	28,847,135.97	9.16	8.804	357	85.59	593
16.000 -16.499	103	17,854,319.05	5.67	9.303	358	82.49	571
16.500 -16.999	116	17,071,811.46	5.42	9.794	357	83.05	576
17.000 -17.499	117	15,666,036.32	4.98	10.303	358	79.10	556
17.500 -17.999	35	5,070,675.67	1.61	10.680	356	75.74	584
18.000 -18.499	2	195,087.14	0.06	13.866	324	88.22	506
18.500 -18.999	5	475,736.68	0.15	13.199	299	85.48	492
19.000 -19.499	3	249,096.33	0.08	12.617	305	88.49	541
19.500 -19.999	4	154,642.05	0.05	14.977	290	82.06	490
21.000+	1	36,098.49	0.01	15.000	255	75.00	401
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The weighted average Maximum Interest Rate of Group 1 Home Equity Loans is approximately 15.499%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$136,776,691.34	43.45%	8.959%	341	77.20%	596
1.000	5	536,611.08	0.17	13.762	290	80.74	462
1.500	3	863,739.15	0.27	7.757	359	82.82	583
2.000	22	1,745,012.89	0.55	13.108	289	86.10	529
3.000	931	174,721,599.66	55.50	8.510	358	84.25	596
6.000	1	152,928.62	0.05	9.750	359	90.00	571
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The weighted average Initial Periodic Rate Cap of Group 1 Home Equity Loans is approximately 2.979%.

(2)  Excludes three Home Equity Loans for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$136,776,691.34	43.45%	8.959%	341	77.20%	596
1.000	43	4,691,853.86	1.49	11.148	319	79.91	547
1.500	918	173,198,036.28	55.02	8.498	359	84.40	596
3.000	1	130,001.26	0.04	8.730	359	46.43	565
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The weighted average Subsequent Periodic Rate Cap of Group 1 Home Equity Loans is approximately 1.488%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 1 HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	1,117	$136,776,691.34	43.45%	8.959%	341	77.20%	596
04/01/07	1	85,952.44	0.03	11.375	277	90.00	459
05/01/07	1	80,513.55	0.03	11.000	272	85.00	499
05/30/07	2	127,980.39	0.04	14.012	291	87.91	539
06/01/07	6	778,827.28	0.25	11.080	310	83.03	516
07/01/07	3	472,038.97	0.15	12.928	294	83.74	480
07/10/07	1	64,184.57	0.02	14.125	287	90.00	465
08/01/07	3	177,674.79	0.06	10.516	297	82.20	529
08/15/07	6	414,151.77	0.13	14.032	300	85.71	577
09/01/07	11	1,178,322.50	0.37	11.887	314	81.81	569
08/15/08	1	197,237.47	0.06	9.810	354	82.40	562
09/01/08	12	2,716,239.25	0.86	8.468	354	86.86	581
09/15/08	8	1,730,206.05	0.55	8.476	355	91.26	570
10/01/08	17	3,045,626.91	0.97	8.635	355	91.51	570
10/15/08	8	1,432,531.16	0.46	8.560	356	90.61	601
11/01/08	18	3,325,072.57	1.06	8.662	356	89.37	599
11/15/08	43	7,402,599.78	2.35	8.491	357	84.96	600
12/01/08	81	15,953,122.17	5.07	8.513	357	87.51	602
12/15/08	65	12,168,006.42	3.87	8.516	358	85.60	596
01/01/09	98	18,567,524.23	5.90	8.460	358	85.84	594
01/03/09	1	254,790.57	0.08	6.990	359	59.30	N/A
01/04/09	1	163,110.66	0.05	8.990	359	74.18	618
01/12/09	1	152,928.62	0.05	9.750	359	90.00	571
01/15/09	58	10,057,580.68	3.19	8.772	359	85.19	594
02/01/09	208	39,632,610.96	12.59	8.514	359	83.44	595
02/06/09	1	200,000.00	0.06	6.625	360	93.46	640
02/13/09	1	276,200.00	0.09	6.750	360	84.98	589
02/15/09	93	16,595,605.74	5.27	8.624	360	81.88	595
03/01/09	167	31,851,749.35	10.12	8.332	360	80.72	597
03/15/09	2	512,500.00	0.16	8.512	360	76.47	618
10/01/09	1	194,362.78	0.06	9.680	355	90.47	654
11/01/09	1	73,210.60	0.02	10.600	356	90.49	574
11/15/09	1	124,787.53	0.04	8.860	357	100.00	647
12/01/09	8	1,483,671.16	0.47	8.511	357	84.11	619
12/15/09	2	475,582.40	0.15	9.199	358	82.11	529
01/01/10	1	310,308.39	0.10	7.930	358	80.00	636
01/15/10	2	493,425.27	0.16	7.536	359	87.10	620
02/01/10	9	1,461,071.25	0.46	8.399	359	80.20	595
02/15/10	3	603,007.00	0.19	8.531	360	91.36	593
03/01/10	12	2,302,213.90	0.73	8.349	360	90.90	614
03/15/10	1	270,725.00	0.09	7.150	360	98.45	645
01/10/12	1	297,137.27	0.09	8.990	359	89.55	580
02/05/12	1	262,500.00	0.08	10.750	360	70.00	510
02/08/12	1	53,000.00	0.02	8.750	360	66.25	538
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

Group 2 Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$523,386,382	$194	$1,110,883
Average Scheduled Principal Balance	$170,096
Number of Mortgage Loans	3,077

Weighted Average Gross Coupon	8.631%	5.850%	17.125%
Non-Zero Weighted Average FICO Score	604	383	819
Weighted Average Original Combined LTV	84.50%	5.27%	100.00%

Weighted Average Original Term	354 months	60 months	360 months
Weighted Average Stated Remaining Term	348 months	2 months	360 months
Weighted Average Seasoning	6 months	0 months	105 months

Non-Zero Weighted Average Gross Margin	6.032%	2.141%	11.540%
Non-Zero Weighted Average Minimum Interest Rate	8.301%	5.950%	13.500%
Non-Zero Weighted Average Maximum Interest Rate	15.289%	12.375%	20.500%
Non-Zero Weighted Average Initial Rate Cap	2.964%	1.000%	3.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.483%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	59 months

Maturity Date		May 1 2007	Mar 15 2037
Maximum Zip Code Concentration	0.87%

ARM	62.15%	First Lien	96.89%
Fixed Rate	37.85%	Second Lien	3.11%

2/28 6 MO LIBOR	25.68%	Full Documentation	70.49%
2/28 6 MO LIBOR 40/30 Balloon	21.59%	Limited Documentation	5.39%
2/28 6 MO LIBOR 50/30 Balloon	11.19%	No Income Verification	24.12%
2/28 6 MO LIBOR IO	0.20%
3/27 6 MO LIBOR	1.05%	Cash Out Refinance	52.00%
3/27 6 MO LIBOR 40/30 Balloon	0.93%	Purchase	31.42%
3/27 6 MO LIBOR 50/30 Balloon	0.85%	Rate/Term Refinance	16.57%
3/27 6 MO LIBOR IO	0.07%
5/25 1 YR LIBOR	0.08%	2 Units	0.75%
6 MO LIBOR	0.51%	3 Units	0.08%
Fixed Rate	31.16%	Condominium	3.83%
Fixed Rate 30/15 Balloon	0.67%	Manufactured Housing	0.72%
Fixed Rate 40/30 Balloon	4.20%	PUD	20.35%
Fixed Rate 50/30 Balloon	1.82%	Single Family	71.43%
		Townhouse	2.83%
Interest Only	0.27%
Not Interest Only	99.73%	Investor	0.68%
		Primary	98.89%
Prepay Penalty: 0 months	32.10%	Second Home	0.44%
Prepay Penalty: 12 months	6.37%
Prepay Penalty: 24 months	16.24%	Top 5 States:
Prepay Penalty: 30 months	0.02%	California	23.73%
Prepay Penalty: 36 months	40.89%	Florida	11.23%
Prepay Penalty: 48 months	0.01%	Texas	10.54%
Prepay Penalty: 60 months	4.37%	Arizona	7.30%
		Virginia	6.92%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 2 HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Alabama	5	$ 472,667.53	0.09%	10.079%	359	86.64%	597
Arizona	187	38,206,923.08	7.30	8.440	356	87.93	611
Arkansas	24	1,488,945.53	0.28	9.855	288	84.49	572
California	395	124,207,707.01	23.73	7.972	357	87.04	624
Colorado	37	5,955,869.92	1.14	8.686	352	83.86	626
Connecticut	34	7,896,893.57	1.51	8.337	347	82.09	608
Delaware	14	2,053,076.92	0.39	8.336	341	74.88	609
Florida	342	58,785,947.44	11.23	8.650	354	86.63	617
Georgia	98	13,053,149.02	2.49	9.741	338	83.88	599
Idaho	9	1,171,090.92	0.22	8.917	356	80.60	591
Illinois	30	3,653,128.55	0.70	9.068	330	87.91	594
Indiana	52	4,705,747.29	0.90	9.361	331	84.96	584
Iowa	12	548,057.53	0.10	10.954	246	86.60	543
Kansas	17	1,120,187.40	0.21	10.934	302	85.86	570
Kentucky	20	2,447,172.20	0.47	8.681	352	87.76	580
Louisiana	61	4,295,668.46	0.82	10.005	292	82.72	573
Maine	11	1,500,959.10	0.29	9.313	346	79.40	594
Maryland	73	18,202,129.33	3.48	8.094	354	82.27	593
Massachusetts	28	5,519,543.46	1.05	9.263	348	76.61	594
Michigan	48	3,825,596.86	0.73	10.248	330	86.80	555
Minnesota	13	2,310,829.01	0.44	8.595	341	88.00	598
Mississippi	35	1,372,846.95	0.26	12.273	222	79.25	549
Missouri	47	5,200,676.01	0.99	9.680	324	89.99	597
Montana	5	945,285.06	0.18	8.358	355	82.92	593
Nebraska	11	1,078,040.87	0.21	9.709	334	83.74	580
Nevada	53	13,629,702.91	2.60	8.156	357	89.14	612
New Hampshire	6	1,383,358.53	0.26	8.756	350	73.67	563
New Jersey	76	17,672,113.82	3.38	8.446	352	77.17	608
New Mexico	26	2,644,642.97	0.51	9.403	327	80.38	572
New York	93	17,658,209.22	3.37	8.586	345	75.22	590
North Carolina	89	11,889,651.87	2.27	9.473	343	86.39	584
Ohio	78	7,817,399.55	1.49	9.559	312	80.42	559
Oklahoma	35	2,752,861.95	0.53	10.185	327	83.52	565
Oregon	24	4,261,646.24	0.81	9.195	356	80.27	600
Pennsylvania	118	13,016,176.52	2.49	9.017	328	78.32	588
Rhode Island	1	95,894.51	0.02	8.990	356	45.71	586
South Carolina	42	4,788,246.79	0.91	9.362	334	81.24	597
South Dakota	3	298,731.24	0.06	9.195	337	87.53	553
Tennessee	55	4,925,616.45	0.94	9.895	319	85.95	587
Texas	505	55,149,159.50	10.54	9.063	340	82.11	595
Utah	6	662,363.37	0.13	9.114	347	90.37	586
Vermont	13	1,917,781.87	0.37	9.397	359	73.76	571
Virginia	150	36,240,953.05	6.92	8.202	357	86.64	590
Washington	73	13,539,293.53	2.59	8.744	352	81.96	611
West Virginia	8	1,014,995.90	0.19	10.590	335	86.81	597
Wisconsin	13	1,695,964.23	0.32	9.975	348	85.34	555
Wyoming	2	313,478.70	0.06	8.076	360	86.64	564
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 2 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	158	$ 14,613,939.28	2.79%	8.842%	326	37.86%	593
50.00- 54.99	54	5,193,556.20	0.99	8.916	332	52.41	585
55.00- 59.99	55	6,489,150.33	1.24	9.093	342	57.07	588
60.00- 64.99	98	14,555,848.27	2.78	8.334	337	62.50	591
65.00- 69.99	129	17,910,514.68	3.42	8.922	335	67.12	576
70.00- 74.99	166	26,934,210.44	5.15	8.641	343	71.93	591
75.00- 79.99	258	38,349,411.95	7.33	8.748	347	76.77	587
80.00	351	59,641,689.84	11.40	8.423	347	80.00	623
80.01- 84.99	240	44,999,248.00	8.60	8.501	348	82.13	590
85.00- 89.99	326	59,572,354.78	11.38	8.664	350	86.27	594
90.00- 94.99	545	108,013,541.75	20.64	8.632	348	90.86	583
95.00- 99.99	138	30,556,270.31	5.84	8.235	354	96.93	631
100.00	559	96,556,645.91	18.45	8.788	356	100.00	644
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of Group 2 Home Equity Loans is approximately 84.50%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

CURRENT COUPON RATES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
5.500 - 5.999	8	$ 3,195,142.44	0.61%	5.940%	350	87.09%	699
6.000 - 6.499	51	15,970,952.12	3.05	6.310	350	86.67	658
6.500 - 6.999	215	59,544,280.96	11.38	6.809	353	83.11	634
7.000 - 7.499	194	50,368,470.06	9.62	7.276	353	83.82	621
7.500 - 7.999	335	81,766,351.88	15.62	7.769	355	85.58	616
8.000 - 8.499	310	69,940,132.57	13.36	8.261	354	86.63	612
8.500 - 8.999	368	72,688,278.71	13.89	8.743	354	84.91	601
9.000 - 9.499	249	44,946,370.41	8.59	9.242	351	84.79	589
9.500 - 9.999	259	37,431,286.00	7.15	9.759	342	83.44	584
10.000 -10.499	218	27,782,089.99	5.31	10.229	351	79.24	559
10.500 -10.999	175	18,609,798.41	3.56	10.712	327	81.72	546
11.000 -11.499	91	7,136,495.13	1.36	11.251	315	84.57	566
11.500 -11.999	130	7,867,150.82	1.50	11.763	302	82.65	564
12.000 -12.499	123	8,361,500.36	1.60	12.205	325	85.67	586
12.500 -12.999	128	7,497,997.73	1.43	12.717	310	88.68	587
13.000 -13.499	84	4,069,710.66	0.78	13.213	303	88.54	582
13.500 -13.999	68	2,983,238.04	0.57	13.770	285	81.07	569
14.000 -14.499	28	1,155,548.93	0.22	14.163	290	88.18	593
14.500 -14.999	20	1,010,068.67	0.19	14.699	284	82.72	537
15.000 -15.499	10	404,059.58	0.08	15.218	261	80.53	537
15.500 -15.999	6	313,388.20	0.06	15.614	298	80.48	571
16.000 -16.499	3	196,272.23	0.04	16.108	300	83.72	537
16.500 -16.999	3	84,084.98	0.02	16.500	303	81.23	608
17.000 -17.499	1	63,712.86	0.01	17.125	300	77.00	574
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The weighted average Coupon Rate of Group 2 Home Equity Loans is approximately 8.631%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

LOAN BALANCES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	462	$ 14,405,105.23	2.75%	11.887%	246	80.59%	570
50,000.01 - 100,000.00	746	56,322,668.52	10.76	10.242	320	78.37	582
100,000.01 - 150,000.00	558	69,078,105.07	13.20	9.262	347	80.63	588
150,000.01 - 200,000.00	377	65,727,249.73	12.56	8.810	352	83.25	596
200,000.01 - 250,000.00	287	64,185,657.76	12.26	8.395	355	85.90	612
250,000.01 - 300,000.00	185	50,771,110.90	9.70	8.284	357	87.61	618
300,000.01 - 350,000.00	129	41,748,332.71	7.98	8.081	358	86.67	611
350,000.01 - 400,000.00	71	26,321,911.52	5.03	7.884	358	87.75	621
400,000.01 - 450,000.00	75	32,094,687.12	6.13	7.842	356	86.93	613
450,000.01 - 500,000.00	80	38,055,017.91	7.27	7.883	356	85.41	617
500,000.01 - 550,000.00	38	19,973,564.63	3.82	7.602	358	89.47	616
550,000.01 - 600,000.00	28	16,107,195.01	3.08	7.596	359	88.13	622
600,000.01 - 650,000.00	19	11,919,760.85	2.28	7.596	358	89.53	611
650,000.01 - 700,000.00	13	8,840,991.09	1.69	8.023	359	81.78	613
700,000.01 - 750,000.00	2	1,479,627.65	0.28	7.712	355	90.42	567
750,000.01 - 800,000.00	2	1,567,813.44	0.30	7.600	357	92.71	542
800,000.01 - 850,000.00	2	1,619,155.00	0.31	8.135	360	92.72	664
900,000.01 - 950,000.00	1	947,344.28	0.18	7.850	359	84.27	533
1,000,000.01+	2	2,221,083.32	0.42	6.745	359	78.56	711
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The average outstanding Loan Balance of Group 2 Home Equity Loans is approximately $170,096.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF GROUP 2 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2 Units	23	$ 3,948,709.39	0.75%	9.105%	338	81.04%	631
3 Units	4	434,313.64	0.08	9.912	346	60.40	672
Condominium	108	20,053,639.96	3.83	8.266	359	88.20	623
Manufactured Housing	37	3,751,203.56	0.72	9.845	313	75.83	628
PUD	516	106,497,725.39	20.35	8.343	354	90.21	620
Single Family	2,317	373,865,166.63	71.43	8.715	346	82.85	599
Townhouse	72	14,835,623.17	2.83	8.607	354	84.04	592
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
60	1	$ 16,300.00	0.00%	7.500%	60	46.57%	669
84	1	194.49	0.00	13.500	2	95.00	542
96	1	12,697.00	0.00	7.500	96	19.24	763
120	26	934,015.89	0.18	9.784	97	58.14	612
144	4	265,541.83	0.05	7.418	135	48.85	706
156	1	71,200.00	0.01	9.390	155	80.00	630
180	198	10,854,393.17	2.07	10.095	142	76.44	586
240	85	6,514,965.91	1.24	9.181	216	73.06	594
276	2	95,900.00	0.02	6.619	276	56.22	640
300	6	575,902.24	0.11	8.447	284	81.36	567
360	2,752	504,045,271.21	96.30	8.592	355	84.90	605
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The weighted average Original Term to Maturity of Group 2 Home Equity Loans is approximately 354 months.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

REMAINING TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1- 60	19	$ 293,072.69	0.06%	10.843%	53	60.96%	635
61-120	158	6,430,832.85	1.23	10.486	110	73.05	574
121-180	105	7,590,738.84	1.45	9.814	174	78.00	594
181-240	37	4,485,193.45	0.86	8.352	239	69.38	613
241-300	397	26,648,742.87	5.09	10.828	287	80.30	555
301-360	2,361	477,937,801.04	91.32	8.466	359	85.15	608
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The weighted average Remaining Term to Maturity of Group 2 Home Equity Loans is approximately 348 months.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

SEASONING OF GROUP 2 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	850	$163,920,952.20	31.32%	8.482%	357	82.92%	614
1-6	1,611	324,740,500.32	62.05	8.469	354	85.84	604
7-12	4	184,569.71	0.04	12.676	289	84.73	639
55-60	113	5,491,507.94	1.05	10.368	243	73.74	592
61-66	93	5,642,127.79	1.08	10.080	256	77.39	582
67-72	145	8,673,085.97	1.66	10.321	247	77.63	590
73-78	62	3,357,161.38	0.64	11.458	224	82.80	526
79-84	74	4,345,292.14	0.83	11.738	258	85.34	511
85-90	94	5,611,258.03	1.07	11.719	251	82.71	517
97-102	29	1,334,504.04	0.25	11.181	231	82.84	514
103-108	2	85,422.22	0.02	9.476	212	65.18	574
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The weighted average Seasoning of Group 2 Home Equity Loans is approximately 6 months.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF GROUP 2 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	3,030	$515,015,648.50	98.40%	8.623%	348	84.48%	605
Delinquent 30 Days	47	8,370,733.24	1.60	9.153	355	85.68	567
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,760	$499,693,260.44	95.47%	8.533%	351	84.54%	608
1	113	10,137,173.24	1.94	10.223	299	84.73	552
2	75	5,806,002.86	1.11	10.442	307	82.75	532
3	49	3,441,811.87	0.66	11.108	281	83.69	505
4	40	1,968,109.48	0.38	11.936	266	80.23	510
5	25	1,652,737.27	0.32	11.636	260	85.86	493
6	10	488,141.96	0.09	12.099	223	84.30	507
7	3	114,529.66	0.02	12.089	225	85.09	465
8	2	84,614.96	0.02	12.386	113	80.17	484
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,992	$518,994,952.01	99.16%	8.607%	349	84.53%	605
1	69	3,691,381.98	0.71	11.298	249	80.51	510
2	10	517,566.61	0.10	12.427	200	82.11	486
3	3	96,835.77	0.02	12.556	184	78.26	548
4	1	26,858.31	0.01	13.300	48	83.63	434
5	1	27,450.56	0.01	12.450	100	70.00	476
6	1	31,336.50	0.01	13.050	154	80.00	506
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	3,043	$521,679,054.97	99.67%	8.623%	348	84.51%	605
1	19	920,231.85	0.18	11.919	220	79.49	488
2	7	376,933.79	0.07	10.521	245	86.27	497
3	2	85,986.03	0.02	9.241	283	77.79	503
4	5	274,343.71	0.05	10.346	239	86.43	478
5	1	49,831.39	0.01	8.900	259	90.00	383
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

OCCUPANCY STATUS OF GROUP 2 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Investor	52	$ 3,538,115.07	0.68%	10.779%	329	72.10%	591
Primary	3,013	517,569,088.01	98.89	8.616	348	84.61	604
Second Home	12	2,279,178.66	0.44	8.672	359	79.28	641
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

LIEN POSITIONS OF GROUP 2 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	2,788	$507,105,001.10	96.89%	8.507%	348	84.11%	603
Second Lien	289	16,281,380.64	3.11	12.505	343	96.57	645
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

DOCUMENTATION TYPES OF GROUP 2 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	2,307	$368,957,208.95	70.49%	8.566%	345	84.26%	593
Limited Documentation	115	28,196,982.10	5.39	8.805	355	83.71	611
No Income Verification	655	126,232,190.69	24.12	8.783	354	85.38	637
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

CREDIT GRADES OF GROUP 2 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	966	$191,644,550.31	36.62%	8.100%	353	90.01%	645
A1	924	181,501,318.60	34.68	8.298	350	85.01	607
A2	632	93,311,645.47	17.83	9.157	342	79.32	556
B	315	34,642,403.04	6.62	10.252	337	73.97	536
C1	138	12,041,783.98	2.30	11.008	323	74.10	543
C2	79	8,054,885.97	1.54	11.249	341	68.36	533
D	23	2,189,794.37	0.42	12.011	333	64.52	541
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	5	$ 956,785.53	0.18%	8.053%	318	78.65%	N/A
375-399	2	84,855.40	0.02	10.159	273	90.90	390
400-499	207	13,909,276.84	2.66	10.973	273	83.31	467
500-524	220	27,667,390.91	5.29	10.011	338	77.89	513
525-549	418	62,114,736.34	11.87	9.406	346	76.46	537
550-574	365	61,664,845.44	11.78	8.919	352	82.27	564
575-599	374	65,845,932.05	12.58	8.613	349	83.92	587
600-624	434	82,806,236.74	15.82	8.244	353	86.51	613
625-649	464	95,069,576.46	18.16	8.140	354	88.81	636
650-674	323	67,592,496.60	12.91	8.127	354	88.86	660
675-699	126	23,088,585.59	4.41	8.228	351	85.60	685
700+	139	$22,585,663.84	4.32	8.061	334	83.80	735
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The non-zero weighted average Credit Score of Group 2 Home Equity Loans is approximately 604.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes five Home Equity Loans for which a credit score is not available.

PRODUCT TYPES OF GROUP 2 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	711	$134,425,457.05	25.68%	8.821%	355	82.44%	580
2/28 6 MO LIBOR 40/30 Balloon	384	112,982,240.06	21.59	7.987	358	88.63	616
2/28 6 MO LIBOR 50/30 Balloon	185	58,549,137.71	11.19	7.942	359	93.08	649
2/28 6 MO LIBOR IO	4	1,033,103.00	0.20	7.183	357	88.43	653
3/27 6 MO LIBOR	31	5,515,873.76	1.05	9.219	356	82.83	581
3/27 6 MO LIBOR 40/30 Balloon	15	4,852,290.85	0.93	7.453	358	91.16	610
3/27 6 MO LIBOR 50/30 Balloon	13	4,460,367.73	0.85	6.833	360	95.57	659
3/27 6 MO LIBOR IO	1	364,231.00	0.07	7.110	359	100.00	607
5/25 1 YR LIBOR	2	432,734.26	0.08	9.128	269	59.70	530
6 MO LIBOR	24	2,683,518.24	0.51	11.094	300	79.91	556
Fixed Rate	1,519	163,068,598.58	31.16	9.287	334	79.79	598
Fixed Rate 30/15 Balloon	67	3,528,928.63	0.67	11.067	124	83.06	574
Fixed Rate 40/30 Balloon	85	21,977,720.47	4.20	8.136	358	84.22	618
Fixed Rate 50/30 Balloon	36	9,512,180.40	1.82	7.452	359	87.51	632
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

 (1)

Excludes five Home Equity Loans for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 2 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	1,120	$168,010,238.49	32.10%	8.995%	348	82.51%	595
Prepay Penalty: 12 months	166	33,342,464.40	6.37	8.165	349	78.87	616
Prepay Penalty: 24 months	397	84,990,480.60	16.24	8.203	357	91.83	629
Prepay Penalty: 30 months	1	78,744.18	0.02	12.490	102	90.00	576
Prepay Penalty: 36 months	1,014	213,993,073.45	40.89	8.381	355	84.55	604
Prepay Penalty: 48 months	1	77,821.29	0.01	12.000	292	90.00	632
Prepay Penalty: 60 months	378	22,893,559.33	4.37	10.545	246	79.61	564
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)   The non-zero weighted average Prepayment Penalty of Group 2 Home Equity Loans is approximately 32 months.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

PURPOSE OF GROUP 2 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	1,719	$272,163,211.17	52.00%	8.664%	344	78.95%	590
Purchase	936	164,472,239.38	31.42	8.590	355	93.36	633
Rate/Term Refinance	422	86,750,931.19	16.57	8.606	348	85.13	595
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

DEBT TO INCOME RATIO OF GROUP 2 HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
None	1	$ 86,513.77	0.02%	7.000%	260	90.00%	438
0.01 -20.00	97	11,423,396.84	2.18	8.375	338	73.83	622
20.01 -25.00	144	15,170,475.31	2.90	9.105	326	77.75	586
25.01 -30.00	219	27,573,741.66	5.27	8.761	337	78.94	604
30.01 -35.00	303	42,884,459.59	8.19	8.729	342	80.50	597
35.01 -40.00	423	63,657,038.97	12.16	8.669	343	83.18	604
40.01 -45.00	633	101,805,352.62	19.45	8.744	346	84.17	605
45.01 -50.00	794	157,923,335.35	30.17	8.572	353	87.10	608
50.01 -55.00	409	87,452,702.10	16.71	8.612	356	86.61	600
55.01 -60.00	50	14,365,149.62	2.74	7.685	355	89.55	611
60.01+	4	1,044,215.91	0.20	7.467	359	83.26	640
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)  The non-zero weighted average Debt to Income Ratio of Group 2 Home Equity Loans is approximately 42.63%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

FIXED RATE/ARM STATUS OF GROUP 2 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	1,370	$325,298,953.66	62.15%	8.344%	357	86.81%	606
Fixed Rate	1,707	198,087,428.08	37.85	9.103	334	80.71	601
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

INTEREST ONLY STATUS OF GROUP 2 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	5	$ 1,397,334.00	0.27%	7.164%	357	91.45%	641
Not Interest Only	3,072	521,989,047.74	99.73	8.635	348	84.48	604
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

GROSS MARGIN OF GROUP 2 HOME EQUITY LOANS (1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
2.000 - 2.499	1	497,200.00	0.09	6.990	360	84.99	659
2.500 - 2.999	3	681,096.28	0.13	6.778	359	81.24	654
3.000 - 3.499	1	230,594.85	0.04	8.200	357	82.40	563
3.500 - 3.999	12	4,994,638.61	0.95	6.369	358	83.88	651
4.000 - 4.499	56	22,306,687.73	4.26	6.574	358	87.46	630
4.500 - 4.999	107	32,980,219.68	6.30	7.095	357	87.61	614
5.000 - 5.499	145	40,736,028.67	7.78	7.587	356	85.66	602
5.500 - 5.999	191	51,346,359.79	9.81	7.979	358	87.14	608
6.000 - 6.499	245	59,071,983.02	11.29	8.412	358	87.99	608
6.500 - 6.999	214	45,473,188.87	8.69	8.933	357	87.62	612
7.000 - 7.499	230	40,710,988.25	7.78	9.684	356	83.89	587
7.500 - 7.999	105	19,979,226.59	3.82	10.107	356	87.51	591
8.000 - 8.499	31	4,313,072.61	0.82	10.631	346	90.66	587
8.500 - 8.999	8	673,345.05	0.13	11.806	325	84.00	609
9.000 - 9.499	4	330,215.25	0.06	14.781	294	83.72	479
9.500 - 9.999	4	269,789.29	0.05	15.214	296	77.51	500
10.000 -10.499	8	429,984.24	0.08	15.199	299	81.18	575
10.500 -10.999	2	99,857.17	0.02	16.124	300	83.76	481
11.000 -11.499	2	110,764.85	0.02	16.436	299	80.03	607
11.500 -11.999	1	63,712.86	0.01	17.125	300	77.00	574
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

The non-zero weighted average Gross Margin of Group 2 Home Equity Loans is approximately 6.032%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

MINIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
5.500 - 5.999	6	2,779,042.40	0.53	5.950	359	91.82	694
6.000 - 6.499	37	13,325,858.60	2.55	6.298	359	88.03	650
6.500 - 6.999	96	33,117,367.72	6.33	6.806	359	88.77	627
7.000 - 7.499	110	33,634,512.02	6.43	7.291	358	86.59	618
7.500 - 7.999	196	57,474,463.65	10.98	7.799	358	88.58	609
8.000 - 8.499	209	52,663,374.28	10.06	8.283	358	88.43	614
8.500 - 8.999	225	51,905,149.83	9.92	8.759	358	86.64	606
9.000 - 9.499	137	29,487,942.64	5.63	9.255	358	86.20	595
9.500 - 9.999	117	20,685,849.28	3.95	9.931	352	85.46	590
10.000 -10.499	132	19,367,343.58	3.70	10.276	356	78.59	555
10.500 -10.999	58	7,387,609.84	1.41	11.066	346	80.20	537
11.000 -11.499	8	718,444.01	0.14	11.623	311	85.36	564
11.500 -11.999	16	1,290,471.23	0.25	13.284	282	85.24	540
12.000 -12.499	7	502,892.18	0.10	12.961	281	84.04	503
12.500 -12.999	10	603,884.18	0.12	13.202	274	78.43	520
13.000 -13.499	3	136,666.76	0.03	14.503	284	74.32	552
13.500 -13.999	3	218,081.46	0.04	13.990	279	79.59	531
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)  The non-zero weighted average Minimum Interest Rate of Group 2 Home Equity Loans is approximately 8.301%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

MAXIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
12.000 -12.499	1	195,000.00	0.04	6.375	359	72.22	631
12.500 -12.999	10	3,982,138.68	0.76	6.255	359	90.04	683
13.000 -13.499	36	13,130,858.60	2.51	6.297	359	88.27	650
13.500 -13.999	94	32,272,903.35	6.17	6.814	359	88.49	625
14.000 -14.499	112	34,063,178.07	6.51	7.304	358	86.41	618
14.500 -14.999	197	57,899,977.35	11.06	7.808	358	88.73	609
15.000 -15.499	208	52,533,908.23	10.04	8.288	358	88.60	614
15.500 -15.999	224	51,453,469.54	9.83	8.770	358	86.59	606
16.000 -16.499	137	29,518,000.75	5.64	9.266	358	85.58	594
16.500 -16.999	115	20,353,383.96	3.89	9.931	354	85.66	591
17.000 -17.499	131	19,038,085.47	3.64	10.278	355	79.28	556
17.500 -17.999	58	7,387,609.84	1.41	11.066	346	80.20	537
18.000 -18.499	8	718,444.01	0.14	11.623	311	85.36	564
18.500 -18.999	16	1,290,471.23	0.25	13.284	282	85.24	540
19.000 -19.499	7	502,892.18	0.10	12.961	281	84.04	503
19.500 -19.999	10	603,884.18	0.12	13.202	274	78.43	520
20.000 -20.499	3	136,666.76	0.03	14.503	284	74.32	552
20.500 -20.999	3	218,081.46	0.04	13.990	279	79.59	531
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)   The non-zero weighted average Maximum Interest Rate of Group 2 Home Equity Loans is approximately 15.289%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
1.000	21	1,859,896.87	0.36	12.485	274	82.10	533
1.500	6	1,705,521.37	0.33	7.918	359	82.15	622
2.000	72	5,275,039.25	1.01	12.559	284	84.46	533
3.000	1,271	316,458,496.17	60.46	8.252	358	86.90	608
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of Group 2 Home Equity Loans is approximately 2.964%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
1.000	119	11,497,657.69	2.20	11.158	305	80.26	552
1.500	1,250	313,726,477.68	59.94	8.241	359	87.05	608
3.000	1	74,818.29	0.01	9.250	357	85.15	634
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of Group 2 Home Equity Loans is approximately 1.483%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 2 HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
03/14/07	1	50,423.92	0.01	14.125	289	75.88	613
03/15/07	2	192,443.90	0.04	11.215	277	94.48	487
04/01/07	7	590,465.94	0.11	12.229	279	78.89	477
04/15/07	1	34,076.67	0.01	13.125	272	85.00	481
05/01/07	5	456,143.62	0.09	11.778	274	85.76	499
05/15/07	1	223,512.39	0.04	10.000	285	86.79	535
06/01/07	11	762,677.79	0.15	11.770	278	86.34	509
06/15/07	9	704,242.69	0.13	11.989	281	82.77	561
07/01/07	12	1,245,085.48	0.24	10.874	307	82.98	587
07/15/07	4	366,974.54	0.07	13.208	273	82.62	495
07/16/07	1	57,580.72	0.01	12.000	293	80.00	587
08/01/07	20	1,546,356.14	0.30	12.387	290	83.37	538
08/06/07	1	152,482.31	0.03	13.125	288	90.00	654
08/15/07	6	455,426.59	0.09	13.543	293	84.72	592
09/01/07	22	1,530,171.93	0.29	13.288	296	77.69	529
08/15/08	1	247,671.94	0.05	7.280	354	90.49	601
09/01/08	27	7,378,655.95	1.41	8.371	354	90.10	550
09/15/08	17	4,733,850.12	0.90	8.721	355	89.58	569
10/01/08	24	6,296,297.02	1.20	8.326	355	88.65	587
10/15/08	9	2,006,511.53	0.38	8.207	356	91.19	569
11/01/08	32	7,613,067.42	1.45	8.085	356	90.70	623
11/15/08	38	10,555,876.96	2.02	8.507	357	88.31	591
12/01/08	112	28,764,822.88	5.50	8.035	357	91.09	619
12/15/08	50	12,059,726.24	2.30	8.662	358	87.13	595
01/01/09	161	38,265,032.97	7.31	8.232	358	88.28	607
01/04/09	1	329,258.11	0.06	10.125	359	38.75	531
01/10/09	1	49,954.79	0.01	6.500	359	40.00	790
01/15/09	86	20,735,188.54	3.96	8.400	359	82.65	598
01/16/09	1	436,141.49	0.08	6.990	359	90.00	649
01/26/09	1	249,831.91	0.05	7.990	359	40.32	510
02/01/09	271	67,039,968.75	12.81	8.208	359	86.64	611
02/07/09	1	114,000.00	0.02	8.750	360	67.06	521
02/13/09	2	582,700.00	0.11	7.248	360	85.73	642
02/15/09	82	17,807,141.47	3.40	8.499	360	85.67	600
03/01/09	291	76,192,655.48	14.56	8.206	360	85.04	620
03/15/09	1	75,001.00	0.01	10.030	360	57.69	594
09/01/09	1	597,156.98	0.11	6.450	354	92.08	674
11/01/09	1	69,409.71	0.01	8.990	356	92.70	566
12/01/09	7	1,965,160.26	0.38	8.527	357	79.39	584
12/15/09	1	87,949.51	0.02	8.130	358	97.85	610
01/01/10	7	1,463,949.37	0.28	8.580	358	90.56	577
01/15/10	3	705,773.96	0.13	8.425	359	88.62	588
02/01/10	11	3,361,811.06	0.64	7.625	359	90.89	616
02/15/10	5	1,391,555.00	0.27	7.896	360	95.06	622
03/01/10	20	5,322,034.35	1.02	7.448	360	90.92	634
01/23/12	1	217,368.21	0.04	9.875	179	64.09	521
02/01/12	1	215,366.05	0.04	8.375	359	55.26	540
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

ANNEX C

ASSUMED HOME EQUITY LOAN CHARACTERISTICS

Group 1 Home Equity Loans

Pool Number	Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Original Amortization Term* (months)	Original IO Term (months)	Original Prepayment Term (months)

1	37,025,522.54	9.17476	8.66476	360	358	360	N/A	N/A
2	2,535,492.84	8.04047	7.53047	360	358	360	N/A	N/A
3	3,004,344.71	9.84687	9.33687	360	358	360	N/A	36
4	124,175.26	8.62000	8.11000	360	358	360	N/A	36
5	283,710.02	8.56427	8.05427	360	356	360	N/A	36
6	782,277.64	9.68659	9.17659	360	358	360	N/A	36
7	2,564,839.62	8.43812	7.92812	360	357	360	N/A	12
8	130,551.17	8.39000	7.88000	360	359	360	N/A	12
9	8,997,720.70	8.38216	7.87216	360	358	360	N/A	24
10	1,024,742.88	7.72264	7.21264	360	358	360	N/A	24
11	31,727,297.05	8.61557	8.10557	360	357	360	N/A	36
12	1,591,214.63	7.23216	6.72216	360	358	360	N/A	36
13	15,973,181.65	8.57947	8.06947	360	358	480	N/A	N/A
14	1,373,998.26	8.73594	8.22594	360	357	480	N/A	N/A
15	979,213.25	8.81262	8.30262	360	357	480	N/A	36
16	518,258.53	8.40189	7.89189	360	358	480	N/A	36
17	204,535.87	8.43000	7.92000	360	357	480	N/A	36
18	135,651.88	7.48000	6.97000	360	357	480	N/A	36
19	2,439,049.28	8.60929	8.09929	360	357	480	N/A	12
20	8,476,899.83	7.91517	7.40517	360	358	480	N/A	24
21	297,961.57	8.22585	7.71585	360	357	480	N/A	24
22	28,556,768.05	8.04435	7.53435	360	357	480	N/A	36
23	2,799,462.17	7.57097	7.06097	360	358	480	N/A	36
24	1,874,958.42	7.99002	7.48002	360	358	600	N/A	N/A
25	960,476.16	7.71311	7.20311	360	358	600	N/A	N/A
26	360,105.10	8.60000	8.09000	360	358	600	N/A	12
27	8,549,482.39	7.85998	7.34998	360	358	600	N/A	24
28	803,649.65	7.74942	7.23942	360	357	600	N/A	24
29	1,496,663.78	7.50909	6.99909	360	358	600	N/A	36
30	345,026.98	7.43000	6.92000	360	358	600	N/A	36
31	313,146.59	7.37000	6.86000	360	356	360	60	24
32	566,813.11	9.36558	8.85558	360	359	360	N/A	N/A
33	409,864.53	8.09132	7.58132	360	359	360	N/A	N/A
34	2,227,760.42	8.65152	8.14152	360	358	360	N/A	36
35	176,069.01	6.90000	6.39000	360	359	360	N/A	36
36	1,600,815.52	8.52871	8.01871	360	357	480	N/A	N/A
37	1,221,678.71	8.29833	7.78833	360	358	480	N/A	36
38	232,090.97	6.94000	6.43000	360	359	600	N/A	N/A
39	775,232.28	8.37612	7.86612	360	358	600	N/A	36
40	364,961.20	8.53000	8.02000	360	356	600	N/A	36
41	218,485.64	6.45000	5.94000	360	358	360	60	36
42	350,110.55	8.95365	8.44365	360	358	360	N/A	12
43	262,602.93	10.75000	10.24000	360	359	360	N/A	N/A
44	663,761.95	8.09864	7.58864	360	357	360	N/A	36
45	25,209.88	6.55000	6.04000	96	95	96	N/A	N/A
46	345,085.33	9.14498	8.63498	120	118	120	N/A	N/A
47	66,991.76	7.74000	7.23000	120	119	120	N/A	N/A
48	1,981,683.18	8.53646	8.02646	180	178	180	N/A	N/A
49	124,509.16	11.25000	10.74000	180	177	180	N/A	N/A
50	170,666.90	6.79000	6.28000	200	199	200	N/A	N/A
51	2,564,111.96	8.49719	7.98719	240	238	240	N/A	N/A
52	165,867.15	11.31059	10.80059	276	274	276	N/A	N/A
53	157,993.47	8.31182	7.80182	300	297	300	N/A	N/A
54	35,611,493.81	9.31453	8.80453	360	358	360	N/A	N/A
55	4,514,307.33	8.06272	7.55272	360	358	360	N/A	N/A
56	118,646.71	9.62500	9.11500	120	118	120	N/A	12
57	82,032.15	7.37500	6.86500	120	119	120	N/A	12
58	91,763.76	8.99000	8.48000	120	116	120	N/A	36
59	298,959.72	7.99000	7.48000	180	177	180	N/A	12
60	198,798.51	6.87500	6.36500	180	178	180	N/A	12
61	620,956.37	8.04115	7.53115	180	178	180	N/A	36
62	94,565.28	8.53000	8.02000	180	177	180	N/A	36
63	303,079.05	6.92797	6.41797	240	238	240	N/A	12
64	568,617.92	6.69559	6.18559	240	238	240	N/A	12
65	937,283.81	8.06525	7.55525	240	239	240	N/A	36
66	274,991.41	7.59712	7.08712	240	238	240	N/A	36
67	89,080.59	7.40280	6.89280	276	274	276	N/A	36
68	52,020.39	7.50000	6.99000	276	275	276	N/A	36
69	378,854.78	9.89313	9.38313	300	298	300	N/A	36
70	75,029.41	9.71000	9.20000	300	299	300	N/A	36
71	9,526,478.75	8.47141	7.96141	360	358	360	N/A	12
72	1,560,534.35	7.14865	6.63865	360	359	360	N/A	12
73	421,564.65	9.22845	8.71845	360	358	360	N/A	24
74	38,230,618.94	8.90445	8.39445	360	358	360	N/A	36
75	4,331,099.19	7.59451	7.08451	360	359	360	N/A	36
76	84,333.06	11.73000	11.22000	120	119	120	N/A	N/A
77	47,909.17	11.12500	10.61500	240	238	240	N/A	N/A
78	1,512,581.64	12.97679	12.46679	360	357	360	N/A	N/A
79	477,807.21	12.96913	12.45913	360	356	360	N/A	N/A
80	39,812.77	9.50000	8.99000	180	178	180	N/A	12
81	139,130.92	11.35036	10.84036	180	176	180	N/A	36
82	100,880.54	11.62517	11.11517	240	238	240	N/A	12
83	58,739.76	13.92000	13.41000	240	233	240	N/A	36
84	42,017.44	12.63000	12.12000	360	353	360	N/A	12
85	140,006.70	12.77279	12.26279	360	357	360	N/A	12
86	258,689.25	12.70805	12.19805	360	355	360	N/A	24
87	41,959.18	12.31000	11.80000	360	354	360	N/A	24
88	610,334.69	12.99570	12.48570	360	357	360	N/A	36
89	500,454.96	11.94512	11.43512	360	358	360	N/A	36
90	85,513.75	12.48584	11.97584	180	175	360	N/A	36
91	4,080,988.45	8.48202	7.97202	360	358	480	N/A	N/A
92	332,130.18	8.40000	7.89000	360	359	480	N/A	N/A
93	10,624,909.42	8.07419	7.56419	360	358	480	N/A	36
94	1,912,898.52	7.11976	6.60976	360	358	480	N/A	36
95	722,592.80	8.36321	7.85321	360	358	600	N/A	N/A
96	568,726.54	7.99000	7.48000	360	359	600	N/A	N/A
97	1,884,565.37	7.81125	7.30125	360	358	600	N/A	36
98	714,758.69	8.00940	7.49940	360	358	600	N/A	36
99	137,600.80	12.34916	11.83916	360	278	360	N/A	24
100	93,378.54	13.87500	13.36500	360	299	360	N/A	24
101	370,611.02	12.96248	12.45248	360	288	360	N/A	36
102	1,289,545.98	12.91217	12.40217	360	290	360	N/A	N/A
103	993.36	17.50000	16.99000	360	299	360	N/A	N/A
104	28,552.69	15.00000	14.49000	360	299	360	N/A	36
105	74,374.26	13.75000	13.24000	360	290	360	N/A	N/A
106	183,936.81	12.50000	11.99000	360	299	360	N/A	N/A
107	536,583.64	13.76217	13.25217	360	289	360	N/A	N/A
108	95,204.75	7.86180	7.35180	180	105	180	N/A	12
109	93,728.04	7.75000	7.24000	180	107	180	N/A	36
110	210,423.79	11.13370	10.62370	360	284	360	N/A	12
111	23,930.26	12.25000	11.74000	360	299	360	N/A	12
112	359,151.93	10.35246	9.84246	360	281	360	N/A	36
113	56,796.11	8.49000	7.98000	360	290	360	N/A	36
114	57,149.75	10.45205	9.94205	120	53	120	N/A	N/A
115	30,242.99	9.50000	8.99000	144	74	144	N/A	N/A
116	912,299.57	11.06199	10.55199	180	108	180	N/A	N/A
117	170,122.06	9.04669	8.53669	180	114	180	N/A	N/A
118	586,618.32	12.41646	11.90646	240	165	240	N/A	N/A
119	79,887.18	10.92355	10.41355	240	175	240	N/A	N/A
120	39,692.27	13.00000	12.49000	300	226	300	N/A	N/A
121	52,602.26	11.80000	11.29000	348	264	348	N/A	N/A
122	3,801,709.38	11.05296	10.54296	360	287	360	N/A	N/A
123	410,919.19	9.08739	8.57739	360	296	360	N/A	N/A
124	21,255.48	12.50000	11.99000	180	105	180	N/A	30
125	15,217.84	13.35000	12.84000	180	119	180	N/A	36
126	32,075.18	13.99000	13.48000	240	142	240	N/A	36
127	6,979.57	12.37000	11.86000	120	38	120	N/A	N/A
128	129,670.76	13.42548	12.91548	180	99	180	N/A	N/A
129	9,731.75	12.99000	12.48000	180	110	180	N/A	N/A
130	89,785.05	12.49275	11.98275	240	161	240	N/A	N/A
131	20,406.12	14.25000	13.74000	300	226	300	N/A	N/A
132	212,192.63	13.28129	12.77129	360	289	360	N/A	N/A
133	36,284.16	10.75000	10.24000	180	92	360	N/A	12
134	36,305.13	11.80000	11.29000	180	101	360	N/A	30
135	88,042.69	11.17152	10.66152	180	98	360	N/A	36
136	89,686.55	13.09397	12.58397	180	109	360	N/A	N/A
137	28,875.81	12.00000	11.49000	180	111	360	N/A	N/A

* Includes IO Term

Pool Number	Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Index
1	6.66110	16.16254	9.17476	22	6	3.00000	1.49916	6 Mo Libor
2	5.81778	15.04047	8.04047	22	6	3.00000	1.50000	6 Mo Libor
3	7.16918	16.84687	9.84687	22	6	3.00000	1.50000	6 Mo Libor
4	6.27400	15.62000	8.62000	22	6	3.00000	1.50000	6 Mo Libor
5	5.95117	15.56427	8.56427	20	6	3.00000	1.50000	6 Mo Libor
6	6.83845	16.68659	9.68659	22	6	3.00000	1.50000	6 Mo Libor
7	5.49882	15.03581	8.43812	21	6	3.06185	1.33785	6 Mo Libor
8	6.52000	15.39000	8.39000	23	6	3.00000	1.50000	6 Mo Libor
9	6.41126	15.37336	8.38216	22	6	3.00000	1.49560	6 Mo Libor
10	5.70248	14.72264	7.72264	22	6	3.00000	1.50000	6 Mo Libor
11	6.00063	15.61557	8.61557	21	6	3.00000	1.50000	6 Mo Libor
12	4.90824	14.23216	7.23216	22	6	3.00000	1.50000	6 Mo Libor
13	6.30512	15.57947	8.57947	22	6	3.00000	1.50000	6 Mo Libor
14	6.29307	15.73594	8.73594	21	6	3.00000	1.50000	6 Mo Libor
15	6.25137	15.81262	8.81262	21	6	3.00000	1.50000	6 Mo Libor
16	6.03189	15.40189	8.40189	22	6	3.00000	1.50000	6 Mo Libor
17	6.04300	15.43000	8.43000	21	6	3.00000	1.50000	6 Mo Libor
18	5.09300	14.48000	7.48000	21	6	3.00000	1.50000	6 Mo Libor
19	6.55516	14.93380	8.60929	21	6	3.00000	1.50000	6 Mo Libor
20	5.99454	14.91517	7.91517	22	6	3.00000	1.50000	6 Mo Libor
21	6.35585	15.22585	8.22585	21	6	3.00000	1.50000	6 Mo Libor
22	5.69729	15.04435	8.04435	21	6	3.00000	1.50000	6 Mo Libor
23	5.21927	14.57097	7.57097	22	6	3.00000	1.50000	6 Mo Libor
24	6.13334	14.99002	7.99002	22	6	3.00000	1.50000	6 Mo Libor
25	5.85570	14.71311	7.71311	22	6	3.00000	1.50000	6 Mo Libor
26	6.75400	15.60000	8.60000	22	6	3.00000	1.50000	6 Mo Libor
27	5.98727	14.85998	7.85998	22	6	3.00000	1.50000	6 Mo Libor
28	5.89352	14.74942	7.74942	21	6	3.00000	1.50000	6 Mo Libor
29	5.64107	14.50909	7.50909	22	6	3.00000	1.50000	6 Mo Libor
30	5.58400	14.43000	7.43000	22	6	3.00000	1.50000	6 Mo Libor
31	5.50000	14.37000	7.37000	20	6	3.00000	1.50000	6 Mo Libor
32	7.03343	16.36558	9.36558	35	6	3.00000	1.50000	6 Mo Libor
33	5.90027	15.09132	8.09132	35	6	3.00000	1.50000	6 Mo Libor
34	6.40735	15.65152	8.65152	34	6	3.00000	1.50000	6 Mo Libor
35	5.03000	13.90000	6.90000	35	6	3.00000	1.50000	6 Mo Libor
36	6.11467	15.52871	8.52871	33	6	3.00000	1.50000	6 Mo Libor
37	6.05700	15.29833	8.29833	34	6	3.00000	1.50000	6 Mo Libor
38	5.07000	13.94000	6.94000	35	6	3.00000	1.50000	6 Mo Libor
39	6.50612	15.37612	8.37612	34	6	3.00000	1.50000	6 Mo Libor
40	6.66000	15.53000	8.53000	32	6	3.00000	1.50000	6 Mo Libor
41	4.60400	13.45000	6.45000	34	6	3.00000	1.50000	6 Mo Libor
42	4.67886	14.95365	8.95365	58	12	3.00000	1.00000	1 Yr Libor
43	5.89100	16.75000	10.75000	59	6	3.00000	1.00000	6 Mo Libor
44	6.22864	15.09864	8.09864	3	6	1.50000	1.50000	6 Mo Libor
45	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
46	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
47	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
48	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
56	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
57	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
62	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
63	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
67	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
68	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
69	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
70	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
71	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
72	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
73	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
74	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
75	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
77	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
78	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
79	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
80	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
81	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
82	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
83	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
84	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
85	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
87	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
88	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
90	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
91	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
92	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
93	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
94	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
95	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
96	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
97	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
98	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
99	6.89934	18.56291	11.56291	3	6	2.00000	1.00000	6 Mo Libor
100	8.30000	15.75000	8.75000	5	6	2.00000	1.00000	6 Mo Libor
101	7.56358	17.22903	10.22903	5	6	2.00000	1.00000	6 Mo Libor
102	7.95603	16.88365	9.92521	4	6	2.11427	1.00000	6 Mo Libor
103	12.00000	19.50000	12.50000	5	6	2.00000	1.00000	6 Mo Libor
104	9.54000	16.99000	9.99000	5	6	3.00000	1.00000	6 Mo Libor
105	8.30000	17.50000	11.50000	2	6	3.00000	1.00000	6 Mo Libor
106	6.99000	14.49000	7.49000	5	6	3.00000	1.00000	6 Mo Libor
107	8.36829	17.69273	10.69273	3	6	1.00000	1.00000	6 Mo Libor
108	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
109	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
110	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
111	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
112	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
113	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
114	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
115	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
116	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
117	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
118	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
119	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
121	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
122	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
123	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
124	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
125	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
126	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
127	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
128	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
129	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
130	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
131	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
132	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
133	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
134	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
135	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
136	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
137	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Group 2 Home Equity Loans

Pool Number	Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Original Amortization Term* (months)	Original IO Term (months)	Original Prepayment Term (months)
1	53,016,585.00	8.89921	8.38921	360	357	360	N/A	N/A
2	2,973,701.52	9.01920	8.50920	360	358	360	N/A	N/A
3	1,541,449.08	9.87927	9.36927	360	358	360	N/A	36
4	961,437.88	9.52017	9.01017	360	358	360	N/A	36
5	793,995.19	9.34666	8.83666	360	358	360	N/A	36
6	1,723,713.30	8.24258	7.73258	360	358	360	N/A	12
7	316,033.21	8.59661	8.08661	360	359	360	N/A	12
8	20,452,035.40	8.43034	7.92034	360	358	360	N/A	24
9	2,630,546.57	7.93175	7.42175	360	358	360	N/A	24
10	41,332,379.54	8.46348	7.95348	360	358	360	N/A	36
11	3,223,131.10	8.09130	7.58130	360	358	360	N/A	36
12	27,183,141.25	8.31407	7.80407	360	357	480	N/A	N/A
13	3,494,496.54	8.09414	7.58414	360	358	480	N/A	N/A
14	236,490.81	8.64006	8.13006	360	357	480	N/A	36
15	496,657.21	8.90349	8.39349	360	356	480	N/A	36
16	4,409,003.85	8.14464	7.63464	360	358	480	N/A	12
17	532,492.39	8.18570	7.67570	360	357	480	N/A	12
18	22,410,363.23	8.02729	7.51729	360	357	480	N/A	24
19	4,202,439.15	8.08060	7.57060	360	358	480	N/A	24
20	41,847,785.09	7.83594	7.32594	360	357	480	N/A	36
21	8,188,536.65	7.30112	6.79112	360	358	480	N/A	36
22	8,466,555.47	7.95039	7.44039	360	358	600	N/A	N/A
23	2,281,776.45	8.17473	7.66473	360	358	600	N/A	N/A
24	497,444.98	9.98000	9.47000	360	359	600	N/A	36
25	4,228,001.86	8.44648	7.93648	360	359	600	N/A	12
26	571,223.32	8.81033	8.30033	360	359	600	N/A	12
27	21,065,766.39	7.72959	7.21959	360	358	600	N/A	24
28	8,642,033.68	7.63958	7.12958	360	358	600	N/A	24
29	5,553,671.25	7.86740	7.35740	360	358	600	N/A	36
30	7,261,005.52	8.38952	7.87952	360	358	600	N/A	36
31	238,683.56	9.26000	8.75000	360	358	360	60	N/A
32	488,289.39	6.57235	6.06235	360	356	360	60	24
33	306,535.15	6.54000	6.03000	360	354	360	60	36
34	2,208,757.18	9.02138	8.51138	360	357	360	N/A	N/A
35	115,045.09	9.28000	8.77000	360	359	360	N/A	N/A
36	150,330.79	9.41000	8.90000	360	356	360	N/A	12
37	437,921.65	9.16000	8.65000	360	359	360	N/A	24
38	2,376,018.63	8.86528	8.35528	360	358	360	N/A	36
39	282,667.64	8.46000	7.95000	360	356	480	N/A	N/A
40	3,662,804.67	7.57594	7.06594	360	358	480	N/A	36
41	907,739.83	6.64163	6.13163	360	355	480	N/A	36
42	2,664,058.62	7.33868	6.82868	360	359	600	N/A	36
43	1,797,765.32	6.08466	5.57466	360	359	600	N/A	36
44	364,373.82	7.11000	6.60000	360	358	360	60	N/A
45	216,917.06	9.87500	9.36500	180	178	180	N/A	N/A
46	215,315.57	8.37500	7.86500	360	358	360	N/A	12
47	435,061.86	8.35682	7.84682	360	359	360	N/A	36
48	388,483.20	7.50000	6.99000	360	357	360	N/A	36
49	16,306.39	7.50000	6.99000	60	59	60	N/A	N/A
50	12,701.98	7.50000	6.99000	96	95	96	N/A	N/A
51	365,898.13	9.48207	8.97207	120	118	120	N/A	N/A
52	86,896.56	8.00000	7.49000	144	143	144	N/A	N/A
53	140,555.09	6.99000	6.48000	144	143	144	N/A	N/A
54	70,993.09	9.39000	8.88000	156	154	156	N/A	N/A
55	1,633,747.56	9.30746	8.79746	180	178	180	N/A	N/A
56	70,027.45	7.94000	7.43000	180	179	180	N/A	N/A
57	1,766,411.90	8.49721	7.98721	240	238	240	N/A	N/A
58	321,566.07	7.80488	7.29488	240	239	240	N/A	N/A
59	33,012.94	6.75000	6.24000	276	275	276	N/A	N/A
60	87,768.50	7.50000	6.99000	300	299	300	N/A	N/A
61	33,591,527.13	9.16819	8.65819	360	358	360	N/A	N/A
62	6,653,577.44	7.74771	7.23771	360	358	360	N/A	N/A
63	128,827.16	10.74488	10.23488	120	117	120	N/A	12
64	59,669.53	6.62500	6.11500	120	118	120	N/A	12
65	64,654.74	7.24000	6.73000	120	118	120	N/A	36
66	392,654.19	7.16216	6.65216	180	178	180	N/A	12
67	1,662,716.30	8.82260	8.31260	180	177	180	N/A	36
68	217,942.86	9.17599	8.66599	180	178	180	N/A	36
69	816,513.20	6.73981	6.22981	240	239	240	N/A	12
70	173,464.68	7.86066	7.35066	240	238	240	N/A	12
71	751,650.05	9.65442	9.14442	240	238	240	N/A	36
72	317,526.87	7.66204	7.15204	240	239	240	N/A	36
73	62,924.66	6.55000	6.04000	276	275	276	N/A	36
74	264,615.23	8.94832	8.43832	300	298	300	N/A	36
75	92,806.47	7.01000	6.50000	300	298	300	N/A	36
76	16,211,644.89	8.04496	7.53496	360	358	360	N/A	12
77	2,095,098.90	7.52503	7.01503	360	358	360	N/A	12
78	210,082.35	8.89000	8.38000	360	359	360	N/A	24
79	104,678.03	10.72000	10.21000	360	359	360	N/A	24
80	49,178,743.39	8.91942	8.40942	360	358	360	N/A	36
81	6,010,021.94	7.72670	7.21670	360	358	360	N/A	36
82	20,506.64	15.00000	14.49000	180	173	180	N/A	N/A
83	45,349.31	13.25000	12.74000	240	232	240	N/A	N/A
84	4,632,031.91	13.01409	12.50409	360	357	360	N/A	N/A
85	1,871,979.47	13.12592	12.61592	360	356	360	N/A	N/A
86	79,888.81	11.17062	10.66062	180	179	180	N/A	12
87	159,848.52	9.87500	9.36500	240	238	240	N/A	12
88	253,665.77	12.07983	11.56983	360	357	360	N/A	12
89	55,169.05	11.70000	11.19000	360	355	360	N/A	12
90	1,976,009.46	12.42407	11.91407	360	356	360	N/A	24
91	775,772.26	12.09685	11.58685	360	354	360	N/A	24
92	3,195,414.34	12.33804	11.82804	360	357	360	N/A	36
93	2,099,822.44	11.68756	11.17756	360	358	360	N/A	36
94	213,318.59	13.15700	12.64700	180	175	360	N/A	N/A
95	32,414.19	9.99000	9.48000	180	176	360	N/A	N/A
96	253,731.26	11.12142	10.61142	180	175	360	N/A	24
97	55,348.47	13.60000	13.09000	180	174	360	N/A	24
98	207,848.55	12.54900	12.03900	180	176	360	N/A	36
99	4,220,476.36	8.46378	7.95378	360	358	480	N/A	N/A
100	213,208.87	7.80000	7.29000	360	358	480	N/A	12
101	435,989.76	8.70297	8.19297	360	358	480	N/A	24
102	14,849,842.46	8.18109	7.67109	360	357	480	N/A	36
103	2,262,515.21	7.15083	6.64083	360	359	480	N/A	36
104	2,330,947.86	7.58267	7.07267	360	358	600	N/A	N/A
105	485,095.08	7.92315	7.41315	360	358	600	N/A	N/A
106	147,530.75	7.00000	6.49000	360	358	600	N/A	24
107	5,526,403.94	7.29437	6.78437	360	358	600	N/A	36
108	1,024,892.66	7.85016	7.34016	360	358	600	N/A	36
109	571,751.03	12.68280	12.17280	360	288	360	N/A	24
110	40,609.81	13.62500	13.11500	360	298	360	N/A	24
111	830,275.56	12.68728	12.17728	360	282	360	N/A	36
112	77,806.74	12.00000	11.49000	360	291	360	N/A	48
113	2,732,449.96	12.22948	11.71948	360	278	360	N/A	60
114	128,501.79	14.74474	14.23474	360	295	360	N/A	60
115	1,043,624.65	13.58536	13.07536	360	287	360	N/A	N/A
116	30,492.40	12.75000	12.24000	360	278	360	N/A	N/A
117	103,499.38	13.65394	13.14394	360	299	360	N/A	36
118	124,469.38	15.69958	15.18958	360	299	360	N/A	60
119	71,490.87	13.75000	13.24000	180	119	180	N/A	60
120	44,393.87	12.62500	12.11500	240	178	240	N/A	60
121	58,599.04	12.37500	11.86500	360	274	360	N/A	12
122	1,643,327.83	12.43622	11.92622	360	283	360	N/A	60
123	41,395.56	12.25000	11.74000	360	273	360	N/A	60
124	110,194.99	12.00488	11.49488	120	51	120	N/A	60
125	40,641.81	10.61565	10.10565	120	51	120	N/A	60
126	15,550.05	8.99000	8.48000	144	83	144	N/A	60
127	93,931.16	7.88007	7.37007	180	118	180	N/A	12
128	14,662.03	11.65000	11.14000	180	94	180	N/A	36
129	963,690.55	11.38378	10.87378	180	106	180	N/A	60
130	585,017.46	7.04875	6.53875	180	115	180	N/A	60
131	48,180.38	9.99000	9.48000	240	178	240	N/A	36
132	1,248,032.19	10.61348	10.10348	240	165	240	N/A	60
133	217,711.07	9.48768	8.97768	240	174	240	N/A	60
134	130,381.55	9.08831	8.57831	300	232	300	N/A	60
135	275,946.84	11.94728	11.43728	360	278	360	N/A	12
136	126,193.42	6.60000	6.09000	360	299	360	N/A	12
137	101,924.74	9.55000	9.04000	360	293	360	N/A	24
138	570,565.62	10.65162	10.14162	360	274	360	N/A	36
139	97,434.10	6.50000	5.99000	360	298	360	N/A	36
140	9,269,570.82	10.64432	10.13432	360	285	360	N/A	60
141	3,107,077.20	7.57160	7.06160	360	294	360	N/A	60
142	68,852.58	11.40746	10.89746	120	51	120	N/A	N/A
143	78,478.85	8.63763	8.12763	120	57	120	N/A	N/A
144	22,293.90	6.75000	6.24000	144	83	144	N/A	N/A
145	1,084,711.38	11.76413	11.25413	180	107	180	N/A	N/A
146	107,114.82	8.70059	8.19059	180	116	180	N/A	N/A
147	449,699.15	11.87157	11.36157	240	165	240	N/A	N/A
148	19,899.24	10.75000	10.24000	240	179	240	N/A	N/A
149	4,359,708.60	11.23445	10.72445	360	285	360	N/A	N/A
150	660,801.09	8.55560	8.04560	360	292	360	N/A	N/A
151	10,393.98	13.00000	12.49000	120	51	120	N/A	36
152	20,353.76	12.10000	11.59000	180	106	180	N/A	60
153	18,419.43	13.50000	12.99000	180	111	180	N/A	60
154	60,379.76	12.93386	12.42386	360	278	360	N/A	60
155	58.39	13.50000	12.99000	84	1	84	N/A	N/A
156	35,205.43	10.80985	10.29985	180	114	180	N/A	N/A
157	13,845.47	11.10000	10.59000	180	109	180	N/A	N/A
158	127,598.55	12.40661	11.89661	240	175	240	N/A	N/A
159	40,003.25	13.49000	12.98000	360	275	360	N/A	N/A
160	78,730.78	12.49000	11.98000	180	101	360	N/A	30
161	71,771.99	12.75000	12.24000	180	113	360	N/A	36
162	1,999,856.13	10.94582	10.43582	180	108	360	N/A	60
163	267,790.51	8.12534	7.61534	180	117	360	N/A	60
164	317,819.63	10.56067	10.05067	180	112	360	N/A	N/A
165	29,048.75	14.00000	13.49000	180	99	360	N/A	60

* Includes IO Term

Pool Number	Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Index
1	6.35801	15.84851	8.89921	21	6	2.97746	1.47934	6 Mo Libor
2	6.82111	16.01920	9.01920	22	6	3.00000	1.50000	6 Mo Libor
3	7.14192	16.87927	9.87927	22	6	3.00000	1.50000	6 Mo Libor
4	7.02632	16.52017	9.52017	22	6	3.00000	1.50000	6 Mo Libor
5	6.47088	16.34666	9.34666	22	6	3.00000	1.50000	6 Mo Libor
6	5.61099	14.86883	8.24258	22	6	2.92557	1.33794	6 Mo Libor
7	6.41238	15.43863	8.59661	23	6	3.00000	1.42101	6 Mo Libor
8	6.46221	15.43034	8.43034	22	6	3.00000	1.49744	6 Mo Libor
9	6.06011	14.93175	7.93175	22	6	3.00000	1.50000	6 Mo Libor
10	5.86355	15.46348	8.46348	22	6	3.00000	1.50000	6 Mo Libor
11	5.66363	15.09130	8.09130	22	6	3.00000	1.50000	6 Mo Libor
12	6.10926	15.31407	8.31407	21	6	3.00000	1.50000	6 Mo Libor
13	5.85934	15.09414	8.09414	22	6	3.00000	1.50000	6 Mo Libor
14	6.01054	15.64006	8.64006	21	6	3.00000	1.50000	6 Mo Libor
15	6.33285	15.90349	8.90349	20	6	3.00000	1.50000	6 Mo Libor
16	6.13055	15.14464	8.14464	22	6	3.00000	1.50000	6 Mo Libor
17	6.07900	15.18570	8.18570	21	6	3.00000	1.50000	6 Mo Libor
18	6.09245	15.02729	8.02729	21	6	3.00000	1.50000	6 Mo Libor
19	6.20288	15.08060	8.08060	22	6	3.00000	1.50000	6 Mo Libor
20	5.42369	14.83594	7.83594	21	6	3.00000	1.50000	6 Mo Libor
21	5.10828	14.30112	7.30112	22	6	3.00000	1.50000	6 Mo Libor
22	6.06212	14.95039	7.95039	22	6	3.00000	1.50000	6 Mo Libor
23	6.31384	15.17473	8.17473	22	6	3.00000	1.50000	6 Mo Libor
24	7.75000	16.98000	9.98000	23	6	3.00000	1.50000	6 Mo Libor
25	6.58489	15.44648	8.44648	23	6	3.00000	1.50000	6 Mo Libor
26	6.95193	15.81033	8.81033	23	6	3.00000	1.50000	6 Mo Libor
27	5.86254	14.72959	7.72959	22	6	3.00000	1.50000	6 Mo Libor
28	5.77176	14.63958	7.63958	22	6	3.00000	1.50000	6 Mo Libor
29	5.99612	14.86740	7.86740	22	6	3.00000	1.50000	6 Mo Libor
30	6.52619	15.38952	8.38952	22	6	3.00000	1.50000	6 Mo Libor
31	7.41400	16.26000	9.26000	22	6	3.00000	1.50000	6 Mo Libor
32	4.67337	13.57235	6.57235	20	6	3.00000	1.50000	6 Mo Libor
33	4.53000	13.54000	6.54000	18	6	3.00000	1.50000	6 Mo Libor
34	6.74563	16.02138	9.02138	33	6	3.00000	1.50000	6 Mo Libor
35	6.91000	16.28000	9.28000	35	6	3.00000	1.50000	6 Mo Libor
36	7.54000	16.41000	9.41000	32	6	3.00000	1.50000	6 Mo Libor
37	7.29000	16.16000	9.16000	35	6	3.00000	1.50000	6 Mo Libor
38	6.82168	15.81684	8.86528	34	6	2.95156	1.41778	6 Mo Libor
39	6.59000	15.46000	8.46000	32	6	3.00000	1.50000	6 Mo Libor
40	5.38301	14.57594	7.57594	34	6	3.00000	1.50000	6 Mo Libor
41	4.62757	13.64163	6.64163	31	6	3.00000	1.50000	6 Mo Libor
42	5.47972	14.33868	7.33868	35	6	3.00000	1.50000	6 Mo Libor
43	4.22307	13.08466	6.08466	35	6	3.00000	1.50000	6 Mo Libor
44	5.26400	14.11000	7.11000	34	6	3.00000	1.50000	6 Mo Libor
45	5.01600	15.87500	9.87500	58	12	3.00000	1.00000	1 Yr Libor
46	4.51600	14.37500	8.37500	58	12	3.00000	1.00000	1 Yr Libor
47	6.20960	15.35682	8.35682	5	6	1.50000	1.50000	6 Mo Libor
48	5.61300	14.50000	7.50000	3	6	1.50000	1.50000	6 Mo Libor
49	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
50	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
55	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
56	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
57	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
58	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
59	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
61	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
62	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
63	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
64	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
65	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
66	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
67	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
68	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
69	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
70	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
71	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
72	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
73	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
74	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
75	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
76	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
77	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
78	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
79	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
80	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
81	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
82	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
83	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
84	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
85	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
86	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
87	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
88	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
89	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
90	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
91	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
92	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
93	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
94	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
95	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
96	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
97	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
98	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
99	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
100	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
101	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
102	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
103	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
104	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
105	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
106	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
107	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
108	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
109	7.22180	16.84668	9.84668	4	6	2.15693	1.00000	6 Mo Libor
110	8.20000	15.65000	8.65000	4	6	2.00000	1.00000	6 Mo Libor
111	7.19880	17.97144	10.97144	4	6	2.00000	1.00000	6 Mo Libor
112	6.55000	16.75000	9.75000	3	6	2.00000	1.00000	6 Mo Libor
113	6.81171	18.44224	11.44224	4	6	2.00000	1.00000	6 Mo Libor
114	9.29509	18.14818	11.14818	5	6	2.00000	1.00000	6 Mo Libor
115	8.13063	17.99442	10.99442	4	6	2.19826	1.00000	6 Mo Libor
116	7.05000	19.75000	12.75000	2	6	2.00000	1.00000	6 Mo Libor
117	10.19508	17.67004	10.67004	5	6	3.00000	1.00000	6 Mo Libor
118	10.18960	17.67962	10.67962	5	6	3.00000	1.00000	6 Mo Libor
119	8.30000	15.25000	8.25000	5	6	1.00000	1.00000	6 Mo Libor
120	7.25000	14.35000	7.35000	4	6	1.00000	1.00000	6 Mo Libor
121	6.84000	17.99000	10.99000	4	6	1.00000	1.00000	6 Mo Libor
122	6.98703	17.22460	10.22460	4	6	1.00000	1.00000	6 Mo Libor
123	6.89000	17.99000	10.99000	3	6	1.00000	1.00000	6 Mo Libor
124	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
125	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
126	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
127	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
128	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
129	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
130	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
131	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
132	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
133	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
134	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
135	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
136	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
137	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
138	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
139	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
140	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
141	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
142	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
143	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
144	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
145	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
146	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
147	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
148	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
149	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
150	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
151	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
152	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
153	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
154	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
155	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
156	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
157	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
158	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
159	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
160	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
161	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
162	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
163	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
164	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
165	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

ANNEX D

DECREMENT TABLES

Percent of Initial Certificate Principal Balance Outstanding

	Class 1-AV-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	87	80	73	61	48
April 25, 2009	68	54	39	18	0
April 25, 2010	54	36	18	0	0
April 25, 2011	42	28	18	0	0
April 25, 2012	33	23	14	0	0
April 25, 2013	28	18	10	0	0
April 25, 2014	24	15	7	0	0
April 25, 2015	21	12	5	0	0
April 25, 2016	18	10	4	0	0
April 25, 2017	16	8	3	0	0
April 25, 2018	14	6	2	0	0
April 25, 2019	12	5	2	0	0
April 25, 2020	10	4	1	0	0
April 25, 2021	9	3	1	0	0
April 25, 2022	7	3	1	0	0
April 25, 2023	6	2	*	0	0
April 25, 2024	5	2	0	0	0
April 25, 2025	5	1	0	0	0
April 25, 2026	4	1	0	0	0
April 25, 2027	3	1	0	0	0
April 25, 2028	3	1	0	0	0
April 25, 2029	2	*	0	0	0
April 25, 2030	2	*	0	0	0
April 25, 2031	2	0	0	0	0
April 25, 2032	1	0	0	0	0
April 25, 2033	1	0	0	0	0
April 25, 2034	1	0	0	0	0
April 25, 2035	*	0	0	0	0
April 25, 2036	*	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	5.35	3.70	2.56	1.36	1.07
Weighted Average Life** (2)	4.99	3.40	2.35	1.36	1.07

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	70	55	38	12	0
April 25, 2009	27	0	0	0	0
April 25, 2010	0	0	0	0	0
April 25, 2011	0	0	0	0	0
April 25, 2012	0	0	0	0	0
April 25, 2013	0	0	0	0	0
April 25, 2014	0	0	0	0	0
April 25, 2015	0	0	0	0	0
April 25, 2016	0	0	0	0	0
April 25, 2017	0	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	1.54	1.15	0.90	0.69	0.56
Weighted Average Life** (2)	1.54	1.15	0.90	0.69	0.56

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-2
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	70
April 25, 2009	100	94	39	0	0
April 25, 2010	93	29	0	0	0
April 25, 2011	51	3	0	0	0
April 25, 2012	19	0	0	0	0
April 25, 2013	4	0	0	0	0
April 25, 2014	0	0	0	0	0
April 25, 2015	0	0	0	0	0
April 25, 2016	0	0	0	0	0
April 25, 2017	0	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	4.22	2.78	2.00	1.51	1.16
Weighted Average Life** (2)	4.22	2.78	2.00	1.51	1.16

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-3
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	3	0
April 25, 2010	100	100	13	0	0
April 25, 2011	100	100	13	0	0
April 25, 2012	100	59	0	0	0
April 25, 2013	100	20	0	0	0
April 25, 2014	76	0	0	0	0
April 25, 2015	47	0	0	0	0
April 25, 2016	21	0	0	0	0
April 25, 2017	0	0	0	0	0
April 25, 2018	0	0	0	0	0
April 25, 2019	0	0	0	0	0
April 25, 2020	0	0	0	0	0
April 25, 2021	0	0	0	0	0
April 25, 2022	0	0	0	0	0
April 25, 2023	0	0	0	0	0
April 25, 2024	0	0	0	0	0
April 25, 2025	0	0	0	0	0
April 25, 2026	0	0	0	0	0
April 25, 2027	0	0	0	0	0
April 25, 2028	0	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	8.02	5.32	3.00	1.94	1.57
Weighted Average Life** (2)	8.02	5.32	3.00	1.94	1.57

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class 2-AV-4
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	0
April 25, 2010	100	100	100	0	0
April 25, 2011	100	100	100	0	0
April 25, 2012	100	100	86	0	0
April 25, 2013	100	100	63	0	0
April 25, 2014	100	92	46	0	0
April 25, 2015	100	74	33	0	0
April 25, 2016	100	59	24	0	0
April 25, 2017	99	48	18	0	0
April 25, 2018	85	39	13	0	0
April 25, 2019	74	31	9	0	0
April 25, 2020	63	25	7	0	0
April 25, 2021	54	20	5	0	0
April 25, 2022	46	16	3	0	0
April 25, 2023	39	13	1	0	0
April 25, 2024	34	10	0	0	0
April 25, 2025	29	8	0	0	0
April 25, 2026	24	7	0	0	0
April 25, 2027	20	5	0	0	0
April 25, 2028	17	4	0	0	0
April 25, 2029	14	2	0	0	0
April 25, 2030	11	*	0	0	0
April 25, 2031	9	0	0	0	0
April 25, 2032	7	0	0	0	0
April 25, 2033	6	0	0	0	0
April 25, 2034	5	0	0	0	0
April 25, 2035	2	0	0	0	0
April 25, 2036	*	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	15.95	11.11	7.66	2.37	1.84
Weighted Average Life** (2)	13.78	9.32	6.40	2.37	1.84

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-1
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	80
April 25, 2010	100	100	100	87	80
April 25, 2011	100	83	73	87	80
April 25, 2012	97	67	41	87	48
April 25, 2013	84	54	30	77	27
April 25, 2014	73	43	22	51	16
April 25, 2015	63	35	16	34	5
April 25, 2016	54	28	12	22	0
April 25, 2017	47	23	8	14	0
April 25, 2018	40	18	6	6	0
April 25, 2019	35	15	4	1	0
April 25, 2020	30	12	3	0	0
April 25, 2021	25	10	2	0	0
April 25, 2022	22	8	0	0	0
April 25, 2023	19	6	0	0	0
April 25, 2024	16	5	0	0	0
April 25, 2025	13	4	0	0	0
April 25, 2026	11	3	0	0	0
April 25, 2027	10	2	0	0	0
April 25, 2028	8	*	0	0	0
April 25, 2029	7	0	0	0	0
April 25, 2030	5	0	0	0	0
April 25, 2031	4	0	0	0	0
April 25, 2032	4	0	0	0	0
April 25, 2033	3	0	0	0	0
April 25, 2034	1	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.25	7.71	5.74	7.27	4.98
Weighted Average Life** (2)	10.26	6.89	5.17	4.66	3.15

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-2
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	100
April 25, 2011	100	83	56	100	19
April 25, 2012	97	67	41	51	8
April 25, 2013	84	54	30	12	4
April 25, 2014	73	43	22	8	*
April 25, 2015	63	35	16	5	0
April 25, 2016	54	28	12	4	0
April 25, 2017	47	23	8	0	0
April 25, 2018	40	18	6	0	0
April 25, 2019	35	15	4	0	0
April 25, 2020	30	12	3	0	0
April 25, 2021	25	10	0	0	0
April 25, 2022	22	8	0	0	0
April 25, 2023	19	6	0	0	0
April 25, 2024	16	5	0	0	0
April 25, 2025	13	4	0	0	0
April 25, 2026	11	3	0	0	0
April 25, 2027	10	*	0	0	0
April 25, 2028	8	0	0	0	0
April 25, 2029	7	0	0	0	0
April 25, 2030	5	0	0	0	0
April 25, 2031	4	0	0	0	0
April 25, 2032	4	0	0	0	0
April 25, 2033	1	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.23	7.69	5.58	5.37	3.80
Weighted Average Life** (2)	10.26	6.89	5.03	4.81	3.36

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-3
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	26
April 25, 2011	100	83	56	100	14
April 25, 2012	97	67	41	19	8
April 25, 2013	84	54	30	12	4
April 25, 2014	73	43	22	8	0
April 25, 2015	63	35	16	5	0
April 25, 2016	54	28	12	3	0
April 25, 2017	47	23	8	0	0
April 25, 2018	40	18	6	0	0
April 25, 2019	35	15	4	0	0
April 25, 2020	30	12	1	0	0
April 25, 2021	25	10	0	0	0
April 25, 2022	22	8	0	0	0
April 25, 2023	19	6	0	0	0
April 25, 2024	16	5	0	0	0
April 25, 2025	13	4	0	0	0
April 25, 2026	11	0	0	0	0
April 25, 2027	10	0	0	0	0
April 25, 2028	8	0	0	0	0
April 25, 2029	7	0	0	0	0
April 25, 2030	5	0	0	0	0
April 25, 2031	4	0	0	0	0
April 25, 2032	3	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.21	7.66	5.50	4.77	3.34
Weighted Average Life** (2)	10.26	6.89	4.97	4.38	3.06

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-4
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	25
April 25, 2011	100	83	56	30	14
April 25, 2012	97	67	41	19	8
April 25, 2013	84	54	30	12	4
April 25, 2014	73	43	22	8	0
April 25, 2015	63	35	16	5	0
April 25, 2016	54	28	12	0	0
April 25, 2017	47	23	8	0	0
April 25, 2018	40	18	6	0	0
April 25, 2019	35	15	4	0	0
April 25, 2020	30	12	0	0	0
April 25, 2021	25	10	0	0	0
April 25, 2022	22	8	0	0	0
April 25, 2023	19	6	0	0	0
April 25, 2024	16	5	0	0	0
April 25, 2025	13	2	0	0	0
April 25, 2026	11	0	0	0	0
April 25, 2027	10	0	0	0	0
April 25, 2028	8	0	0	0	0
April 25, 2029	7	0	0	0	0
April 25, 2030	5	0	0	0	0
April 25, 2031	4	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.18	7.64	5.46	4.54	3.16
Weighted Average Life** (2)	10.26	6.89	4.94	4.16	2.89

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-5
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	25
April 25, 2011	100	83	56	29	14
April 25, 2012	97	67	41	19	8
April 25, 2013	84	54	30	12	1
April 25, 2014	73	43	22	8	0
April 25, 2015	63	35	16	5	0
April 25, 2016	54	28	12	0	0
April 25, 2017	47	23	8	0	0
April 25, 2018	40	18	6	0	0
April 25, 2019	35	15	3	0	0
April 25, 2020	30	12	0	0	0
April 25, 2021	25	10	0	0	0
April 25, 2022	22	8	0	0	0
April 25, 2023	19	6	0	0	0
April 25, 2024	16	5	0	0	0
April 25, 2025	13	0	0	0	0
April 25, 2026	11	0	0	0	0
April 25, 2027	10	0	0	0	0
April 25, 2028	8	0	0	0	0
April 25, 2029	7	0	0	0	0
April 25, 2030	5	0	0	0	0
April 25, 2031	2	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.16	7.61	5.42	4.39	3.05
Weighted Average Life** (2)	10.26	6.89	4.91	4.02	2.78

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-6
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	25
April 25, 2011	100	83	56	29	14
April 25, 2012	97	67	41	19	8
April 25, 2013	84	54	30	12	0
April 25, 2014	73	43	22	8	0
April 25, 2015	63	35	16	5	0
April 25, 2016	54	28	12	0	0
April 25, 2017	47	23	8	0	0
April 25, 2018	40	18	6	0	0
April 25, 2019	35	15	0	0	0
April 25, 2020	30	12	0	0	0
April 25, 2021	25	10	0	0	0
April 25, 2022	22	8	0	0	0
April 25, 2023	19	6	0	0	0
April 25, 2024	16	2	0	0	0
April 25, 2025	13	0	0	0	0
April 25, 2026	11	0	0	0	0
April 25, 2027	10	0	0	0	0
April 25, 2028	8	0	0	0	0
April 25, 2029	7	0	0	0	0
April 25, 2030	5	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.13	7.59	5.39	4.29	2.97
Weighted Average Life** (2)	10.25	6.89	4.91	3.93	2.72

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-7
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	25
April 25, 2011	100	83	56	29	14
April 25, 2012	97	67	41	19	8
April 25, 2013	84	54	30	12	0
April 25, 2014	73	43	22	8	0
April 25, 2015	63	35	16	*	0
April 25, 2016	54	28	12	0	0
April 25, 2017	47	23	8	0	0
April 25, 2018	40	18	6	0	0
April 25, 2019	35	15	0	0	0
April 25, 2020	30	12	0	0	0
April 25, 2021	25	10	0	0	0
April 25, 2022	22	8	0	0	0
April 25, 2023	19	6	0	0	0
April 25, 2024	16	0	0	0	0
April 25, 2025	13	0	0	0	0
April 25, 2026	11	0	0	0	0
April 25, 2027	10	0	0	0	0
April 25, 2028	8	0	0	0	0
April 25, 2029	7	0	0	0	0
April 25, 2030	1	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.10	7.56	5.35	4.20	2.91
Weighted Average Life** (2)	10.26	6.89	4.89	3.87	2.67

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-8
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	25
April 25, 2011	100	83	56	29	14
April 25, 2012	97	67	41	19	8
April 25, 2013	84	54	30	12	0
April 25, 2014	73	43	22	8	0
April 25, 2015	63	35	16	0	0
April 25, 2016	54	28	12	0	0
April 25, 2017	47	23	8	0	0
April 25, 2018	40	18	1	0	0
April 25, 2019	35	15	0	0	0
April 25, 2020	30	12	0	0	0
April 25, 2021	25	10	0	0	0
April 25, 2022	22	8	0	0	0
April 25, 2023	19	1	0	0	0
April 25, 2024	16	0	0	0	0
April 25, 2025	13	0	0	0	0
April 25, 2026	11	0	0	0	0
April 25, 2027	10	0	0	0	0
April 25, 2028	8	0	0	0	0
April 25, 2029	4	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	11.06	7.52	5.33	4.12	2.85
Weighted Average Life** (2)	10.26	6.89	4.89	3.81	2.63

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-9
Prepayment Scenario	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
April 25, 2008	100	100	100	100	100
April 25, 2009	100	100	100	100	100
April 25, 2010	100	100	100	100	25
April 25, 2011	100	83	56	29	14
April 25, 2012	97	67	41	19	3
April 25, 2013	84	54	30	12	0
April 25, 2014	73	43	22	5	0
April 25, 2015	63	35	16	0	0
April 25, 2016	54	28	12	0	0
April 25, 2017	47	23	7	0	0
April 25, 2018	40	18	0	0	0
April 25, 2019	35	15	0	0	0
April 25, 2020	30	12	0	0	0
April 25, 2021	25	10	0	0	0
April 25, 2022	22	3	0	0	0
April 25, 2023	19	0	0	0	0
April 25, 2024	16	0	0	0	0
April 25, 2025	13	0	0	0	0
April 25, 2026	11	0	0	0	0
April 25, 2027	10	0	0	0	0
April 25, 2028	5	0	0	0	0
April 25, 2029	0	0	0	0	0
April 25, 2030	0	0	0	0	0
April 25, 2031	0	0	0	0	0
April 25, 2032	0	0	0	0	0
April 25, 2033	0	0	0	0	0
April 25, 2034	0	0	0	0	0
April 25, 2035	0	0	0	0	0
April 25, 2036	0	0	0	0	0
April 25, 2037	0	0	0	0	0
Weighted Average Life** (1)	10.98	7.46	5.26	4.03	2.78
Weighted Average Life** (2)	10.25	6.89	4.87	3.75	2.58

—————————

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

SCHEDULE I

SCHEDULED NOTIONAL AMOUNTS FOR THE INTEREST RATE SWAP AGREEMENT*

Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)
05/25/07	N/A	04/25/10	131,361,476.03
06/25/07	758,897,607.27	05/25/10	127,584,809.17
07/25/07	747,985,044.89	06/25/10	123,915,601.67
08/25/07	735,161,119.89	07/25/10	120,350,819.32
09/25/07	720,445,439.63	08/25/10	116,887,587.16
10/25/07	703,872,574.88	09/25/10	113,522,961.47
11/25/07	685,492,215.64	10/25/10	110,254,156.59
12/25/07	665,372,315.27	11/25/10	107,078,465.03
01/25/08	643,597,401.32	12/25/10	103,993,255.37
02/25/08	620,278,578.97	01/25/11	100,995,970.07
03/25/08	596,396,597.21	02/25/11	98,084,123.43
04/25/08	573,312,979.84	03/25/11	95,255,299.60
05/25/08	551,042,888.38	04/25/11	92,507,150.60
06/25/08	529,557,169.63	05/25/11	89,837,394.42
07/25/08	508,827,730.89	06/25/11	87,243,813.23
08/25/08	488,827,500.85	07/25/11	84,724,251.52
09/25/08	469,530,400.72	08/25/11	82,276,614.37
10/25/08	450,904,341.53	09/25/11	79,899,792.84
11/25/08	432,912,759.85	10/25/11	77,591,521.81
12/25/08	415,518,419.86	11/25/11	75,349,164.22
01/25/09	393,588,929.01	12/25/11	73,170,853.70
02/25/09	367,712,014.20	01/25/12	71,054,776.38
03/25/09	343,346,542.29	02/25/12	68,999,169.43
04/25/09	320,632,734.75	03/25/12	66,934,909.12
05/25/09	299,433,987.61	04/25/12	64,974,276.69
06/25/09	279,648,485.46	05/25/12	63,093,908.99
07/25/09	264,298,502.31	06/25/12	61,267,283.93
08/25/09	172,992,948.01	07/25/12	59,492,879.44
09/25/09	167,958,388.56	08/25/12	57,769,216.21
10/25/09	163,069,709.39	09/25/12	56,094,856.57
11/25/09	158,322,684.04	10/25/12	54,468,403.28
12/25/09	153,490,278.02	11/25/12	52,888,498.43
01/25/10	148,986,781.83	12/25/12	51,353,822.29
02/25/10	144,196,511.33	01/25/13	49,863,092.31
03/25/10	136,438,083.60	02/25/13	48,415,062.02

________________________________
* Each notional amount is based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date.

PROSPECTUS
Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)
_______________

Nationstar Mortgage LLC
(Sponsor, Seller and Servicer)

Nationstar Funding LLC
(Depositor)
_______________

OFFERED SECURITIES

Asset-backed certificates and asset-backed notes will be sold from time to time pursuant to a prospectus supplement in amounts, at prices and on terms to be determined at the time of sale. Each series will include one or more classes of certificates or one or more classes of notes with differing payment terms, priority of payments and maturities.

A series of certificates will evidence undivided interests in an issuing entity created in connection with the issuance of the series. A series of notes will be issued pursuant to an indenture and secured by assets of the issuing entity. In each case, the certificates and notes will be payable only from the assets of the issuing entity.

Separate loan groups may be established for one or several classes of a series of notes or certificates issued by an issuing entity, with each class or group of classes being entitled to payment either from the assets of their individual loan group or one or more other loan groups.  Crosscollateralization among loan groups of an issuing entity may be permitted.

Credit enhancement will be provided for all offered securities.

ISSUING ENTITY

The assets of the issuing entity may only include some or all of the following assets:

•

closed-end home equity loans secured by first or second mortgages on one- to four-family residential or mixed properties

•

amounts received or due on the home equity loans

•

the mortgaged properties securing the home equity loans and certain proceeds of liquidation of these properties

•

funds on deposit in one or more prefunding, capitalized interest or other accounts as described herein

•

reserve funds, letters of credit, surety bonds, insurance policies and/or the additional forms of credit enhancement described herein

Prefunding accounts may be established to purchase additional home equity loans during a specified prefunding period.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED WHETHER
THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT ARE
TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

April 3, 2007

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND IN
THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered securities in two separate documents that provide progressively more detail:

•

this prospectus, which provides general information, some of which may not be applicable to your series of notes or certificates; and

•

the accompanying prospectus supplement, which describes the specific terms of your series of notes or certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  See “Reports to Holders”, “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You can request information incorporated by reference from Nationstar Mortgage LLC by calling us at (469) 549-2000 or writing to us at Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, TX 75067.  We have not authorized anyone to provide you with different information. We are not offering the notes or certificates in any state where the offer is not permitted.

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

1

REPORTS TO HOLDERS

1

INTRODUCTION

2

THE DEPOSITOR

2

THE SPONSOR, THE SELLER AND THE SERVICER

2

General

2

Underwriting Guidelines Applicable to the Home Equity Loans

3

Nationstar Mortgage’s Underwriting Criteria

6

Servicing

9

The Sponsor’s Securitization Program

12

DESCRIPTION OF THE SECURITIES

12

General

12

Book-Entry Securities

14

Valuation of the Home Equity Loans

17

Payments of Interest

18

Payments of Principal

18

Final Scheduled Distribution Date

19

Weighted Average Life of the Securities

19

Ratings

20

THE ISSUING ENTITIES

20

General

20

The Home Equity Loans

21

Additional Information About the Home Equity Loans

22

ACCOUNTS

24

Certificate and Distribution Accounts

24

Prefunding and Capitalized Interest Accounts

24

Eligible Investments

25

Revolving Period and Amortization Period; Retained Interest

26

ENHANCEMENT

26

Derivative Instruments

27

THE AGREEMENTS

28

General

28

Repurchase and Substitution of Non-Conforming Home Equity Loans

28

Assignment of Home Equity Loans

30

Deposits to Principal and Interest Account and Certificate Account

32

Advances; Compensating Interest

33

Advance Facility

34

Optional Repurchase of Defaulted Home Equity Loans

35

Realization Upon Defaulted Home Equity Loans

35

Hazard Insurance

35

Servicing

35

General Servicing Standard

35

Sub-Servicing Arrangements

36

Certain Matters Regarding the Servicer

36

Evidence as to Compliance

37

Merger, Conversion, Consolidation or Succession to Business of Servicer

37

Removal and Resignation of Servicer

38

The Trustee

39

Reporting Requirements

39

Removal of Trustee for Cause

41

Governing Law

42

Amendments

42

Termination of the Trust

42

Optional Termination

43

REMIC Administrator

45

CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

45

Home Equity Loans

45

Foreclosure

46

Rights of Redemption

47

Junior Home Equity Loans; Rights of Senior Home Equity Loans

48

Anti-Deficiency Legislation and Other Limitations on Lenders

48

Due-on-Sale Clauses in Home Equity Loans

49

Enforceability of Prepayment Charges and Late Payment Fees

50

Equitable Limitations on Remedies

50

Applicability of Usury Laws

51

Environmental Legislation

51

Servicemembers Civil Relief Act

51

USE OF PROCEEDS

52

FEDERAL INCOME TAX CONSEQUENCES

52

General

52

Opinions

53

Taxation of Debt Securities (Including Regular Interest Securities)

53

Status of Regular Interest Securities

59

REMIC Expenses; Single Class REMICs

60

Taxation of the REMIC

60

Taxation of Holders of Residual Interest Securities

61

Administrative Matters

65

Tax Status as a Grantor Trust

65

Miscellaneous Tax Aspects

67

Tax Treatment of Foreign Investors

68

Tax Characterization of the Trust as a Partnership

69

Tax Consequences to Holders of the Notes Issued by a Partnership

70

Tax Consequences to Holders of the Certificates Issued by a Partnership

70

STATE TAX CONSEQUENCES

74

ERISA CONSIDERATIONS

74

General

74

ERISA Considerations Relating to Certificates

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Underwriter Exemption

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ERISA Considerations Relating to Notes

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LEGAL INVESTMENT

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PLAN OF DISTRIBUTION

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LEGAL MATTERS

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WHERE YOU CAN FIND MORE INFORMATION

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

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PROSPECTUS SUPPLEMENT

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to the series of securities:

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the aggregate principal amount, interest rate and authorized denominations of each class;

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the type of securities to be issued with respect to each class;

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certain information concerning the home equity loans;

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the terms of any credit enhancement with respect to the series;

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the terms of any insurance related to the home equity loans;

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the final scheduled distribution date of each class;

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the method to be used to calculate the amount of interest and principal required to be applied to the securities of each class of the series on each distribution date, and the timing, order of priority and allocation of distributions of interest and principal among the classes;

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the distribution dates on which payments of principal and interest on the securities, along with other amounts specified in the prospectus supplement, are made;

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any assumed reinvestment rate with respect to funds held in any fund or account for the series;

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the amount, if any, deposited in a prefunding account available to purchase additional home equity loans, the length of the prefunding period and the criteria for determining which additional home equity loans may become part of the assets of the issuing entity;

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additional information with respect to the plan of distribution of the securities; and

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whether one or more real estate mortgage investment conduit, which we refer to as a REMIC, elections will be made under U.S. federal income tax laws with respect to some or all of the issuing entity for the series and, if so, the designation of the offered securities as regular interests or residual interests in a REMIC.

REPORTS TO HOLDERS

Depending on whether a series of certificates or a series of notes is being issued, the agreements governing the transaction will include:

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a pooling and servicing agreement for a transaction involving the issuance of certificates; or

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a sale and servicing agreement, an indenture and a trust agreement for a transaction involving the issuance of notes.

The agreements require periodic and annual reports concerning the related issuing entity for a series of securities to be forwarded to holders of the securities. If specified in the related prospectus supplement, these reports will not be examined and reported on by an independent public accountant. If specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this case, owners of the notes or certificates will not be considered “holders” under the agreements and will not receive any reports directly. Instead, reports will be furnished to owners through the participants and indirect participants of the applicable book-entry system. References in this prospectus to the rights of “holders” will refer to the rights of owners as they may be exercised indirectly through these participants.

We refer you to “THE AGREEMENTS—Reporting Requirements” for more detail.

INTRODUCTION

This prospectus provides for the issuance of series of certificates or notes consisting of one or more classes, one or more of which may be classes of:

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compound interest securities

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variable interest securities

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planned amortization class securities

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zero coupon securities

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principal only securities

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interest only securities

Certain classes of securities may be subordinated to other classes, both as to payment priority and as to allocation of losses on the home equity loans. In addition, securities representing a retained interest in the residual value of the issuing entity may be provided for. Each class may differ in payment terms and priorities, final scheduled distribution dates and distribution dates with respect to distributions of interest and principal.

The certificates will represent interests in, and the notes will be secured by, all or a portion of the assets of the issuing entity with respect to the series issued. Where one or more classes of securities are backed by only a portion of the assets of the issuing entity, it will, unless crosscollateralization is permitted pursuant to the related agreement, only be entitled to payment out of the assets of its portion of the issuing entity.

This prospectus provides for various features, including a prefunding account to be used to purchase assets after the closing date for a specified prefunding period, revolving and amortizing periods, and optional termination of the trust. Credit enhancement is available in a number of forms, which are discussed in this prospectus.

THE DEPOSITOR

Nationstar Funding LLC, formerly known as CHEC Funding, LLC, will act as depositor.  Nationstar Funding LLC is a Delaware limited liability company formed in December 1999, and is a wholly-owned subsidiary of the sponsor, seller and servicer, Nationstar Mortgage LLC, formerly known as Centex Home Equity Company, LLC.  The depositor maintains its principal offices at 350 Highland Drive, Lewisville, TX 75067. Its telephone number is (469) 549-2000.

The depositor was formed for the sole purpose of, and its only business activity has been, acting as depositor for asset-backed securities transactions sponsored by Nationstar Mortgage LLC.  The depositor has been engaged in this activity since 1999. The depositor does not have, nor is it expected in the future to have, any significant assets.

THE SPONSOR, THE SELLER AND THE SERVICER

General

The sponsor, seller and servicer, Nationstar Mortgage LLC, a Delaware limited liability company, which we sometimes refer to as “Nationstar Mortgage”, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, through five major origination sources. The sponsor was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, the sponsor’s operations were moved to Dallas, Texas and the sponsor underwent a reorganization and the hiring of a new management team. In April 1997, the sponsor’s name was changed to Centex Credit Corporation. In September of 2001, the sponsor merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited liability company, with Centex Home Equity Company, LLC becoming the surviving entity.  On July 11, 2006, Centex Financial Services, LLC sold Centex Home Equity Company, LLC to FIF HE Holdings LLC, an affiliate of Fortress Investment Group LLC.  Pursuant to such sale, FIF HE Holdings LLC became the sole equityholder of Centex Home Equity Company, LLC and Centex Home Equity Company, LLC’s name was changed to Nationstar Mortgage LLC.  In addition, the name of CHEC Funding, LLC was changed to Nationstar Funding LLC. Fortress Investment Group LLC is a global alternative investment and asset management firm that manages private equity capital on behalf of institutional investors and high net worth individuals.  Since inception, the sponsor has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. The sponsor’s home equity loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses. Substantially all of the sponsor’s home equity loans are secured by first or second mortgage liens on one- to four-family residences, and have amortization schedules ranging from 5 to 50 years.  On February 28, 2007, Nationstar Mortgage completed the purchase of certain assets of KeyCorp’s (NYSE:KEY) subprime mortgage line of business operating under the name “Champion Mortgage”.  Champion Mortgage became an operating division of Nationstar Mortgage.

Nationstar Mortgage is currently licensed to do business in 48 states and employs approximately 2,250 people in 71 locations throughout the United States. Nationstar Mortgage originates home equity loans through its retail branch network of 58 offices and eight direct sales centers.  Nationstar Mortgage also originates home equity loans through a broker referral network from four division offices with a total of 16 regions nationwide. A fourth production source for Nationstar Mortgage is its Alliance Division which generates loans through conforming referral sources such as CTX Mortgage Company, LLC, other prime mortgage companies and national home builders. In addition, Nationstar Mortgage purchases loans from approved wholesale sources.  Nationstar Mortgage’s strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

Nationstar Mortgage’s executive offices are located at 350 Highland Drive, Lewisville, TX 75067. Its telephone number is (469) 549-2000.  Nationstar Mortgage has centralized its underwriting, servicing and quality control functions in its Lewisville office. The Lewisville office is located at 350 Highland Drive, Lewisville, Texas, 75067.

Nationstar Mortgage will sell home equity loans to the depositor, which will then transfer the loans to the relevant issuing entity. In addition, as specified in the related prospectus supplement, certain affiliates of Nationstar Mortgage may sell home equity loans to the depositor. References in this prospectus to the transfer of home equity loans by Nationstar Mortgage to the depositor will be deemed to include, unless the context indicates otherwise, sales of home equity loans by affiliates of Nationstar Mortgage to the depositor as provided in the related prospectus supplement.

Underwriting Guidelines Applicable to the Home Equity Loans

The Pre-Underwriting Process. Nationstar Mortgage’s home equity loan application process is conducted by Nationstar Mortgage’s branch officers and approved mortgage brokers who compile information necessary for Nationstar Mortgage’s underwriting department to evaluate the home equity loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of Nationstar Mortgage’s offices. Branch personnel communicate with Nationstar Mortgage’s centralized underwriting staff, located in Lewisville, Texas, Denver, Colorado and Tempe, Arizona, which consists of approximately 16 underwriters. Nationstar Mortgage also employs 13 other underwriters in four wholesale offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant’s credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given Nationstar Mortgage’s underwriting guidelines. A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or three credit reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower’s mortgage and other debt payment histories. Based on this review, the proposed terms of the home equity loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the home equity loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

The Standard Non-Conforming Program. The home equity loans were originated under, or, if acquired by Nationstar Mortgage from wholesale sources, were reunderwritten to comply with, Nationstar Mortgage’s Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to “traditional lenders” underwriting guidelines comparable to those employed by savings and loans and commercial banks. The sponsor began underwriting home equity loans in accordance with the Standard Non-Conforming Program in May 1997.

Nationstar Mortgage’s underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the home equity loan. While Nationstar Mortgage’s primary consideration in underwriting a home equity loan is the borrower’s employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the home equity loan is another critical factor. In addition, it also considers, among other things, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property.

Nationstar Mortgage currently employs approximately 29 underwriters and has its underwriting functions primarily centralized in its Lewisville, Texas location. Nationstar Mortgage does not delegate underwriting authority to any broker or correspondent lender. Nationstar Mortgage’s underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and not through commissions.

Nationstar Mortgage’s policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Home equity loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting vice president. Individual approval authorities are controlled within the loan origination system.  The loan origination system also contains embedded automated pre-approval underwriting and pricing engines.  Nationstar Mortgage’s policy is to conduct a pre-closing call, typically initiated by a manager, prior to the closing of a mortgage loan.  Nationstar Mortgage’s quality control group typically re-underwrites approximately 10% to 15% of a previous month’s originations upon review

Nationstar Mortgage has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings “A+” through “D”. Terms of loans made by Nationstar Mortgage as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered home equity loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

The home equity loans underwritten under Nationstar Mortgage’s Standard Non-Conforming Program are fixed and adjustable rate loans. Except for balloon loans and interest only loans, the fixed rate home equity loans originated by Nationstar Mortgage have amortization schedules ranging from 5 to 30 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate balloon loans originated by Nationstar Mortgage generally provide for scheduled amortization over 30, 40 or 50 years, with a maturity date and a balloon payment at the end of the 15th or 30th year. Nationstar Mortgage originates adjustable rate mortgage (ARM) loan products called six-month ARMs, 2/28 ARMs, 3/27 ARMs or 5/25 ARMs, each of which bear interest at rates which adjust based on the six-month (or, in the case of the 5/25 ARMs, one-year) London interbank offered rate, or LIBOR, with the initial rate adjustment date being either six months, 24 months, 36 months or 60 months after the date of origination of the loan, respectively. The six-month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.50%. The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate. The 2/28 and the 3/27 ARMs amortize over 30, 40 or 50 years, have an initial interest rate adjustment date which is 24 months or 36 months, respectively, after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 3.00%. After the initial rate adjustment date, the 2/28 ARMs and the 3/27 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.50%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. Certain of Nationstar Mortgage’s fixed, 2/28 ARM and 3/27 ARM loans contain an interest only feature whereby the mortgagor initially makes monthly payments of interest only on the outstanding balance. At the expiration of this interest only period, the mortgagor makes monthly payments of principal and interest sufficient to fully repay the loan over the remaining term. The 5/25 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 60 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 5/25 ARMs adjust every 12 months, allow for a maximum periodic rate adjustment of 2.00%, have a lifetime cap on interest rate adjustments of 6.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.

The principal amounts of the home equity loans originated by Nationstar Mortgage generally range from a minimum of $5,000 to a maximum of $1,000,000. The collateral securing loans originated by Nationstar Mortgage are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is Nationstar Mortgage’s policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. Nationstar Mortgage generally does not originate second lien home equity loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

Nationstar Mortgage has established a “piggyback” program under which Nationstar Mortgage may originate a first and second lien home equity loan with the same borrower and secured by the same property simultaneously. Under the “piggyback” program, the loan-to-value ratio of the first mortgage must meet standard “A+”, “A-1” or “A-2” product guidelines. The second mortgage is allowed a combined loan-to-value ratio of up to 100%. Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $200,000, a maximum loan term of 360 months, collateral consisting of a single family owner occupied property, “Full Documentation” from the borrower as described below and an “A-2” or better credit standard.

The home equity loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the “Full Documentation” residential loan program, the “Limited Documentation” residential loan program or the “Stated Income” residential loan program. Under each of these programs, Nationstar Mortgage reviews the home equity loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the home equity loan, reviews the type and use of the property being financed and reviews the property for compliance with Nationstar Mortgage’s standards. In determining an applicant’s ability to repay a six-month ARM, Nationstar Mortgage uses a qualifying rate equal to six-month LIBOR plus a margin. In determining an applicant’s ability to repay a 2/28 ARM, a 3/27 ARM or a 5/25 ARM, Nationstar Mortgage uses a qualifying rate equal to six-month LIBOR plus a margin, minus a percentage amount up to 3.50%. It is Nationstar Mortgage’s policy for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each home equity loan by its underwriting department. In addition, Nationstar Mortgage performs a separate appraisal review by its appraisal review department on home equity loans not appraised by a Nationstar Mortgage preferred appraisal management company and loans considered to be higher risk loans. These higher risk loans include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, loans involving non-approved appraisers and loans with higher loan amounts. Finally, Nationstar Mortgage performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by Nationstar Mortgage’s staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

Nationstar Mortgage’s underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is Nationstar Mortgage’s policy that home equity loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income stated on the home equity loan application. Current tax return or six to twelve months of current bank statements and a copy of business license are obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the home equity loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, or other acceptable form of documentation and verification with directory assistance to ensure existence of the business.

Verification of the applicant’s source of funds (if any) is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, Nationstar Mortgage may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a home equity loan’s underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by Nationstar Mortgage. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and Nationstar Mortgage’s operating procedures. Title insurance that insures Nationstar Mortgage’s interest as mortgagee and evidence of adequate homeowner’s insurance naming Nationstar Mortgage and its assignees as an additional insured party are required on all loans.

Mortgage Life Insurance. Nationstar Mortgage is currently underwriting some of its home equity loans with mortgage life insurance that is underwritten by an unrelated third party. This insurance provides for the payment of indebtedness upon the death of the insured. This insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The maximum coverage amount of the mortgage life insurance is $125,000 and is based upon a net payoff basis. The term of the coverage is generally limited to five years. Borrowers pay for the mortgage life insurance by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can voluntarily cancel the policy at any time and the policy can be cancelled by the insurer if three monthly premiums become delinquent. Loans originated prior to March 1, 2002 may have included credit life insurance whereby the borrower paid a single premium for the purchase of such credit life insurance which was financed as part of the home equity loan balance.

Involuntary Unemployment Insurance. Nationstar Mortgage is currently underwriting some of its home equity loans with involuntary unemployment insurance that is underwritten by an unrelated third party. This insurance provides for the payment of monthly loan payments upon the insured’s loss of income due to (i) individual or mass layoff, (ii) general strike, unionized labor dispute or lockout or (iii) termination by an employer, unless such termination occurred because of willful misconduct. The insurance covers the primary borrower only. The maximum coverage amount of the involuntary unemployment insurance is $1,000 per month. The insurance payments are generally limited to six months. Borrowers pay for the involuntary unemployment insurance by payment of monthly premiums that are not financed as part of the home equity loan balance. The insured can cancel the policy at any time, and the insurer can cancel the policy if three monthly premiums become delinquent.

Nationstar Mortgage’s Underwriting Criteria

“A+” Risk. Under the “A+” risk category, the prospective borrower must have within the prior 12 month period no 30-day late payments on an existing mortgage. Judgments over $5,000 are not permitted within the past two years. No bankruptcy or foreclosure may have occurred during the preceding two years commencing from the date of discharge or three years from the date the foreclosure was filed. No state or federal tax liens greater than $5,000 are permitted in the last year. A maximum loan-to-value ratio of 90% for home equity loans originated under the Full Documentation Program (90% for the Limited Documentation Program or 85% for the Stated Income Program) is permitted for a home equity loan of less than $1,000,000 on an owner-occupied property. A maximum loan-to-value ratio of 95% for a home equity loan originated under the Full Documentation Program (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 50%. The prospective borrower must also have a minimum risk (FICO) score of 580.

“A-1” Risk. Under the “A-1” risk category, the prospective borrower must have a maximum of one 30-day late payment in the last 12 months on an existing mortgage. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Judgments over $5,000 within the last two years are not allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months). A maximum loan-to-value ratio of up to 95% (90% for the Limited Documentation Program or 85% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a home equity loan on a one to four-family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by Nationstar Mortgage on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 560 (525 if under the Full Documentation Program and loan-to-value ratio of less than or equal to 80%).

“A-2” Risk. Under the “A-2” risk category, the prospective borrower must have a maximum of three 30-day late payments and no 60-day late payments within the last 12 months on an existing home equity loan. Collection accounts, charge-offs or judgments within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy of the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months). A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the home equity loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a home equity loan on a one to four-family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by Nationstar Mortgage on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 525.

“B” Risk. Under the “B” risk category, the prospective borrower must have no 60-day late payments within the last 12 months on an existing home equity loan on the subject property. Open collections and/or charge-offs and judgments within the last 24 months are permitted and are not required to be paid from the proceeds of the home equity loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 85% (80% for the Limited Documentation Program or 75% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner occupied property. A maximum loan-to-value ratio of 75% (70% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $750,000 for a one to four-family property under the Full Documentation Program. The maximum loan amount is $500,000 for home equity loans originated under the Limited Documentation Program or Stated Income Program. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-1” Risk. Under the “C-1” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing home equity loan. The existing home equity obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs within the last 24 months. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of 70% (65% for the Limited Documentation Program) is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000 for a home equity loan on a one to four-family owner-occupied or non-owner occupied property. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-2” Risk. Under the “C-2” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing home equity loan on the subject property. The existing home equity obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs during the past 24 months and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No foreclosure or notice of default filings by the borrower may have occurred during the preceding 12 months. Any bankruptcy must be discharged. A maximum loan-to-value ratio of 75% is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000. The prospective borrower must also have a minimum risk (FICO) score of 500.

“D” Risk. Under the “D” risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing home equity loan on the subject property, the home equity loan may be no more than one time 120 days late and may be in foreclosure proceedings. The existing home equity loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a home equity loan on a one to four-family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a home equity loan on non-owner occupied one to four-family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The prospective borrower must also have a minimum risk (FICO) score of 500.

Exceptions. As described above, Nationstar Mortgage uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others:

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reduced loan-to-value ratio;

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good property maintenance;

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mortgage history consistent with the risk category upgrade;

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stable employment;

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disposable income;

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the length of residence in the subject property; and

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minimum risk (FICO) score greater than or equal to 580.

Accordingly, Nationstar Mortgage may classify certain home equity loan applications in a more favorable risk category than other home equity loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

Servicing

General. The sponsor has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage Company, LLC, a seller/servicer of primarily conforming mortgage loans. Nationstar Mortgage or one of its affiliates originates all of the loans it services, other than those purchased by it from wholesale sources. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure and liquidation of the underlying collateral. Nationstar Mortgage’s most current rating as a residential subprime loan servicer is “RPS2” by Fitch Ratings, dated November 14, 2006. Nationstar Mortgage was ranked “above average” as a residential subprime loan servicer by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. in December 2004.

Nationstar Mortgage services all loans in its Lewisville, Texas servicing facility using a mid-range AS-400 based servicing platform, known as LSAMS, for which it purchased a separate user license in August of 1997. The LSAMS system is also employed by other large servicers in the subprime and prime mortgage loan industries. Nationstar Mortgage has purchased an additional servicing system from London Bridge Corporation, known as FORTRACS. This event-tracking system, working in tandem with LSAMS, can separately track (i) mortgaged properties in foreclosure, (ii) borrower bankruptcies and (iii) mortgaged properties acquired by foreclosure or otherwise in connection with defaulted home equity loans (commonly referred to as REO property). FORTRACS has generally increased Nationstar Mortgage’s ability to track and monitor loans in the default process.

Nationstar Mortgage’s operating and compliance policies and procedures are published on its intranet system and updated to comply with state and federal legal and regulatory requirements.

Nationstar Mortgage’s default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower’s situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

Borrowers are mailed a monthly billing statement approximately two weeks prior to their payment’s scheduled due date. Collection activity on an account begins as soon as five days after the scheduled due date if a payment is not made. Nationstar Mortgage uses a custom behavioral risk scoring model to prioritize the calling of customers in the early stages of delinquency and utilizes a Davox predictive power dialer to assist with productivity of calls. New loans that do not perform in accordance with their loan terms are specifically identified for collection work performed by managers and, if necessary, the originating operation. Notices and special collection letters are used in the normal collection process.

The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution and attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the “queue” for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

Generally, when a loan appears in the LSAMS default management system, the collector will telephone the borrower to discuss the past due payment situation. Standard collection form letters, approved by Nationstar Mortgage’s legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower. Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history and all previous collection notes, to assist in the collection of a past due account. Nationstar Mortgage’s policy requires that managers in the collection department monitor the collectors’ work on LSAMS and offer them appropriate guidance and training.

Nationstar Mortgage’s policy is to send out a notice of demand when an account is classified as a 60-day delinquent account. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days’ notice of Nationstar Mortgage’s intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

Prior to bidding at a foreclosure sale, Nationstar Mortgage performs an in-depth market value analysis of the mortgaged property on all defaulted loans. This analysis which is performed by the appraisal review department, includes a current appraisal or broker price opinion of the mortgaged property conducted by an independent vendor from Nationstar Mortgage’s approved network of appraisers or real estate brokers. Nationstar Mortgage uses the market value analysis to develop its strategy for bidding, repairs, and sale of the property.

If Nationstar Mortgage acquires title to a property at a foreclosure sale or through other means, the REO property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings or small cash incentives may be offered the customer to vacate the property in marketable condition. Once it has listed a foreclosed property, the REO property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

The REO sales team markets properties through a network of over 2,000 approved real estate brokers. Nationstar Mortgage utilizes an online purchase offer management system to track and respond promptly to offers submitted by the real estate brokers. The REO closing department handles all paperwork required to transfer the property in the final sale. Nationstar Mortgage’s REO policies and procedures support expeditious disposition of REO property to maximize recovery.

If a loan is liquidated for less than its unpaid principal balance plus accrued interest, reimbursement of liquidation expenses and servicer advances, or if Nationstar Mortgage determines that a delinquent loan is nonrecoverable, a realized loss will be incurred. A separate loss recovery unit is responsible for pursuing deficiency balances after completion of the foreclosure action. This unit evaluates relevant information on loans that resulted in a realized loss, searches for recovery opportunities and attempts recovery of funds through various collection methods.

Nationstar Mortgage will exercise its discretion consistent with customary servicing procedures and its rights under the relevant servicing agreements, with respect to the enforcement and servicing of loans in such manner as will maximize the receipt of principal and interest, including but not limited to the waiver of ancillary fees, such as late charges and prepayment penalties, and the modification of the loans.

Nationstar Mortgage will not agree to any modification, waiver or amendment of any provision of any loan unless, in its good faith judgment, the modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the loan, but only in the event of a payment default with respect to the loan o r in the event that a payment default with respect to the loan is reasonably foreseeable by Nationstar Mortgage. However, with respect to loans held in Nationstar Mortgage -sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of the classes of offered securities of the related issuing entity that remain outstanding. In addition, Nationstar Mortgage may modify, waive or amend any provision of a loan if required to do so by statute or a court of competent jurisdiction.

Nationstar Mortgage outsources the tracking and follow-up on homeowners and flood insurance for loans without escrows. Nationstar Mortgage follows an established process of sending Nationstar Mortgage -approved letters notifying the customer of non-receipt of proof of insurance renewal. This three-letter process is supplemented with phone calls made to the homeowner’s insurance agent. If proof of insurance has still not been received following this process, Nationstar Mortgage will obtain a collateral protection insurance policy on the borrower’s behalf and at the borrower’s expense. Nationstar Mortgage has a master policy with the collateral protection insurance provider, which protects against errors and omissions with a blanket policy covering Nationstar Mortgage’s balance on the loan. For property taxes on loans without escrows, Nationstar Mortgage obtains tax service contracts on the loans from a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

Nationstar Mortgage offers full tax and insurance escrow services to its new customers. These escrow services involve collecting monthly pro-rated tax and insurance amounts from borrowers and controlling the payments to taxing authorities and insurers.

Nationstar Mortgage, as servicer, reports borrower information monthly to the major credit reporting agencies.

Borrower Bankruptcy. Under the Federal Bankruptcy Code (Title 11 of the United States Code), as amended by the Bankruptcy Amendments and Federal Judgeship Act of 1984, as well as the Bankruptcy Abuse Prevention and Consumer Protection Act, a borrower may be entitled to protection from both the immediate foreclosure by Nationstar Mortgage upon the mortgaged property and the collection by Nationstar Mortgage of past due payments. In addition, a borrower’s bankruptcy filing could limit the ability of Nationstar Mortgage to seek and secure a deficiency judgment against the borrower where such judgment may be allowed by state law.

In the case of a Chapter 7 bankruptcy filing by a borrower, unless and until Nationstar Mortgage secures a reaffirmation agreement from the borrower, the process of collecting payments on the loan or foreclosing on the mortgaged property may be delayed by the filing. If a reaffirmation agreement is executed by the borrower and approved by the bankruptcy court, and is not otherwise rejected in the bankruptcy proceedings, the borrower may retain the mortgaged property and will be obligated to continue to make loan payments. If the borrower elects not to reaffirm the loan, the borrower is deemed to have surrendered the mortgaged property.

In addition to filings under Chapter 7 of the Bankruptcy Code, borrowers may seek protection from enforcement of loan obligations pursuant to Chapter 13 of the Bankruptcy Code. Courts have broad discretion in the administration of bankruptcies pursuant to Chapter 13, including the discretion to restructure the loan by reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the loan and reducing the lender’s security interest, including classifying the lender as an unsecured lender, or making other modifications to the loan the court deems appropriate.

Upon receipt of notice of the filing of a bankruptcy by a borrower, Nationstar Mortgage will verify the validity of the filing by the use of its PACER bankruptcy reporting system. In the case of a Chapter 7 bankruptcy filing, a reaffirmation agreement will be provided by Nationstar Mortgage to counsel for the borrower. If the borrower fails to execute a reaffirmation agreement, the mortgaged property is deemed surrendered and Nationstar Mortgage may begin the process to recover the property.

In the case of a Chapter 13 bankruptcy filing, Nationstar Mortgage will file a proof of claim to protect the loan amount and secured nature of the claim. If a borrower fails to make post-petition mortgage payments, or plan payments of arrearages, during the pendency of a Chapter 13 bankruptcy, Nationstar Mortgage will seek relief from the automatic stay and proceed to recover the mortgaged property.

Material Changes in Servicing Procedures. There have been no material changes to Nationstar Mortgage’s servicing policies and procedures during the past three years.

The Sponsor’s Securitization Program

Nationstar Mortgage, as sponsor, originator and servicer, began securitizing home equity loans in February 1998. Since that time, it has completed 33 asset-backed securities transactions involving approximately $20.0 billion aggregate principal amount of home equity loans. Nationstar Mortgage generally securitizes its home equity loans on a quarterly basis.

Certain of the Nationstar Mortgage -sponsored securitization transactions were structured as “wrapped” transactions, involving the guaranty by an insurance company of principal and interest on the offered securities of the issuing entity. In servicing these “wrapped” transactions, some of which have terminated as a result of the exercise of “clean up call” options, Nationstar Mortgage, from time to time, (i) exercised rights pursuant to the related pooling and servicing agreement to repurchase home equity loans from the related issuing entity or (ii) renegotiated with the insurer, through amendments or waivers, the “servicer termination tests” contained in the agreement, which tests related to defined loss or delinquency performance triggers, in each case to maintain compliance with the agreement’s servicer performance requirements.

As of March 1, 2007, Nationstar Mortgage was exceeding certain “servicer termination test” performance triggers on two “wrapped” transactions. In connection with the sale of Centex Home Equity Company, LLC to FIF HE Holdings LLC, the insurers agreed, subject to certain conditions, to waive any servicer termination events arising from the change of control of Centex Home Equity Company, LLC or certain performance triggers.  These waivers do not limit the rights of the insurers to remove Nationstar Mortgage as servicer upon the occurrence of any servicer termination event, other than the ones described above.

Although Nationstar Mortgage has received no notification of any intent to remove or replace it as servicer on any of these transactions, there can be no assurance that an insurer will not act to remove or replace Nationstar Mortgage as servicer with respect to any “wrapped” transaction as to which Nationstar Mortgage is exceeding “servicer termination test” triggers.

Nationstar Mortgage has never been terminated as a servicer on any securitization transaction it has serviced.

The over-collateralization requirements of a Nationstar Mortgage -sponsored securitization transaction may change during the life of the transaction based on the performance of the underlying home equity loans. Performance is measured by defined loss or delinquency performance tests. From time to time, for certain of the Nationstar Mortgage -sponsored securitizations, the required over-collateralization was increased or was prevented from stepping down as a result of these tests.

DESCRIPTION OF THE SECURITIES

General

Each series of notes will be issued pursuant to an indenture between the related issuing entity and the entity named in the related prospectus supplement as indenture trustee with respect to the series. In addition, for a series of notes, a sale and servicing agreement will be entered into among the depositor, the seller, the servicer, the issuing entity and the indenture trustee, and a trust agreement will be entered into among the depositor, the seller and an owner trustee. A form of indenture, sale and servicing agreement and trust agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. Certificates will be issued in series pursuant to a pooling and servicing agreement among the depositor, the seller, the servicer and the entity named in the related prospectus supplement as the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates. For purposes of this prospectus, the term “trustee” will be used to refer to the trustee with respect to a series of certificates or the indenture trustee with respect to a series of notes. The term “agreement” or “agreements” will refer to the relevant agreement or agreements in the context in which the term appears.

The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may be:

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compound interest securities, with respect to which, for a certain specified period of time, instead of requiring payment of interest, all or a portion of the accrued interest is capitalized, that is, added to the principal balance on each distribution date. At the end of this period, interest payments will be made on a principal balance that includes the capitalized interest;

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variable interest securities, with respect to which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, as set forth in the related prospectus supplement;

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planned amortization class securities, with respect to which payments of principal are made in accordance with a schedule specified in the related prospectus supplement, based on certain assumptions stated in the prospectus supplement;

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zero coupon securities, which are entitled to receive payments of principal only;

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principal only securities, which are entitled solely or primarily to distributions of principal and identified as set forth in the prospectus supplement; or

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interest only securities, which are entitled solely or primarily to distributions of interest as set forth in the related prospectus supplement.

A series may also include one or more classes of subordinated securities. The right to receive principal and/or interest on a subordinated security is subordinated to the rights of more senior classes to distribution of principal and/or interest, and the subordinated securities may also be allocated losses and shortfalls prior to senior classes. Securities may also be issued to represent a retained interest in the residual value of the issuing entity.

The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement (which may be different for each class for the payment of principal and interest) by check mailed to holders of the securities of the series registered as holders at the close of business on the record date applicable to the relevant distribution date, as specified in the related prospectus supplement, at their addresses appearing on the security register. However, payments may be made by wire transfer (which will be at the expense of the holder requesting payment by wire transfer) in certain circumstances described in the related prospectus supplement. In addition, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of the security before the distribution date on which the final principal payment on any security is expected to be made to the holder of the security.

Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the home equity loans for a series, together with reinvestment income on these payments, amounts withdrawn from any reserve fund and amounts available pursuant to any other credit enhancement will be deposited into the Certificate Account (in the case of a series of certificates) or the Distribution Account (in the case of a series of notes), as specified in the related agreement. If provided in the related agreement, these amounts may be net of certain amounts payable to the servicer or other persons specified in the agreement. These net amounts will then be available to make payments on the securities of the series on the next applicable distribution date. See “Accounts—Certificate and Distribution Accounts.”

The securities will not represent an interest in or obligation of, and the home equity loans are not guaranteed by, the sponsor, the depositor, the trustee, the owner trustee (if applicable), the seller, the servicer or any of their affiliates, except as described in this prospectus or the accompanying prospectus supplement.

Book-Entry Securities

If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company (“DTC”) in the United States, or Clearstream Banking société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”) in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing its security.

Unless and until physical certificates representing the securities are issued, it is anticipated that the only certificateholder or noteholder, as applicable, will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through DTC or, in Europe, Clearstream, Luxembourg and Euroclear, and their participants.

The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for this purpose. In turn, the financial intermediary’s ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Beneficial owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates or notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of these securities, which account must be maintained with their participants. Under the DTC rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg was originally incorporated in 1970 under the name of “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”), merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company, Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. In connection with the merger, the Board of Directors of New CI decided to rename the companies in the group to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. Effective January 14, 2000, New CI was renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”. In addition, on January 17, 2000, DBC was renamed “Clearstream Banking AG”. As a result, there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Börse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of Euroclear (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing these payments to the beneficial owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since these payments will be forwarded by the trustee to Cede & Co. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited due to the lack of physical certificates for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the applicable issuing entity will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until physical certificates representing the securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the relevant agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the relevant operating agreement on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Physical certificates representing the securities of a series will be issued to beneficial owners, or their nominees, rather than to DTC, only if:

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DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the seller or the trustee is unable to locate a qualified successor; or

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after the occurrence of a servicer termination event or an event of default, the beneficial owners of each class of the series of securities representing percentage interests aggregating at least 51% of such class advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interests of beneficial owners. We refer you to “The Agreements—Removal and Resignation of Servicer” and “—Optional Termination—Events of Default; Termination Under Indenture” for a discussion of what constitutes a servicer termination event and an event of default.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable beneficial owners of the occurrence of the event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue physical certificates representing the securities, and thereafter the trustee will recognize the holders of the physical certificates as certificateholders or noteholders, as applicable, under the applicable agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Neither the sponsor, the depositor, the seller, the servicer, the owner trustee (if applicable), the trustee or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Valuation of the Home Equity Loans

If specified in the related prospectus supplement for a series of certificates or notes, each home equity loan included in the related issuing entity for a series will be assigned an initial “asset value.” Generally, the related agreement will specify that at any time the asset value of the home equity loans will be equal to the product of the asset value percentage as set forth in the related agreement and the lesser of:

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the stream of remaining regularly scheduled payments on the home equity loans, net of certain amounts payable as expenses, together with income earned on each scheduled payment received through the day preceding the next distribution date at the “assumed reinvestment rate,” if any, discounted to present value at the highest interest rate on the certificates or notes of the series over periods equal to the interval between payments on the certificates or notes; and

•

the then principal balance of the home equity loans.

Generally, the related agreement will specify that the initial asset value of the home equity loans will be at least equal to the principal amount of the certificates or notes of the related series at the date of issuance.

The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the relevant rating agency or a rate insured by means of a surety bond, guaranteed investment contract or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured in this manner, the related prospectus supplement will set forth the terms of the relevant insurance arrangement.

Payments of Interest

The securities of each class by their terms entitled to receive interest will bear interest (which is generally calculated on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on these securities will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal with respect to the class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the home equity loans included in the related issuing entity and/or as prepayments occur with respect to these home equity loans. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on the related distribution date. Interest rates for the fixed-rate certificates and notes will be determined semi-annually or annually (as specified in the related prospectus supplement) in accordance with the Eurodollar Synthetic Forward Curve (“EDSF”). Interest rates for the variable rate certificates and notes will be determined in accordance with and adjust monthly based upon one-month LIBOR. Generally, LIBOR will be calculated on each LIBOR determination date with reference to the London interbank offered rate for one-month United States dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m., London time. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by certain reference banks specified in the related prospectus supplement at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

On each distribution date, principal payments will be made to the holders of securities on which principal is then payable, to the extent set forth in the related prospectus supplement. These payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the relevant classes in the manner, at the times and in the priority set forth in the prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to the applicable class of securities be distributed directly to the holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the relevant principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of notes is the date no later than the date on which principal will be fully paid. The prospectus supplement may use the term “final payment date” or “final maturity date” to refer to the final scheduled distribution date with respect to a class of notes. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the relevant series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the home equity loans will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of a class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the home equity loans in the issuing entity, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series. See “—Weighted Average Life of the Securities” below.

Weighted Average Life of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Generally, the weighted average life of a class of securities will be influenced by the rate at which the amount financed under the home equity loans included in the issuing entity for a series is paid, which may be in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities, and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the home equity loans included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the home equity loans included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the home equity loans either from time to time or over the lives of the home equity loans.

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the home equity loans for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the home equity loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the home equity loans. If any home equity loans for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate for the series.

Ratings

Any class of securities issued under this prospectus and the related prospectus supplement may be rated by one or more of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings or other rating agencies, as specified in the related prospectus supplement. Any such rating will be based on, among other things, the adequacy of the value of the assets of the related issuing entity and any credit enhancement with respect to the class of securities, and will reflect the rating agency’s assessment solely of the likelihood that holders of the class of securities will receive payments to which the holders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related home equity loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The ratings should not be deemed a recommendation to purchase, hold or sell the securities, because they do not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating.

There is also no assurance that any security rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.

THE ISSUING ENTITIES

General

The notes of each series will be secured by the pledge of the assets of the related issuing entity, and the certificates of each series will represent interests in the assets of the related issuing entity. The assets of each issuing entity of each series will include:

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the home equity loans; and

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any mortgaged property that secured a home equity loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession so as to become an REO property.

The securities will be non-recourse obligations of the related issuing entity. The assets of each issuing entity specified in the related prospectus supplement for a series or class of securities will serve as collateral only for that series or one or more classes of securities. Holders of a series or class of notes, as applicable, may only proceed against the collateral securing their series or class of notes in the case of a default with respect to their series or class of notes and may not proceed against any assets of the depositor, the seller or the servicer or the related issuing entity not pledged to secure their notes.

The home equity loans for a series will be transferred by the seller to the depositor and from the depositor to the issuing entity. Home equity loans relating to a series will be master serviced by the servicer pursuant to the related agreement.

If specified in the related prospectus supplement, a issuing entity relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the issuing entity specified in the related prospectus supplement.

With respect to each issuing entity, prior to the initial offering of the related series of securities, the issuing entity will have no assets or liabilities. No issuing entity is expected to engage in any activities other than acquiring, managing and holding the related home equity loans and the additional assets described in this prospectus and specified in the related prospectus supplement and proceeds of the assets, issuing securities, making payments and distributions on the securities and certain related activities. No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

If specified in the related prospectus supplement, additional home equity loans may be added to the issuing entity through pre-funding or revolving periods. If there is a pre-funding period, the length of the pre-funding period for the trust to acquire additional home equity loans with amounts on deposit in the pre-funding account will be disclosed in the related prospectus supplement. The length of the pre-funding period will not extend for more than one year from the date of issuance of the related series of certificates or notes. The portion of the proceeds for the pre-funding account will not involve more than 50% of the proceeds of the offering of the related series of certificates or notes. The additional home equity loans will be required to have the same general characteristics as the original home equity loans in the related pool, with such variations as are specified in the related prospectus supplement.

If there is a revolving period, the length of the revolving period for the trust to acquire additional home equity loans with the cash flows from the related pool of trust home equity loans will be disclosed in the related prospectus supplement. The length of the revolving period will not extend for more than three years from the date of issuance of the related series of certificates or notes. In addition, the additional home equity loans will be required to have the same general characteristics as the original home equity loans in the related pool, with such variations as are specified in the related prospectus supplement.

Additional home equity loans may be added to the issuing entity only through pre-funding or revolving periods.

An agreement may provide that additional home equity loans may be added to the issuing entity if:

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the home equity loans were originated or acquired by the seller in the ordinary course of its business;

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the inclusion of the home equity loans will maintain or increase the level of overcollateralization; and

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the inclusion of the home equity loans will not result in the withdrawal or downgrading of the ratings then assigned to the series.

In addition, an agreement may provide that home equity loans may be removed from a trust fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and removal will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

The depositor will have discretion over the addition of home equity loans to the issuing entity through pre-funding or revolving periods. The servicer will have discretion over the substitution of home equity loans in the issuing entity.

The Home Equity Loans

The home equity loans for a series may consist, in whole or in part, of closed-end home equity loans secured by first or second mortgages primarily on one-to four-family residential properties. The home equity loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

The full principal amount of a home equity loan is advanced at origination of the loan and, except for balloon loan, generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the applicable home equity loan interest rate and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on an actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date for each payment will not affect the relative applications of principal and interest. The home equity loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms, and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

The mortgaged properties will include single family property, which consists of one- to four-family attached or detached residential housing, including condominium units and cooperative dwellings, and may include mixed-use property. A condominium unit is an individual housing unit in a multi-unit building, buildings or group of buildings (whether or not attached to each other), with respect to which the owner has exclusive ownership and possession, and also includes the owner’s individual interest in all common areas of the building or buildings. By contrast, a cooperative dwelling is an individual housing unit owned by a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Internal Revenue Code. Mixed-use properties may consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. These uses, which may not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related prospectus supplement. The properties may be located in suburban or metropolitan districts. Any non-residential use must be in compliance with local zoning laws and regulations.

The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Except for condominium units and cooperative dwellings, each single family property must be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least as long as the term of the related home equity loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of home equity loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the home equity loans are secured by single family property that is owner-occupied will be either (1) the making of an oral representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor’s mailing address as reflected in the servicer’s or the applicable sub-servicer’s records. The mortgaged properties also may include non-owner occupied investment properties and vacation and second homes.

Additional Information About the Home Equity Loans

The related prospectus supplement for each series will provide information with respect to the home equity loans that are home equity loans as of a statistical calculation date specified in the prospectus supplement. This information will include to the extent relevant:

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the aggregate unpaid principal balance of the home equity loans;

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the range of interest rates, and the weighted average interest rate, on the home equity loans, and, in the case of adjustable rate home equity loans, the range and weighted average of the current home equity loan interest rates and any lifetime rate caps;

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the range of the outstanding principal balances, and the average outstanding principal balance, of the home equity loans;

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the weighted average original and remaining term-to-stated maturity of the home equity loans and the range of original and remaining terms-to-stated maturity, if applicable;

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the range and weighted average of “combined loan-to-value ratios” (defined below) for the home equity loans;

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the percentage (by outstanding principal balance as of the statistical calculation date) of home equity loans that accrue interest at adjustable or fixed interest rates;

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any special hazard insurance policy or bankruptcy bond or other enhancement relating to the home equity loans;

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the geographic distribution of the mortgaged properties securing the home equity loans;

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the percentage of home equity loans (by principal balance as of the statistical calculation date) that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

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the lien priority of the home equity loans; and

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the delinquency status and year of origination of the home equity loans.

The related prospectus supplement will also specify any other limitations on the types or characteristics of home equity loans for a series. The characteristics of the home equity loans for a series as of the cut-off date established for the assignment of the home equity loans to the issuing entity may differ from the characteristics presented in the prospectus supplement as of the statistical calculation date. However, the depositor does not believe that the home equity loans as they will be constituted on the cut-off date will deviate in any material respect from the home equity loan pool characteristics that are described in the prospectus supplement.

The “combined loan-to-value ratio” of a home equity loan is the percentage equivalent of a fraction, the numerator of which is the sum of (1) the original principal amount of the home equity loan at its date of origination and (2) the outstanding principal amount of any senior loan on the mortgaged property at the time of origination of the home equity loan, and the denominator of which is the “appraised value” (defined below) of the mortgaged property at the date of origination.

“Appraised value” means, with respect to property securing a home equity loan, the lesser of the appraised value determined in an appraisal obtained at origination of the home equity loan or sales price of the property at that time.

If information of the nature described above about the home equity loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within four business days after the initial issuance of the securities.

ACCOUNTS

Certificate and Distribution Accounts

A separate Principal and Interest Account will be established for each series of securities for receipt of all amounts received on or with respect to the home equity loans. Certain amounts on deposit in the Principal and Interest Account and certain amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, will be deposited into one or more Certificate Accounts (in the case of a series of certificates) or Distribution Accounts (in the case of a series of notes). Funds in these accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the Principal and Interest Account, than the day the funds are due to be deposited in the Certificate or Distribution Account or otherwise distributed and, in the case of funds in the Certificate or Distribution Account, than the business day preceding the next distribution date for the related series of securities. For purposes of this prospectus, the term “Certificate Account” may be used in place of “Distribution Account.”

We refer you to “—Eligible Investments” and “The Agreements—Deposits to Principal and Interest Account and Certificate Account” below for more detail.

Prefunding and Capitalized Interest Accounts

If specified in the related prospectus supplement, a issuing entity will include one or more Prefunding Accounts, that are segregated trust accounts established and maintained with the trustee for the related series. If so specified, on the closing date for the series, a prefunded amount representing a portion of the proceeds of the sale of the securities limited to 50% of the aggregate principal amount of the series may be deposited in the Prefunding Account and may be used to purchase additional home equity loans during a prefunding period, not to exceed six months, specified in the related prospectus supplement. Pending the purchase of additional home equity loans, funds deposited in the Prefunding Account will be invested in eligible investments. If any prefunded amount remains on deposit in the Prefunding Account at the end of the prefunding period, this amount will be applied in the manner specified in the related prospectus supplement to prepay the notes or the certificates of the applicable series.

Each additional home equity loan must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. This eligibility criteria will be determined in consultation with the relevant rating agencies and any credit enhancer prior to the issuance of the related series and are designed to ensure that if the additional home equity loans were included as part of the initial home equity loans, the credit quality of the assets as a whole would continue to be consistent with the initial rating on the securities. The eligibility criteria will apply to the aggregate pool of home equity loans, including the original and the additional home equity loans, and must include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined loan-to-value ratio. Depending on the composition of the original home equity loans and the type of credit enhancement, additional eligibility criteria, such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of home equity loans such as balloon loans or loans secured by other than primary residences, may need to be satisfied. The seller will certify to the trustee that all conditions precedent to the transfer of the additional home equity loans, including the satisfaction of the eligibility criteria applicable to the issuing entity, have been satisfied. It is a condition to the transfer of any additional home equity loans to the issuing entity that no rating agency, after receiving prior notice of the proposed transfer of the additional home equity loans to the issuing entity, advises the seller or the trustee or any credit enhancer that the conveyance of the additional home equity loans will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional home equity loans to the issuing entity, the aggregate characteristics of the home equity loans then held in the issuing entity may vary from those of the initial home equity loans. As a result, the additional home equity loans may adversely affect the performance of the related securities.

If a Prefunding Account is established, one or more Capitalized Interest Accounts, which must be segregated trust accounts, may be established and maintained with the trustee for the related series. On the relevant closing date, a portion of the proceeds of the sale of the securities will be deposited in the Capitalized Interest Account and used to pay interest accrued on the securities and, if specified in the related prospectus supplement, certain fees or expenses (such as trustee fees and credit enhancement fees) that are not covered by interest generated by the home equity loans in the issuing entity during the prefunding period and available to pay these amounts. Pending use for this purpose, amounts on deposit in the Capitalized Interest Account will be invested in eligible investments. If specified in the related prospectus supplement, amounts on deposit in the Capitalized Interest Account may be released to the seller prior to the end of the prefunding period subject to the satisfaction of certain tests specified in the related prospectus supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the prefunding period will be distributed to the person specified in the related prospectus supplement.

Eligible Investments

Each agreement generally will define eligible investments to include the following (if the rating agencies that rate the relevant series of securities do not include Standard & Poor’s or Moody’s, the ratings referred to below will instead refer to the equivalent ratings of any other rating agency that rates the series):

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direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, if these obligations are backed by the full faith and credit of the United States, Fannie Mae senior debt obligations and Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

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Freddie Mac participation certificates which guaranty timely payment of principal and interest;

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Fannie Mae mortgaged-backed securities (other than stripped mortgage securities);

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repurchase agreements with a term of 30 days or less collateralized by obligations specified in the three subparagraphs above, if the unsecured short-term or long-term debt obligations of the party agreeing to repurchase these obligations are rated “A-1+” or “AA” (or better), respectively, by Standard & Poor’s and “P-1” or “Aa2” (or better), respectively, by Moody’s;

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federal funds, certificates of deposit, time deposits and bankers’ acceptances of any domestic bank, if the unsecured short-term debt obligations of the bank have been rated “A-1” by Standard & Poor’s and “P-1” by Moody’s;

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commercial paper (having original maturities of not more than 270 days) which has been rated by each of Standard & Poor’s and Moody’s in its highest unsecured short-term debt rating category;

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interests in any money market fund which has a rating of either “AAAm” or “AAAm-G” by Standard & Poor’s and “Aaa” by Moody’s; and

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deposits of any bank or savings and loan association which has a long-term deposit rating of “AA-” or better by Standard & Poor’s and “A2” or better by Moody’s and has combined capital, surplus and undivided profits of at least $50,000,000.

However, no instrument described above may evidence either the right to receive (1) only interest with respect to the obligations underlying the instrument or (2) both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. In addition, no instrument may be purchased at a price greater than par if the instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

To the extent any investment would require registration of the issuing entity as an investment company, that investment will not constitute an eligible investment.

The servicer will select the eligible investments in which the amounts on deposit in the relevant accounts will be invested. If any amounts are needed for disbursement from any account held by the trustee and sufficient uninvested funds are not available to make such disbursement, the trustee will sell or otherwise convert to cash as directed by the servicer a sufficient amount of the investments in the account. Any investment earnings or losses on funds held in an account will be for the account of the servicer, except that, for the Certificate Account, any gain from investment earned on the business day immediately preceding a distribution date will be retained by the trustee.

Revolving Period and Amortization Period; Retained Interest

If the related prospectus supplement so provides, there may be a revolving period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the prospectus supplement during which limited or no principal payments will be made to one or more classes of notes or certificates of the related series identified in the prospectus supplement. Some or all collections of principal otherwise allocated to these classes of notes or certificates may be:

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utilized during the revolving period to acquire additional home equity loans which satisfy the criteria specified above and the criteria set forth in the related prospectus supplement;

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held in an account and invested in eligible investments for later distribution to holders; or

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applied to those notes or certificates, if any, specified in the related prospectus supplement that are in amortization.

An amortization period is a period during which an amount of principal is payable to holders of a series which, during the revolving period, were not entitled to payments of principal. If specified in the related prospectus supplement, during an amortization period all or a portion of principal collections on the home equity loans may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates specified in the related prospectus supplement as then being entitled to payments of principal. In addition, if specified in the related prospectus supplement, amounts deposited in certain accounts for the benefit of one or more classes of notes or certificates may be released from time to time or on a specified date and applied as a payment of principal on those classes of notes or certificates. The related prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each series which has a revolving period may also issue to the depositor or one of its affiliates a retained interest security, which is an undivided beneficial interest in the series not represented by the other securities issued by the depositor. As further described in the related prospectus supplement, the value of the retained interest security will fluctuate as the outstanding amount of notes and certificates of the related series is reduced.

ENHANCEMENT

The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and afterwards be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

If specified in the related prospectus supplement, credit enhancement may only take the form of:

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a financial guaranty insurance policy, which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable class or classes of securities;

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overcollateralization, which will equal the excess of the aggregate principal balance of the home equity loans over the aggregate principal balance of the securities. Overcollateralization may be created by the initial or subsequent deposit of home equity loans or may build over time from the application of certain excess cash amounts generated by the home equity loans to accelerate the amortization of the applicable class or classes of securities;

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crosscollateralization, where one or more forms of credit enhancement permitted by this prospectus that is available to primarily support payments on the securities of one loan group or one class of securities may be used to support payments on the securities of another loan group or class of securities;

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a letter of credit, which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the home equity loans. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

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a cash reserve fund, which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the home equity loans. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

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insurance policies, such as mortgage insurance, hazard insurance and other insurance policies, which may insure a portion of the home equity loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

•

subordinated securities, which will be subordinated in the right to receive distributions to one or more other classes of more senior securities of the same series, some or all of which may themselves be subordinated to other classes in the series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the home equity loans may be allocated to one or more classes of subordinate securities prior to their allocation to other classes of more senior securities in the applicable series; or

•

any combination of the foregoing.

The presence of credit enhancement is intended to increase the likelihood of receipt by the holders of securities of the full amount of principal and interest due on their securities and to decrease the likelihood that the holders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, such as basis risk and liquidity risk, to the extent and under the conditions specified in the related prospectus supplement. Forms of credit enhancement may provide for one or more classes of securities to be paid in foreign currencies. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of all principal and interest on the securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, holders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, holders of one class will be subject to the risk that the credit enhancement will be exhausted by the claims of holders of other classes.

Derivative Instruments

If so specified in the prospectus supplement relating to a series of securities, the trust will enter into, or obtain an assignment of, one or more derivative products, which may only include (i) a swap to convert floating or fixed rate payments, as applicable, on the home equity loans into fixed or floating rate payments, as applicable, on the securities, or (ii) a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the home equity loans and/or the securities.  In addition, if so specified in the prospectus supplement relating to a series of securities, the trust may enter into one or more currency swaps.

The related prospectus supplement will describe the material terms and risks associated with each such derivative agreement and the risks associated with the related counterparty. The prospectus supplement relating to the series of securities also will set forth information relating to the applicable significance estimate and significance percentage (as such terms are defined in Regulation AB), and, to the extent required, the corporate status, ownership and credit quality of the counterparty or counterparties to each such derivative instrument in accordance the provisions of Regulation AB.

The related prospectus supplement will provide disclosure required by Item 301 of Regulation S-K if the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments is 10% or more, but less than 20%, for such entity or group of affiliated entities.  The related prospectus supplement will provide disclosure required by Regulation S-X if the aggregate significance percentage related to any entity or group of affiliated entities providing derivative instruments is 20% or more for such entity or group of affiliated entities.

THE AGREEMENTS

The provisions of the applicable pooling and servicing agreement, trust agreement, sale and servicing agreement and indenture will vary depending on the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus by reference as part of the summaries contained in this prospectus.

General

At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the depositor and the depositor will transfer, convey and assign to the issuing entity all right, title and interest of the seller and the depositor in the home equity loans to be transferred to the depositor and the issuing entity for that series. The assignment will include all principal collected and interest due on or with respect to the home equity loans after the cut-off date to the extent specified in the related prospectus supplement (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Repurchase and Substitution of Non-Conforming Home Equity Loans

Under the applicable agreement, as of the closing date for a series of securities, the seller and the servicer will make certain representations and warranties about the home equity loans transferred to the issuing entity.

These representations and warranties will include representations and warranties regarding:

•

title to and encumbrances on the home equity loans;

•

the type of mortgaged property securing the home equity loans;

•

the loan-to-value ratios of the home equity loans;

•

the schedule of monthly payments on the home equity loans;

•

the priority, validity and enforceability of the mortgages securing the home equity loans;

•

delinquency information for the home equity loans;

•

the condition of the mortgaged properties;

•

compliance of the home equity loans with applicable laws, and whether any of the loans are “high cost” loans as defined by applicable predatory or abusive lending laws;

•

title insurance, hazard insurance and flood insurance with respect to the mortgaged properties;

•

the validity and binding effect of the obligations of the borrowers under the home equity loans;

•

the geographic concentrations of the home equity loans;

•

compliance of the mortgaged properties and the use and occupancy thereof with applicable laws, including environmental laws; and

•

the underwriting of the home equity loans, the accuracy of the information submitted by the borrowers for the home equity loans and the appraisal of the mortgaged properties.

Pursuant to the related agreement, upon the discovery by the depositor, the seller, the credit enhancer, if any, the servicer, any sub-servicer, any holder, the custodian for the home equity loans or the trustee that the representations and warranties of the seller or the servicer about the home equity loans are untrue in any material respect as of the closing date, with the result that the interests of the holders or of the credit enhancer are materially and adversely affected, the party discovering the breach is required to give prompt written notice to the other parties.

Upon the earlier of the seller’s discovery, or its receipt from any of the other parties of notice, of breach of a representation or warranty with respect to a home equity loan or the time that an existing untrue statement results in a situation that materially and adversely affects the interests of the holders or the credit enhancer, if any, in the home equity loan, the seller will be required promptly to cure the breach in all material respects or the seller will, on or prior to the second Monthly Remittance Date (defined under “Deposits to Principal and Interest Account and Certificate Account” below) immediately succeeding the discovery, receipt of notice or applicable time:

•

substitute each home equity loan which has given rise to the requirement for action by the seller with a “Qualified Replacement Mortgage” (as defined in the related agreement) and deliver an amount equal to the applicable Substitution Amount (defined below) to the trustee, to be deemed part of the collections remitted by the servicer on the applicable Monthly Remittance Date; or

•

purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price (defined below), which will be delivered to the trustee along with the Monthly Remittance Amount (defined under “Deposits to Principal and Interest Account and Certificate Account” below) remitted by the servicer on the applicable Monthly Remittance Date.

Despite any contradictory provision of the related agreement, if a REMIC election is made with respect to the issuing entity, no repurchase or substitution of any home equity loan not in default or as to which no default is imminent may be made unless the seller obtains for the trustee and any credit enhancer an opinion of counsel experienced in federal income tax matters stating that a repurchase or substitution of this kind would not constitute a “prohibited transaction” (within the meaning of the Internal Revenue Code) for the REMIC or otherwise subject the REMIC to tax and would not jeopardize the status of the REMIC as such, which we refer to as a “REMIC Opinion”, addressed and acceptable to the trustee and any credit enhancer. The seller will also deliver an officer’s certificate to the trustee and any credit enhancer concurrently with the delivery of a Qualified Replacement Mortgage stating that the home equity loan meets the requirements of a Qualified Replacement Mortgage and that all other conditions to substitution of the Qualified Replacement Mortgage have been satisfied.

Any home equity loan as to which repurchase or substitution was delayed pursuant to the related agreement will be repurchased or substituted for (subject to compliance with the provisions of the related agreement) upon the earlier of the occurrence of a default or imminent default with respect to the home equity loan and receipt by the trustee and the credit enhancer, if any, of a REMIC Opinion.

The obligation of the seller to so substitute or repurchase any home equity loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the holders and the trustee.

“Loan Purchase Price” means an amount equal to the outstanding principal balance of a home equity loan as of the date of purchase (assuming that the Monthly Remittance Amount remitted by the servicer on the applicable Monthly Remittance Date has already been remitted), plus all accrued and unpaid interest on the home equity loan at the coupon rate to but not including the date of purchase together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and Servicing Advances already made with respect to the home equity loan, (2) all Delinquency Advances which the servicer has so far failed to remit with respect to the home equity loan, (3) all reimbursed Delinquency Advances and Servicing Advances to the extent that the reimbursement is not made from the mortgagor and (4) any costs and damages incurred by the issuing entity in connection with any violation by the home equity loan of any predatory or abusive lending law.

“Substitution Amount” means an amount equal to the excess, if any, of the outstanding principal balance of the home equity loan being replaced over the outstanding principal balance of the replacement home equity loan, together with (without duplication) the aggregate amount of (1) all unreimbursed Delinquency Advances and unreimbursed Servicing Advances made, (2) all accrued and unpaid interest and (3) any costs and damages incurred by the issuing entity in connection with any violation by the home equity loan of any predatory or abusive lending law, with respect to the home equity loan being replaced.

See “—Advances; Compensating Interest” for a definition of what constitutes a “Delinquency Advance” and a “Servicing Advance”.

We refer you to “FEDERAL INCOME TAX CONSEQUENCES” and “ERISA CONSIDERATIONS” for a more detailed discussion of federal income tax and ERISA implications.

Assignment of Home Equity Loans

Pursuant to the related agreement, the seller will transfer, assign, set over and otherwise convey without recourse to the depositor and the depositor will transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the holders all right, title and interest of the seller in and to each home equity loan and all its right, title and interest in and to all principal received on each home equity loan on and after the cut-off date and interest due on each home equity loan after the cut-off date. However, the seller will reserve and retain all its right, title and interest in and to principal received (including prepayments of the home equity loans) and interest due on each home equity loan prior to the cut-off date. As a protective measure only, the seller will also grant to the depositor and the depositor will also grant to the trustee a first priority, perfected security interest in the issuing entity in case the transfer of the home equity loans is considered by a court of law or equity to be a loan and not a sale.

In connection with the transfer and assignment of the home equity loans, the seller will be required to:

(1)

deliver without recourse to the trustee or a custodian (which may be an affiliate or agent of the trustee) on behalf of the trustee, on the date the home equity loans are assigned to the issuing entity, with respect to each of the loans, which will be identified in a schedule of home equity loans in the relevant agreement:

•

the original mortgage note, endorsed in blank or to the order of the trustee;

•

either (a) the original title insurance policy or a copy certified by the issuer of the title insurance policy or, if not available, the original title insurance commitment or a copy certified as a true copy by the closing agent or the seller, (b) if title insurance is not available in the applicable state, the relevant attorney’s opinion of title, or (c) for home equity loans the original principal balance of which is $40,000 or less, a property report describing the status of title to the mortgaged property and a related indemnity in favor of the seller, issued by a title company qualified to do business in the jurisdiction where the mortgaged property is located;

•

originals or copies certified by the closing agent or the seller of all intervening assignments, if any, showing a complete chain of title from origination to the seller, including warehousing assignments, if recorded;

•

originals of all assumption and modification agreements, if any;

•

either the original mortgage, with evidence of recording (if the original mortgage has been returned to the seller from the applicable recording office), a copy of the mortgage (if the original mortgage has not been returned to the seller) certified by the closing agent or the seller, or a copy of the mortgage certified by the public recording office in those instances where the original recorded mortgage has been lost or retained by the recording office; and

•

the original assignment of mortgage to the trustee in recordable form;

(2)

cause, within 60 days following the date the home equity loans are assigned to the issuing entity, assignments of the mortgages to the trustee to be submitted for recording in the appropriate jurisdictions. Alternatively, except as provided in the related agreement, the seller may furnish to the trustee, any credit enhancer and the rating agencies, by the date that the home equity loans are assigned to the issuing entity, at the seller’s expense, an opinion of counsel with respect to the relevant jurisdiction that recording is not required to perfect the trustee’s interests in the related home equity loans (in form satisfactory to the trustee, any credit enhancer and the rating agencies); and

(3)

deliver (a) the title insurance policy, attorney’s opinion of title or property report, (b) the original mortgages and (c) the recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the custodian on behalf of the trustee within 15 days of receipt by the seller (but in any event, with respect to a mortgage as to which original recording information has been made available to the seller, within one year after the date the home equity loans are assigned to the issuing entity).

With respect to up to 10% of the home equity loans in an issuing entity, the depositor may deliver all or a portion of each related mortgage file to the trustee or the custodian not later than 20 days after the date the home equity loans are assigned to the issuing entity.

The trustee will agree, for the benefit of the holders, to cause the custodian to review each file with respect to the home equity loans within 45 days after the date that the home equity loans are assigned to the issuing entity (or the date of receipt of any documents delivered to the trustee after the closing date), to ascertain that all required documents (or certified copies of documents) have been executed and received. If during this 45-day period the custodian finds any document constituting a part of a file which is not properly executed, has not been received or is unrelated to the home equity loans or that any home equity loan does not conform in a material respect to the description set forth in the schedule of home equity loans in the relevant agreement, the custodian will promptly notify the depositor, the seller, the holders and the credit enhancer, if any. The seller will agree in the related agreement to use reasonable efforts to remedy a material defect in a document constituting part of a file of which it is notified by the custodian.

If, however, within 90 days after notice to it with respect to the defect, the seller has not remedied the defect and the defect materially and adversely affects the interest in the related home equity loan of the holders or any credit enhancer, the seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the seller to) (1) substitute in lieu of the home equity loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the trustee (to be deemed part of the collections remitted by the servicer on the Monthly Remittance Date) or (2) purchase the home equity loan from the trust at a purchase price equal to the applicable Loan Purchase Price, which will be delivered to the trustee along with the Monthly Remittance Amount remitted by the servicer on the Monthly Remittance Date. If a REMIC election is made with respect to the issuing entity, no substitution or purchase of a home equity loan that is not in default or as to which no default is imminent will be made unless the seller obtains for the trustee and any credit enhancer a REMIC Opinion acceptable to the trustee and any credit enhancer.

In addition, the custodian on behalf of the trustee has agreed to undertake a review during the 12th month after the closing date indicating the current status of the exceptions previously indicated on the pool certification with respect to the applicable agreement. After delivery of this final certification, the custodian, on behalf of the trustee, and the servicer will provide to the trustee and the credit enhancer, if any, at least monthly, updated certifications indicating the then current status of exceptions, until all exceptions have been eliminated.

Deposits to Principal and Interest Account and Certificate Account

Pursuant to the related agreement, the servicer will be required to create and maintain a Principal and Interest Account, in the name of the trustee, as a segregated account with one or more depository institutions, which may be affiliates of the servicer. All funds in the Principal and Interest Account are required to be held uninvested or invested in eligible investments, as defined in the related agreement. Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the next Monthly Remittance Date. Any investment earnings and losses on funds held in the Principal and Interest Account are for the account of the servicer, and net losses must be promptly replenished by the servicer.

Within two business days of receipt, the servicer will be required to deposit to the Principal and Interest Account all principal received and interest due on the home equity loans (net of the servicing fee) on and after the related cut-off date, including any prepayments of the home equity loans, any Net Liquidation Proceeds (defined below) and any income from REO properties, but net of the following:

•

Net Liquidation Proceeds to the extent that Net Liquidation Proceeds exceed the sum of (a) the loan balance of the related home equity loan immediately prior to liquidation, (b) accrued and unpaid interest on the home equity loan (net of the servicing fee) to the date of liquidation and (c) the amount of any reduction of the loan balance of the related home equity loan by a court in an insolvency proceeding;

•

principal (including prepayments of the home equity loans) collected and interest due on the home equity loans prior to the cut-off date;

•

reimbursements for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan); and

•

reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal or interest on a home equity loan by a mortgagor which are subsequently returned by a depository institution as unpaid.

The servicer may make withdrawals for its own account from the Principal and Interest Account for the following purposes:

•

on each Monthly Remittance Date, to pay itself the servicing fee to the extent not otherwise retained;

•

to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

•

to withdraw amounts that have been deposited to the Principal and Interest Account in error;

•

to reimburse itself for unreimbursed Delinquency Advances and unreimbursed Servicing Advances (in each case, solely from amounts recovered on the related home equity loan);

•

to reimburse itself for nonrecoverable Delinquency Advances and nonrecoverable Servicing Advances to the extent provided under “Advances; Compensating Interest” below or as described in the related prospectus supplement; and

•

to clear and terminate the Principal and Interest Account following the termination of the issuing entity.

The servicer will remit to the trustee for deposit in the Certificate Account the Monthly Remittance Amount (defined below) allocable to a Remittance Period (defined below) not later than the related Monthly Remittance Date (defined below). On each distribution date for a series of securities, the trustee will withdraw amounts from the Certificate Account and make the distributions with respect to the securities in accordance with the provisions of the related agreement.

“Monthly Remittance Amount” means as of any Monthly Remittance Date:

•

all interest received during the related Remittance Period with respect to the home equity loans (other than interest received on or after the cut-off date that accrued on the home equity loans during the calendar month prior to the cut-off date);

•

all Compensating Interest (defined under “Advances; Compensating Interest” below) paid by the servicer on the Monthly Remittance Date;

•

the portion of the Loan Purchase Price amounts and Substitution Amounts relating to interest on the home equity loans paid by the seller or the servicer on or prior to the Monthly Remittance Date;

•

the interest portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period;

•

the principal actually collected by the servicer with respect to home equity loans during the related Remittance Period;

•

the outstanding principal balance of each home equity loan that was purchased from the trustee on or prior to the Monthly Remittance Date, to the extent the outstanding principal balance was actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

•

any Substitution Amounts relating to principal delivered by the seller in connection with a substitution of a home equity loan to the extent these Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to the Monthly Remittance Date;

•

the principal portion of all Net Liquidation Proceeds actually collected by the servicer with respect to the home equity loans during the related Remittance Period; and

•

investment losses required to be deposited on the Monthly Remittance Date.

“Monthly Remittance Date” means the date specified in the related prospectus supplement on which funds on deposit in the Principal and Interest Account are remitted to the Certificate Account.

“Net Liquidation Proceeds” means the proceeds of any liquidation of a home equity loan net of (1) expenses incurred by the servicer (including unreimbursed Servicing Advances) in connection with the liquidation and (2) unreimbursed Delinquency Advances relating to the home equity loan.

“Remittance Period” means with respect to any Monthly Remittance Date, the calendar month preceding the Monthly Remittance Date.

Advances; Compensating Interest

Delinquency Advances. On each Monthly Remittance Date, the servicer will be required to advance to the trustee for deposit to the Certificate Account, out of the servicer’s own funds or from collections on any home equity loans that are not required to be distributed on the distribution date occurring during the month in which the advance is made (but which will be reimbursed by the servicer on or before any subsequent Monthly Remittance Date on which the collection used to make the advance is required to be part of the Monthly Remittance Amount), any delinquent payment of interest with respect to each delinquent home equity loan, which was not received on or prior to the last day of the related Remittance Period and was not already advanced by the servicer. Advances out of the servicer’s own funds are called “Delinquency Advances”. The servicer may reimburse itself for any Delinquency Advances paid from the servicer’s own funds, from late collections on the related home equity loan and from the proceeds realized upon liquidation of the related home equity loan. The servicer may also recover unreimbursed Delinquency Advances from certain amounts on deposit in the Certificate Account as specified in the related prospectus supplement.

If the servicer determines in its reasonable business judgment in accordance with the servicing standards of the related agreement that any proposed Delinquency Advance if made would not be recoverable, the servicer will not be required to make a Delinquency Advance with respect to the home equity loan. To the extent that the servicer previously has made Delinquency Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Delinquency Advance from collections on any of the home equity loans in the related issuing entity.

Servicing Advances. Except to the extent that the servicer determines they will not be recoverable, the servicer will be required to pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including:

•

expenditures in connection with a foreclosed home equity loan prior to its liquidation, including expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of REO property (including broker’s fees).

These costs and expenses are “Servicing Advances”. The servicer may recover a Servicing Advance from the mortgagor on whose behalf the advance was made to the extent permitted by the related home equity loan or, if not recovered from the mortgagor, from proceeds realized upon the liquidation of the related home equity loan or from certain amounts on deposit in the Certificate Account as specified in the related prospectus supplement. To the extent that the servicer previously has made Servicing Advances with respect to a home equity loan that the servicer subsequently determines to be nonrecoverable, the servicer will be entitled to reimbursement for the Servicing Advance from collections on any of the home equity loans in the related issuing entity.

Compensating Interest. If any prepayment in full of a home equity loan occurs during any calendar month, the servicer must deposit any difference between the interest collected from the mortgagor in connection with the payoff and the full month’s interest at the coupon rate on the home equity loan that would be due on the related due date for the home equity loan (but not in excess of the aggregate servicing fee for the related Remittance Period), to the Principal and Interest Account on the next succeeding Monthly Remittance Date. This difference in interest is called “Compensating Interest”. This Compensating Interest will be included in the Monthly Remittance Amount to be made available to the trustee on such Monthly Remittance Date.

Advance Facility

If specified in the related agreement, the servicer may enter into a facility with any person which provides that the person — called an “advancing person” — may fund Delinquency Advances and/or Servicing Advances, although no facility of this type shall reduce or otherwise affect the servicer’s obligation to fund the Delinquency Advances and/or Servicing Advances. Any Delinquency Advances and/or Servicing Advances made by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to the servicer.

Optional Repurchase of Defaulted Home Equity Loans

Subject to certain limitations contained in the related agreement, the servicer will have the right and the option, but not the obligation, to purchase for its own account any home equity loan which becomes delinquent for the number of consecutive monthly installments set forth in the related prospectus supplement or any home equity loan as to which enforcement proceedings have been brought by the servicer. However, the servicer may not purchase a home equity loan unless it has delivered a REMIC Opinion to any credit enhancer and the trustee, at its own expense. The purchase price for this home equity loan will be equal to the Loan Purchase Price, which must be deposited in the Principal and Interest Account on the next Monthly Remittance Date.

Realization Upon Defaulted Home Equity Loans

The servicer is required to have liquidated any home equity loan relating to an REO property that has not been liquidated within 35 months of effecting ownership at a price that the servicer deems necessary to comply with this requirement, or within a period of time that, in the opinion of counsel nationally recognized in federal income tax matters, is permitted under the Internal Revenue Code.

Hazard Insurance

The servicer will be required to have hazard insurance maintained with respect to mortgaged property and to advance sums on account of the premiums if not paid by the mortgagor if permitted by the terms of the home equity loan.

Servicing

Nationstar Mortgage or another servicer(s) specified in the related prospectus supplement, Nationstar Mortgage will also serve as the servicer of each home equity loan. The servicer will be entitled to a periodic servicing fee as compensation in an amount specified in the prospectus supplement. The servicer may retain the servicing fee from the interest portion of each monthly payment on the home equity loans. In addition, the servicer will be entitled to retain, as additional servicing compensation, prepayment charges, release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, any other servicing-related fees or Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the related agreement, and similar items.

The servicer may assign its obligations under the related agreement, provided it obtains the written consent of the trustee and any credit enhancer; however, the assignee must meet the eligibility requirements for a successor servicer set forth under “— Removal and Resignation of Servicer” below.

General Servicing Standard

The servicer will be required to service the home equity loans in accordance with the related agreement and the terms of the home equity loans.

The servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the home equity loans, and, to the extent the procedures are consistent with the related agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all home equity loans at least as rigorous as those described in Fannie Mae’s Servicing Guide.

The servicer may in its discretion waive or permit to be waived (if the waiver or permission is occasioned by the default or reasonably foreseeable default of a home equity loan or is consistent with the continued treatment of the homes equity loan as a “qualified mortgage” (as defined in the Internal Revenue Code)) any late payment charge, assumption fee or any other fee or charge which the servicer would be entitled to retain as additional servicing compensation. In the event the servicer consents to the deferment of the due dates for payments due on a home equity loan, the servicer must nevertheless pay any required Delinquency Advances with respect to the interest payments extended by the servicer as if the interest portion of the installment had not been deferred.

The servicer will have the right under the related agreement (upon receiving the prior written consent of the credit enhancer, if any) to accept applications of mortgagors for consent to partial releases of mortgages, alterations and removal, demolition or division of mortgaged properties. No application for approval may be considered by the servicer unless:

•

the provisions of the related mortgage have been complied with;

•

the loan-to-value ratio and debt-to-income ratio after any release does not exceed the loan-to-value ratio and debt-to-income ratio of the home equity loan on the cut-off date or any later date that the home equity loan was acquired by the trust;

•

any increase in the loan-to-value ratio does not exceed 5% unless approved in writing by the credit enhancer, if any; and

•

the lien priority of the related mortgage is not affected.

The servicer may not agree to any modification, waiver or amendment of any provision of any home equity loan unless, in the servicer’s good faith judgment, the modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the home equity loan and only in the event of a payment default with respect to the home equity loan or if a payment default with respect to the home equity loan is reasonably foreseeable by the servicer. However, no modification, waiver or amendment may extend the maturity date of the home equity loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of offered securities then outstanding issued by the issuing entity. Despite any conflicting provisions in the related agreement, the servicer will be permitted to modify, waive or amend any provision of a home equity loan if required by statute or a court of competent jurisdiction to do so.

Sub-Servicing Arrangements

The servicer, with the prior written consent of any credit enhancer, may under the related agreement enter into sub-servicing agreements with qualified sub-servicers for any servicing and administration of home equity loans. A qualified sub-servicer must be in compliance with the laws of each state necessary to enable it to perform its obligations under the sub-servicing agreement, have experience servicing home equity loans that are similar to the home equity loans in the related issuing entity and have equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

The servicer will be required to provide notice of the appointment of any sub-servicer to the trustee, the holders, any credit enhancer and each rating agency and to obtain confirmation from each rating agency that the appointment of a sub-servicer will not result in any withdrawal or downgrade of the then-current ratings on the securities (without giving effect to any credit enhancement provided by the credit enhancer). A sub-servicing agreement will not relieve the servicer of its obligations under the related agreement, and the servicer’s obligations will be the same as if it alone were servicing and administering the home equity loans. The servicer will be entitled to enter into any agreement with a sub-servicer for indemnification of the servicer by the sub-servicer and nothing contained in the sub-servicing agreement will limit or modify the terms of the related agreement.

Certain Matters Regarding the Servicer

The servicer has agreed to indemnify and hold the trustee, the depositor, each holder and any credit enhancer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the trustee, the depositor, each holder and any credit enhancer may sustain in any way related to the failure of the servicer to perform its duties and service the home equity loans in compliance with the terms of the related agreement, except to the extent limited in the related agreement. The servicer must immediately notify the trustee, the depositor, each holder and any credit enhancer if a claim is made by a third party with respect to the related agreement, and the servicer must assume the defense of any claim and pay all expenses in connection with the claim, including reasonable counsel fees. It must also promptly pay, discharge and satisfy any judgment or decree that may be entered against the servicer, the trustee, the depositor, each holder and/or any credit enhancer with respect to the claim. The trustee must reimburse the servicer from amounts otherwise distributable on residual interest securities for the related series for all amounts advanced by the servicer as described in this paragraph, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the servicer to perform its duties in compliance with the related agreement. The indemnification provisions will survive the termination of the related agreement and the payment of the outstanding securities.

Evidence as to Compliance

The related agreement for each series will require each servicer, the trustee, any securities administrator, each custodian, each subservicer and any other party that is participating in the function of servicing the home equity loans (including those entities to which servicing functions are outsourced) to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before March 20, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance, all in accordance with Item 1122 of Regulation AB. In addition, the related agreement will require each servicer, the trustee, any securities administrator, each custodian, each subservicer and any other party that is participating in the function of servicing the home equity loans (including those entities to which servicing functions are outsourced) to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before March 20 a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the related agreement has been made under such officer’s supervision and (b) to the best of that officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

Merger, Conversion, Consolidation or Succession to Business of Servicer

Any corporation, limited liability company or other entity into which the servicer is merged or converted or with which it is consolidated, or any corporation, limited liability company or other entity resulting from any merger, conversion or consolidation to which the servicer is a party, or any corporation, limited liability company or other entity succeeding to all or substantially all of the business of the servicer, will be the successor to the servicer under the relevant agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the relevant agreement, provided that such corporation, limited liability company or other entity meets the qualifications set forth under “—Removal and Resignation of Servicer” below and the resulting corporation, limited liability company or other entity has a tangible net worth of at least $15,000,000.

For this purpose, “tangible net worth” means the difference between: (a) the tangible assets of the servicer and its affiliates calculated in accordance with generally accepted accounting principles, as reduced by adequate reserves in each case where a reserve is appropriate; and (b) all indebtedness, including subordinated debt, of the servicer and its affiliates; provided that (i) intangible assets such as patents, trademarks, trade names, copyrights, licenses, goodwill, organization costs, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid assets, amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock of any securities unless the same are readily marketable in the United States of America or are entitled to be used as a credit against federal income tax liabilities, shall not be included in the calculation of (a) above, (ii) securities included as tangible assets shall be valued at their current market price or cost, whichever is lower and (iii) any write-up in book value of any assets shall not be taken into account.

Removal and Resignation of Servicer

The credit enhancer, if any, or the trustee (with the consent of the credit enhancer, if any), or, if there is no credit enhancer, the holders of at least 51% of the interests represented by the securities of the series then outstanding, will have the right, pursuant to the related agreement, to remove the servicer upon the occurrence of certain events specified in the related agreement, which we refer to as “servicer termination events”, including:

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certain acts of bankruptcy or insolvency of the servicer;

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certain failures of the servicer to perform its obligations under the related agreement (which may include certain performance tests related to the delinquency rate and cumulative losses of the home equity loans, which tests may be amended or eliminated by the credit enhancer, if any, without the consent of the holders); or

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the failure of the servicer to cure material breaches of its representations in the related agreement.

The servicer is not permitted to resign from the obligations and duties imposed on it under the related agreement except upon written consent of the trustee or a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, as long as the activities in question are of a type and nature carried on by the servicer on the date of the related agreement. Any determination permitting the resignation of the servicer must be evidenced by an opinion of counsel confirming these matters, which must be delivered, and reasonably acceptable, to the trustee and any credit enhancer.

Upon removal or resignation of the servicer, the trustee may solicit bids for a successor servicer as described in the related agreement. Until a successor servicer is appointed pursuant to the terms of the related agreement, the trustee must serve in the capacity of successor servicer. The credit enhancer, if any, may appoint any successor servicer other than the trustee. If the credit enhancer, if any, does not appoint a successor servicer, the trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint or petition a court of competent jurisdiction to appoint any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae that has equity of not less than $5,000,000, and is acceptable to any credit enhancer, as the successor to the servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer. Upon the occurrence of a servicer termination event in connection with a failure by the servicer to make a required Delinquency Advance, the servicer will be deemed to have been automatically removed as servicer and the trustee will immediately become the successor servicer.

No removal or resignation of the servicer will become effective until the trustee or another successor servicer shall have assumed the servicer’s responsibilities and obligations in accordance with the related agreement.

Upon removal or resignation of the servicer, the servicer, at its own expense, must promptly deliver to the trustee or successor servicer all the books and records that the servicer has maintained for the home equity loans, and any collections due to the issuing entity then being held by the servicer and any collections received by the servicer thereafter must be remitted to the trustee or successor servicer.

The compensation of any successor servicer (other than the trustee) will be the amount agreed to between the successor servicer and the trustee (up to a maximum of 0.50% per annum on the outstanding principal balance of each home equity loan), together with the other servicing compensation in the form of assumption fees, late payment charges and similar items provided in the related agreement. If the trustee becomes the successor servicer, the trustee will receive as its compensation the same compensation paid to the servicer immediately prior to the servicer’s resignation or removal.

If the servicer resigns or is replaced, the servicer must reimburse the issuing entity and the holders for the costs and expenses associated with the transfer of servicing to the replacement servicer, subject to a maximum reimbursement to all parties of $25.00 for each home equity loan then included in the issuing entity.

The trustee must give notice to the depositor, the holders, the seller and the rating agencies of any servicer termination event of which the trustee becomes aware.

The Trustee

The trustee or indenture trustee under each pooling and servicing agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will also be named in the related prospectus supplement. The commercial bank, national banking association, trust company or other person serving as trustee, indenture trustee or owner trustee may have normal banking relationships with the sponsor, the seller, the depositor and the servicer and their affiliates.

Reporting Requirements

On each distribution date the trustee will be required to report in writing (based on information provided to the trustee by the servicer) to each holder, each rating agency and the credit enhancer, if any:

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the applicable record dates, accrual dates and determination dates for calculating distributions and actual distribution dates for the distribution period;

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cash flow received and the sources thereof for distributions, fees and expenses;

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calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment;

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fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses;

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payments accrued or paid with respect to enhancement, with an identification of the general purpose of such payments and the party receiving such payments;

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principal, interest and other distributions accrued and paid on the securities by type and by class or series and any principal or interest shortfalls or carryovers;

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the amount of excess cash flow or excess spread and the disposition of excess cash flow;

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beginning and ending principal balances of the securities;

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interest rates applicable to the pool assets and the securities, to the extent applicable;

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any amounts drawn on any credit enhancement and the amount of coverage remaining under any such enhancement, to the extent applicable;

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number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, including weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts;

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delinquency and loss information for the period;

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information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements;

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any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

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material breaches of pool asset representations or warranties or transaction covenants;

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information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

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the amount of the distribution with respect to each class of securities (based on a security in the original principal amount of $1,000);

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the amount of the distribution allocable to principal, separately identifying the aggregate amount of any prepayments in full or partial prepayments or other recoveries of principal included in the principal amount paid on the home equity loans (based on a security in the original principal amount of $1,000);

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the amount of the distribution allocable to interest (based on a security in the original principal amount of $1,000);

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if the distribution (net of any payment by any credit enhancer) to the holders of any class of securities on the distribution date was less than the amounts distributable to these holders on the distribution date, the related carry-forward amount resulting from the shortfall;

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the amount of any payment by any credit enhancer included in the amounts distributed to the holders of each class of securities on the distribution date;

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the beginning and ending principal balances of each class of securities which will be outstanding after giving effect to any payment of principal on the distribution date;

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the amount of any overcollateralization amount, target overcollateralization amount or collateralization deficit remaining after giving effect to all distributions and transfers on the distribution date;

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the total of any Substitution Amounts or Loan Purchase Price amounts included in the distribution;

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the weighted average coupon rate of the home equity loans in the aggregate or in each home equity loan group (if applicable);

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other information that the credit enhancer or any holder of securities may reasonably request with respect to delinquent home equity loans;

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the largest home equity loan balance with respect to all the home equity loans or in each home equity loan group (if applicable);

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the interest rate for each class of securities on the distribution date and the home equity loan pass-through rate on any securities subject to an available funds or weighted average coupon limitation;

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during any prefunding period, the loan balance of any home equity loans added to the trust during the related Remittance Period;

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during any prefunding period, the remaining amounts in the Prefunding Account as of the last day of the related Remittance Period; and

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any other information specified in the related prospectus supplement or related agreement.

Certain obligations of the trustee to provide information to the holders are conditioned upon the trustee’s having received the information from the servicer.

In addition, on each distribution date the trustee will be required to distribute to each holder, the credit enhancer, if any, and the rating agencies, together with the information described above, the following information prepared by the servicer and furnished to the trustee:

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the number and aggregate principal balances of home equity loans (1) 30-59 days delinquent, 60-89 days delinquent, or 90 or more days delinquent, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, (2) the number and aggregate loan balances of all home equity loans, as of the close of business on the last day of the Remittance Period immediately preceding the distribution date, and (3) the percentage that each of the amounts specified in clause (1) represents as a percentage of the amounts specified in clause (2);

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the status and the number and dollar amounts of all home equity loans in foreclosure proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the number of mortgagors and the loan balances of the related mortgages involved in bankruptcy proceedings as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the number of mortgagors and the loan balances of the home equity loans that are “balloon” loans as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the existence and status of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the book value of any REO properties as of the close of business on the last day of the Remittance Period immediately preceding the distribution date;

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the realized losses incurred on the home equity loans for the Remittance Period immediately preceding the distribution date and the cumulative realized losses incurred on the home equity loans from the closing date to and including the Remittance Period immediately preceding the distribution date; and

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the amount of Net Liquidation Proceeds realized on the home equity loans during the Remittance Period immediately preceding the distribution date.

Removal of Trustee for Cause

The trustee may be removed upon the occurrence of any one of the following events, whatever the reason for the event and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

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failure by the trustee to make distributions of available amounts;

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breaches of covenants and representations by the trustee;

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certain acts of bankruptcy or insolvency on the part of the trustee; or

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failure to meet the standards of trustee eligibility as set forth in the related agreement.

If any of these events occurs and is continuing, then (1) the credit enhancer, if any, or (2) with the prior written consent of any credit enhancer (which may not be unreasonably withheld), the depositor and the holders of a majority of the interests represented by the securities of the series then outstanding, or (3) if there are no securities then outstanding, the owners of the residual interest securities, may appoint a successor trustee.

Governing Law

The agreements and each security will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed in New York.

Amendments

The trustee, the depositor, the seller and the servicer, with the consent of the credit enhancer, if any, may, at any time and from time to time and without notice to or the consent of the holders, amend the related agreements:

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if accompanied by an approving opinion of counsel experienced in federal income tax matters, to remove the restriction against the transfer of a residual interest security to a “disqualified organization” (as defined in the Internal Revenue Code);

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to comply with the requirements of the Internal Revenue Code, including any amendments necessary to maintain REMIC status;

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to cure any ambiguity;

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to correct or supplement any provision in the related agreement that is inconsistent with any other provisions in the agreement;

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to amend the provisions of the agreement relating to the issuing entity’s SEC reporting obligations to comply with any changes to the laws applicable to such reporting obligations; or

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for any other purpose, if the amendment will not adversely affect in any material respect the interest of the holders (an amendment will be deemed not to have such an effect if it will not result in a reduction of the then current rating of the securities of a series, without regard to any financial guaranty insurance policy).

In no event may the amendment change in any manner the amount of, or delay the timing of, payments required to be distributed to any holder without the consent of that holder, change the percentage interest of the holders required to consent to any amendment, without the consent of the holders of all outstanding securities of the class or classes affected, or affect the terms or provisions of any financial guaranty insurance policy.

Termination of the Trust

The related agreement will provide that the trust will terminate upon the payment to the holders (from amounts other than those available under any financial guaranty insurance policy) of all amounts required to be paid to the holders upon the later to occur of:

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the final payment or other liquidation of the last home equity loan in the issuing entity (or any advance made with respect to the home equity loan);

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the disposition of all property acquired in respect of any home equity loan remaining in the issuing entity; and

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any time that an optional termination of the trust is effected as described below under “—Optional Termination”.

To effect an optional termination, the trustee must be furnished with an opinion of counsel experienced in federal income tax matters acceptable to the credit enhancer, if any, and the trustee to the effect that the optional termination constitutes a “qualified liquidation” under the Internal Revenue Code.

Optional Termination

At its option, the servicer may effect an optional termination of the trust (which may also be referred to as a clean up call) to the extent specified in the related prospectus supplement on any date when the aggregate outstanding loan balance of the home equity loans is 10% (or such other percentage as is specified in the related prospectus supplement) or less than the sum of the loan balances of all the home equity loans in the trust as of the date the home equity loans were transferred to the trust.

If specified in the related prospectus supplement, the servicer may effect an optional termination of the trust by purchasing from the issuing entity all (but not fewer than all) remaining home equity loans, in whole only, and the related mortgaged property, acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the issuing entity, at a purchase price which will equal an amount up to the sum of (a) the greater of (i) 100% of the fair market value of the home equity loans (disregarding accrued interest) and (ii) 100% of the then outstanding principal balance of the securities, plus (b) all accrued and unpaid interest on the securities (other than any interest rate cap carryover amounts) plus (c) certain reimbursement amounts. Upon such termination of the trust, the holders will be paid the principal balance of the securities plus any previously accrued but unpaid interest on the securities (other than any interest rate cap carryover amounts) in accordance with the payment priorities described in the related prospectus supplement, thereby effecting early retirement of the securities.

Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, from which no appeal is taken within the permitted appeal period, or if any appeal is taken, following a final determination with respect to the appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a “REMIC” pursuant to Section 860D of the Internal Revenue Code, the credit enhancer, if any, or the holders with the consent of the credit enhancer, if any, may within 30 calendar days following the final determination, direct the trustee on behalf of the issuing entity to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Internal Revenue Code.

Events of Default; Termination Under Indenture. Events of default under the indenture for each series of notes include:

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a default for 30 days or more in the payment of any principal of or interest on any note;

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failure to perform any other covenant of the issuing entity in the indenture which continues for a period of 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

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any representation or warranty made with respect to or affecting the series by the seller or the issuing entity in the indenture or in any certificate or other writing delivered pursuant to or in connection with the indenture having been incorrect in any material respect as of the time made, and the breach is not cured within 60 days after notice is given in accordance with the procedures described in the related prospectus supplement;

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certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the issuing entity; or

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any other event of default provided with respect to the notes.

If an event of default with respect to any outstanding notes occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes with, if specified in the related prospectus supplement, the consent of the credit enhancer, may declare the principal amount (or, if the notes are zero coupon securities, the portion of the principal amount specified in the terms of that series, as provided in the related prospectus supplement) of all the notes to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes.

If, following an event of default with respect to any series of notes, the notes have been declared to be due and payable, the trustee may, in its discretion, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been any acceleration of payment. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default unless:

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the holders of 100% of the then aggregate outstanding amount of the notes consent to the sale;

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the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes at the date of the sale; or

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the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been accelerated, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes.

In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event that the principal of the notes of a series is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount which is unamortized.

Subject to the provisions of the indenture relating to the duties of the trustee, even if an event of default has occurred and is continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction of the holders. Subject to these provisions for indemnification and certain other limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The holders of a majority of the then aggregate outstanding amount of the notes may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes affected.

The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to this discharge, with certain limitations, the indenture will provide that, if specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations with respect to the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any resulting defeasance and discharge of the notes, holders of notes would be able to look only to this money and/or direct obligations for all further payment of principal and interest, if any, on their notes.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the issuing entity may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

The following discussion contains summaries of certain legal aspects of home equity loans which are general in nature. Because certain of these legal aspects are governed by applicable state law (which may differ substantially from state to state), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the home equity loans are situated.

Home Equity Loans

The home equity loans for a series will be secured by either mortgages, deeds of trust, security deeds, deeds to secure debt or similar security instruments, depending upon the prevailing practice in the state in which the property subject to a home equity loan is located. The filing of a mortgage, deed of trust, deed to secure debt or similar security instrument creates a lien or title interest upon the real property covered and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen’s liens, and other liens given priority by applicable law.

There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a home equity loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust or similar security instrument, the homeowner or borrower, called the “grantor,” grants the security property to a third-party grantee, called the “trustee,” for the benefit of the lender, called the “beneficiary.” The deed of trust gives the trustee the authority, if the borrower defaults and upon the instructions of the beneficiary, to sell the security property in a “foreclosure” or “trustee’s sale” and to apply the sale proceeds to the secured debt. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, particularly in deed of trust transactions, the directions of the beneficiary.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in effecting service on necessary parties and from restrictions imposed by bankruptcy courts. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee’s sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, such as California, the lender must exhaust the security through foreclosure (either judicially or non-judicially) prior to other efforts to collect the balance of the promissory note. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state governing the collectibility of deficiency balances.

The trustee’s sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder’s final bid in cash (or an equivalent satisfactory to the trustee) prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a “credit bid” up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee’s fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee’s deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser’s title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee’s sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a “due-on-sale” clause contained in the senior deed of trust.

We refer you to “—Due-on-Sale Clauses in Home Equity Loans” below for more detail.

The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of the foreclosure action and sale and expenses related to maintaining and servicing the mortgage loan during such time (e.g., taxes) and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action is equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was excusable or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title to and other facts about the property and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is relatively uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment can be obtained. Afterward, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender (or other purchaser at the foreclosure sale) will assume the burdens of ownership, including servicing any senior mortgage or deed of trust, obtaining hazard insurance, paying taxes and making any repairs at its own expense necessary to render the property suitable for sale. The lender commonly will attempt to resell the property and will obtain the services of a real estate broker and pay the broker’s commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Rights of Redemption

In some states, after foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a statutory or non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest, expenses of foreclosure and reasonable expenses incurred in maintaining the property. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption will defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In many states, there is no right to redeem property after a trustee’s sale under a deed of trust, unless a deficiency judgment is sought by the lender. As a result, lenders may choose to forego their right to a deficiency judgment to expedite the start of the marketing process for such foreclosed mortgage.

When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for the cure generally becomes a part of the indebtedness secured by the junior deed of trust.

Junior Home Equity Loans; Rights of Senior Home Equity Loans

The home equity loans included in the issuing entity for a series of securities will be secured by mortgages or deeds of trust which may be junior to one or more other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the issuing entity (and therefore the holders of the securities), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the home equity loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior mortgage loan in full and, in some states, may cure the default and bring the senior mortgage loan current, in either event adding the amounts expended to the balance due on the junior home equity loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the issuing entity may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller’s standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller’s best interests to do so.

The standard form of the mortgage or deed of trust used by most institutional lenders, like that used by the seller, confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the mortgage or deed of trust securing its loan, to apply any proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the mortgage or deed of trust, in any order that the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the junior indebtedness.

Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the grantor or mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right to perform the obligation itself, at its election, with the mortgagor or grantor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provides that all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other states require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security; however, in some of these states, the lender, following judgment on its personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors and military personnel, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Foreclosure is permitted during the pendency of this proceeding only with court permission Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the federal bankruptcy code to cure a monetary default with respect to a loan on a debtor’s residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (as long as no sale of the property has yet occurred) prior to the filing of the debtor’s Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a home equity loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the home equity loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications cannot be applied to the terms of a home equity loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a Chapter 11 case under the federal bankruptcy code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The federal bankruptcy code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted home equity loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of home equity loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In most cases, this liability will affect assignees of the loans.

Due-on-Sale Clauses in Home Equity Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the home equity loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”) preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to home equity loans that were originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and that were originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for a prepayment charge or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment charges are typically retained by servicers of home equity loans as additional servicing compensation. The regulations of the Office of Thrift Supervision (“OTS”) prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender. The absence of a restraint on prepayment or the inability to enforce prepayment charge provisions in the home equity loan documents (particularly with respect to home equity loans having higher interest rates) may increase the likelihood of refinancing or other early retirements of the home equity loans.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permitted the collection of prepayment charges in connection with certain types of eligible home equity loans preempting any contrary state law prohibitions. However, recent changes to the OTS regulations implementing the Parity Act make home equity loans originated on or after July 1, 2003 subject to state law restrictions on prepayment charges.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family home equity loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to home equity loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of these home equity loans.

Applicability of Usury Laws

Many states have usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations will not apply to certain types of residential first home equity loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to home equity loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on home equity loans covered by Title V. State laws apply to residential second mortgages; however, some state usury limitations do not apply to residential second mortgages.

Environmental Legislation

A federal statute, the Comprehensive Environmental Response, Compensation and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. A lien of this type generally will have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage or deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable issuing entity) if it promptly marketed the foreclosed property for resale. In the event that a issuing entity acquired title to a property securing a home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay or a reduction in the payment if the costs were required to be paid by the issuing entity.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, borrowers who enter military service after the origination of their home equity loan, including a borrower who was a member of the National Guard or was in reserve status and is called to active duty after the origination of their home equity loan:

•

are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including home equity loans) incurred prior to the commencement of military service for the duration of military service;

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may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service; and

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may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

The Servicemembers Civil Relief Act applies to borrowers who are in military service, including members of the Air Force, Army, Navy, Marines, National Guard, Reserves, Coast Guard and U.S. Public Health Officers assigned to duty with the military. If a borrower’s obligation to repay amounts otherwise due on a home equity loan included in an issuing entity for a series is relieved pursuant to the Servicemembers Civil Relief Act, none of the issuing entity, the servicer, the seller, the trustee or the owner trustee (if applicable) will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the securities. California has a law very similar to the Servicemembers Civil Relief Act.

USE OF PROCEEDS

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

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to establish any reserve fund, Prefunding Account or Capitalized Interest Account;

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to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement; and

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to acquire the home equity loans from the seller, who in turn will use the proceeds for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

General

This section sets forth certain federal income tax opinions of McKee Nelson LLP, special counsel to the seller (“Federal Tax Counsel”) and a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereby. The summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the “holder” means the beneficial owner of a security.

The summary is based upon the provisions of and the regulations promulgated under the Internal Revenue Code including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

The federal income tax consequences to holders will vary depending on whether:

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the securities of a series are classified as indebtedness for federal income tax purposes;

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an election is made to treat the issuing entity (or certain assets of the issuing entity) relating to a particular series of securities as a real estate mortgage investment conduit (REMIC) under the Internal Revenue Code;

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the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the issuing entity for a series; or

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for federal income tax purposes the issuing entity relating to a particular series of securities is classified as a partnership or is disregarded as an entity separate from its owner.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series.

Opinions

Federal Tax Counsel is of the opinion that:

(i)

if a prospectus supplement indicates that one or more classes of non-REMIC securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated will be considered indebtedness for federal income tax purposes and, for federal income tax purposes, the related issuing entity will not be an association, publicly traded partnership, or taxable mortgage pool taxable as a corporation;

(ii)

if a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related issuing entity, assuming that these elections are timely made and all of the provisions of the applicable agreement are complied with:

•

each segregated pool of assets specified as a REMIC in the agreement will constitute a REMIC for federal income tax purposes;

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the class or classes of securities of the related series which are designated as “regular interests” in the prospectus supplement will be considered “regular interests” in a REMIC for federal income tax purposes; and

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the class of securities of the related series which is designated as the “residual interest” in the prospectus supplement will be considered the sole class of “residual interests” in the applicable REMIC for federal income tax purposes; and

(iii)

if a prospectus supplement indicates that an issuing entity will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, the issuing entity will be a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code and will not be an association taxable as a corporation, and a holder of the related certificates will be treated for federal income tax purposes as the owner of an undivided interest in the home equity loans included in the issuing entity.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service (“IRS”) or any third-party.

Taxation of Debt Securities (Including Regular Interest Securities)

Interest and Acquisition Discount. Securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount (“OID”)) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities are referred to in this section collectively as “Debt Securities.”

Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Internal Revenue Code and the Treasury regulations issued under these provisions of the Internal Revenue Code (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities, and certain provisions expressly provide that they do not apply to debt instruments that have prepayment provisions such as those applicable to the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include the OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. OID must be included in income in advance of the receipt of the cash representing that income. However, the amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Internal Revenue Code. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). In the case of Debt Securities that are Regular Interest Securities, if less than a substantial amount of a particular class is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. For other Debt Securities if less than a substantial amount is sold the issue price would be the price paid by the underwriter or may not be established for Debt Securities retained by the Depositor or a affiliate of the Depositor until such Debt Securities are transferred to third parties. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are “unconditionally payable.” The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment of interest (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (an “interest weighted security”).

Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID Regulations either as part of the issue price and the stated redemption price at maturity of the Debt Securities or as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether OID is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price. The term “interest period” may also be used to refer to the “accrual period” with respect to interest on a class of notes or certificates.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See “—Election to Treat All Interest as Original Issue Discount.”

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions’ of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the home equity loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the Debt Security in all prior periods, other than qualified stated interest payments.

The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing these debt instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the home equity loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the home equity loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that home equity loans will be prepaid at that rate or at any other rate.

The seller may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the home equity loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but a holder who purchases a Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset OID by comparable economic accruals of portions of excess.

Effects of Defaults and Delinquencies. Holders will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the home equity loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of these losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued on Debt Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on home equity loans underlying Pass-Through Securities (defined below) (“Interest Weighted Securities”). The issuing entity intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Internal Revenue Code with respect to all taxable debt instruments held by the holder, as described below.

Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a “Variable Rate Debt Security”) are subject to special rules. A Variable Rate Debt Security will qualify as a “variable rate debt instrument” if:

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its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount;

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it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

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it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except the de minimis amount specified above.

A “qualified floating rate” is any variable rate where the rate variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (1) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (2) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations.

In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Nevertheless, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Nevertheless, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the variable rate during the first half of the Variable Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security’s term. Further, an objective rate does not include a rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a “qualified inverse floating rate” if the objective rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Debt Securities that qualify as a “variable rate debt instrument” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Debt Security”), OID is computed as described above based on the following:

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stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest;

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by assuming that the variable rate on the Single Variable Rate Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for the Single Variable Rate Debt Security; and

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the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described above.

In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a “Multiple Variable Rate Debt Security”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that the Multiple Variable Rate Debt Security be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security.

In the case of a Multiple Variable Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the OID rules to the “equivalent” fixed rate debt instrument in the manner described above. A holder of the Multiple Variable Rate Debt Security will account for this OID and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

If a Variable Rate Debt Security does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if the Debt Security were treated as a contingent payment debt obligation.

The IRS has issued final regulations (the “Contingent Regulations”) governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply however to debt instruments to which Internal Revenue Code Section 1272(a)(6) is applicable, such as a Pay-Through Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation of OID on Pay-Through Securities as described in this prospectus. However, because no regulatory guidance exists under Internal Revenue Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Internal Revenue Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until the regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (2) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the home equity loans underlying the Security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the home equity loans underlying the Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Internal Revenue Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the home equity loans), the excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying home equity loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the Debt Security (or in the case of a Pass-Through Security, an underlying home equity loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired afterwards by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Current treasury regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6) such as the Pay-Through Securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or OID) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Sale or Exchange. A holder’s tax basis in its Debt Security is the price the holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security’s basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Internal Revenue Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security. In addition, if the loss from the Sale of a Security exceeds a threshold amount (which may require aggregating with other related losses) a holder may be required to disclose to the IRS by filing a Form 8886. Investors should consult their tax advisors about the need to file such forms.

Status of Regular Interest Securities

Regular Interest Securities and securities representing a residual interest in a REMIC (“Residual Interest Securities”) (both types of securities collectively referred to as “REMIC Securities”) will be “real estate assets” for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code (assets qualifying under one or both of those sections, applying each section separately, “qualifying assets”) to the extent that the REMIC’s assets are qualifying assets. However, if at least 95 percent of the REMIC’s assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code, subject to the limitations of the preceding two sentences. In addition to home equity loans, the REMIC’s assets will include payments on home equity loans held pending distribution to holders of REMIC Securities, amounts in reserve accounts (if any) and other credit enhancements (if any). The home equity loans generally will be qualifying assets under both of the foregoing sections of the Internal Revenue Code. However, home equity loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Internal Revenue Code. In addition, to the extent that the principal amount of a home equity loan exceeds the value of the property securing the home equity loan, it is unclear and Federal Tax Counsel is unable to opine whether the home equity loans will be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on loans and held pending distribution to holders of Regular Interest Securities (“cash flow investments”) will be treated as qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), these expenses will be deductible only to the extent that these expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced (subject to phase-outs that apply prior to 2011) by the lesser of (1) 3% of the excess of adjusted gross income over a threshold amount (which is adjusted for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to this type of holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related Residual Interest Securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on these securities is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and (2) deductions, including stated interest and OID accrued on Regular Interest Securities, amortization of any premium with respect to home equity loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest Security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the home equity loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing its alternative minimum tax liability. Further, subject to phase-outs that apply prior to 2011, such deductions are subject to an additional reduction based on the income of the holder. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the closing date (generally, the day that the interests are issued). This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Internal Revenue Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules.

We refer you to “Taxation of Debt Securities (Including Regular Interest Securities)” above for more detail.

A REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

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subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

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subject to a limited exception, the sale or other disposition of a cash flow investment;

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the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Internal Revenue Code; or

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the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the closing date. The holders of Residual Interest Securities will generally be responsible for the payment of any of these taxes imposed on the REMIC. To the extent not paid by these holders or otherwise, however, these taxes will be paid out of the issuing entity and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a Residual Interest Security will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to this income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the home equity loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest Security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which holders should consult their tax advisers.

Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations.

We refer you to “Tax Treatment of Foreign Investors” for more detail.

The REMIC provisions of the Internal Revenue Code provide three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of (1) 120% of the long term applicable federal rate on the closing date multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded.

We refer you to “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “Tax Treatment of Foreign Investors” below for more detail.

Inducement Fees. The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the REMIC residual certificates should consult their own tax advisors regarding the tax consequences of receiving any inducement fee.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization.” Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Internal Revenue Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Internal Revenue Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee has furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a Residual Interest Security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners (“electing large partnerships”) will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

The REMIC Regulations provide that a transfer of a “noneconomic residual interest” will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a “noneconomic residual interest” unless, at the time of the transfer:

•

the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent; and

•

the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on this excess inclusion accrue, sufficient to pay these taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had “improper knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if:

•

the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future;

•

the transferee represents to the transferor that the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and intends to pay the taxes associated with owning the residual interest as they come due;

•

the transferee represents to the transferor that it will not cause income from the Residual Interest Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Interest Security, is, in fact, not transferred to such permanent establishment or fixed base; and

•

one of the following two tests is satisfied, either:

(a)

the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

(i)

the present value of any consideration given to the transferee to acquire the interest;

(ii)

the present value of the expected future distributions on the interest; and

(iii)

the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

(b)

(i)  the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)

the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)

the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that the test contained in either clause (a) or (b) be met as a condition to transfer of a Residual Interest Security. Holders of Residual Interest Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

A different formulation of these transfer restriction rules applies to transfers of Residual Interest Securities by or to foreign transferees.

We refer you to “Tax Treatment of Foreign Investors” for more detail.

Mark to Market Rules. A Residual Interest Security cannot be marked to market under Internal Revenue Code Section 475.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As further described below, each holder of a security issued by an issuing entity that is a grantor trust (a “Pass-Through Security”) must report on its federal income tax return the gross income from the portion of the home equity loans that is allocable to its Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the issuing entity that is allocable to its Pass-Through Security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly this interest in the home equity loans and received or accrued directly its share of the payments on the home equity loans and incurred or accrued directly its share of expenses incurred or accrued by the issuing entity when those amounts are received, incurred or accrued by the issuing entity.

A holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for these expenses only to the extent that the sum of those expenses and the holder’s other miscellaneous itemized deductions exceeds 2% of the holder’s adjusted gross income. Further, subject to certain phase outs that apply prior to 2011 the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over a threshold amount (which is adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. Moreover, a holder of a Pass-Through Security that is not a corporation cannot deduct these expenses for purposes of the alternative minimum tax (if applicable). These deductions will include servicing, guarantee and administrative fees paid to the servicer of the home equity loans. As a result, the issuing entity will report additional taxable income to holders of Pass-Through Securities in an amount equal to their allocable share of these deductions, and certain holders of Pass-Through Securities may have taxable income in excess of the cash received.

Status of the Pass-Through Securities. The Pass-Through Securities will be “real estate assets” for purposes of Section 856(c)(4)(A) of the Internal Revenue Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code (assets qualifying under one or both of those sections, applying each section separately, “qualifying assets”) to the extent that the grantor trust’s assets are qualifying assets. Further, the Pass-Through Securities may not be “real estate assets” to the extent loans held by the trust are not secured by real property, and may not be “loans secured by an interest in real property” to the extent loans held by the grantor trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are securities (“Stripped Securities”) subject to the “stripped bond” rules of section 1286 of the Internal Revenue Code. The Pass-Through Securities will be Stripped Securities if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the stripped bond rules apply on the ground that the servicer’s servicing fee, or other amounts, if any, paid to (or retained by) the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm’s length consideration for servicing the home equity loans and should be characterized for federal income tax purposes as an ownership interest in the home equity loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a “stripped coupon” under the rules of Internal Revenue Code Section 1286.

If interest retained for the servicer’s servicing fee or other interest is treated as a “stripped coupon,” the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (1) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (2) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the home equity loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

If the OID rules apply, the holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each mortgage underlying the Pass-Through Security) to the holder. This yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the holder’s share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the Pass-Through Security. With respect to certain categories of debt instruments including “any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events),” Section 1272(a)(6) of the Internal Revenue Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. If required to report interest income on the Pass-Through Securities to the IRS under the stripped bond rules, it is anticipated that the trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the home equity loans (although the yield may differ from the yield to any particular holder that would be used in calculating the interest income of the holder). The prospectus supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the home equity loans will prepay at that rate or at any other rate.

If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see “Sales of Pass-Through Securities” below) that is allocable to the home equity loan. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

Taxation of Pass-Through Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the holder will be required to include in income its share of the interest payments on the home equity loans in accordance with its tax accounting method. In addition, if the holder purchased the Pass-Through Security at a discount or premium, the holder will be required to account for this discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Internal Revenue Code and, in the case of discount other than OID, whether this other discount exceeds a de minimis amount. In the case of OID, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of this discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the home equity loans. However, OID could arise with respect to a home equity loan (“ARM”) that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in “Taxation of Debt Securities (Including Regular Interest Securities)—Variable Rate Debt Securities.”

If discount other than OID exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of the discount accrued through this month and not previously included in income, but limited, with respect to the portion of the discount allocable to any home equity loan, to the amount of principal on the home equity loan received by the grantor trust in that month. Because the home equity loans will provide for monthly principal payments, this discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues (and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID). The holder may elect to accrue the discount under a constant yield method based on the yield of the Pass-Through Security to the holder (or possibly based on the yields of each home equity loan). In the absence of such an election, it may be necessary to accrue the discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (1) 0.25% of the principal amount of the home equity loans allocable to the Pass-Through Security and (2) the weighted average life (in complete years) of the home equity loans remaining at the time of purchase of the Pass-Through Security.

If a holder purchases a Pass-Through Security at a premium, the holder may elect under Section 171 of the Internal Revenue Code to amortize the portion of the premium that is allocable to a home equity loan under a constant yield method based on the yield of the home equity loan to the holder, provided that the home equity loan was originated after September 27, 1985. Premium allocable to a home equity loan originated on or before that date should be allocated among the principal payments on the home equity loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

It is not clear whether the foregoing adjustments for market discount or premium would be made based on the scheduled payments on the home equity loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

If a home equity loan is prepaid in full, the holder of a Pass-Through Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the home equity loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see “Sales of Pass-Through Securities” below) that is allocable to the home equity loan. Adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

Miscellaneous Tax Aspects

Backup Withholding. A holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security:

•

fails to furnish the trustee with its taxpayer identification number (“TIN”);

•

furnishes the trustee an incorrect TIN;

•

fails to report properly interest, dividends or other “reportable payments” as defined in the Internal Revenue Code; or

•

under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain foreign investors, that is, investors that for United States federal income tax purposes are treated as:

•

corporations or partnerships created outside of the United States;

•

individuals that are not citizens or residents of the United States; or

•

foreign estates or trusts within the meaning of Internal Revenue Code Section 7701.

Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to issuing entities which are treated as partnerships for federal income tax purposes, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be “effectively connected” with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax.

See “—Tax Consequences to Holders of the Certificates Issued by a Partnership—Tax Consequences to Foreign Certificateholders.” Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from these interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the home equity loans were originated on or before July 18, 1984.

Interest and OID of a foreign investor are not subject to withholding if they are effectively connected with a United States business conducted by the holder and the holder timely provides an IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interest Securities who are foreign investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as “portfolio interest.” The extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax.

Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a foreign investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a Residual Interest Security to a United States person (that is, a person that is not a foreign investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Internal Revenue Code.

We refer you to “Taxation of Holders of Residual Interest Securities—Excess Inclusions” for more detail.

Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) this gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Tax Characterization of the Trust as a Partnership

If an issuing entity is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the issuing entity as a partnership (such as election to treat the issuing entity as a corporation for federal income tax purposes). If, however, the issuing entity has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the issuing entity as a corporation for federal income tax purposes.

Certain entities classified as “taxable mortgage pools” are subject to corporate level tax on their net income. A “taxable mortgage pool” is generally defined as an entity that meets the following requirements:

(1)

the entity is not a REMIC;

(2)

substantially all of the assets of the entity are debt obligations, and more than 50 percent of these debt obligations consists of real estate mortgages (or interests in real estate mortgages);

(3)

the entity is the obligor under debt obligations with two or more maturities; and

(4)

payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets.

With respect to requirement (3), equity interests that have maturities that correspond to maturity classes of debt may be treated as debt for purposes of determining whether there are two or more maturities. If the issuing entity were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for an issuing entity which is intended to be a partnership for federal income tax purposes, as specified in the related prospectus supplement, generally to the effect that the issuing entity will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the agreements and related documents will be complied with, and on Federal Tax Counsel’s conclusion that either the number of classes of debt obligations issued be the issuing entity, or the nature of the assets held by the issuing entity will exempt the issuing entity from treatment as a taxable mortgage pool.

Tax Consequences to Holders of the Notes Issued by a Partnership

Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, Federal Tax Counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in “Taxation of Debt Securities (Including Regular Interest Securities)” above for Debt Securities which are not Regular Interest Securities.

Debt Securities generally will be subject to the same rules of taxation as Regular Interest Securities issued by a REMIC, as described above, except that:

(1)

income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method;

(2)

the special rule treating a portion of the gain on sale or exchange of a Regular Interest Security as ordinary income is inapplicable to Debt Securities. See “— FEDERAL INCOME TAX CONSEQUENCES — Taxation of Debt Securities (including Regular Interest Securities) — Sale or Exchange” above and

(3)

the character and timing of any Realized Losses may be governed by Internal Revenue Code Section 165(g) relating to worthless securities rather than by Internal Revenue Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be “unrelated business taxable income,” and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity’s expenses.

Tax Consequences to Holders of the Certificates Issued by a Partnership

Treatment of the Issuing Entity as a Partnership. In the case of an issuing entity intended to qualify as a partnership for federal income tax purposes, the issuing entity and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity  as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership, or if there is a single certificateholder for federal income tax purposes, to disregard the issuing entity as an entity separate from the certificateholder. However, the proper characterization of the arrangement involving the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. Generally, provided the certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to these certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account its allocated share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the home equity loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of home equity loans. The issuing entity’s deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of home equity loans.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of:

(1)

the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2)

prepayment premium payable to the certificateholders for the applicable month; and

(3)

any other amounts of income payable to the certificateholders for the applicable month.

All remaining taxable income of the issuing entity will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating income of the issuing entity should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on income of this issuing entity even if they have not received cash from the issuing entity to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

If a certificate is purchased at a discount or a premium to its stated balance, the timing and character of income associated with such discount or premium is uncertain. The rules that relate to the timing and character with respect to discount and premium on a debt instrument do not apply to equity interests in a partnership. If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer’s share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part (including for purposes of calculating alternative minimum taxes) and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that these calculations be made separately for each home equity loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the home equity loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the issuing entity for the home equity loans may be greater or less than the remaining principal balance of the home equity loans at the time of purchase. If so, the home equity loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a home equity loan by home equity loan basis.)

If the issuing entity acquires the home equity loans at a market discount or premium, the issuing entity will elect to include this discount in income currently as it accrues over the life of the home equity loans or to offset the premium against interest income on the home equity loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under Section 708 of the Internal Revenue Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If a termination occurs, the issuing entity will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the issuing entity as a new partnership. The issuing entity will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the issuing entity might not be able to comply due to lack of data.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the related certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the home equity loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Losses on the sale of a certificate in excess of a threshold amount (which may require inclusion of other losses) could trigger the requirement to disclose the loss by filing an IRS Form 8886 and investors should discuss the need to file such form with their tax advisors.

Allocations Between Sellers and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless there is a “substantial basis reduction” within the meaning of Section 734 of the Internal Revenue Code or unless the trust were to file an election under Section 754 of the Internal Revenue Code. A Trust that qualifies as a “securitization partnership” within the meaning of Section 743(f) of the Internal Revenue Code cannot be treated as having a substantial basis reduction with respect to the sale of the certificates. With respect to the election under Section 754 of the Internal Revenue Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity currently does not intend to make an election. As a result, certificateholders might be allocated a greater or lesser amount of income of the issuing entity than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the issuing entity. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of income of the issuing entity and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and these nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

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the name, address and identification number of the relevant person;

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whether this person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

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certain information on certificates that were held, bought or sold on behalf of this person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

The seller will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.

Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold pursuant to Section 1446 of the Internal Revenue Code on the portion of its taxable income that is allocable to certificateholders that are foreign investors, as if the income were effectively connected to a U.S. trade or business, at the maximum rate applicable to corporations for foreign holders that are taxable as corporations and at the maximum rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures.

Each certificateholder that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity’s income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign investor generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments (absent a reduction pursuant to an applicable treaty), certificateholders should expect to be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code and, if necessary, adequately demonstrates this status.

STATE TAX CONSEQUENCES

In addition to the federal income tax consequences described in “FEDERAL INCOME TAX CONSEQUENCES,” potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Internal Revenue Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”). Such transactions are treated as “prohibited transactions” under Section 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Internal Revenue Code unless an exemption applies. The underwriters of the securities, each master servicer or other servicer, any credit enhancer, any swap or cap provider, the trustee, the indenture trustee and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Internal Revenue Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA Considerations Relating to Certificates

Plan Assets. In 29 C.F.R. §2510.3-101 (the “Plan Assets Regulation”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Internal Revenue Code. The Plan Assets Regulation provides that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulation applies. The certificates offered hereby (the “Certificates”) will be deemed an equity interest for purposes of the Plan Assets Regulation, and the seller can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Assets Regulation. As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the issuing entity and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the issuing entity and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Underwriter Exemption

The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities individual prohibited transaction exemptions each of which was most recently amended and restated by Prohibited Transaction Exemption 2007-5 (collectively, the “Exemption”), which is applicable to Certificates which meet its requirements whenever one of such underwriters or their affiliates is the sole underwriter, the manager or co-manager of an underwriting syndicate or the selling or placement agent for the offering of the Certificates. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code provided that the conditions set forth in the Exemption are satisfied. These transactions include (1) the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single-family, mixed-use and multi-family residential mortgage loans, home equity loans or receivables and (2) the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption. Included among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for relief under the Exemption are:

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First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

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Second, the loans held by the issuing entity must be fully secured (other than one to four-family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, home equity loans, obligations and receivables will be collectively referred to herein as “loans.”)

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Third, the Certificates may be subordinated, provided they are issued in “designated transactions” (as described below) and are backed by fully-secured loans.

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Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Services, Inc., Fitch Ratings, DBRS Limited or DBRS, Inc. (each, a “Rating Agency”).

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Fifth, the trustee and the indenture trustee generally cannot be affiliates of any other member of the “Restricted Group” other than an underwriter. The Restricted Group consists of (i) any underwriter as defined in the Exemption, (ii) the seller, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any “interest swap” (as described below) held as an asset of the issuing entity and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the issuing entity as of the date of initial issuance of the Certificates.

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Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the seller pursuant to the assignment of the loans to the related issuing entity must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any other servicer must represent not more than reasonable compensation for such person’s services under the related agreement and reimbursement of such person’s reasonable expenses in connection therewith.

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Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must generally have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan’s acquisition of Certificates; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan’s acquisition of Certificates.

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Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

Types of Issuing Entities. Under the Exemption, permitted issuing entities include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the seller in the event of bankruptcy or other insolvency and must provide certain legal opinions.

Designated Transactions. In the case where the Certificates are backed by issuing entity assets which are residential, home equity, manufactured housing, multi-family or commercial loans which are described and defined in the Exemption as designated transactions (“Designated Transactions”), the Exemption permits the Certificates issued by the issuing entity in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The related prospectus supplement will specify whether the assets in the issuing entities will be considered Designated Transactions for purposes of the Exemption. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same issuing entity; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the issuing entity is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the issuing entity and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the issuing entity) which are secured by the same collateral.

Insurance Company General Accounts. In the event that Certificates do not meet the requirements of the Exemption solely because they are subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets. The exemption permits an interest-rate swap to be an asset of an issuing entity which issues Certificates acquired by Plans in an initial offering or in the secondary market. If such certificates are purchased by a qualified plan investor, an interest-rate swap (or if purchased by or on behalf of the issuing entity) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted issuing entity asset if it: (a) is an “eligible Swap;” (b) is with an “eligible swap counterparty;” (c) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap”; and (d) permits the issuing entity to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the issuing entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the issuing entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(d) above.

An “eligible swap counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that if a swap counterparty is relying on its short-term rating to establish such eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency and provided further that if the class of certificates with which the swap is associated has a final maturity date of more than one year from the date of issuance of such certificates, and such swap is a ratings dependent swap such counterparty is required by the terms of the swap agreement to establish any collateralization or other arrangement satisfactory to the Rating Agencies in the event of a ratings downgrade of the swap counterparty.

A “qualified plan investor” is a Plan or Plans on whose behalf the decision to buy such class of Certificates is made by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary is either: (a) a “qualified professional asset manager” under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (see below), (b) an “in-house asset manager” under 96-23 PTCE 96-23 (see below) or (c) has total assets (both, Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap and the rating of the counterparty), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plans that hold Certificates must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the issuing entity in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the issuing entity an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the issuing entity (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may be held as an asset of the issuing entity with respect to Certificates purchased by Plans if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the issuing entity and an eligible counterparty; and (f) it has an Allowable Notional Amount.

Pre-Funding Accounts. The Exemption extends exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the issuing entity within a specified period following the closing date (“DOL Pre-Funding Period”) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided the pre-funding arrangements satisfy a number of conditions.

Revolving Pool Features. The Exemption only covers Certificates backed by “fixed” pools of loans which require that all the loans must be transferred to the issuing entity or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding is used). Accordingly, Certificates issued by issuing entities which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Internal Revenue Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from certain restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an “Excluded Plan” by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, the Exemption provides relief to fiduciaries of plans, other than Excluded Plans, from certain self-dealing and conflict of interest prohibited transactions if the following requirements are met; each Plan’s investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class; after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of an issuing entity containing assets which are sold or serviced by the same entity; in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates in which Plans have invested, and at least 50% of the aggregate interests in the issuing entity, are acquired by persons independent of the Restricted Group, and no plan’s fiduciary (or any affiliate of such fiduciary) is an obligor with respect to more than 5% of the fair market value of the obligations contained in the investment pool.

ERISA Considerations Relating to Notes

Under the Plan Asset Regulations, the assets of the issuing entity would be treated as “plan assets” of a Plan for the purposes of ERISA and the Internal Revenue Code only if the Plan acquires an “equity interest” in the issuing entity and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes offered hereby (the “Notes”) are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an “equity interest” for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the issuing entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

The Exemption permits issuing entities which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the issuing entity’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the issuing entity and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the issuing entity. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in “Limitations on Scope of the Exemption.”

In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption (“PTCE”) 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”).  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL. However, even if the conditions specified one of these exemptions are met, the scope of the relief provided under such exemptions might or might not cover all acts which might be construed as prohibited transactions.

Each prospectus supplement will contain information concerning considerations relating to ERISA and the Internal Revenue Code that are applicable to the related securities. Before purchasing securities in reliance on the Exemption, the Investor-Based Exemptions or any administrative or statutory exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

Any Plan investor who proposes to use “plan assets” of any Plan to purchase securities of any series or class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of the acquisition and ownership of such securities.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the requirements of ERISA or Internal Revenue Code Section 4975. However, they may elect to be qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Internal Revenue Code Section 4975. A fiduciary of any such plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any such similar law.

LEGAL INVESTMENT

The securities will not constitute “mortgage-related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 unless the related prospectus supplement specifies that the securities will constitute “mortgage related securities.” Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

PLAN OF DISTRIBUTION

The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

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by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

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by placements by the depositor with institutional investors through dealers; and

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by direct placements by the depositor with institutional investors.

If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933.

It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and resales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or resale.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for the seller by McKee Nelson LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The depositor has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in the prospectus supplement and this prospectus, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, we refer investors to the registration statement and the related exhibits.

The depositor, acting in its capacity as depositor for an issuing entity, will be required to file certain reports for the issuing entity with the SEC pursuant to the requirements of the Securities Exchange Act of 1934. These reports will include annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. The depositor may suspend filing reports for an issuing entity if and when these reports are no longer required under the Exchange Act.

Materials filed with the SEC can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its Public Reference Room, 100 F St. NE, Washington, D.C. 20549, and at its Regional Offices located as follows, Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and Northeast Regional Office, 233 Broadway, New York, New York 10279. The public may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the depositor. The address of the internet web site is (http://www.sec.gov).

The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless these exhibits are specifically incorporated by reference into the information incorporated in this prospectus). Requests should be directed to the corporate trust office of the trustee specified in the related prospectus supplement. These documents will also be available on the trustee’s website, as specified in the related prospectus supplement.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement. Investors should not rely on any information or representations not contained in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered under this prospectus and the applicable prospectus supplement and are not an offer of the securities to any person in any state or other jurisdiction in which an offer would be unlawful. The delivery of this prospectus does not imply that information contained in the prospectus is correct as of any time subsequent to its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed with the SEC by the depositor for the issuing entity referred to in the accompanying prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of any offering of the securities issued by the issuing entity will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus should be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement modified or superseded in this manner should not be deemed, except as modified or superseded, to constitute a part of this prospectus.

$790,826,000 (APPROXIMATE)

NATIONSTAR HOME EQUITY LOAN
ASSET BACKED CERTIFICATES, SERIES 2007-B

Nationstar Home Equity Loan Trust 2007-B
as Issuing Entity

Nationstar Mortgage LLC
as Sponsor, Originator and Servicer
Nationstar Funding LLC
as Depositor
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PROSPECTUS SUPPLEMENT
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RBS GREENWICH CAPITAL
MERRILL LYNCH & CO.	CITI
April 4, 2007